AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 7, 2003

FILE NO. 333-100044

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 2 TO

FORM S-11

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

APPLE HOSPITALITY FIVE, INC.

(Exact name of Registrant as specified in governing instruments)

10 South Third Street, Richmond, Virginia 23219

(804) 344-8121

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Glade M. Knight

10 South Third Street, Richmond, Virginia 23219

(804) 344-8121

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Martin B. Richards

McGuireWoods LLP

One James Center, 901 East Cary Street, Richmond, Virginia 23219

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

Apple Hospitality Five, Inc.

(referred to below as “we,” “us,” “our” or the Company)

Cross Reference Sheet To

Part I (Information Required in Prospectus)

Item Number and Caption	Location in Prospectus or Supplement

1. Forepart of Registration Statement and Outside Front Cover Page of Prospectus	(located as indicated)

2. Inside Front and Outside Back Cover Pages of Prospectus	(located as indicated)

3. Summary Information, Risk Factorsand Ratio of Earnings to Fixed Charges	Summary; Risk Factors; Summary of Organizational Documents—Shareholder Liability

4. Determination of Offering Price	Risk Factors – “The per-Unit offering prices have been established arbitrarily by us and may not reflect the true value of the Units; therefore, investors may be paying more for a Unit than the Unit is actually worth.”

5. Dilution	Risk Factors – “Our shareholders’ interests may be diluted in various ways, which may result in lower returns to our shareholders.”; Summary of Organizational Documents—Issuance of Securities

6. Selling Security Holders	Not Applicable

7. Plan of Distribution	Plan of Distribution

8. Use of Proceeds	Use of Proceeds

9. Selected Financial Data	Supplement No. 2; Supplement No. 3

10. Management’s Discussion and Analysis of Financial Condition and Results of Operations	Management’s Discussion and Analysis of Financial Condition; Supplement No. 2; Supplement No. 3

11. General Information as to Registrant	Summary; Business; Management

12. Policy with Respect to Certain Activities	Summary; Investment Objectives and Policies; Summary of Organizational Documents; Reports to Shareholders

13. Investment Policies of Registrant	Summary; Investment Objectives and Policies

14. Description of Real Estate	Business; Supplement No. 1; Supplement No. 2; Supplement No. 3

15. Operating Data	Business

Item Number and Caption	Location in Prospectus or Supplement

16. Tax Treatment of Registrant and its Security Holders	Summary; Federal Income Tax Considerations

17. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	Distribution Policy

18. Description of Registrant’s Securities	Summary; Description of Capital Stock

19. Legal Proceedings	Business—Legal Proceedings

20. Security Ownership of Certain Beneficial Owners and Management	Principal and Management Shareholders

21. Directors and Executive Officers	Management

22. Executive Compensation	Compensation; Management

23. Certain Relationships and Related Transactions	Summary; Compensation; Conflicts of Interests; Management; Apple Hospitality Five Advisors, Inc. and Apple Suites Realty Group, Inc.

24. Selection, Management and Custody of Registrant’s Investments	Summary; Compensation; Conflicts of Interests; Investment Objectives and Policies; Management; Apple Hospitality Five Advisors, Inc. and Apple Suites Realty Group, Inc.

25. Policies with Respect to Certain Transactions	Investment Objectives and Policies; Conflicts of Interests

26. Limitation of Liability	Risk Factors; Summary of Organizational Documents

27. Financial Statements and Information	Index to Balance Sheet; Supplement No. 2; Supplement No. 3

28. Interests of Named Experts and Counsel	Legal Matters

29. Disclosure of Commission Position on Indemnification for Securities Act Liabilities	Risk Factors; Summary of Organizational Documents

STICKER SUPPLEMENT TO

SUPPLEMENT NO. 1 DATED JANUARY 22, 2003,

SUPPLEMENT NO. 2 DATED APRIL 2, 2003 and

SUPPLEMENT NO. 3 DATED JULY 7, 2003

Supplements Nos. 1, 2 and 3 to be used with

PROSPECTUS DATED DECEMBER 11, 2002

Summary of Supplements to Prospectus (See Supplements for Additional Information)

Supplement No. 1 dated January 22, 2003:

(1)	Reports on our acquisition of an extended-stay hotel in Texas containing 120 suites for a gross purchase price of $14.3 million.
(2)	Provides certain other information about the hotel and about us.

Supplement No. 2 dated April 2, 2003:

(1)	Reports on our acquisition of three extended-stay hotels, which are located in Colorado, Louisiana and New Mexico and which contain a total of 393 suites, for a gross purchase price of $32.2 million.
(2)	Provides certain other information about the hotel and about us.

Supplement No. 3 dated July 7, 2003:

(1)	Reports on our acquisition of five extended-stay hotels, which are located in California, New Jersey, New York and Tennessee and which contain a total of 639 suites, for an aggregate gross purchase price of $70.3 million.
(2)	Provides certain other information about the hotel and about us.

As of January 3, 2003, we completed our minimum offering of 4,761,905 units at $10.50 per unit and raised gross proceeds of $50,000,000 and proceeds net of selling commissions and marketing expenses of $45,000,000. Each unit consists of one Common Share and one Series A Preferred Share. We are continuing the offering at $11 per unit in accordance with the prospectus. As of June 23, 2003, we had closed on the sale of 13,463,073 of additional units at $11 per unit. These sales, when combined, represent gross proceeds of $198,093,809 and proceeds net of selling commissions and marketing expenses of $178,284,439.

In connection with our hotel acquisitions, we paid 2% of the aggregate gross purchase price for all of our hotels, which equals a total of $2,336,000, as a commission to Apple Suites Realty Group, Inc. This entity is owned by Glade M. Knight, who is one of our directors and our Chief Executive Officer.

PROSPECTUS

APPLE HOSPITALITY FIVE, INC.

45,670,995 UNITS CONSISTING OF ONE COMMON SHARE

AND ONE SERIES A PREFERRED SHARE

We plan to own upper-end, extended-stay hotel and other limited-service hotel properties and qualify as a real estate investment trust. We are offering up to 45,670,995 Units. Each Unit consists of one common share and one Series A preferred share. The Series A preferred shares will have no voting rights, no conversion rights and no distribution rights. The only right associated with the Series A preferred shares will be a priority distribution upon the sale of our assets or other event of liquidation. Moreover, the Series A preferred shares will not be separately tradable from the common shares to which they relate. If a minimum of 4,761,905 Units are not sold within one year after the date of this prospectus, we will terminate this offering and all money received will be promptly refunded to investors with interest. The Units are being offered on a best efforts, minimum offering basis through David Lerner Associates, Inc. Until the minimum offering is achieved, all funds received from investors will be deposited into an interest-bearing escrow account.

Consider carefully the Risk Factors beginning on Page 10 of this Prospectus. This Offering involves material risks and investment considerations including:

•	There will be no public trading market for the common shares (and accompanying Series A preferred shares) for an indefinite period of time, if ever. Therefore, the Units will be highly illiquid and very difficult to trade.
•	There are conflicts of interest between us and our chairman and president, Glade M. Knight, because he is the sole shareholder of companies with which we will enter into contracts for services for day-to-day operations and for the purchase or sale of real estate, Apple Hospitality Five Advisors, Inc. and Apple Suites Realty Group, Inc., respectively.
•	We will pay a fee of 2% of the gross purchase or sale price of each hotel to Apple Suites Realty Group, Inc. and an annual fee ranging from 0.1% to 0.25% of total equity proceeds to Apple Hospitality Five Advisors, Inc., both of which are owned by our chairman and president, Glade M. Knight. This compensation has been established without the benefit of arms-length negotiation. Apple Hospitality Five Advisors will subcontract with Apple Suites Advisors, Inc., which is currently wholly-owned by Glade M. Knight. Mr. Knight is a principal in other real estate investment programs, which may compete with us. Mr. Knight is the chairman of the board and president of Apple Hospitality Two, Inc., Apple Suites, Inc. and Cornerstone Realty Income Trust, Inc., which are real estate investment trusts.
•	We have issued to our chairman and president, Glade M. Knight, 240,000 Series B convertible preferred shares at a purchase price of $0.10 per share. Shareholders’ interests will be diluted upon conversion of the Series B convertible preferred shares. The number of common shares into which the Series B convertible preferred shares are convertible range from approximately 0.92 to 12.11 per Series B convertible preferred share or from 4.45% to 5.99% of the total number of common shares then outstanding. Upon liquidation, Mr. Knight has a junior right to our assets after distributions to the holders of the Series A preferred shares. However, Mr. Knight can influence the conversion of the Series B convertible preferred shares and the resulting dilution of shareholders’ interests. Upon conversion of the Series B convertible preferred shares, the Series A preferred shares will terminate and will no longer have the priority distribution on liquidation associated with the Series A preferred shares.
•	Our board of directors may have a conflict of interest in its oversight responsibility for the entity providing us with our day-to-day advisory services, affecting the ability of the board to serve us impartially. Our board will be responsible for ensuring that services provided to us by our advisor are fair and adequate to us; however, the same Board may be responsible for ensuring that our advisor maximizes profits for Apple Hospitality Two.
•	We own no properties at this time and we have not identified any properties to purchase with the proceeds of this offering. This is a “blind pool” offering and, therefore, investors will have to rely upon the ability of Mr. Knight and his affiliates to acquire a suitable portfolio of unspecified properties.
•	We may be unable to generate sufficient cash for distributions. If our properties do not generate sufficient revenue to meet operating expenses, our cash flow and our ability to make distributions to shareholders may be adversely affected.
•	We have no restriction on changes in our investment and financing policies. This lack of restrictions on changes in our policies could result in those policies being changed without Unit holder approval. Further, our board of directors may, in its sole discretion, determine the amount of our aggregate debt. Therefore, our properties may be highly leveraged and thereby subject to a greater risk of default. In addition, since Apple Suites Realty Group, Inc.’s commission is based on gross purchase price, it may have an incentive to encourage us to purchase highly-leveraged properties in order to maximize commissions.

	Price To Public	Commissions & Marketing Expenses	Proceeds To Apple Hospitality Five, Inc.
Per Unit(1)	$10.50	$1.05	$9.45
Total Minimum Offering	$50,000,000	$5,000,000	$45,000,000
Total Maximum Offering	$500,000,000	$50,000,000	$450,000,000

(1)	Once the minimum offering of 4,761,905 Units is achieved, the per Unit offering price will rise to $11, the selling commission and marketing expenses per Unit will become $1.10, and the proceeds per Unit to Apple Hospitality Five, Inc. will be $9.90.

Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is December 11, 2002.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Except for the states specifically described below, each purchaser of Units must certify that he has either (1) a minimum annual gross income of $45,000 and a net worth (exclusive of equity in home, home furnishings and personal automobiles) of at least $45,000, or (2) a net worth (similarly defined) of at least $150,000.

Each New Hampshire purchaser must certify that he has either (1) a minimum annual gross income of $50,000 and a net worth (similarly defined) of at least $125,000, or (2) a net worth (similarly defined) of at least $250,000.

Each North Carolina purchaser must certify that he has either (1) a minimum annual gross income of $60,000 and a net worth (similarly defined) of at least $60,000, or (2) a net worth (similarly defined) of at least $225,000.

Each Pennsylvania purchaser must certify that he has either (1) a minimum annual gross income of $30,000 and a net worth (similarly defined) of at least $30,000 or (2) a net worth (similarly defined) of at least $75,000. No Pennsylvania purchaser may purchase Units costing more than 10% of the purchaser’s net worth (similarly defined).

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made by this Prospectus, and, if given or made, any other information or representations must not be relied upon. This Prospectus does not constitute an offer in any state in which an offer may not legally be made. The delivery of this Prospectus at any time does not imply that information contained in this Prospectus has not changed as of any time after its date.

Page
SUMMARY	1
APPLE HOSPITALITY FIVE, INC.	1
APPLE HOSPITALITY FIVE ADVISORS, INC. AND APPLE SUITES REALTY GROUP, INC.	1
RISK FACTORS	3
THE OFFERING	4
USE OF PROCEEDS	4
CONFLICTS OF INTEREST	5
LIQUIDITY	6
INVESTMENT AND DISTRIBUTION POLICY	7
BORROWING POLICY	7
COMPENSATION	8
SHARE REDEMPTION PROGRAM	9
RISK FACTORS	10
There is no public market for our common shares, so investors may be unable to dispose of their investment.	10
There will never be a public market for our Series A preferred shares separate from any market that may develop for our common shares and investors will not be able to separately dispose of their Series A preferred shares without disposing of the common shares to which the Series A preferred shares relate.	10
The Board of Directors may decide in its sole discretion to dissolve us.	10
The compensation to Apple Hospitality Five Advisors, Inc. and Apple Suites Realty Group, Inc. is payable before distributions and, therefore, will tend to reduce the return on our shareholders’ investment.	11
There were no arms-length negotiations for our agreements with Apple Hospitality Five Advisors, Inc. and Apple Suites Realty Group, Inc. and the terms of those agreements with those entities may be more favorable to those entities and to our detriment than had the negotiations been arms-length with third parties.	11
Commissions, acquisition, advisory and other fees and expenses will limit our ability to make distributions to investors because they will reduce our net proceeds and distributions available to shareholders.	11
The compensation to Apple Suites Realty Group, Inc. and Apple Hospitality Five Advisors, Inc. is indeterminable and cannot be stated with certainty.	11
There are conflicts of interest with our president and chairman of the board because he has duties as an officer and director to companies with which we contract or with which we may compete for properties.	12
There are conflicts of interest with our advisor and broker because it could be financially advantageous for them to recommend certain actions that may be disadvantageous to us.	12
Our management will spend time on other activities with other entities that may compete with us.	13
Apple Hospitality Five Advisors, Inc. may terminate the Advisory Agreement, which would require us to find a new advisor.	13
There will be dilution of shareholder’s interests upon conversion of the Series B convertible preferred shares.	13
The Series A preferred shares will terminate and have no liquidation preference upon the conversion of the Series B convertible preferred shares and there will be dilution of the common shares.	14
The Series B convertible preferred shares will have a liquidation preference before any distribution of liquidation proceeds on the common shares.	15
Our Board of Directors may have a conflict of interest in its oversight responsibility for Apple Suites Advisors, Inc., the entity providing us with our day-to-day advisory services, affecting the ability of our board to serve us impartially.	15
We have no operating history and we can give no assurance of success.	15
We own no properties at this time and must rely on Glade M. Knight and his affiliates to purchase appropriate properties for us.	15

i

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We are not diversified and are dependent on our investment in a single industry.	16
There may be operational limitations associated with management and franchise agreements affecting our properties and these limitations may prevent us from using these properties to their best advantage for our shareholders.	16
There is a possible lack of diversification and our shareholders may recognize a lower return due to the minimum size of our offering.	16
There may be delays in investment in real property, and this delay may decrease the return to shareholders.	16
The actual amount of proceeds available for investment in properties is uncertain and we cannot guarantee that investors will receive a specific return on their investment.	17
Our board may, in its sole discretion, determine the amount and nature of our aggregate debt and as a result may achieve a debt ratio that decreases shareholder returns.	17
The per-Unit offering prices have been established arbitrarily by us and may not reflect the true value of the Units; therefore investors may be paying more for a Unit than the Unit is actually worth.	17
We may be unable to make distributions to our stockholders.	17
We will face competition in the hotel industry, which may limit our profitability and return to our shareholders.	17
Investors may wait up to one year before receiving their Units or a refund of their money if the minimum offering is not achieved.	18
There would be significant adverse consequences of our failure to qualify as a REIT, including our ability to make distributions to shareholders.	18
Our real estate investments will be relatively illiquid and may adversely affect returns to our shareholders.	18
We have no restriction on changes in our investment and financing policies and our board may change these policies without shareholder approval.	18
Our shareholders’ interests may be diluted in various ways, which may result in lower returns to our shareholders.	18
You are limited in your ability to sell your Units pursuant to the share redemption program.	19
Our articles and bylaws contain antitakeover provisions and ownership limits, which may impede our shareholders’ ability to change our management.	19
We may become subject to environmental liabilities, which may decrease profitability and shareholder’s return.	20
We may incur significant costs complying with the Americans with Disabilities Act and similar laws, which may decrease profitability and shareholder return.	20
We make forward-looking statements in this prospectus which may prove to be inaccurate.	20
USE OF PROCEEDS	21
COMPENSATION	23
CONFLICTS OF INTERESTS	26
General	26
Conflicts with Respect to Fees Paid by us to Apple Hospitality Five Advisors, Apple Suites Advisors and Apple Suites Realty	26
Series B Convertible Preferred Shares	27
Policies to Address Conflicts	27
Transactions with Affiliates and Related Parties	27
Interlocking Boards of Directors	28
Competition Between Us and Mr. Knight	28
Compensation for Management Services	29
INVESTMENT OBJECTIVES AND POLICIES	30
Investments in Real Estate or Interests in Real Estate	30
Borrowing Policies	30
Reserves	31
Sale Policies	31

SUMMARY

The following information is a summary about this offering and may not contain all of the detailed information that is important to you. Accordingly, this summary should be read together with the information contained in this prospectus.

Apple Hospitality Five, Inc.

We will focus on purchasing and owning upper-end, limited-service hotels in selected metropolitan areas in the United States, concentrating on extended-stay hotel properties. Limited-service hotels provide fewer guest amenities such as restaurants, concierge and room service, porter or valet parking than do full-service hotels. Our extended-stay hotel properties will offer upscale, high-quality, residential style lodging with a comprehensive package of guest services and amenities for extended-stay business and leisure travelers. We will have no limitation as to the brand of franchise or license with which our hotels will be associated. There is no specific geographic area in which we propose to acquire or not acquire properties. However, we own no properties at this time.

We plan to elect to be treated as a real estate investment trust for federal income tax purposes beginning with our taxable year ending December 31, 2003. As a real estate investment trust, we will generally not be subject to federal income tax. We will, however, be subject to a number of organizational and operational requirements and limitations.

As a real estate investment trust, we are prohibited under federal tax laws from operating our extended-stay hotel properties directly. The provisions of the Internal Revenue Code, however, allow us to enter into leases for each of our hotel properties, which must in turn be operated by third-party hotel operators and franchisers. All our hotel properties will be leased to Apple Hospitality Five Management, Inc., our wholly owned, taxable REIT subsidiary. Apple Hospitality Five Management has no significant assets.

Glade M. Knight, our chairman and president, is our only promoter. His business address is 10 South Third Street, Richmond, Virginia 23219.

We are located at 10 South Third Street, Richmond, Virginia and our telephone number is (804) 344-8121.

Apple Hospitality Five Advisors, Inc. and Apple Suites Realty Group, Inc.

Apple Hospitality Five Advisors, Inc. will provide us with our day-to-day management. Apple Hospitality Five Advisors does not have any employees nor any significant assets. Apple Hospitality Five Advisors will subcontract these management services to Apple Suites Advisors, Inc., which is currently wholly-owned by our chairman and president, Glade M. Knight. Apple Suites Advisors does not have any significant assets. Apple Suites Realty Group, Inc. will provide us with property acquisition and disposition services. Apple Suites Realty has no significant assets. Glade M. Knight, who is our president and chairman of the board, owns all of the outstanding capital stock of Apple Hospitality Five Advisors, Apple Suites Advisors and Apple Suites Realty.

The following chart illustrates the relationships among Apple Hospitality Five, Inc., Apple Hospitality Five Management, Apple Hospitality Five Advisors, Apple Suites Advisors, and Apple Suites Realty.

Risk Factors

We urge you to consider carefully the matters discussed under “Risk Factors” beginning on Page 10 before you decide to purchase our Units. An investment in our securities involves a number of risks including:

•	There will be no public trading market for the common shares and the Series A preferred shares for an indefinite period of time, if ever. Therefore, the Units will be highly illiquid and very difficult to trade.

•	We will pay a fee of 2% of the gross purchase or sale price of each hotel to Apple Suites Realty Group, Inc. and an annual fee ranging from 0.1% to 0.25% of total equity proceeds received to Apple Hospitality Five Advisors, Inc. Glade M. Knight, our chairman and president, is the sole shareholder of Apple Suites Realty Group, Inc. and Apple Hospitality Five Advisors, Inc. This compensation has been established without the benefit of arms-length negotiation.

•	There are conflicts of interest between us and our chairman and president, Glade M. Knight, because he is the chief executive officer or sole shareholder of companies with which we will enter into contracts for services for day-to-day operations and for the purchase or sale of real estate. Mr. Knight is the sole shareholder and chief executive officer of Apple Suites Advisors, Inc., with which Apple Hospitality Five Advisors will subcontract for our day-to-day management services. In addition, Mr. Knight is and will be a principal in other real estate investment programs, which may compete with us. Mr. Knight is the chairman of the board and President of Apple Hospitality Two, Inc., Apple Suites, Inc., and Cornerstone Realty Income Trust, Inc., which are real estate investment trusts.

•	We have issued to our chairman and president, Glade M. Knight, 240,000 Series B convertible preferred shares at a purchase price of $0.10 per share. Shareholders’ interests will be diluted upon conversion of the Series B convertible preferred shares. The number of common shares into which the Series B convertible preferred shares are convertible range from approximately 0.92 to 12.11 per Series B convertible preferred share or from 4.45% to 5.99% of the total number of common shares then outstanding. Mr. Knight can influence the conversion of the Series B convertible preferred shares and the resulting dilution of shareholders’ interests. Upon conversion of the Series B convertible preferred shares into common shares, the Series A preferred shares will terminate and will no longer have the priority distribution in liquidation associated with the Series A preferred shares.

•	Our board of directors may have a conflict of interest in its oversight responsibility for the entity providing us with our day-to-day advisory services, affecting the ability of the board to serve us impartially. Our board will be responsible for ensuring that services provided to us by our advisor are fair and adequate to us; however, the same Board may be responsible for ensuring that our advisor maximizes profits for Apple Hospitality Two.

•	We own no properties at this time. This is a “blind pool” offering and, therefore, investors will have to rely upon the ability of Mr. Knight and his affiliates to acquire a suitable portfolio of unspecified properties.

•	We may be unable to generate sufficient cash for distributions. If our properties do not generate sufficient revenue to meet operating expenses, our cash flow and our ability to make distributions to shareholders may be adversely affected.

•	We have no restrictions on changes in our investment and financing policies. This lack of restrictions on changes in our policies could result in those policies being changed without Unit holder approval. Further, our board may, in its sole discretion, determine the amount of our aggregate debt. Therefore, our properties may be highly leveraged and thereby subject to a greater risk of default. In addition, since Apple Suites Realty Group, Inc.’s commission is based on gross purchase price, it may have an incentive to encourage us to purchase highly-leveraged properties in order to maximize commissions.

•	Apple Hospitality Five Advisors, Inc. will receive an asset management fee based on the ratio of our modified funds from operations to the amount raised in this offering. In order to increase this fee, Apple Hospitality Five Advisors could have an incentive to recommend riskier or more speculative investments. As subcontractor, Apple Suites Advisors, Inc. would have the same incentive.

•	We will primarily acquire upper-end, extended-stay hotel properties and, therefore, are subject to the risks inherent in investing in a single industry.

•	Due to federal income tax restrictions, we cannot operate our properties directly. Therefore, our properties will be managed pursuant to franchise or license agreements with nationally recognized hotel brands. These agreements may contain limitations on the operation and maintenance of our properties.

•	We do not have an operating history and, therefore, there is no assurance that we will be successful in our operations.

The Offering

We are offering Units at $10.50 per Unit until a minimum of 4,761,905 Units have been sold. Thereafter, the Units will be offered at $11 per unit until a maximum of 45,670,995 Units have been sold. Purchasers must purchase a minimum of $5,000 in Units except that certain benefit plans may purchase a minimum of $2,000 in Units. The Units are being offered through David Lerner Associates, Inc.

If at least 4,761,905 Units have not been sold within one year after the date of this prospectus, we will terminate this offering of Units and all moneys received will be promptly refunded to investors with interest. Our officers and directors and those of Apple Hospitality Five Advisors, Inc., Apple Suites Advisors, Inc., Apple Suites Realty Group, Inc., and Apple Hospitality Five Management, Inc. will not be permitted to purchase Units in order to reach the minimum offering of Units.

This offering of Units will continue until all the Units offered under this prospectus have been sold or until one year from the date of this prospectus, unless we extend the offering for up to an additional year in order to achieve the maximum offering of 45,670,995 Units. The States of Colorado, Delaware, New York and Virginia will allow us to extend the offering without taking any further action. In all of the other states where we plan to sell the Units, we may be required to make certain filings, including the filing of new applications, with the state administrators, to extend the offering.

This is a best efforts offering. Purchasers will be sold Units at one or more closings. An initial closing will occur after the minimum offering of 4,761,905 Units is achieved. Thereafter, additional closings are expected to occur on a monthly basis as Units are sold during the offering period.

With each purchase of a Unit you will receive one common share and one Series A preferred share. The Series A preferred shares will have no voting rights, no conversion rights and no distribution rights. The only right associated with the Series A preferred shares will be a priority distribution upon the sale of our assets or other event of liquidation. The priority would be equal to $11.00 per Series A preferred share, and no more, before any distributions are made to the holders of any other shares. The Series A preferred shares will not be separately tradable from the common shares to which they relate.

Use of Proceeds

The proceeds of the offering will be used

•	to pay expenses and fees of selling the Units;

•	to invest in properties;

•	to pay expenses and fees associated with acquiring properties; and

•	to establish a working capital reserve.

If the minimum offering of $50 million is sold, we expect to acquire three to five properties, if we have little or no debt. If the properties purchased are encumbered by debt equal to 50% of their fair market values, we expect to acquire six to ten properties with proceeds from the minimum offering. If the maximum offering of $500 million is sold, we expect to acquire 35-50 properties, if we have little or no debt. If the properties purchased are encumbered by debt equal to 50% of their fair market values, we expect to acquire 60-100 properties with the proceeds of the maximum offering.

We have obtained an unsecured line of credit in a principal amount of up to $300,000 to fund our start-up costs. The lender is Wachovia Bank, N.A. This line of credit bears interest at the bank’s prime rate. Interest is payable monthly, Glade M. Knight, our president and chairman of the board, will guarantee repayment of the line of credit. Mr. Knight will not receive any consideration in exchange for providing the guarantee. We would expect to repay this debt with proceeds from the sale of Units.

Conflicts of Interest

We may be subject to conflicts of interest arising from our relationship with Apple Hospitality Five Advisors, Inc., Apple Suites Advisors, Inc., Apple Suites Realty Group, Inc., and Glade M. Knight, our chairman and president, as they are not restricted from engaging for their own account in business activities of the type conducted by us. There may be conflicts with respect to commissions we pay to Apple Suites Realty because its compensation will increase in proportion to the number of properties purchased and sold by us and the properties’ purchase and sale prices. In addition, since Apple Suites Realty’s commission is based on gross purchase price, it may have an incentive to encourage us to purchase highly leveraged properties in order to maximize commissions. Under our bylaws, the maximum leverage initially permitted is equal to half of the purchase price of all properties bought by us.

There may be conflicts with respect to the asset management fee we pay to Apple Hospitality Five Advisors since its compensation is a percentage of total proceeds received from time to time by us from the sales of our Units. Glade M. Knight is the sole executive officer and director of Apple Suites Advisors, with which Apple Hospitality Five Advisors will subcontract to provide us with our day-to-day management. Glade M. Knight, the sole executive officer and director of Apple Hospitality Five Advisors, also serves as the executive officer and director of Apple Hospitality Two and Apple Suites, which engage in the ownership of extended stay hotel properties. Under certain circumstances as described below, Apple Suites Advisors will become a wholly-owned subsidiary of Apple Hospitality Two. The employees of Apple Suites Advisors may disproportionately allocate their time and efforts between Apple Hospitality Two, Apple Suites and us.

Apple Suites Advisors, Inc., is, in addition to its other duties, responsible for locating suitable properties for us. Apple Suites Advisors has in the past performed the same service for Apple Suites and Apple Hospitality Two. It is anticipated that after February 1, 2003, Apple Hospitality Two will have largely completed its intended property acquisitions. Therefore, it is anticipated that by then Apple Suites Advisors will concentrate its property acquisition efforts on behalf of us rather than Apple Hospitality Two.

Apple Suites, Inc. may merge into a subsidiary of Apple Hospitality Two, Inc. In connection with that merger, Apple Suites Advisors will become a wholly-owned subsidiary of Apple Hospitality Two, Inc. If these transactions occur, our day-to-day management would be provided to us by a subsidiary of a real estate investment trust that engages in the ownership of extended-stay hotel properties and that may compete with us for properties.

We issued 240,000 Series B convertible preferred shares to Mr. Knight in exchange for $0.10 per share. Under limited circumstances these shares may be converted into common shares, thereby resulting in dilution of the shareholders’ interest in us. The Series B convertible preferred shares are convertible into common shares if

(1) substantially all of our assets, stock or business is transferred as a going concern, whether through exchange, merger, consolidation, lease, share exchange or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business, or (2) our common shares are listed on any securities exchange or quotation system or in any established market. Mr. Knight, as our chief executive officer, can influence whether substantially all of our assets, stock or business is transferred as a going concern or whether our common shares are listed or quoted. Accordingly, Mr. Knight can influence both the conversion of the Series B convertible preferred shares issued to him and the resulting dilution of other shareholders. Upon conversion of the Series B convertible preferred shares into common shares, the Series A preferred shares terminate and will no longer have the priority distribution in liquidation associated with the Series A preferred shares.

If we terminate or fail to renew the Advisory Agreement with Apple Hospitality Five Advisors, the Series B convertible preferred shares will be entitled to dividend distributions and voting rights on an as converted basis. In this event, the liquidation preference of the Series A preferred shares will continue.

We have obtained an unsecured line of credit in a principal amount of up to $300,000 to fund our start-up costs. This line of credit will be guaranteed by Glade M. Knight, our president and chairman of the board. We would expect to repay this debt with proceeds of this offering. Because Mr. Knight is personally liable for repayment of this debt, he would have an incentive to see that at least the minimum offering is raised. This could present a conflict of interest for Mr. Knight since his personal interests would be adversely affected if the offering is not successful for any reason.

Glade M. Knight, the sole executive officer and director of Apple Hospitality Five Advisors, Inc., Apple Suites Advisors, Inc. and Apple Suites Realty Group, Inc., also serves as an officer and director of entities that engage in the ownership of extended-stay hotel properties. These entities are Apple Hospitality Two, Inc. and Apple Suites, Inc. In addition, Apple Suites Advisors and Apple Suites Realty provide brokerage, sale, operation or management services to Apple Hospitality Two and Apple Suites. Mr. Knight and the employees of Apple Suites Advisors and Apple Suites Realty may disproportionately allocate their time and resources between these other entities and us. There may also be conflicts if we were to purchase properties from entities affiliated with Mr. Knight.

Glade M. Knight, Lisa B. Kern, Bruce H. Matson, Michael S. Waters and Robert M. Wily will serve as directors on our board and concurrently serve as directors for Apple Suites, Inc. and Apple Hospitality Two, Inc. Mr. Knight is chairman and president of Apple Suites, Inc. and Apple Hospitality Two, Inc. There may be instances where our hotels will be in the same markets as Apple Suites, Inc. and Apple Hospitality Two, Inc. However, because the hotels are managed by third-party management companies and neither our board nor the boards of Apple Suites, Inc. and Apple Hospitality Two, Inc. are engaged in the management of the hotels, we do not believe that having the same board of directors as Apple Suites, Inc. and Apple Hospitality Two, Inc. or having hotels in some of the same markets as Apple Suites, Inc. and Apple Hospitality Two, Inc. will present a conflict of interest. If, in connection with the potential merger of Apple Suites into a subsidiary of Apple Hospitality Two, Apple Suites Advisors, Inc. becomes a subsidiary of Apple Hospitality Two, Inc., our board may have a conflict with respect to any actions we may take regarding Apple Suites Advisors, and vice versa.

Liquidity

Before this offering there has been no public market for the Units and initially we do not expect a market to develop for the common shares or the Series A preferred shares. Prospective shareholders should view the Units as illiquid and must be prepared to hold their investment for an indefinite length of time.

We do not plan to cause the common shares or the Series A preferred shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. We may cause the common shares to be listed or quoted if the board of directors determines this action to be prudent. However, there can be no assurance that this event will ever occur. We expect that within approximately seven years from the initial closing we will:

(1)  cause the common shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System,

(2)  dispose of all of our properties in a manner which will permit distributions to shareholders of cash, or

(3)  merge, consolidate or otherwise combine with a real estate investment trust or similar investment vehicle.

However, we are under no obligation to take any of these actions, and these actions, if taken, might be taken after seven years from the initial closing.

Investment and Distribution Policy

We intend to maximize shareholder value by acquiring upper-end, extended-stay hotel properties and other limited-service hotel properties for long-term ownership. We intend to acquire fee ownership of our hotel properties. We will seek opportunities, through the direct ownership of hotels, that provide acceptable investment returns and growth in cash distributions to our shareholders. As a REIT we are required to make dividend distributions to our shareholders. We intend to make monthly distributions commencing after the first full month following the closing of the minimum offering of 4,761,905 Units. We will depreciate our fixed assets on a straight-line basis over their expected useful lives.

Borrowing Policy

We intend to purchase our properties using cash and interim borrowings. We will endeavor to repay any interim borrowings with proceeds from the sale of Units. However, we may not necessarily hold our properties on an unleveraged basis. When advisable, we may incur medium or long-term debt secured by our properties. Borrowings may come from third-party, non-affiliated lenders.

After the initial closing of Units, our bylaws will prohibit us from incurring debt if the debt would result in our total debt exceeding 100% of the value of our assets at cost. The value of our assets at cost means the cost of the asset before deducting depreciation less liabilities. However, our bylaws allow us to incur debt in excess of this limitation when the excess borrowing is approved by a majority of the directors and disclosed to the shareholders. The bylaws also will prohibit us from allowing total borrowings to exceed 50% of the fair market value of our assets, before subtracting liabilities, subject to the same exception described in the previous sentence. The two limitations on debt described in this paragraph are applied separately and independently. For example, it is possible that incurring debt may require approval by a majority of the directors under one limitation even though the other limitation on debt does not apply. In addition, the bylaws will provide that our borrowings must be reasonable in relation to our net assets and must be reviewed quarterly by the directors. Subject to these limitations on the permitted maximum amount of debt, there is no limitation on the number of mortgages or deeds of trust that may be placed against any particular property.

Assuming the directors approve, we may borrow in excess of the debt limitations described in the previous paragraph in order to acquire a portfolio of upper-end, extended-stay hotel properties and other limited-service hotel properties. If attainable, the acquisition of a portfolio of properties early in our existence would, in the opinion of our management, provide us with greater ability to acquire upper-end, extended-stay and other limited-service hotel properties in the future as proceeds from the sale of Units are received and provide us with economies of scale from the outset.

Compensation

We do not pay salaries to our officers. Mr. Knight is currently our sole executive officer. Mr. Knight is also our sole promoter. In addition, he is currently the sole shareholder of Apple Hospitality Five Advisors, Inc., Apple Suites Advisors, Inc. and Apple Suites Realty Group, Inc., which are entitled to receive fees for services rendered by then to us. Mr. Knight will not receive a salary from those entities, but will receive income due to his ownership of those entities. Our officers and directors may receive grants of options and/or restricted stock under our Incentive Plan or the Director’s Plan.

The compensation and reimbursements payable to Apple Hospitality Five Advisors and Apple Suites Realty are listed below. Apple Hospitality Five Advisors has entered into a subcontract with Apple Suites Advisors under which the compensation payable to Apple Hospitality Five Advisors is passed on to Apple Suites Advisors. Except as indicated, we cannot determine the maximum dollar amount of this compensation and reimbursement.

Apple Hospitality Five Advisors is entitled to receive an annual asset management fee of between 0.1% and 0.25% of the amount raised in this offering plus reimbursement of certain expenses. Under the sub-contract with Apple Suites Advisors, this fee will be passed onto Apple Suites Advisors. The percentage used to calculate the asset management fee is based on the ratio of our modified funds from operations (as defined below) to the amount raised in this offering. This ratio is referred to as the “return ratio.” Modified funds from operations is defined as net income excluding gains or losses from debt restructuring and sales of property, plus depreciation of real property, after adjustments for significant non-recurring items and unconsolidated partnerships and joint ventures, if any.

The percentage used to determine the asset management fee will be:

•	0.1% if the return ratio for the preceding calendar quarter is 6% or less,

•	0.15% if the return ratio for the preceding calendar quarter is more than 6% but not more than 8%, or

•	0.25% if the return ratio for the preceding calendar quarter is more than 8%.

Assuming the minimum offering amount of $50,000,000 in Units is sold, the annual asset management fee would be:

•	$50,000 if the return ratio is 6% or less,

•	$75,000 if the return ratio is more than 6% but no more than 8%, or

•	$125,000 if the return ratio is more than 8%.

Assuming the maximum offering amount of $500,000,000 in Units is sold, the annual asset management fee would be:

•	$500,000 if the return ratio is 6% or less,

•	$750,000 if the return ratio is more than 6% but no more than 8%, or

•	$1,250,000 if the return ratio is more than 8%.

Apple Suites Realty will serve as the real estate advisor in connection with our purchases and sales of properties, and will receive fees from us of up to 2% of the gross purchase price including any debt assumed or incurred in acquiring the property and up to 2% of the gross sale price of each property. If the person from whom we purchase or to whom we sell a property pays any fee to Apple Suites Realty, that amount will decrease the amount of our obligation to Apple Suites Realty. Apple Suites Realty will not be entitled to any disposition fee in connection with a sale of a property by us to any affiliate of Apple Suites Realty, but will be reimbursed for certain costs incurred on our behalf in marketing the property.

We may request that Apple Hospitality Five Advisors, Apple Suites Advisors and Apple Suites Realty provide other services or property to us in exchange for fees. We currently have no plans to request services or properties of the type described in this paragraph and, therefore, do not expect to incur any additional fees.

Share Redemption Program

We may use proceeds received from the sale of Units pursuant to our Additional Share Option plan to redeem your Units. After you have held your Units for a minimum of one year, our share redemption program provides an opportunity for you to redeem your Units, subject to certain restrictions and limitations, for the lesser of (1) $11 per Unit, or (2) the price you actually paid for your Units. The board of directors reserves the right to reject any request for redemption of Units or to amend or terminate the share redemption program at any time. You will have no right to request redemption of your Units after the Units are listed on any securities exchange or quoted on any system or in any established market. If you redeem Units under the share redemption program you will not be permitted to purchase additional Units in this offering for a period of one year from the date of redemption.

RISK FACTORS

An investment in Units involves a number of risks. You should carefully consider the following information describing the material risks inherent in investing in Units, together with the other information in this prospectus, before making a decision to purchase our Units.

There is no public market for our common shares, so investors may be unable to dispose of their investment.

Prospective shareholders should view the common shares, to be issued as part of each Unit sold, as illiquid and must be prepared to hold their common shares for an indefinite length of time. Before this offering, there has been no public market for our common shares, and initially we do not expect a market to develop. We have no current plans to cause our common shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. While we, acting through our board of directors, may cause the common shares to be listed or quoted if the board of directors determines this action to be prudent, there can be no assurance that this event will ever occur. Shareholders may be unable to resell their common shares at all, or may be able to resell them only later at a substantial discount from the purchase price. Thus, the common shares should be considered a long-term investment. In addition there are restrictions on the transfer of our common shares. In order to qualify as a REIT our shares must be beneficially owned by 100 or more persons and no more than 50% of the value of our issued and outstanding shares may be owned directly or indirectly by five or fewer individuals. Therefore, our bylaws provide that no person may own more than 9.8% of the issued and outstanding Units. Any purported transfer of our shares that would result in a violation of either of these limits will be declared null and void. See “Description of Capital Stock—Restrictions on Transfer.”

There will never be a public market for our Series A preferred shares separate from any market that may develop for our common shares and investors will not be able to separately dispose of their Series A preferred shares without disposing of the common shares to which the Series A preferred shares relate.

Prospective shareholders should view the Series A preferred shares as illiquid and must be prepared to hold those shares for as long as they hold the common shares to which each Series A preferred share relates. No public market for our Series A preferred shares will exist separate from any public market that may exist for our common shares. Each Series A preferred share will not trade separately from each common share to which it relates. Our Series A preferred shares will never trade separately from our common shares nor ever be listed on any securities exchange or quoted on any system or in any established market. Shareholders will be unable to resell their Series A preferred shares without selling the common shares to which they relate.

The Board of Directors may decide in its sole discretion to dissolve us.

We expect that within approximately seven years from the initial closing of the minimum offering of 4,761,905 Units we will:

(1)  cause our common shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System

(2)  dispose of all of our properties in a manner which will permit distributions to our shareholders of cash, or

(3)  merge, consolidate or otherwise combine with a real estate investment trust or similar investment vehicle.

Any of these actions will be conditioned on the board of directors determining the action to be prudent and in the best interests of our shareholders. However, we are under no obligation to take any of these actions, and any action, if taken, might be taken after the seven period mentioned above.

If we liquidate all of our assets, the Series A preferred shares would have a priority distribution followed by a priority distribution to the Series B convertible preferred shares, on an as converted basis. In the event that the liquidation of our assets resulted in proceeds that exceeded the distribution rights of the Series A preferred shares and Series B convertible preferred shares, the remaining proceeds would be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

The compensation to Apple Hospitality Five Advisors, Inc. and Apple Suites Realty Group, Inc. is payable before distributions and, therefore, will tend to reduce the return on our shareholder’s investment.

We will pay a fee of 2% of the gross purchase or sale price of each hotel to Apple Suites Realty and an annual fee ranging from 0.1% to 0.25% of total equity proceeds received plus reimbursement of certain expenses to Apple Hospitality Five Advisors. The payment of compensation to Apple Hospitality Five Advisors and Apple Suites Realty from proceeds of the offering and property revenues will reduce the amount of proceeds available for investment in properties, or the cash available for distribution, and will therefore tend to reduce the return on our shareholders’ investments. In addition, this compensation is payable regardless of our profitability, and is payable prior to distributions, and without regard to whether we have sufficient cash for distributions.

There were no arms-length negotiations for our agreements with Apple Hospitality Five Advisors, Inc. and Apple Suites Realty Group, Inc. and the terms of those agreements with those entities may be more favorable to those entities and to our detriment than had the negotiations been arms-length with third parties.

Apple Hospitality Five Advisors and Apple Suites Realty will receive substantial compensation from us in exchange for management/investment and brokerage services they have agreed to render to us. This compensation has been established without the benefits of arms-length negotiation. The terms of those agreements may be more favorable to those entities and to our detriment than had the negotiations been arms-length with third parties. Apple Hospitality Five Advisors will supervise and arrange for the day-to-day management of our operations and will assist us in maintaining a continuing and suitable property investment program. Apple Suites Realty will act as a real estate broker in connection with our purchase and sales of properties.

Commissions, acquisition, advisory and other fees and expenses will limit our ability to make distributions to investors because they will reduce our net proceeds and distributions available to shareholders.

The investment return to our shareholders likely will be less than could be obtained by a shareholder’s direct acquisition and ownership of the same properties. We will pay to David Lerner Associates, Inc. substantial fees to sell our Units, which will reduce the net proceeds available for investment in properties. We will pay to Apple Suites Realty substantial acquisition fees to acquire properties, which will reduce the net proceeds available for investment in properties. In addition, we will pay to Apple Hospitality Five Advisors substantial advisory and related compensation, which will reduce cash available for distribution to shareholders. Since these commissions and fees will reduce the gross proceeds of the offering available for investment in properties, the revenues we obtain may be reduced compared to the revenues we might have achieved in the absence of these fees.

The compensation to Apple Suites Realty Group, Inc. and Apple Hospitality Five Advisors, Inc. is indeterminable and cannot be stated with certainty.

Apple Suites Realty and Apple Hospitality Five Advisors will receive compensation for services rendered by them to us that cannot be determined with certainty. Apple Hospitality Five Advisors will receive an asset management fee that may range from $50,000 to $1,250,000 per year. The asset management fee will be based upon the ratio of our modified funds from operations to the amount raised in this offering. Apple Suites Realty will receive a commission for each property purchased or sold based upon the gross purchase price of the properties we purchase. The total compensation to Apple Suites Realty is therefore dependent upon (1) the number of properties we purchase or sell and (2) the gross purchase or sale price of each property purchased or sold. Because the commission payable to Apple Realty Group, Inc. is determined by the gross purchase price of each property purchased, Apple Realty Group, Inc. may encourage us to purchase highly-leveraged properties in order to maximize those commissions. In addition, Apple Hospitality Five Advisors and Apple Suites Realty will be reimbursed for certain of their costs incurred on our behalf and are entitled to compensation for other services and property we may request that they provide to us. The dollar amount of the cost and the compensation cannot now be determined. The compensation we pay to Apple Hospitality Five Advisors will be passed through to Apple Suites Advisors due to the subcontract between Apple Suites Advisors and Apple Hospitality Five Advisors.

There are conflicts of interest with our president and chairman of the board because he has duties as an officer and director to companies with which we contract or with which we may compete for properties.

Generally, conflicts of interest between Glade M. Knight and us arise because he is the sole shareholder, sole director and president of Apple Hospitality Five Advisors, Inc., Apple Suites Advisors, Inc. and Apple Suites Realty Group, Inc. These companies will enter into contracts with us to provide us with asset management, property acquisition and disposition services. Mr. Knight will not receive a salary from us but will receive benefit from fees paid to Apple Hospitality Five Advisors, Apple Suites Advisors and Apple Suites Realty.

In addition, Glade M. Knight is and will be a principal in other real estate investment transactions or programs that may compete with us. Currently, Mr. Knight is the chairman of the board and president of Apple Hospitality Two, Inc., Apple Suites, Inc. and Cornerstone Realty Income Trust, Inc., which are real estate investment trusts. Mr. Knight has economic interests in these other programs by virtue of his positions in those companies. Mr. Knight receives a salary from Cornerstone and indirect compensation from Apple Hospitality Two and Apple Suites. Mr. Knight is a minority shareholder in Apple Hospitality Two, Cornerstone, and Apple Suites.

Under our articles of incorporation and bylaws, we will indemnify our directors and officers, such as Mr. Knight, from any liability and related expenses incurred in dealing with us or our shareholders, except in the case of willful misconduct, bad faith, reckless disregard of duties or violations of the criminal law committed by our directors or officers.

We have obtained an unsecured line of credit in a principal amount of up to $300,000 to fund our start-up costs. This line of credit will be guaranteed by Glade M. Knight, our president and chairman of the board. We would expect to repay this debt with proceeds of this offering. Because Mr. Knight is personally liable for repayment of this debt, he would have an incentive to see that at least the minimum offering is raised. This could present a conflict of interest for Mr. Knight since his personal interests would be adversely affected if the offering is not successful for any reason.

There are conflicts of interest with our advisor and broker because it could be financially advantageous for them to recommend certain actions that may be disadvantageous to us.

We will pay Apple Suites Realty Group, Inc. an acquisition commission in connection with each acquisition of a property, and a disposition commission in connection with property dispositions. As a consequence, Apple Suites Realty may have an incentive to recommend the purchase or disposition of a property in order to receive a commission. In addition, since Apple Suites Realty’s commission is based on gross purchase price, it may have an incentive to encourage us to purchase highly-leveraged properties in order to maximize commissions. Because of its subcontract with Apple Hospitality Five Advisors, Apple Suites Advisors will receive a fee, which is a percentage of the total consideration we receive from sale of Units, and, therefore, it could have an incentive to see that sales of shares are closed as rapidly as possible. Apple Suites Advisors performs similar services for Apple Hospitality Two, Inc., which is a real estate investment that may compete with us. In addition, we will have no control over any employees of Apple Suites Advisors and Apple Suites Realty because we will have no ownership interest in these entities.

In addition, under the terms of the advisory agreement, we have agreed to indemnify Apple Hospitality Five Advisors if:

•	our directors have determined in good faith, that the course of conduct which caused the liability or loss was undertaken in good faith within what the advisor reasonably believed to be the scope of its employment or authority and for a purpose which it reasonably believed to be in our best interests;

•	our directors have determined, in good faith, that the liability or loss was not the result of willful misconduct, bad faith, reckless disregard of duties or violation of the criminal law on the part of the advisor; and

•	the indemnified amount is recoverable only out of our assets and not from the shareholders.

We will also indemnify Apple Suites Advisors to the same extent under the same circumstances.

Our management will spend time on other activities with other entities that may compete with us.

Glade Knight, the sole executive officer and director of Apple Hospitality Five Advisors, Inc., Apple Suites Advisors, Inc. and Apple Suites Realty Group, Inc., also serves as an officer and director of entities that engage in the ownership of extended-stay hotel properties. These entities are Apple Hospitality Two, Inc. and Apple Suites, Inc. These entities share similar investment objectives and policies. Apple Suites and Apple Hospitality Two may compete for properties against us. In addition, Apple Suites Advisors and Apple Suites Realty provide brokerage, sale, operation or management services to Apple Hospitality Two and Apple Suites. Mr. Knight and the employees of Apple Suites Advisors and Apple Suites Realty may disproportionately allocate their time and resources between these other entities and us. Neither the Advisory Agreement and the Property Acquisition/Disposition Agreement nor our organizational documents and those of Apple Hospitality Five Advisors, Apple Suites Advisors and Apple Suites Realty specify a minimum standard of time and attention that Apple Hospitality Five Advisors, Apple Suites Advisors, Apple Suites Realty and Mr. Knight are required to devote to us.

Apple Hospitality Five Advisors, Inc. may terminate the Advisory Agreement, which would require us to find a new advisor.

Our management advisor, Apple Hospitality Five Advisors, may terminate the Advisory Agreement entered into with us upon 60-days written notice. Apple Hospitality Five Advisors will provide us with supervisory and day-to-day management services and will assist us in maintaining a continuing and suitable property investment program. If Apple Hospitality Five Advisors were to terminate the Advisory Agreement we would need to find another advisor to provide us with these services or hire employees to provide these services directly to us. There can be no assurance that we would be able to find another advisor or hire employees to provide us these services or that we could enter into an advisory agreement with a new advisor on terms as favorable to us.

There will be dilution of shareholder’s interests upon conversion of the Series B convertible preferred shares.

Glade M. Knight, who is our director, chairman of the board and president, holds 240,000 Series B convertible preferred shares that are convertible into common shares, as described under “Principal and Management Shareholders.” The Series B convertible preferred shares are convertible into common shares upon the occurrence of either of the following events: (1) substantially all of our assets, stock or business is transferred as a going concern, whether through exchange, merger, consolidation, lease, share exchange or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business, or (2) our common shares are listed on any securities exchange or quotation system or in any established market. The number of common shares into which the Series B convertible preferred shares are convertible depends on the gross proceeds of the offering.

The conversion ratio is approximately 0.92-to-one for gross proceeds of $50 million (4,761,905 Units.) The conversion ratio increases to approximately 12.11-to-one for gross proceeds of $500 million. The conversion of Series B convertible preferred shares into common shares will result in dilution of the shareholders’ interests. Upon conversion of the Series B convertible preferred shares into common shares, the Series A preferred shares will terminate and will no longer have the priority distribution in liquidation associated with the Series A preferred shares.

•	Assuming 4,761,905 Units offered by this prospectus were sold, and all of the Series B convertible preferred shares were converted into common shares, the holder of the Series B convertible preferred shares would own 217,557 common shares or approximately 4.45% of the total number of common shares then outstanding in exchange for an aggregate payment of $24,000.

•	If half of the offering is sold, this would represent the sale of 22,943,723 Units. Assuming 22,943,723 Units were sold, and all of the Series B convertible preferred shares were converted into common shares, the holder of the Series B convertible preferred shares would own 1,466,563 common shares or approximately 6.01% of the total number of common shares then outstanding in exchange for an aggregate payment of $24,000.

•	Assuming all Units offered by this prospectus were sold, and all of the authorized Series B convertible preferred shares were converted into common shares, the holder of the Series B convertible preferred shares would own 2,907,415 common shares or approximately 5.99% of the total number of common shares outstanding in exchange for an aggregate payment of $24,000.

Mr. Knight, as our chief executive officer, can influence whether substantially all of our assets, stock or business is transferred as a going concern or whether our common shares are listed or quoted. Accordingly, Mr. Knight can influence both the conversion of the Series B convertible preferred shares issued to him and the resulting dilution of other shareholders. The Series B convertible preferred shares also enjoy a liquidation preference upon our liquidation, as described under “Principal and Management Shareholders.” Upon our liquidation, the holders of the Series B convertible preferred shares are entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, priority liquidation payments to the holders of the Series B convertible preferred shares are junior to the holders of the Series A preferred shares distribution rights. The holders of the Series B convertible preferred shares are entitled to a liquidation payment of $11 per number of common shares into which each Series B convertible preferred share would be convertible according to the formula described under “Principal and Management Shareholders.”

The Series A preferred shares will terminate and have no liquidation preference upon the conversion of the Series B convertible preferred shares and there will be dilution of the common shares.

Once the Series B convertible preferred shares are converted into common shares, a Unit holder will only hold common shares and will no longer have the priority distribution upon the sale of our assets in liquidation associated with the Series A preferred shares. The Series B convertible preferred shares are convertible into common shares upon and for 180 days following the occurrence of any of the following events:

(1) substantially all of our assets, stock or business is transferred as a going concern, whether through exchange, merger, consolidation, lease, share exchange or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business; or

(2) our common shares are listed on any securities exchange or quotation system or in any established market.

If we terminate or fail to renew the Advisory Agreement with Apple Hospitality Five Advisors, the Series B convertible preferred shares will be entitled to dividend distributions and voting rights on an as converted basis. In this event, the liquidation preference of the Series A preferred shares will continue.

The Series B convertible preferred shares will have a liquidation preference before any distribution of liquidation proceeds on the common shares.

Glade M. Knight, who is our director, chairman of the board and president, holds all of the outstanding 240,000 Series B convertible preferred shares which have a liquidation preference upon our liquidation, as described under “Principal and Management Shareholders.” Upon our liquidation, the holders of the Series B convertible preferred shares are entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, priority liquidation payments to the holders of the Series B convertible preferred shares are junior to the holders of the Series A preferred shares distribution rights. The holders of the Series B convertible preferred shares are entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described under “Principal and Management Shareholders.”

Although the liquidation preference of the Series A preferred shares has priority over the liquidation preference of the Series B convertible preferred shares, Mr. Knight can effectively eliminate that priority by influencing whether substantially all of our assets, stock or business is transferred as a going concern or whether our common shares are listed or quoted, resulting in the conversion of the Series B convertible preferred shares into Units. The effect of the conversion of the Series B convertible preferred shares is that Mr. Knight would own approximately 4.45% to 5.99% of the total number of Units outstanding, depending on the conversion ratio applicable to the Series B convertible preferred shares, in exchange for an aggregate payment of $24,000.

Our Board of Directors may have a conflict of interest in its oversight responsibility for Apple Suites Advisors, Inc., the entity providing us with our day-to-day advisory services, affecting the ability of our board to serve us impartially.

In connection with the proposed merger of Apple Suites, Inc. into a subsidiary of Apple Hospitality Two, Inc., Apple Suites Advisors, Inc. will become a wholly-owned subsidiary of Apple Hospitality Two. Apple Suites Advisors provides us with our day-to-day management and other services by virtue of its subcontract with Apple Hospitality Five Advisors, Inc. If these transactions occur, our day-to-day management would be provided to us by a subsidiary of a real estate investment trust that engages in the ownership of extended-stay hotel properties and that may compete with us for properties. In addition, our board also serves as the board of directors of Apple Hospitality Two. After the acquisition of Apple Suites Advisors by Apple Hospitality Two, our board will have oversight responsibility for our advisor in two separate and conflicting capacities. On the one hand, our board will be responsible for ensuring that services provided to us by our advisor, Apple Suites Advisors, are fair and adequate to us. On the other hand, the same board may be responsible for ensuring that our advisor maximizes profits for Apple Hospitality Two. Therefore, the same board will be monitoring the performance of the entity providing us with our day-to-day management and will be benefiting from that contract in its capacity as the board of directors of Apple Hospitality Two.

We have no operating history and we can give no assurance of success.

We do not have an operating history. We can give no assurance that we will operate successfully or achieve our objectives. We have no significant assets at this time. In addition, we have no employees and will be dependent upon Apple Suites Advisors, Inc. and Apple Suites Realty Group, Inc.

We own no properties at this time and must rely on Glade M. Knight and his affiliates to purchase appropriate properties for us.

We have not committed to purchasing any specific properties with the proceeds of this offering as of the date of this prospectus. This offering is a “blind pool” offering and, therefore, investors will have to rely upon the ability of Mr. Knight and his affiliates to acquire a suitable portfolio of unspecified properties. However, when at any time during the offering period we believe that there is a reasonable probability that any specific property will be acquired, this prospectus will be supplemented to provide a description of the property and the anticipated terms of its purchase, financing and management. A prospective shareholder will only be able to evaluate information as to properties that are disclosed in a prospectus supplement issued before the prospective shareholder makes its investment.

We are not diversified and are dependent on our investment in a single industry.

Our current strategy is to acquire interests primarily in upper-end, extended-stay hotel properties and other limited-service hotel properties. As a result, we are subject to the risks inherent in investing in a single industry. A downturn in the extended-stay hotel industry may have more pronounced effects on the amount of cash available to us for distribution or on the value of our assets than if we had diversified our investments. We will also be subject to any downturns in the business, commercial and tourism travel industry as a whole.

There may be operational limitations associated with management and franchise agreements affecting our properties and these limitations may prevent us from using these properties to their best advantage for our shareholders.

Apple Hospitality Five Management, Inc., our wholly-owned taxable REIT subsidiary, will operate all of our properties pursuant to franchise or license agreements with nationally recognized hotel brands. These franchise agreements may contain specific standards for, and restrictions and limitations on, the operation and maintenance of our properties in order to maintain uniformity within the franchiser system. We do not know whether those limitations may conflict with our ability to create specific business plans tailored to each property and to each market.

The standards are subject to change over time, in some cases at the direction of the franchisor, and may restrict Apple Hospitality Five Management’s ability, as franchisee, to make improvements or modifications to a property without the consent of the franchisor. In addition, compliance with the standards could require us or Apple Hospitality Five Management, as franchisee, to incur significant expenses or capital expenditures. Action or inaction on our part or by Apple Hospitality Five Management could result in a breach of those standards or other terms and conditions of the franchise agreements and could result in the loss or cancellation of a franchise license.

In connection with terminating or changing the franchise affiliation of a property, we may be required to incur significant expenses or capital expenditures. Moreover, the loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the property covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

There is a possible lack of diversification and our shareholders may recognize a lower return due to the minimum size of our offering.

We initially will be funded with contributions of not less than $50,000,000. Our profitability could be affected if we do not sell more than the minimum offering. In the event we sell only the minimum offering of 4,761,905 Units, we will invest in fewer properties. The fewer properties purchased, the greater the potential adverse effect of a single unproductive property upon our profitability since a reduced degree of diversification will exist among our properties. In addition, the returns on the Units sold will be reduced as a result of allocating our expenses among the smaller number of Units. While we cannot say with certainty how many properties we would purchase if we do not sell more than the minimum offering, we would hope to purchase a minimum of two properties. We are not limited in the number or the size of any properties we may purchase. Neither are we limited in the percentage of the proceeds we may invest on any single property.

There may be delays in investment in real property, and this delay may decrease the return to shareholders.

We may experience delays in finding suitable properties to acquire. Pending investment of the proceeds of this offering in real estate, and to the extent the proceeds are not invested in real estate, the proceeds may be invested in permitted temporary investments such as U.S. government securities, certificates of deposit, or commercial paper. The rate of return on those investments has fluctuated in recent years and most likely will be less than the return obtainable from real property or other investments.

The actual amount of proceeds available for investment in properties is uncertain and we cannot guarantee that investors will receive a specific return on their investment.

Although we estimate in this prospectus the net amount of offering proceeds that will be available for investment in properties, the actual amount available for investment may be less. For example, we might deem it necessary to establish a larger than expected working capital or contingency reserve to cover unexpected environmental liabilities from unexpected lawsuits or governmental regulatory judgments or fines. Any liabilities of this sort, or other unanticipated expenses or debts, would reduce the amount we have available for investment in properties.

Our board may, in its sole discretion, determine the amount and nature of our aggregate debt and as a result may achieve a debt ratio that decreases shareholder returns.

Subject to the limitations in our bylaws on the permitted maximum amount of debt, there is no limitation on the number of mortgages or deeds of trust that may be placed against any particular property. Our bylaws will prohibit us from incurring debt if the debt would result in our total debt exceeding 100% of the value of our assets at cost. The bylaws also will prohibit us from allowing total borrowing to exceed 50% of the fair market value of our assets. However, our bylaws allow us to incur debt in excess of these limitations when the excess borrowing is approved by a majority of the directors and disclosed to the shareholders. In addition, the bylaws will provide that our borrowings must be reasonable in relation to our net assets and must be reviewed quarterly by the directors.

The per-Unit offering prices have been established arbitrarily by us and may not reflect the true value of the Units; therefore, investors may be paying more for a Unit than the Unit is actually worth.

If we were to list the Units on a national securities exchange, the Unit price might drop below our shareholder’s original investment. Neither prospective investors nor shareholders should assume that the per-Unit prices reflect the intrinsic or realizable value of the Units or otherwise reflect our value, earnings or other objective measures of worth. The increase in the per-Unit offering price from $10.50 to $11 once the minimum offering is achieved is also not based upon or reflective of any meaningful measure of our share value or in any increase in the share value.

We may be unable to make distributions to our stockholders.

If our properties do not generate sufficient revenue to meet operating expenses, our cash flow and our ability to make distributions to shareholders may be adversely affected. Our properties are subject to all operating risks common to hotel properties. These risks might adversely affect occupancy or room rates. Increases in operating costs due to inflation and other factors may not necessarily be offset by increased room rates. The local, regional and national hotel markets may limit the extent to which room rates may be increased to meet increased operating expenses without decreasing occupancy rates. While we intend to make monthly distributions to shareholders, there can be no assurance that we will be able to make distributions at any particular time or rate, or at all. Further, there is no assurance that a distribution rate achieved for a particular period will be maintained in the future. Also, while management may establish goals as to particular rates of distribution or have an intention to make distributions at a particular rate, there can be no assurance that such goals or intentions will be realized.

While we continue to seek generally to make distributions from our operating revenues, we might make distributions (although there is no obligation to do so) in certain circumstances in part from financing proceeds or other sources, such as proceeds from our offering of Units. While distributions from such sources would result in the shareholder receiving cash, the consequences to us would differ from a distribution out of our operating revenues. For example, if financing is the source of a distribution, that financing would have to be repaid, and if proceeds from the offering of Units are distributed, those proceeds would not then be available for other uses (such as property acquisitions or improvements).

We will face competition in the hotel industry, which may limit our profitability and return to our shareholders.

The upper-end, extended-stay hotel industry is highly competitive. This competition could reduce occupancy levels and rental revenues at our properties, which would adversely affect our operations. We expect to face competition from many sources. We will face competition from other hotels both in the immediate vicinity and the geographic market where our hotels will be located. Over-building in the hotel industry will increase the number of rooms available and may decrease occupancy and room rates. In addition, increases in operating costs due to inflation may not be offset by increased room rates. We will also face competition from nationally recognized hotel brands with which we will not be associated.

We will also face competition for investment opportunities. These competitors may be other real estate investment trusts, national hotel chains and other entities that may have substantially greater financial resources than we do. We will also face competition for investors from other hotel real estate investment trusts and real estate entities.

Investors may wait up to one year before receiving their Units or a refund of their money if the minimum offering is not achieved.

Until the minimum offering of 4,761,905 Units is achieved, investors will not receive their Units. If at least 4,761,905 Units have not been sold within one year after the date of this prospectus, we will terminate this offering of Units. If the minimum offering is sold within one year, investors will receive their Units plus interest on their subscription monies at the time of closing. If the offering is terminated, investors will have their money promptly refunded with interest.

There would be significant adverse consequences of our failure to qualify as a REIT, including our ability to make distributions to shareholders.

Qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex Internal Revenue Code provisions for which there are limited judicial or administrative interpretations. If we were to fail to qualify as a REIT for any taxable year, we would be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to our shareholders because of the additional tax liability. In addition, distributions to our shareholders would no longer qualify for the dividends paid deduction and we would no longer be required to make distributions. To the extent we would have made distributions in anticipation of qualifying as a REIT, we might be required to borrow funds or liquidate investments in order to pay the applicable tax.

Our real estate investments will be relatively illiquid and may adversely affect returns to our shareholders.

Real estate investments are, in general, relatively difficult to sell. This illiquidity will tend to limit our ability to promptly vary our portfolio in response to changes in economic or other conditions. In addition, provisions of the Internal Revenue Code relating to REITs limit our ability to sell properties held for fewer than four years. This limitation may affect our ability to sell properties without adversely affecting returns to our shareholders.

We have no restriction on changes in our investment and financing policies and our board may change these policies without shareholder approval.

Our board of directors approves our investment and financing policies, including our policies with respect to growth, debt, capitalization and payment of distributions. Although the board of directors has no present intention to amend or waive its current policies, it could do so at any time, or from time to time, at its discretion without a vote of our shareholders. For example, our board could determine without shareholder’s approval that it is in the best interests of the shareholders to cease all investments in extended-stay hotel properties, to make investments in other types of assets or to dissolve the business. Further, our board may in its sole discretion determine the amount and nature of our aggregate debt.

Our shareholders’ interests may be diluted in various ways, which may result in lower returns to our shareholders.

The board of directors is authorized, without shareholder approval, to cause us to issue additional common shares and, therefore, additional Series A preferred shares, or to raise capital through the issuance of preferred shares, options, warrants and other rights, on terms and for consideration as the board of directors in its sole discretion may determine. Any such issuance could result in dilution of the equity of the shareholders. The board of directors may, in its sole discretion, authorize us to issue common shares or other equity or debt securities, (1) to persons from whom we purchase property, as part or all of the purchase price of the property, or (2) to Apple Hospitality Five Advisors, Apple Suites Advisors, Inc. or Apple Suites Realty Group, Inc. in lieu of cash payments required under the Advisory Agreement or other contract or obligation. The board of directors, in its sole discretion, may determine the value of any common shares or other equity or debt securities issued in consideration of property or services provided, or to be provided, to us, except that while common shares are offered by us to the public, the public offering price of the shares shall be deemed their value.

We have adopted two stock incentive plans for the benefit of our directors and a limited number of our employees, if any. The effect of the exercise of those options could be to dilute the value of the shareholders’ investments to the extent of any difference between the exercise price of an option and the value of the shares purchased at the time of the exercise of the option.

In addition, we expressly reserve the right to implement a dividend reinvestment plan involving the issuance of additional shares by us, at an issue price determined by the board of directors.

You are limited in your ability to sell your Units pursuant to the share redemption program.

Even though our share redemption program provides you with the opportunity to redeem your Units for $11 per share (or the price you paid for the Units, if lower than $11) after you have held them for a period of one year, you should be fully aware that our share redemption program contains certain restrictions and limitations. Units will be redeemed on a first-come, first-served basis and will be limited to the lesser of (1) during any calendar year, three percent (3%) of the weighted average number of Units outstanding during the prior calendar year, or (2) net proceeds we receive from the sale of Units under our Additional Share Option plan so that in no event will the aggregate amount of redemptions under our share redemption program exceed aggregate net proceeds received by us (after commissions) from the sale of Units pursuant to our Additional Share Option plan. In addition, the board of directors reserves the right to reject any request for redemption or to amend or terminate the share redemption program at any time. Therefore, in making a decision to purchase Units, you should not assume that you will be able to sell any of your Units back to us pursuant to our share redemption program. In addition, if you redeem Units under the share redemption program you will not be permitted to purchase additional Units in this offering for a period of one year from the date of redemption.

Our articles and bylaws contain antitakeover provisions and ownership limits, which may impede our shareholders’ ability to change our management.

Our bylaws contain restrictions on stock ownership that may discourage third parties from making acquisition proposals. These same antitakeover provisions may also impede our shareholders’ ability to change our management.

In order to maintain our qualification as a REIT, no more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals or entities. As a result, our bylaws prohibit ownership, either directly or indirectly, of more than 9.8% of the outstanding shares by any shareholder. Our board may waive this ownership limitation on a case-by-case basis. As a result, without our board’s approval, no person may acquire more than 9.8% of our outstanding shares, limiting a third-party’s ability to acquire control of us.

Our articles of incorporation authorize the board to issue up to 15,000,000 preferred shares and to establish the preference and rights of those shares. These preferred shares would be in addition to the Series A preferred shares. Thus, our board could create a new class of preferred shares with voting or other rights senior to any existing class of stock. These rights could delay or prevent a change in control even if a change were in our shareholders’ best interest.

We may become subject to environmental liabilities, which may decrease profitability and shareholder’s return.

Although we will subject our properties to an environmental assessment prior to acquisition, we may not be made aware of all the environmental liabilities associated with a property prior to its purchase. There may be hidden environmental hazards that may not be discovered prior to acquisition. The costs of investigation, remediation or removal of hazardous substances may be substantial. In addition, the presence of hazardous substances on one of our properties, or the failure to remediate properly a contaminated property, could adversely affect our ability to sell or rent the property or to borrow using the property as collateral.

Various federal, state and local environmental laws impose responsibilities on an owner or operator of real estate and subject those persons to potential joint and several liabilities. Typical provisions of those laws include:

•	Responsibility and liability for the costs of removal or remediation of hazardous substances released on or in real property, generally without regard to knowledge of or responsibility for the presence of the contaminants.

•	Liability for the costs of removal or remediation of hazardous substances at disposal facilities for persons who arrange for the disposal or treatment of those substances.

•	Potential liability under common law claims by third parties based on damages and costs of environmental contaminants.

We may incur significant costs complying with the Americans with Disabilities Act and similar laws, which may decrease profitability and shareholder return.

Our properties will be required to meet federal requirements related to access and use by disabled persons as a result of the Americans with Disabilities Act of 1990. In addition, a number of additional federal, state and local laws may require modifications to any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons. Noncompliance with these laws or regulations could result in the imposition of fines or an award of damages to private litigants. Additional legislation could impose additional financial obligations or restrictions with respect to access by disabled persons. If required changes involve greater expenditures than we currently anticipate, or if the changes must be made on a more accelerated basis, our ability to make expected distributions could be adversely affected.

We make forward-looking statements in this prospectus which may prove to be inaccurate.

This prospectus contains forward-looking statements within the meaning of the federal securities laws which are intended to be covered by the safe harbors created by those laws. These statements include our plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds. These forward-looking statements are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

USE OF PROCEEDS

We intend to invest the net proceeds of this offering in equity ownership interests in upper-end, extended-stay and other limited-service hotel properties located in selected metropolitan areas of the United States. Pending investment in real estate, the proceeds may be invested in temporary investments consistent with our bylaws and the Internal Revenue Code. These temporary investments include U.S. government securities, certificates of deposit, or commercial paper. All proceeds of this offering received by us must be invested in properties or allocated to working capital reserves within the later of two years after commencement of the offering or one year after termination of the offering. Any proceeds not invested in properties or allocated to working capital reserves by the end of this time period will be returned to investors within 30 days after the expiration of the period. We may elect to return the proceeds earlier if required by applicable law, including to the extent necessary to avoid characterization as an “investment company.” The proceeds of this offering will be received and held in trust for the benefit of investors in compliance with applicable securities laws, to be used only for the purposes set forth in this prospectus.

Our bylaws prohibit our total organizational and offering expenses from exceeding 15% of the amount raised in this offering. Organizational and offering expenses are all expenses incurred in organizing us and offering and selling the Units, including: selling commissions and fees, legal fees and accounting fees, and federal, state and other regulatory filing fees. The bylaws also prohibit the total of all acquisition fees and acquisition expenses paid in connection with an acquisition of a property from exceeding 6% of the contract price for the property unless these excess fees or expenses are approved by the board of directors. Acquisition fees are all fees and commissions paid by any party in connection with our purchase of real property. Acquisition expenses are all expenses related to the selection or acquisition of properties by us. Any organizational and offering expenses or acquisition fees and acquisition expenses incurred by us in excess of the permitted limits will be payable by Apple Hospitality Five Advisors or Apple Suites Advisors to us immediately upon our demand.

We have obtained an unsecured line of credit in a principal amount of up to $300,000 to fund our start-up costs. The lender is Wachovia Bank, N.A. The line of credit bears interest at the bank’s prime rate. Interest is payable monthly. Glade M. Knight, our president and chairman of the board, will guarantee repayment of the line of credit. Mr. Knight will not receive any consideration in exchange for providing the guarantee. We would expect to repay this debt with proceeds from the sale of Units.

As indicated below, we expect, that once the minimum offering of 4,761,905 Units is completed, that 84.14% of the gross offering proceeds will be available for investment in properties and 0.5% will be allocated to our working capital reserve. However, the percentage of gross offering proceeds available for investment could be less if the offering expenses or the acquisition fees are greater than the amounts indicated or if we feel it prudent to establish a larger working capital reserve. For example, we might feel it prudent to establish a larger working capital reserve to cover possible unanticipated costs or liabilities. If we only receive the proceeds from the minimum offering, we will invest in fewer properties than if we were to receive the proceeds from the maximum offering of 45,670,995 Units.

The following table reflects the intended application of the proceeds from the sale of the Units.

	Minimum Offering		Maximum Offering
	Gross Amount	% of Proceeds	Gross Amount	% of Proceeds
Gross Proceeds (1)	$50,000,000	100.00%	$500,000,000	100.00%
Less
Offering Expenses (2)	750,000	1.50%	2,500,000	0.50%
Selling Commissions (3)	3,750,000	7.50%	37,500,000	7.50%
Marketing Expense Allowance (3)	1,250,000	2.50%	12,500,000	2.50%

Net Proceeds after Offering Costs	$44,250,000	88.50%	$447,500,000	89.50%
Less Acquisition Fees (4)	1,682,000	3.36%	17,000,000	3.40%
Less Acquisition Expenses (5)	250,000	0.50%	2,500,000	0.50%

Proceeds Available for Investment and Working Capital	$42,318,000	84.64%	$428,000,000	85.60%
Less Working Capital Reserve (6)	250,000	0.50%	2,500,000	0.50%

Net Amount Available for Investment in Properties (7)	$42,068,000	84.14%	$425,500,000	85.10%

(1)	The Units are being offered on a “best-efforts” basis.
(2)	These amounts reflect our estimate of offering expenses, exclusive of the selling commissions and the marketing expense allowance payable to David Lerner Associates, Inc., such as filing and registration fees, legal, accounting and financial printing fees, and an expense reserve. If the offering expenses are greater than the amounts indicated, the amount of proceeds available for investment will decrease, and if these expenses are less, the amount available for investment will increase.
(3)	Payable to David Lerner Associates, Inc.
(4)	These amounts include our estimate of real estate commissions payable to Apple Suites Realty Group, Inc. in an amount equal to 2% of the gross purchase price of each property acquired (including debt) as initially capped under the bylaws, not including amounts budgeted for repairs and improvements.
(5)	These amounts include our estimate of acquisition expenses such as title insurance, surveys, environmental examination fees, recording costs, transfer taxes and other routine real estate transactional expenses incurred on our behalf in connection with property acquisitions.
(6)	Until used, amounts in our working capital reserve, together with any other proceeds not invested in properties or used for other company purposes, will be invested in permitted temporary investments such as U.S. Government securities or similar liquid instruments.
(7)	We expect the investment properties to be upper-end, extended-stay and other limited-service hotel properties located in selected metropolitan areas of the United States.

COMPENSATION

The table below describes all the compensation, fees, reimbursement and other benefits which we will pay to Apple Hospitality Five Advisors, Inc. (“Apple Hospitality Five Advisors”) and Apple Suites Realty Group, Inc. (“Apple Suites Realty”). Any payment to Apple Hospitality Five Advisors will be passed through to Apple Suites Advisors, Inc., (“Apple Suites Advisors”) by virtue of the subcontract from Apple Hospitality Five Advisors to Apple Suites Advisors. Currently, Mr. Knight is the sole shareholder of Apple Hospitality Five Advisors, Apple Suites Advisors and Apple Suites Realty. Mr. Knight is also our sole executive officer. As sole shareholder of Apple Hospitality Five Advisors, Apple Suites Advisors and Apple Suites Realty, Mr. Knight will receive income from Apple Hospitality Advisors, Apple Suites Advisors and Apple Suites Realty. As described under “Conflicts of Interest—Transactions with Affiliates and Related Parties,” Apple Suites Advisors may become a wholly-owned subsidiary of Apple Hospitality Two, Inc. If that were to occur, by virtue of the subcontract from Apple Hospitality Five Advisors to Apple Suites Advisors, Apple Hospitality Two would indirectly receive an asset management fee from us. Mr. Knight will receive no compensation directly from us, except that as described in various places throughout this prospectus (including, without limitation, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Series B Convertible Preferred Shares”), the issuance to Mr. Knight of his Series B convertible preferred shares will result in us recognizing compensation expense for accounting purposes if certain events occur. Consistent with the accounting treatment, the Series B convertible preferred shares will constitute an economic benefit to Mr. Knight measured by the difference between the purchase price for the Series B convertible preferred shares and the value of Units into which they are converted.

Our officers and directors may receive grants of options and/or restricted stock under the Incentive Plan or the Director’s Plan.

We will pay David Lerner Associates, Inc. selling commissions equal to 7.5% of the purchase price of the Units and a marketing expense allowance equal to 2.5% of the purchase price of the Units. If the minimum offering of $50,000,000 is sold, the selling commissions would be $3,750,000 and the marketing expense allowance would be $1,250,000. If the maximum offering of $500,000,000 is sold, the selling commissions would be $37,500,000 and the marketing expense allowance would be $12,500,000. David Lerner Associates, Inc. is not related to nor an affiliate of, either Apple Hospitality Five Advisors, Apple Suites Advisors or Apple Suites Realty.

Person Receiving Compensation (1)	Type of Compensation	Amount of Compensation (2)

Acquisition Phase

Apple Suites Realty	Real estate commission for acquiring our properties and real estate acquisition expenses	2% of the gross purchase price of the properties purchased by us—estimated at $1,682,000 if the minimum offering is sold and at $17 million if the maximum offering is sold. In addition, typical real estate acquisition expenses are estimated to be $250,000 if the minimum offering is sold and $2,500,000 if the maximum offering is sold. (3)

Operational Phase

Apple Hospitality Five Advisors	Asset management fee for managing our day-to-day-operations	Annual fee payable quarterly based upon a ratio of our modified funds from operations to the amount raised in this offering ranging from 0.1% to 0.25% of the amount raised in this offering—a maximum of $125,000 per year if the minimum offering is sold; a maximum of $1,250,000 per year if the maximum offering is sold. (4)

Apple Hospitality Five Advisors and Apple Suites Realty	Reimbursement for certain costs and expenses incurred on our behalf, as described in Note (5)	Estimated to be $50,000 if the minimum offering is sold and $250,000 if the maximum offering is sold.

Person Receiving Compensation (1)	Type of Compensation	Amount of Compensation (2)

Disposition Phase

Apple Suites Realty	Real estate commission for selling our properties	Up to 2% of the gross sales prices of the properties sold by us. (6)

All Phases

Apple Hospitality Five Advisors and Apple Suites Realty	Payment for certain services and property provided to us (7)	Amount is indeterminate

(1)	Apple Hospitality Five Advisors, Apple Suites Advisors and Apple Suites Realty will receive different types of compensation for services rendered in connection with the acquisition and disposition of our properties, as well as the management of our day-to-day operations. As discussed under “Conflicts of Interest,” the receipt of these fees could result in potential conflicts of interest for persons who participate in decision making on behalf of both our company and these other entities.
(2)	Except as otherwise indicated in this table, the specific amounts of compensation or reimbursement payable to Apple Hospitality Five Advisors, Apple Suites Advisors and Apple Suites Realty are not now known and generally will depend upon factors determinable only at the time of payment. Compensation payable to these entities may be shared or reallocated among them or their affiliates in their sole discretion as they may agree. However, compensation and reimbursements which would exceed specified limits or ceilings cannot be recovered by them or their affiliates through reclassification into a different category.
(3)	Under a Property Acquisition/Disposition Agreement with us, Apple Suites Realty has agreed to serve as the real estate advisor in connection with both our purchases and sales of properties. In exchange for these services, Apple Suites Realty will be entitled to a fee from us of 2% of the gross purchase price of each property purchased (including any debt assumed or incurred in connection with the purchase of the property) by us not including amounts budgeted for repairs and improvements. Under our bylaws, the maximum leverage initially permitted is equal to half of the purchase price of all properties bought by us. If the person from whom we purchase or to whom we sell a property pays any fee to Apple Suites Realty that amount will decrease the amount of our obligation to Apple Suites Realty. We estimate typical real estate acquisition expenses, such as title insurance, surveys, environmental examination fees, recording costs, transfer taxes and other routine real estate transactional expenses to be approximately $250,000 if the minimum offering is sold and $2,500,000 if the maximum offering is sold.
(4)	Under an Advisory Agreement with Apple Hospitality Five Advisors we are obligated to pay an asset management fee which is a percentage of the gross offering proceeds which have been received from time to time from the sale of the Units. The percentage used to calculate the asset management fee is based on the “return ratio.” The return ratio is the ratio of our modified funds from operations to the amount raised in this offering for the preceding calendar quarter. The per annum asset management fee is equal to the following with respect to each calendar quarter: 0.1% of the amount raised in this offering if the return ratio for the preceding calendar quarter is 6% or less; 0.15% of the amount raised in this offering if the return ratio for the preceding calendar quarter is more than 6% but not more than 8%; and 0.25% of the amount raised in this offering if the return ratio for the preceding calendar quarter is above 8%. Assuming the minimum offering of $50,000,000 is sold, the annual asset management fee would be between $50,000 and $125,000 Assuming the maximum offering of $500,000,000 is sold, the annual asset management fee would be between $500,000 and $1,250,000. This fee will be passed through to Apple Suites Advisors under a subcontract with Apple Hospitality Five Advisors.
(5)	Apple Hospitality Five Advisors, Apple Suites Advisors and Apple Suites Realty will be reimbursed for certain direct costs incurred on our behalf for acquiring and operating our properties and for goods and materials used for or by us and obtained from entities that are not affiliated with Apple Hospitality Five Advisors, Apple Suites Advisors. These costs and expenses include, but are not limited to, expenses relating to shareholder communications, costs of appraisals, non-refundable option payments on property not acquired, title insurance, and all other fees, costs and expenses directly attributable to the acquisition and ownership of our properties. These expenses also include ongoing accounting, reporting and filing obligations of ours that are provided to us by Apple Suites Advisors and payments made to third-parties that are made by Apple Suites Advisors on our behalf. These expenses will not include any amounts for overhead of either Apple Hospitality Five Advisors or Apple Suites Advisors. In addition, there will be no “mark-up” of these expenses by either of these entities. Operating expenses reimbursable to Apple Hospitality Five Advisors, Apple Suites Advisors and Apple Suites Realty are subject to the overall limitation on operating expenses discussed under “Apple Hospitality Five Advisors and Affiliates—The Advisory Agreement,” but the amount of reimbursement is not otherwise limited.

(6)	Under the Property Acquisition/Disposition Agreement described in note (3), Apple Suites Realty also will be entitled to a fee from us in connection with our sale of each property equal to 2% of the gross sales price of the property if, and only if, the sales price exceeds the sum of (1) our cost basis in the property (consisting of the original purchase price plus any and all capitalized costs and expenditures connected with the property) plus (2)10% of the cost basis. For purposes of this calculation, our cost basis will not be reduced by depreciation.
(7)	Apple Hospitality Five Advisors and Apple Suites Realty may provide other services or property to us, and will be entitled under certain conditions to compensation or payment for those services or property. Those conditions, which are summarized under “Conflicts of Interest—Transactions with Affiliates and Related Parties,” include the requirement that each transaction be approved by the affirmative vote of a majority of the directors. Currently, there are no arrangements or proposed arrangements between us, on the one hand, and these two entities, on the other hand, for the provision of other services or property to us or the payment of compensation or reimbursement. If any other arrangements arise in the future, the terms of the arrangements, including the compensation or reimbursement payable, will be subject to the restrictions in our bylaws. The compensation, reimbursement or payment could take the form of cash or property, including Units.

CONFLICTS OF INTERESTS

General

We may be subject to various conflicts of interest arising from our relationship with Apple Hospitality Five Advisors, Apple Suites Advisors, Apple Suites Realty and Glade M. Knight, our chairman of the board. Mr. Knight is currently the sole shareholder of Apple Hospitality Five Advisors, Apple Suites Advisors and Apple Suites Realty.

Apple Suites Advisors, through its subcontract with Apple Hospitality Five Advisors, and Apple Suites Realty and Mr. Knight are not restricted from engaging for their own account in business activities of the type conducted by us. Occasions may arise when our interests conflict with those of one or more of Mr. Knight, Apple Hospitality Five Advisors, Apple Suites Advisors and Apple Suites Realty. Apple Hospitality Five Advisors, Apple Suites Advisors, Apple Suites Realty and Mr. Knight are accountable to us and our shareholders as fiduciaries, and consequently must exercise good faith and integrity in handling our affairs.

Apple Hospitality Five Advisors and Apple Suites Realty will assist us in acquisition, organization, servicing, management and disposition of investments. Apple Hospitality Five Advisors will subcontract with Apple Suites Advisors for these services. At this time, Apple Suites Advisors and Apple Suites Realty do not provide services exclusively to us, but perform similar services for Apple Suites, Inc., a Virginia corporation and real estate investment trust (“Apple Suites”) and Apple Hospitality Two, Inc., a Virginia corporation and real estate investment trust (“Apple Hospitality Two”). Apple Suites Advisors and Apple Suites Realty may perform similar services to other parties, both affiliated and unaffiliated, in the future.

Although we do not currently anticipate entering into joint ventures with other entities, including Apple Hospitality Five Advisors, Apple Suites Advisors or Apple Suites Realty, we may do so in order to obtain an interest in hotel properties. These joint ventures may have divergent interests or goals which may be inconsistent with our goals. In addition, we are represented by the same legal counsel that represents Apple Hospitality Five Advisors, Apple Suites Advisors or Apple Suites Realty. To the extent a conflict arises regarding legal representation, Apple Hospitality Five Advisors, Apple Suites Advisors and Apple Suites Realty will obtain separate independent counsel.

Conflicts with Respect to Fees Paid by us to Apple Hospitality Five Advisors, Apple Suites Advisors and Apple Suites Realty

The receipt of various fees from us by Apple Hospitality Five Advisors, Apple Suites Advisors and Apple Suites Realty may result in potential conflicts of interest for persons, particularly Mr. Knight, who participate in decision making on behalf of both us and these other entities.

Conflicts With Respect To Commissions.    For example, Apple Suites Realty will receive a 2% commission upon each purchase by us of a property, and a commission of 2% upon each sale by us of a property. Therefore, its compensation will increase in proportion to the number of properties purchased and sold by us and the properties’ gross purchase and sale prices. Apple Suites Realty has an incentive to see that multiple properties are purchased and sold by us. In addition, since Apple Suites Realty’s commission is based on gross purchase price, it has an incentive to encourage us to purchase highly-leveraged properties in order to maximize commissions.

Conflicts With Respect To Asset Management Fees.    Apple Hospitality Five Advisors asset management fee is a percentage of total proceeds received from time to time by us from the sales of our Units. Accordingly, it has an incentive to see that sales of Units are closed as quickly as possible by us. Apple Suites Advisors, under its subcontract with Apple Hospitality Five Advisors, will have the same conflict with respect to its asset management fees.

Series B Convertible Preferred Shares

We issued to Mr. Knight all of the 240,000 outstanding Series B convertible preferred shares. Each Series B convertible preferred share was issued in exchange for $0.10 per share. Under limited circumstances these shares may be converted into common shares thereby resulting in dilution of the shareholders’ interest in us. Upon conversion of the Series B convertible preferred shares into common shares, the Series A preferred shares will terminate and will no longer have the priority distribution in liquidation associated with the Series A preferred shares. Mr. Knight, as our chief executive officer, can influence both the timing and conversion of the Series B convertible preferred shares issued to him and the resulting dilution of other shareholders. There are no dividends payable on the Series B convertible shares. The effect of the conversion of the Series B convertible preferred shares is that Mr. Knight would own approximately 4.45% to 5.99% of the total number of common shares outstanding in exchange for an aggregate payment of $24,000. For a description of the Series B convertible shares see “Principal and Management Shareholders” and “Description of Capital Stock.”

Policies to Address Conflicts

The board of directors, Apple Hospitality Five Advisors, Apple Suites Advisors and Apple Suites Realty will also be subject to the various conflicts of interest described below. Policies and procedures will be implemented to try to ameliorate the effect of potential conflicts of interest. By way of illustration, the bylaws place limitations on the terms of contracts between us and Apple Hospitality Five Advisors, Apple Suites Advisors or Apple Suites Realty designed to ensure that these contracts are not less favorable to us than would be available from an unaffiliated party. However, some potential conflicts of interest are not easily susceptible to resolution.

Prospective shareholders are entitled to rely on the general fiduciary duties of the directors, Apple Hospitality Five Advisors, Apple Suites Advisors and Apple Suites Realty as well as the specific policies and procedures designed to ameliorate potential conflicts of interest. Apple Hospitality Five Advisors, Apple Suites Advisors and Apple Suites Realty believe that general legal principles dealing with fiduciary and similar duties of corporate officers and directors, combined with specific contractual provisions in the agreements between us, on the one hand, and Apple Hospitality Five Advisors, Apple Suites Advisors and Apple Suites Realty on the other hand, will provide substantial protection for the interests of the shareholders. We do not believe that the potential conflicts of interests described above will have a material adverse effect upon our ability to realize our investment objectives.

Transactions with Affiliates and Related Parties

Under the bylaws, transactions between us and Apple Hospitality Five Advisors, Apple Suites Advisors or Apple Suites Realty must be in all respects fair and reasonable to our shareholders. If any proposed transaction involves the purchase of property, the purchase must be on terms not less favorable to us than those prevailing for arm’s-length transactions concerning comparable property, and at a price to us no greater than the cost of the asset to the seller unless a majority of the directors determines that substantial justification for the excess exists. Examples of substantial justification might include, without limitation, an extended holding period or capital improvements by the seller which would support a higher purchase price.

Apple Hospitality Five Advisors, Apple Suites Advisors and Apple Suites Realty will receive compensation from us for providing many different services. The fees payable and expenses reimbursable are subject to the general limitation on operation expenses. The board of directors will have oversight responsibility with respect to our relationships with Apple Hospitality Five Advisors, Apple Suites Advisors or Apple Suites Realty and will attempt to ensure that they are structured to be no less favorable to us than our relationships with unrelated persons or entities and are consistent with our objectives and policies. Otherwise, there are no limitations on the reimbursements we may make to Apple Suite Advisors, Apple Hospitality Five Advisors or Apple Suites Realty for expenses they incur on our behalf.

Apple Suites Advisors, Inc., is, in addition to its other duties, responsible for locating suitable properties for us. Apple Suites Advisors has in the past performed the same service for Apple Suites and Apple Hospitality Two. It is anticipated that after February 1, 2003, Apple Hospitality Two will have largely completed its intended property acquisitions. Therefore, it is anticipated that by then Apple Suites Advisors will concentrate its property acquisition efforts on behalf of us rather than Apple Hospitality Two.

Apple Suites may merge into a subsidiary of Apple Hospitality Two. In connection with that merger, Apple Suites Advisors, with which Apple Hospitality Five Advisors has subcontracted all of its obligations to us, will become a wholly-owned subsidiary of Apple Hospitality Two. If these transactions occur, our day-to-day management would be provided to us by a subsidiary of a real estate investment trust that engages in the ownership of extended-stay hotel properties and that may compete with us for properties.

After the acquisition of Apple Suites Advisors by Apple Hospitality Two, our board will have oversight responsibility for Apple Suites Advisors in two separate capacities that may conflict with each other. On the one hand, our board will be responsible for ensuring that services provided to us by Apple Suites Advisors are fair and adequate to us. On the other hand, the same board will be responsible for ensuring that Apple Suites Advisors maximizes profits for Apple Hospitality Two. Therefore, the same board will be monitoring the performance of the entity providing us with our day-to-day management as will be benefiting from that contract in its capacity as the board of directors of Apple Hospitality Two.

Interlocking Boards of Directors

Glade M. Knight, Lisa B. Kern, Bruce H. Matson, Michael S. Waters and Robert M. Wily will serve as directors on our board and concurrently serve as directors for Apple Hospitality Two and Apple Suites, Mr. Knight is chairman and president of Apple Hospitality Two and Apple Suites. There may be instances where our hotels are in the same markets as hotels owned by Apple Hospitality Two and Apple Suites. However, because the hotels are managed by third party management companies and neither our board of directors nor the board of directors of Apple Hospitality Two and Apple Suites play a direct role in the management of the hotels, we do not believe that having the same board of directors as Apple Hospitality Two and Apple Suites or being in the same markets as Apple Hospitality Two and Apple Suites will present a conflict of interest. The board will endeavor to act in the best interests of each company.

Competition Between Us and Mr. Knight

Mr. Knight or other companies organized by him, may form additional REITs, limited partnerships and other entities to engage in activities similar to ours. We have no contractual rights with Mr. Knight, such as a right of first refusal, that obligates him to sell any property to us or specifies a minimum standard of time and attention that he is required to devote to us.

The competing activities of Apple Hospitality Five Advisors, Apple Suites Advisors, Apple Suites Realty and Mr. Knight may involve conflicts of interest. For example, Mr. Knight is interested in the continuing success of previously formed ventures because he has existing fiduciary responsibilities to investors in those ventures, he may be personally liable on obligations of those ventures and he has equity and incentive interests in those ventures. Those ventures are Cornerstone Realty Income Trust, Inc., (“Cornerstone”) Apple Hospitality Two, and Apple Suites. Apple Hospitality Two and Apple Suites have similar investment objectives as we do and, in addition, may compete against us for properties. Conflicts of interest would also exist if properties acquired by us compete with properties owned or managed by Mr. Knight or affiliates of Apple Hospitality Five Advisors, Apple Suites Advisors and Apple Suites Realty. Conflicts of interest may also arise in the future if we sell, finance or refinance properties at the same time as ventures developed by Mr. Knight or affiliates of Apple Hospitality Five Advisors, Apple Suites Advisors and Apple Suites Realty.

We have obtained an unsecured line of credit in a principal amount of up to $300,000 to fund our start-up costs. This line of credit will be guaranteed by Glade M. Knight, our president and chairman of the board. We would expect to repay this debt with proceeds of this offering. Because Mr. Knight is personally liable for repayment of this debt, he would have an incentive to see that at least the minimum offering is raised. This could present a conflict of interest for Mr. Knight since his personal interests would be adversely affected if the offering is not successful for any reason.

Competition for Management Services

Mr. Knight is and in the future will be an officer or director of one or more entities, which engage in the brokerage, sale, operation, or management of real estate. These entities include Cornerstone, Apple Hospitality Two, and Apple Suites. Accordingly, Mr. Knight may have conflicts of interest in allocating management time and services between us and those entities. None of the organizational documents for us, Apple Hospitality Two, Cornerstone or Apple Suites specify a minimum standard of time and attention that Apple Hospitality Five Advisors, Apple Suites Advisors, Apple Suites Realty or Mr. Knight are required to provide to each of those entities.

INVESTMENT OBJECTIVES AND POLICIES

The following is a discussion of our current policies with respect to investments, financing and other activities. These policies have been established by our management. These policies may be amended or waived from time to time at the discretion of our board of directors without a vote of our shareholders. No assurance can be given that our investment objectives will be attained.

Investments in Real Estate or Interests in Real Estate

Our primary business objective is to maximize shareholder value by achieving long-term growth in cash distributions to our shareholders. We intend to pursue this objective by acquiring upper-end, extended-stay hotel properties and other limited-service hotels for long-term ownership. We intend to acquire fee ownership of our hotel properties. We seek to maximize current and long-term net income and the value of our assets. Our policy is to acquire assets where we believe opportunities exist for acceptable investment returns.

We expect to pursue our objectives primarily through the direct ownership of upper-end, extended-stay hotel and other limited-service hotel properties located in selected metropolitan areas. However, future investment activities will not be limited to any geographic area or product type or to a specified percentage of our assets.

Although we are not currently doing so, we may also participate with other entities in property ownership, through joint ventures or other types of common ownership. We will only enter into joint ventures to the extent that such ventures are consistent with our goal of acquiring upper-end, extended-stay hotel and other limited-service hotel properties, which we believe will provide acceptable investment returns. Equity investments may be subject to existing mortgage financing and other indebtedness which have priority over our equity interests. We do not anticipate investing in the securities of other issuers for the purpose of exercising control.

It is possible that we may purchase properties from affiliates. We have no limitation on the portion of our portfolio that my be purchased from our affiliates. However, we have no present plan or intention to purchase properties from any affiliates.

We reserve the right to dispose of any property if we determine the disposition of a property is in our best interests and the best interests of our shareholders.

Borrowing Policies

We intend to purchase our properties using cash or interim borrowings. We will endeavor to repay any interim borrowings with proceeds from the sale of Units. However, we may not necessarily hold our properties on an unleveraged basis. When advisable, we may incur, medium or long-term debt secured by our properties. One purpose of borrowing could be to permit our acquisition of additional properties through the “leveraging” of shareholders’ equity contributions. Alternatively, we might find it necessary to borrow to permit the payment of operating deficits at properties we already own. Furthermore, properties may be financed or refinanced if the board of directors deems it in the best interests of shareholders because, for example, indebtedness can be incurred on favorable terms and the incurring of indebtedness is expected to improve the shareholders’ after-tax cash return on invested capital.

Loans we obtain may be evidenced by promissory notes secured by mortgages on our properties. As a general policy, we would seek to obtain mortgages securing indebtedness which encumber only the particular property to which the indebtedness relates, but recourse on these loans may include all of our assets. If recourse on any loan incurred by us to acquire or refinance any particular property includes all of our assets, the equity in other properties could be reduced or eliminated through foreclosure on that loan.

Subject to the approval of the board of directors, we may borrow from Apple Hospitality Five Advisors, Apple Suites Advisors or Apple Suites Realty. Those entities are under no obligation to make any loans, however. After the initial closing of $50,000,000, any loans made by Apple Hospitality Five Advisors, Apple Suites Advisors or Apple Suites Realty must be approved by a majority of the directors as being fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated lenders and borrowers under the same circumstances.

After the initial closing of $50,000,000, our bylaws will prohibit us from incurring debt if the debt would result in aggregate debt exceeding 100% of “Net Assets,” defined generally to mean assets at cost, before subtracting liabilities, unless the excess borrowing is approved by a majority of the directors and disclosed to the shareholders as required by the bylaws. The bylaws also will prohibit us from allowing aggregate borrowings to exceed 50% of our “Adjusted Net Asset Value,” defined generally to mean assets at fair market value, before subtracting liabilities, subject to the same exception described in the previous sentence. In addition, the bylaws will provide that the aggregate borrowings must be reasonable in relation to our net assets and must be reviewed quarterly by the directors. Subject to the limitations on the permitted maximum amount of debt, there is no limitation on the number of mortgages or deeds of trust which may be placed against any particular property.

Assuming the directors approve, we may borrow in excess of the debt limitations described in the previous paragraph in order to acquire a portfolio of extended-stay and other limited-service hotel properties. If attainable, the acquisition of a portfolio of properties early in our existence would, in the opinion of our management, provide us with greater ability to acquire extended-stay and other limited-service hotel properties in the future as proceeds from the sale of Units are received and provide us with economies of scale from the outset. We have no current plan or intention to make loans to other persons or entities.

Reserves

A portion of the proceeds of this offering will be reserved to meet working capital needs and contingencies associated with our operations. We will initially allocate to our working capital reserve not less than 0.5% of the proceeds of the offering. As long as we own any properties, we will retain as working capital reserves an amount equal to at least 0.5% of the proceeds of the offering, subject to review and re-evaluation by the board of directors. If reserves and any other available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating our investment in one or more properties.

Sale Policies

We are under no obligation to sell our properties, and currently anticipate that we will hold our properties for a minimum of seven years. However, a sale of one or more properties may occur at any time if Apple Hospitality Five Advisors, or, through the subcontract, Apple Suites Advisors deems it advisable for us based upon current economic considerations, and the board of directors concurs with the decision. In deciding whether to sell a property, Apple Hospitality Five Advisors and Apple Suites Advisors will also take into consideration factors such as: the amount of appreciation in value, if any, to be realized; federal, state and local tax consequences; the possible risks of continued ownership; and the anticipated advantages to be gained for the shareholders from sale of a property versus continuing to hold property.

Currently, we expect that within approximately seven years from the initial closing, we will:

(1)  cause the common shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System,

(2)  dispose of all of our properties in a manner which will permit distributions to our shareholders of cash, or

(3)  merge, consolidate or otherwise combine with a real estate investment trust or similar investment vehicle.

The taking of any of these actions would be conditioned on the board of directors determining the action to be prudent and in the best interests of the shareholders. Virginia law and our articles of incorporation state that a majority of the common shares then outstanding and entitled to vote is required to approve the sale of all or substantially all our assets. However, we are under no obligation to take any of these actions, and these actions, if taken, might be taken after the seven-year period mentioned above.

Changes in Objectives and Policies

Subject to the limitations in the articles of incorporation, the bylaws and the Virginia Stock Corporation Act, the powers of our company will be exercised by or under the authority of, and the business and affairs of our company will be controlled by, the board of directors. The board of directors also has the right and power to establish policies concerning investments and the right, power and obligation to monitor our procedures, investment operations and performance of our company.

In general, the articles of incorporation and the bylaws can be amended only with the affirmative vote of a majority of the outstanding common shares, except that the bylaws may be amended by the board of directors if necessary to comply with the real estate investment trust provisions of the Internal Revenue Code or with other applicable laws, regulations or requirements of any state securities regulator. The bylaws can also be amended by the board of directors to:

•	correct any ambiguity in the bylaws or resolve inconsistencies between the bylaws and the Articles;

•	make changes that are not materially adverse to the rights of shareholders; or

•	allow us to take any action or fulfill any obligation which we are legally obligated or permitted to take.

Within the express restrictions and prohibitions of the bylaws, the articles of incorporation and applicable law, however, the board of directors has significant discretion to modify our investment objectives and policies, as stated in this prospectus. We have no present intention to modify any of our investment objectives and policies, and it is anticipated that any modification would occur only if business and economic factors affecting us made our stated investment objectives and policies unworkable or imprudent. By way of illustration only, the board of directors could elect to acquire residential apartment communities or to acquire one or more commercial properties in addition to extended-stay and other limited-service hotel properties.

Thus, while this prospectus accurately and fully discloses our current investment objectives and policies, prospective shareholders must be aware that the board of directors, acting consistently with our organizational documents, applicable law and their fiduciary obligations, may elect to modify or expand our objectives and policies from time to time. Any action by the board of directors would be based upon the perceived best interests of us and our shareholders.

DISTRIBUTIONS POLICY

Distributions will be at the discretion of our board of directors and will depend upon factors including:

•	the gross revenues we receive from our properties,

•	our operating expenses,

•	our interest expense incurred in borrowing,

•	capital expenditures, and

•	our need for cash reserves.

While we intend to make monthly distributions, there can be no assurance that we will be able to make distributions at any particular time or rate, or at all.

In accordance with applicable real estate investment trust requirements, we will make distributions in compliance with the Internal Revenue Code.

We anticipate distributions will exceed net income determined in accordance with generally accepted accounting principles in the U.S. due to non-cash expenses, primarily depreciation and amortization.

BUSINESS

General

We are based in Richmond, Virginia. We plan to elect to be treated as a real estate investment trust for federal income tax purposes beginning with our taxable year ending December 31, 2003. We plan to purchase and own upper-end, extended-stay and other limited-service hotel properties located in selected metropolitan areas in the United States. We plan to acquire a diverse portfolio of strong performing properties in markets that we believe will continue to perform well over time. There is no specific geographic area in which we propose to acquire or not acquire properties. However, we currently own no properties.

Business Strategies

Our primary business objective is to maximize shareholder value by maintaining long-term growth in cash distributions to our shareholders. To achieve this objective, we will focus on maximizing the internal growth of our portfolio by selecting properties that have strong cash flow growth potential. We intend to pursue this objective by acquiring upper-end, extended-stay and other limited-service hotel properties for long-term ownership by purchasing properties in fee simple. We will seek associations with distinctive brands in the upper-end, extended-stay and other limited-service hotel markets. However, we do not anticipate affiliating ourselves with only one brand of franchise or license. Because we are prohibited under the federal tax laws pertaining to qualifying as a real estate investment trust from operating our extended stay hotel properties directly, we will lease each of our hotel properties to our wholly-owned, taxable REIT subsidiary, Apple Hospitality Five Management, Inc. (“Apple Hospitality Five Management”), or another lessee for their management. We anticipate that substantially all of our hotel properties will be leased to Apple Hospitality Five Management, a Virginia corporation that will qualify as a taxable REIT subsidiary.

With the enactment of the REIT Modernization Act, we can own up to 100% of the stock of a taxable REIT subsidiary. The REIT Modernization Act permits us to lease the hotels that we own to Apple Hospitality Five Management, rather than requiring us to lease our hotels to a separate, unaffiliated entity. The hotels that we lease to Apple Hospitality Five Management will still have to be managed by an unaffiliated third party. Any net profit from the leases held by Apple Hospitality Five Management, after payment of any applicable corporate tax, will be available for distribution to us.

Leases

We expect that our leases with Apple Hospitality Five Management will be long-term leases. We anticipate that each lease will provide for an initial term of ten (10) years. We anticipate that we will have identified and secured an unaffiliated manager and licensor at or prior to entering into a lease agreement with Apple Hospitality Five Management. We anticipate that each lease will provide that rents will be based on a base amount and a percentage of gross income. We anticipate that Apple Hospitality Five Management will pay (1) fixed monthly base rent, (2) on a monthly basis, the excess of “participating rent” over base rent, with participating rent based on percentages of room revenue, food and beverage revenue and telephone and other revenue at each property, and (3) other amounts, including interest accrued on any late payments or charges. Base rent may increase annually by a percentage equal to the percentage increase in the consumer price index compared to the prior year. Base rent will be payable monthly in advance. Participating rent may be payable in arrears based on a monthly schedule adjusted to reflect the seasonal variations in the property’s revenue.

In addition to rent, the leases may require Apple Hospitality Five Management to pay the following items: liability insurance and all costs, expenses, utility and other charges incurred in the operation of the properties. The leases may also provide for rent reductions and abatements in the event of damage or destruction or a partial condemnation of any property. We expect to be responsible for the following items: real estate and personal property taxes and assessments; and casualty insurance, including loss of income insurance.

Upper-End, Extended-Stay Hotels

The upper-end, extended-stay sector of the limited-service hotel industry offers upscale, high-quality, residential-style lodging with a comprehensive package of guest services and amenities, for extended-stay business and leisure travelers. Our properties are designed to meet the needs of the business and leisure traveler whose stay is typically more than one or two nights.

Our upper-end, extended-stay hotels are designed for people working on field assignments, relocating to a new community, attending seminars and conventions, participating in corporate training programs, taking an extended vacation or attending a family event. It is anticipated that these properties will provide their guests with spacious residential-style quarters with separate living and sleeping areas large enough for work, study, entertaining or relaxation. Typically, the properties feature a fully equipped kitchen and work site with telephone(s) featuring data ports and voice mail. Often the facility features an executive center with fax machine and photocopier in addition to an exercise center, swimming pool or other recreational facilities.

Other Real Estate Investments

Although we anticipate that our focus will be on upper-end, extended-stay and other limited-service hotel properties, our bylaws and articles of incorporation do not preclude us from acquiring other properties. Although we currently own no properties, we may acquire other real estate assets including, but not limited to, multi-family residential properties and other income producing properties in addition to extended-stay and other limited-service hotel properties. The purchase of any property will be based upon our perceived best interests and those of our shareholders. Regardless of the mix of properties we may own, our primary business objective is to maximize shareholder value by acquiring properties that have strong cash flow growth potential.

Legal Proceedings

We are not presently subject to any material litigation. To our knowledge, there is no material litigation threatened against us. We may become subject in the future to litigation, including routine litigation arising in the ordinary course of business.

Regulation

Our properties may be subject to various laws, ordinances and regulations, including regulations relating to recreational facilities such as swimming pools, activity centers and other common areas. We intend to acquire the necessary permits and approvals under present laws, ordinances and regulations to operate our business.

Americans With Disabilities Act.

Our properties will need to comply with Title III of the Americans with Disabilities Act of 1990 (the “ADA”) to the extent they are “public accommodations” and/or “commercial facilities” under the ADA. Compliance with ADA requirements could require removal of structural barriers to handicapped access in public areas of the properties where removal is readily achievable.

Environmental Matters

Under federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and remediate hazardous or toxic substances or petroleum product releases at a property. In addition, the owner or operator may be held liable to a government entity or third party for property damage and investigation and remediation costs incurred by parties in connection with the contamination. These laws typically impose cleanup responsibility and liability without regard to whether the owner or operator knew of, or caused the presence of, the contaminants. The costs of investigation, remediation or removal of substances may be substantial, and the presence of these substances, or the failure to properly remediate these substances, may adversely affect the owner’s ability to sell or rent the real estate or to borrow using the real estate as collateral.

In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs incurred in connection with the contamination. Individuals who arrange for the disposal or treatment of hazardous or toxic substances may be held liable for the costs of investigation, remediation or removal of hazardous or toxic substances at or from the disposal or treatment facility regardless of whether the facility is owned or operated by the person. Finally, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site.

Federal, state and local laws, ordinances and regulations also govern the removal, encapsulation or disturbance of asbestos-containing materials (“ACMs”) when the materials are in poor condition or in the event of the remodeling, renovation or demolition of a building. These laws may impose liability for the release of ACMs and may provide for third parties to seek recovery from owners or operators of real estate for personal injury associated with ACMs. In connection with the ownership and operation of its properties, we may be potentially liable for costs in connection with ACMs or other hazardous or toxic substances.

Prior to acquisition, all of our properties will have been the subject of environmental assessments, which are intended to reveal information regarding, and to evaluate the environmental condition of, the surveyed properties and surrounding properties. These assessments will generally include:

—a historical review,

—a public records review,

—a preliminary site investigation of the site and surrounding properties,

—examining for the presence of asbestos,

—examining for equipment containing polychlorinated biphenyls,

—examining for underground storage tanks, and

—the preparation of a written report.

These assessments generally will not include soil sampling or subsurface investigations.

Nevertheless, it is possible that these assessments will not reveal all environmental liabilities or that there are unknown material environmental liabilities. Moreover, we cannot guarantee that

—future laws, ordinances or regulations will not require any material expenditures by or impose any material liabilities in connection with environmental conditions by or on us or our properties,

—the environmental condition of a property we purchase will not be adversely affected by residents and occupants of the property, by the condition of properties in the vicinity, such as the presence of underground storage tanks, or by unrelated third parties, or

—prior owners of any property we purchase will not have created unknown environmental problems.

We will endeavor to ensure our properties will be in compliance in all material respects with all federal, state and local laws, ordinances and regulations regarding hazardous or toxic substances or petroleum products.

Insurance

We will carry comprehensive liability, fire, extended coverage and rental loss insurance with respect to any property we acquire, with policy specifications, insured limits and deductibles customarily carried for similar properties. There are, however, certain types of losses, such as losses arising from earthquakes or wars, that are not generally insured because they are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, we could lose our capital invested in the affected property, as well as the anticipated future revenues from the property and would continue to be obligated on any mortgage indebtedness or other obligations related to the property. We could be adversely affected by any such loss.

Available Information

We have filed a registration statement, of which this prospectus is a part, on Form S-11 with the Securities and Exchange Commission (the “Commission”) relating to this offering of Units. This prospectus does not contain all of the information in the registration statement and the exhibits and financial statements included with the registration statement. If we describe the contents of any contract or other document in this prospectus, the description may not necessarily be a complete description. You should refer to the copy of the document filed as an exhibit to the registration statement or incorporated by reference for a complete description. You can obtain copies of the registration statement and the exhibits for a fee from the Commission at its principal office in Washington, D.C.

We will also file periodic reports, proxy statements and other information with the Commission. You can review and copy these documents at the offices of the Commission in Washington, D.C. and at the Commission’s regional offices in Chicago, Illinois and New York, New York. The Commission also maintains an Internet web site that contains these documents and other information regarding registrants that file electronically. The Internet address of the Commission’s web site is: http://www.sec.gov.

We will furnish our shareholders with annual reports containing financial statements audited by our independent auditors.

MANAGEMENT

We are managed by our board of directors, elected by our shareholders. The directors are responsible for appointing our executive officers and for determining our strategic direction. The executive officers serve at the discretion of the board and are chosen annually by the board at its first meeting following the annual meeting of shareholders. Currently, Glade M. Knight is our sole director and executive officer. The following table sets forth the names and ages of Mr. Knight and those additional persons who will be elected as directors prior to the time of initial closing of the minimum 4,761,905 Units.

Name	Age	Position
Glade M. Knight	58	Chairman, Chief Executive Officer, and President
Lisa B. Kern	42	Director*
Bruce H. Matson	45	Director*
Michael S. Waters	47	Director*
Robert M. Wily	53	Director*

*	To be elected prior to the initial closing.

Glade M. Knight.    Mr. Knight is our chairman of the board, chief executive officer and President. He is also the chief executive officer and sole shareholder of Apple Hospitality Five Advisors, Apple Suites Advisors and Apple Suites Realty.

Mr. Knight founded and serves as chairman of the board and president of Apple Hospitality Two, Inc., Apple Suites, Inc. and Cornerstone Realty Income Trust, Inc., which are real estate investment trusts. Cornerstone, a publicly traded company, which began operations in 1993, acquires, owns and operates apartment complexes in Texas and the mid-Atlantic and southeastern regions of the United States. The common shares of Cornerstone trade on the New York Stock Exchange under the symbol “TCR”. Apple Suites, which began operations in 1999, acquires and owns extended-stay hotels in selected metropolitan areas throughout the United States. Apple Hospitality Two, which began operation in 2001, acquires and owns upper-end, extended-stay hotels in select metropolitan areas throughout the U.S.

Mr. Knight is chairman of the board of trustees of Southern Virginia College in Buena Vista, Virginia. Mr. Knight is also a member of the advisory board to the Graduate School of Real Estate and Urban Land Development at Virginia Commonwealth University. He has served on a National Advisory Council for Brigham Young University and is a founding member of and active lecturer for the university’s Entrepreneurial Department of the Graduate School of Business Management.

Lisa B. Kern.    Ms. Kern is a portfolio manager and vice president of Davenport & Co., LLC, an investment banking firm in Richmond, Virginia. She has held that position since 1996. Previously, Ms. Kern was a vice president with Crestar Bank’s Trust and Investment Management Group from 1989 to 1996. Ms. Kern is also a director of Apple Suites and Apple Hospitality Two.

Bruce H. Matson.    Mr. Matson is a vice president and director of the law firm of LeClair Ryan, a Professional Corporation in Richmond, Virginia. He has been with LeClair Ryan since 1994. Mr. Matson has practiced law since 1983. He is also a director of Apple Suites and Apple Hospitality Two.

Michael S. Waters.    Mr. Waters is President and co-founder of Partnership Marketing, Inc. He has held that position since 1999. From 1995 through 1998, Mr. Waters served as a vice president and general manager of GT Foods, a division of GoodTimes Home Video. From 1987 to 1995, he served as a vice president and general manager for two U.S. subsidiaries (Instant Products of America and Chocolate Products) of George Weston Ltd. (Canada), a fully-integrated food retailer and manufacturer. He is also a director of Apple Suites and Apple Hospitality Two.

Robert M. Wily.    Mr. Wily is a retired federal court executive. He resides in Lindon, Utah. Mr. Wily was the Director of Client Services of the Center for Claims Resolution from November 2000 through June 2001. Prior to that position, he served as the Deputy Chief, Article III Judges Division, of the Administrative Office of the U.S. Courts from 1999 to 2000. He has served as the Clerk of Court for both the United States Bankruptcy Court for the Eastern District of Virginia from 1986 to 1999 and the District of Utah from 1981 to 1986. Prior to those positions, Mr. Wily was in the private practice of law. He is also a director of Apple Suites and Apple Hospitality Two.

Classification of the Board

The board is divided into three classes. The terms of the first, second and third classes expire in 2003, 2004, and 2005, respectively. Directors of each class are elected for three year terms upon the expiration of the current class’ term. The staggered terms for directors may affect our shareholders’ ability to effect a change in control even if a change in control were in our shareholders’ best interest. Mr. Knight’s term expires in 2005.

Committees of the Board

The board has an Executive Committee, an Audit Committee and a Compensation Committee.

The Executive Committee has all powers of the board except for those which require action by all directors under our Articles or Bylaws or under applicable law. The Executive Committee will consist of Messrs. Knight, Matson and Wily.

The Audit Committee’s function is to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of our internal accounting controls. The Audit Committee will consist of Ms. Kern, Mr. Waters and Mr. Wily.

The Compensation Committee will administer our stock incentive plans. The Compensation Committee will consist of Messrs. Matson and Wily.

Director Compensation

We will pay to each director (other than Glade M. Knight) an annual fee of $6,000 plus $1,000 for each meeting of the full board of directors attended by each director in person ($100 if any are attended by telephonic means). There will be no additional compensation for serving on a committee or attending a committee meeting. We will, however, reimburse all directors for their travel and other out-of-pocket expenses incurred in connection with attending any meeting of the board of directors or any committee, and for carrying on the business of our company, including reimbursement for expenses for any on-site review of properties presented for acquisition or of new markets.

Indemnification and Insurance

We intend to obtain, and pay the cost of, directors’ and officers’ liability insurance coverage which insures (1) the directors and officers from any claim arising out of an alleged wrongful act by the directors and officers in their respective capacities as directors and officers of our company, and (2) us to the extent that we have indemnified the directors and officers for loss.

Officer Compensation

Our officers are not paid salaries by us. Mr. Knight is currently our sole executive officer. In addition, he is currently the sole shareholder of Apple Hospitality Five Advisors, Apple Suites Advisors and Apple Suites Realty which are entitled to fees for services rendered by them to us. Mr. Knight will not receive any compensation from Apple Hospitality Five Advisors, Apple Suites Advisors and Apple Suites Realty but will receive income due to his ownership of those entities. See, “Compensation” for a description of the fees payable to Apple Hospitality Five Advisors, Apple Suites Advisors and Apple Suites Realty.

Stock Incentive Plans

We plan to adopt two stock incentive plans, which are described below. For purposes of the description below, the term “Offering” means the Initial Offering plus all additional offerings and sales of Units which may occur before termination of the Plans. The term “Initial Offering” means the offering of Units made pursuant to this prospectus.

The aggregate number of Units reserved for issuance under the two stock incentive plans is (1) 80,000 Units, plus (2) 6.425% of the number of Units sold in the Initial Offering in excess of the minimum offering, plus (3) 6.8% of the number of Units sold in the Offering above the Initial Offering.

The Incentive Plan

Under one plan (the “Incentive Plan”), incentive awards may be granted to employees (including officers and directors who are employees) of us. Of the directors, initially Mr. Knight will be a participant in the Incentive Plan. Incentive awards may be in the form of stock options or restricted stock. Under the Incentive Plan, the number of Shares reserved for issuance is equal to an aggregate of (1) 35,000 Units, plus (2) 4.625% of the number of Units sold in the Initial Offering in excess of the minimum offering, plus (3) 5.0% of the number of the Units sold in the Offering above the Initial Offering. If an option is canceled, terminates or lapses unexercised, any un-issued Units allocable to the option may be subjected again to an incentive award. The purpose of the Incentive Plan is to attract and retain the services of experienced and qualified employees who are acting on behalf of us, in a way that enhances the identification of the employees’ interests with those of the shareholders.

The Incentive Plan will be administered by a Compensation Committee of the board of directors (the “Committee”). Notwithstanding anything to the contrary in this prospectus, the Committee must have a minimum of two members who are not eligible to participate in the Incentive Plan or any similar plan other than the Directors’ Plan (described below).

Subject to the provisions of the Incentive Plan, the Committee has authority to determine (1) when to grant incentive awards, (2) which eligible employees will receive incentive awards, and (3) whether the award will be an option or restricted stock, and the number of Units to be allocated to each incentive award. The Committee may impose conditions on the exercise of options and upon the transfer of restricted stock received under the Plan, and may impose other restrictions and requirements as it may deem appropriate.

Stock Options

An option granted under the Incentive Plan will not be transferable by the option holder except by will or under the intestacy laws, and will be exercisable only at the times specified by the Committee. During the lifetime of the option holder the option may be exercised only while the option holder is in our employ, or within 60 days after termination of employment. In the event the termination is due to death or disability, the option will be exercisable for a 180-day period thereafter.

The exercise price of the options will be not less than 100% of the fair market value of the Units as of the date of grant of the option. Unless the common shares are listed, the fair market value will be determined by the Committee using any reasonable method in good faith.

The Committee has discretion to take action as it deems appropriate with respect to outstanding options in the event of a sale of substantially all of our stock or assets, or the occurrence of similar events. Adjustments will be made in the terms of options and the number of Units which may be issued under the Incentive Plan in the event of a future stock dividend, stock split or similar pro rata change in the number of outstanding shares or the future creation or issuance to shareholders generally of rights, options or warrants for the purchase of shares.

Options granted under the Incentive Plan are non-qualified stock options. Non-qualified stock options are options that are not intended to qualify for favorable incentive stock option tax treatment under the Internal Revenue Code.

Restricted Stock

Restricted stock issued pursuant to the Incentive Plan is subject to the following general restrictions: (1) none of those shares may be sold, transferred, pledged, or otherwise encumbered or disposed of until the restrictions on those shares shall have lapsed or been removed under the provisions of the Incentive Plan, and (2) if a holder of restricted stock ceases to be employed by us, he will forfeit any shares of restricted stock on which the restrictions have not lapsed or been otherwise removed.

The Committee will establish as to each share of restricted stock issued under the Incentive Plan the terms and conditions upon which the restrictions on those shares shall lapse. The terms and conditions may include, without limitation, the lapsing of those restrictions at the end of a specified period of time, or as a result of the disability, death or retirement of the participant. In addition, the Committee may, at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any or all restrictions.

Amendment of the Incentive Plan and Incentive Awards

The board of directors may amend the Incentive Plan as it deems advisable; provided that our shareholders must approve any amendment that would (1) materially increase the benefits accruing to participants under the Incentive Plan, (2) materially increase the number of Units that may be issued under the Incentive Plan, or (3) materially modify the requirements of eligibility for participation in the Incentive Plan. Incentive awards granted under the Incentive Plan may be amended with the consent of the recipient so long as the amended award is consistent with the terms of the Plan.

Directors’ Plan

We also plan to adopt a stock option plan for members of our board of directors who are not our employees or employees of the Apple Suites Companies (the “Directors’ Plan”). Under the Directors’ Plan, the number of Units reserved for issuance is equal to 45,000 Units plus 1.8% of the number of Units sold in the Offering in excess of the minimum offering of 4,761,905 Units.

A director is eligible to receive an option under the Directors’ Plan if the director is not otherwise our employee or an employee of any subsidiary of ours and was not an employee of any of these entities for a period of at least one year before the date of grant of an option under the Plan. Four members of the board (all of the directors except Mr. Knight) are expected initially to qualify to receive options under the Directors’ Plan.

The Directors’ Plan will be administered by the board of directors. Grants of stock options to eligible directors under the Plan will be automatic. However, the board of directors has powers vested in it by the terms of the Plan, including, without limitation, the authority to prescribe the form of the agreement embodying awards of stock options under the Plan, to construe the Plan, to determine all questions arising under the Plan, and to adopt and amend rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the board of directors in the administration of the Directors’ Plan will be final and conclusive. The board of directors may act only by a majority of its members in office, except members thereof may authorize any one or more of their number, or any officer, to execute and deliver documents on behalf of the board of directors.

The Directors’ Plan provides for the following automatic option awards:

(1) As of the initial closing of the Units, each eligible director will receive an option to purchase 5,500 Units plus 0.0125% of the number of Units in excess of the minimum offering sold by the initial closing.

(2) As of each June 1 during the years 2003 through 2008 (inclusive), each eligible director shall automatically receive an option to purchase 0.02% of the number of Units issued and outstanding on that date.

(3) As of the election as a director of any new person who qualifies as an eligible director, the eligible director will automatically receive an option to purchase 5,500 Units.

The purpose of the Directors’ Plan is to enhance the identification of the participating directors’ interests with those of the shareholders.

The exercise price for each option granted under the Directors’ Plan will be 100% of the fair market value on the date of grant; no consideration will be paid to us for the granting of the option. Options granted under the Directors’ Plan will have a term of 10 years and will be fully exercisable six months after the date of grant. If an optionee ceases to serve as a director prior to the expiration of the six-month period following the date of grant, the option will terminate on the date of termination of service as a director. If an optionee ceases to serve as a director after the expiration of the six-month period following the date of grant, the option will terminate three years after the date of termination of service, or on expiration of the option, whichever is earlier.

Options granted under the Directors’ Plan are non-transferable other than by will or the laws of descent and distribution upon the death of the optionee and, during the lifetime of the optionee, are exercisable only by him. Payment upon exercise of an option under the Directors’ Plan may be made in cash or with our Units of equivalent value.

The board of directors may suspend or discontinue the Directors’ Plan or revise or amend the Plan in any respect; provided, however, that without approval of the shareholders no revision or amendment may increase the number of Units subject to the Plan or materially increase the benefits accruing under the Plan. In addition, the Directors’ Plan may not be amended more than once every six months other than to comply with changes in the Internal Revenue Code or ERISA.

Stock Option Grants

As of the date of this prospectus, there have been no grants under the Incentive Plan or the Directors’ Plan.

APPLE HOSPITALITY FIVE ADVISORS, INC. AND APPLE SUITES REALTY GROUP, INC.

General

On or before the initial closing of the minimum offering of $50,000,000, we will enter into an advisory agreement with Apple Hospitality Five Advisors, who will, among other things, (a) seek to obtain, investigate, evaluate and recommend property investment opportunities for us, (b) serve as property investment advisor and consultant in connection with investment policy decisions made by the board of directors and, (c) subject to the direction of the board, supervise our day-to-day operations. Apple Hospitality Five Advisors is a Virginia corporation and all of its outstanding common shares are owned by Glade M. Knight. Glade M. Knight is the sole director of Apple Hospitality Five Advisors and its sole executive officer.

Apple Hospitality Five Advisors will subcontract with Apple Suites Advisors to provide the services described in the preceding paragraph to us. The fees we pay to Apple Hospitality Five Advisors will flow through to Apple Suites Advisors.

Apple Suites Realty is engaged in the business of management of real property and the solution of financial and marketing problems related to investments in real property. Glade M. Knight is the sole shareholder and director of Apple Suites Realty as well as its sole executive officer.

Apple Suites Advisors and Apple Suites Realty will be staffed in a manner at all times sufficient to fully serve us. We will not obtain, and neither will Apple Suites Advisors nor Apple Suites Realty obtain, “key-man” life insurance on the life of any officer. In the event a key person ceases to serve us, Apple Suites Advisors or Apple Suites Realty the staff of these companies will be adjusted to serve us.

The term “affiliate” as used in this document refers generally to a person or entity which is related to another specific person or entity through common control, through significant (10% or more) equity ownership, or by serving as an officer or director with the specified entity. Affiliates of Apple Hospitality Five Advisors include Apple Suites Advisors, Apple Suites Realty and Glade M. Knight.

The Advisory Agreement

The advisory agreement will have a seven-year term and will be renewable for additional two-year terms thereafter by the board of directors. The advisory agreement provides that it may be terminated at any time by a majority of the directors or Apple Hospitality Five Advisors upon 60 days’ written notice. There is no termination fee payable at the time of termination of the advisory agreement. Under the advisory agreement, Apple Hospitality Five Advisors and, through its subcontract, Apple Suites Advisors undertake to use their best efforts (1) to supervise and arrange for the day-to-day management of our operations and (2) to assist us in maintaining a continuing and suitable property investment program consistent with our investment policies and objectives. Under the advisory agreement, generally, Apple Hospitality Five Advisors and, through its subcontract, Apple Suites Advisors is not required to, and will not, advise us on investments in securities, i.e., the temporary investment of offering proceeds pending investment of those proceeds in real property. It is expected that we will generally make our own decisions with respect to temporary investments.

Pursuant to the advisory agreement, Apple Hospitality Five Advisors and, through its subcontract, Apple Suites Advisors will be entitled to an annual asset management fee. The asset management fee is payable quarterly in arrears. The amount of the asset management fee is a percentage of the amount raised in this offering. The applicable percentage used to calculate the asset management fee is based on the ratio of our modified funds from operations to the amount raised in this offering for the preceding calendar quarter. This ratio is referred to as the “return ratio.” The per annum asset management fee is initially equal to the following with respect to each calendar quarter:

•	0.1% if the return ratio for the preceding calendar quarter is 6% or less;

•	0.15% if the return ratio for the preceding calendar quarter is more than 6% but not more than 8%; and

•	0.25% if the return ratio for the preceding calendar quarter is above 8%.

Our modified funds from operations is defined as net income excluding gains or losses from debt restructuring and sales of property, plus depreciation of real property, after adjustments for significant non-recurring items and unconsolidated partnerships and joint ventures, if any.

We believe that modified funds from operations is an appropriate measure to use in determining the fees to be paid to Apple Hospitality Five Advisors and, ultimately, Apple Suites Advisors. Modified funds from operations differs from funds from operations as defined by the National Association of Real Estate Investment Trust’s (“NAREIT”) October 1999 White Paper. Funds from operations is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles), excluding gains on sales of depreciable property, plus depreciation and amortization of real estate property used in operations, less preferred dividends and after adjustments for unconsolidated partnerships and joint ventures. Modified funds from operations includes the NAREIT definition but allows for add back of non-recurring items which are not indicative of on-going performance. Modified funds from operations does not represent cash flow from operating, investing or financing activities in accordance with GAAP and is not indicative of cash available to fund all of our cash needs. Modified funds from operations should not be considered as an alternative to net income or any other GAAP measure as an indicator of performance and should not be considered as an alternative to cash flow as a measure of liquidity or the ability to service debt or to pay dividends.

The bylaws require our directors to monitor Apple Hospitality Five Advisors’ and Apple Suites Advisors’ performance under the advisory agreement and to determine at least annually that the amount of compensation we pay to Apple Hospitality Five Advisors and, ultimately, Apple Suites Advisors is reasonable, based on factors as they deem appropriate, including:

•	the amount of the asset management fee in relation to the size, composition and profitability of our investments;

•	the success of Apple Hospitality Five Advisors and Apple Suites Advisors in selecting opportunities that meet our investment objectives;

•	the rates charged by other investment advisors performing comparable services;

•	the amount of additional revenues realized by it for other services performed for us;

•	the quality and extent of service and advice furnished by it;

•	the performance of our investments; and

•	the quality of our investments in relation to any investments generated by it for its own account.

Our bylaws generally prohibit our operating expenses from exceeding in any year the greater of 2% of our total “Average Invested Assets” or 25% of our “Company Net Income” for the year. Operating expense means, generally, all operating, general and administrative expenses, but excluding depreciation and similar non-cash items and expenses of raising capital, interest, taxes and costs related to asset acquisition, operation and disposition. Average Invested Assets means, generally, the monthly average of the aggregate book value of assets invested in real estate, before deducting depreciation. Company Net Income means, generally, the revenues for any period, less expenses other than depreciation or similar non-cash items.

Unless the directors conclude that a higher level of expenses is justified based upon unusual and nonrecurring factors which they deem sufficient, Apple Hospitality Five Advisors and Apple Suites Advisors must reimburse us for the amount of any excess operating expenses. It must make reimbursement within 120 days from the end of our fiscal year. Apple Hospitality Five Advisors and Apple Suites Advisors will be entitled to be repaid reimbursements in succeeding fiscal years to the extent actual operating expenses are less than the permitted levels. In determining that unusual and nonrecurring factors are present, the directors will be entitled to consider all relevant factors pertaining to our business and operations, and will be required to explain their conclusion in written disclosure to the shareholders. Apple Hospitality Five Advisors and Apple Suites Advisors generally would expect to pay any required reimbursement out of compensation received from us in the current or prior years. However, there can be no assurance that it would have the financial ability to fulfill its reimbursement obligations.

Our bylaws further prohibit the total organizational and offering expenses, including selling commissions from exceeding 15% of the amount raised in this offering. Furthermore, the total of all acquisition fees and acquisition expenses paid by us in connection with the purchase of a property by us shall be reasonable and shall in no event exceed an amount equal to 6% of the contract price for the property, unless a majority of the board of directors approves the transaction as being commercially competitive, fair and reasonable to us. For purposes of this limitation, the “contract price for the property” means the amount actually paid or allocated to the purchase, development, construction or improvement of the property, exclusive of acquisition fees and acquisition expenses. Any organizational and offering expenses or acquisition fees and acquisition expenses incurred by us in excess of the permitted limits shall be payable by Apple Hospitality Five Advisors and Apple Suites Advisors immediately upon our demand.

In addition, we issued to Glade M. Knight 240,000 Series B convertible preferred shares. We issued the Series B convertible preferred shares for payment by Mr. Knight of $24,000. Upon the occurrence of certain events, including termination of the Advisory Agreement by us, the Series B convertible preferred shares are convertible into common shares. No additional consideration is due upon the conversion of the Series B convertible preferred shares into Units. In addition, to the extent not previously converted, upon our liquidation, the holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares into which each Series B convertible preferred share would be convertible, subject to and after the priority liquidation payment to the holders of the Series A preferred shares of $11 per Series A preferred share. In the event that the liquidation of our assets results in proceeds that exceed the priority distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis. The priority distribution to the holders of the Series A preferred shares will terminate upon the conversion of the Series B convertible preferred shares into common shares. If we terminate or fail to renew the Advisory Agreement with Apple Hospitality Five Advisors, the Series B convertible preferred shares will be entitled to dividend distributions and voting rights on an as converted basis. In this event, the liquidation preference of the Series A preferred shares will continue.

The conversion of the Series B convertible preferred shares into common shares will result in an economic benefit for the holder of those shares.

This discussion is only a summary of the material terms of the Advisory Agreement. A copy of the form of agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Please refer to the agreement for a complete statement of its provisions.

Apple Suites Realty Group, Inc.

We will enter into a Property Acquisition/Disposition Agreement with Apple Suites Realty under which Apple Suites Realty has agreed to act as a real estate broker in connection with our purchases and sales of properties. Under the agreement, Apple Suites Realty is entitled to a real estate commission equal to 2% of the gross purchase prices of our properties, payable by us in connection with each purchase, including any debt incurred in order to purchase the property. Under the agreement, Apple Suites Realty is also entitled to a real estate commission equal to 2% of the gross sales prices of our properties, payable by us in connection with each property sale if, but only if, any property is sold and the sales price exceeds the sum of (1) our cost basis in the property plus (2)10% of the cost basis. The cost basis is the original purchase price plus any and all capitalized costs and expenditures connected with the property. For purposes of this calculation, our cost basis will not be reduced by depreciation. If the sales price of a particular property does not equal the required amount, no real estate commission is payable, but Apple Suites Realty is still entitled to payment from us of certain of its costs incurred on our behalf in marketing the property. If the person from whom we purchase or to whom we sell a property pays any fee to Apple Suites Realty that amount will decrease the amount of our obligation to Apple Suites Realty. The agreement will have an initial term of five years and will renew automatically for successive terms of five years unless either party to the agreement elects not to renew by notice sent to the other party within 60 days before the end of any term.

This discussion is only a summary of the material terms of the Property Acquisition/Disposition Agreement. A copy of the form of Property Acquisition/Disposition Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Please refer to the agreement for a complete description of its provisions.

Subject to the conditions applicable generally to transactions between us and affiliates of Apple Hospitality Five Advisors, Apple Suites Advisors, Apple Suites Realty or an affiliate may render services to us in connection with our financings or refinancings, and would be entitled to compensation for those services. As of the date of this prospectus, there are no specific agreements for any of these services.

Prior Performance of Programs Sponsored by Glade M. Knight

The following paragraphs contain information on prior programs sponsored by Glade M. Knight to invest in real estate. This discussion is a narrative summary of Mr. Knight’s experience in the last ten years (and, in certain contexts, a longer period) with all other programs sponsored by him, both public and nonpublic, that have invested in real estate regardless of the investment objectives of the program. The information set forth is current as of December 31, 2001, except where a different date is specified. This information should not be considered to be indicative of our capitalization or operations. Purchasers of our Units will not have any interest in the entities referred to in this section or in any of the properties owned by those entities.

Prior REITS—Cornerstone and Apple Residential

Mr. Knight was responsible for the organization of Cornerstone, a real estate investment trust organized to acquire, own and operate apartment complexes in the mid-Atlantic and southeastern regions of the country. Mr. Knight is the chairman, chief executive officer and president of Cornerstone. Between December 1992 and October 1996, Cornerstone sold approximately $300 million in common shares in a continuous best-efforts offering to approximately 12,000 investors. Since that initial offering, Cornerstone has completed additional firm-commitment offerings. Cornerstone currently has approximately 25,000 investors and its common shares are traded on the New York Stock Exchange under the symbol “TCR.” The net proceeds of the Cornerstone best-efforts public offering and subsequent offerings were used to acquire apartment communities in Virginia, North and South Carolina, and Georgia. Cornerstone currently owns 80 apartment communities. We will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on Form 10-K filed by Cornerstone with the Securities and Exchange Commission. For a reasonable charge, we will also provide copies of the exhibits to the Report on Form 10-K.

In addition, Mr. Knight was responsible for the organization of Apple Residential Income Trust, Inc. (“Apple Residential”), a real estate investment trust organized to acquire, own and operate apartment complexes in the southwestern region of the country. Mr. Knight was the chairman, chief executive officer and president of Apple Residential. Between January 1997 and February 1999, Apple Residential sold approximately $300 million in common shares in a continuous best-effort offering to approximately 11,000 investors. The net proceeds of the Apple Residential public offering were used to acquire 28 apartment communities in Texas. We will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on Form 10-K filed by Apple Residential with the Securities and Exchange Commission. For a reasonable charge, we will also provide copies of the exhibits to the Report on Form 10-K.

On July 23, 1999, Apple Residential was merged into a subsidiary of Cornerstone. Thus, as a result of that merger, Apple Residential ceased to exist and its properties became properties of Cornerstone.

Cornerstone’s common shares are listed and traded on the New York Stock Exchange under the symbol “TCR.” At December 31, 2001, Cornerstone owned a total of 80 apartment communities in Texas, North Carolina, Virginia, Georgia and South Carolina.

Additional Information on Cornerstone, Apple Suites and Apple Hospitality Two Acquisitions

Part II of our registration statement (which is not a part of this prospectus) contains a more detailed summary of the 80 property acquisitions by Cornerstone (excluding properties subsequently disposed of), 17 property acquisitions by Apple Suites, and 10 property acquisitions by Apple Hospitality Two on or before December 31, 2001. We will provide a copy of the summary without charge upon request of any investor or prospective investor.

Prior REITS—Apple Suites

Mr. Knight was responsible for the organization of Apple Suites, a real estate investment trust formed to acquire and own extended-stay hotels in selected metropolitan areas. Mr. Knight is the chairman, chief executive officer and president of Apple Suites. Between August 1999 and April 2001, Apple Suites sold approximately $125 million in common shares in a continuous best-effort offering to approximately 4,500 investors. The net proceeds of the Apple Suites public offering were used to acquire 17 extended-stay hotels in select metropolitan areas in the United States. All hotels owned by Apple Suites are franchised with Homewood Suites® by Hilton. We will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on Form 10-K filed by Apple Suites with the Securities and Exchange Commission. For a reasonable charge, we will also provide copies of the exhibits to the Report on Form 10-K.

Prior REITS—Apple Hospitality Two

Mr. Knight was responsible for the organization of Apple Hospitality Two, a real estate investment trust formed to acquire and own upper-end, extended-stay hotels in selected metropolitan areas. Mr. Knight is the chairman, chief executive officer and president of Apple Hospitality Two. Between May 1, 2001 and August 26, 2002, Apple Hospitality Two sold approximately $258 million in Units in a continuous best-effort offering to approximately 8,785 investors. The net proceeds of the Apple Hospitality Two public offering were used to acquire 48 extended-stay hotels in select metropolitan areas in the United States. All hotels owned by Apple Hospitality Two are franchised with Residence Inc.® by Marriott®. We will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on Form 10-K filed by Apple Hospitality Two with the Securities and Exchange Commission. For a reasonable charge, we will also provide copies of the exhibits to the Report on Form 10-K.

Potential Merger of Apple Suites with Apple Hospitality Two

On October 23, 2002, the respective boards of directors of Apple Suites and Apple Hospitality Two unanimously approved the merger of Apple Suites with and into a subsidiary of Apple Hospitality Two. This merger is subject to approval by the required vote of the shareholders of Apple Hospitality Two and the shareholders of Apple Suites at special meetings to be called to consider the merger.

Prior Partnerships

Mr. Knight, between 1981 and 1989, organized 40 partnerships for the purpose of investing in real estate. Interests in 38 of these partnerships, in which Mr. Knight served as a general partner and all but one of which were limited partnerships, were sold to investors in privately-offered transactions. Two of the partnerships were publicly-offered.

Publicly-Offered Partnerships

Two partnerships sponsored by Mr. Knight were issuers in public offerings of assignee units of limited partnership interest. One publicly-offered partnership, Southeastern Income Properties Limited Partnership (“Southeastern I”), was organized in 1987 and raised $25,000,000 from 2,714 investors. Southeastern I acquired four apartment complexes comprising 833 apartment units. The other publicly-offered partnership, Southeastern Income Properties II Limited Partnership (“Southeastern II”), was also organized in 1987 and raised $17,883,780 from 1,710 investors. Southeastern II acquired four apartment complexes comprising 794 apartment units. The aggregate cost of the eight properties purchased by Southeastern I and Southeastern II, including capital improvements thereto, was approximately $41,178,606. The affiliates of Mr. Knight which originally served as the general partners for these two partnerships transferred management control over these partnerships to a third party in February 1992 by converting to limited partner status. Thus, those affiliates of Mr. Knight ceased to serve as the general partners. Thereafter, those affiliates ceased to hold their limited partnership interests.

Privately-Offered Partnerships

The 38 privately-offered partnerships were all organized in the 1980’s, and a majority of them were organized before 1985. All of the privately-offered partnerships were formed before and had investment objectives dissimilar to those of Apple Hospitality Five, Inc. The dissimilar nature of the investment objectives is described below in this section.

The privately-offered partnerships collectively owned and operated 40 apartment complexes with a total of 5,972 apartment units and one motel with 144 rooms. A total of 733 investors in these partnerships contributed an aggregate of approximately $47,788,965 to the capital of the partnerships. The aggregate cost of the 41 properties purchased by these 38 privately-offered partnerships was approximately $129,088,000. Interests in all but one of the privately-offered partnerships were offered and sold in the period preceding 1987. One private partnership offered and sold its interests in 1989 (with a final closing in early 1990). This 1989 partnership acquired and later sold a single property and did not experience any of the adverse business developments experienced by certain of the other privately-offered partnerships, as described below.

The privately-offered partnerships used borrowings which varied from substantial to 100% of required funds in the acquisition of their properties. In addition, a significant objective of the privately-offered partnerships was the realization of tax losses which could be used to offset some or all of investors’ other sources of income. The investment objectives of these partnerships were dissimilar to our investment objectives in that we do not seek to generate tax losses based in part on high levels of borrowing. Rather, we seek to realize increasing cash distributions to shareholders with no, low, or at most moderate levels of debt.

Seven of these partnerships with investment objectives dissimilar to ours filed for reorganization under Chapter 11 of the United States Bankruptcy Code. Five of these seven partnerships subsequently reached agreements with their lenders to allow foreclosure on their properties on terms which were more favorable to the partnerships than were available before the filing of the petition for reorganization. The other two of the seven partnerships emerged from their Chapter 11 reorganizations with restructured debt. In addition, two other partnerships in which Mr. Knight formerly served as a general partner filed for reorganization under Chapter 11 of the United States Bankruptcy Code within two years after Mr. Knight ceased to serve as general partner.

Six of the dissimilar partnerships acquiesced to negotiated foreclosures on their properties upon terms which were more favorable to the partners than would have been available in the absence of negotiation.

Mr. Knight no longer holds any interests in any of the partnerships organized by him.

Each of the partnerships described in the preceding two paragraphs owned a single property, and the adverse business development affecting the partnership therefore resulted in the partnership ceasing all cash distributions to investors. In the opinion of Mr. Knight, the bankruptcy filings and foreclosures described above were attributable to a combination of high borrowing, a downturn in economic conditions generally and the real estate industry in particular, a fundamental change in tax laws, which decreased the perceived value of real estate to potential buyers and lenders, and the unavailability of favorable financing. As a result of these factors, each of the partnerships was unable to meet debt obligations or dispose of its property on terms that would allow repayment of its debt obligations.

Mr. Knight does not expect that the combination of factors applicable to those privately-offered partnerships will be applicable to our operations.

The privately-offered partnerships that experienced adverse business developments were “tax-shelter” investments, a principal objective of which was to generate tax losses for investors. A large portion of the tax losses resulted from interest deductions on mortgage debt on the properties. Since more mortgage debt resulted in higher tax losses to investors, there was an incentive to place a large amount of debt on the properties. We do not have as an objective to, and as a real estate investment trust we cannot, generate tax losses for shareholders.

The properties owned by the privately-offered partnerships were purchased by those partnerships when federal income tax laws permitted partnership investors to use partnership losses to offset their income from other sources. When this law was changed in 1986 to, in effect, prohibit the use of such losses, the value of such real estate decreased, making sale or refinancing of the properties at an amount sufficient to pay off the high mortgage debt difficult or impossible. Again, since our objectives do not include the generation of tax losses to shareholders, we do not expect this to be a risk for us.

In the private partnerships, the generation of tax losses was in general a much more important investment objective than the making of cash distributions to partners, either from operations or property dispositions. Our principal business objective is to maximize shareholder value by achieving long-term growth in cash distributions to our shareholders, and we do not plan to generate tax losses for investors. The fact that our investment objectives are radically different from those of the privately-offered partnerships means that we expect key operating policies (such as the amount of debt) to be substantially different and that the basic causes of the operating difficulties of the privately-offered partnerships should not be present in our operations.

Finally, the privately-offered partnerships, which incurred much debt, had little equity investment (some had no equity investment while the equity investment in others was less than $1 million). The privately-offered partnerships had no property diversification and small, if any, reserves to fund operational difficulties. Even if only our minimum offering is raised, we expect to have some property diversification and a reasonable reserve fund. To the extent more than our minimum offering is raised, property diversification and reserve amounts will increase.

Additional Information on Prior Programs

Prospective investors should also refer to the tabular information on prior programs sponsored by Mr. Knight appearing under the heading “Experience of Prior Programs” in this prospectus.

PRINCIPAL AND MANAGEMENT SHAREHOLDERS

Beneficial ownership of our Units, and options to purchase our Units, held by our directors and officers as of the date of this prospectus, are indicated in the table below. Each person named in the table has sole voting and investment powers as to the shares or shares those powers with his spouse and minor children, if any.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Units	Glade M. Knight* 10 South Third Street Richmond, VA 23233	10 Units	100%

*Glade M. Knight is the sole beneficial owner of Apple Hospitality Five Advisors, Inc., which is the record owner of the ten Units issued and outstanding.

In addition to the foregoing, Glade M. Knight, who is our director, chairman of the board and president, owns 240,000 Series B convertible preferred shares. The Series B convertible preferred shares are convertible into common shares pursuant to the formula and on the terms and conditions set forth below. We issued the Series B convertible preferred shares to Mr. Knight in exchange for the payment by him of $0.10 per Series B convertible preferred share, or an aggregate of $24,000.

There are no dividends payable on the Series B convertible preferred shares unless and until we terminate or fail to renew the Advisory Agreement with Apple Hospitality Five Advisors. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the Articles of Incorporation that would adversely affect the Series B convertible preferred shares.

Upon our liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

The Series B convertible preferred shares are convertible into common shares upon and for 180 days following the occurrence of either of the following events: (1) we transfer substantially all of our assets, stock or business as a going concern, whether through exchange, merger, consolidation, lease, share exchange or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business, or (2) our common shares are listed on any securities exchange or quotation system or in any established market. If we terminate or fail to renew the Advisory Agreement with Apple Hospitality Five Advisors, the Series B convertible preferred shares will be entitled to dividend distributions and voting rights on an as converted basis. In this event, the liquidation preference of the Series A preferred shares will continue. Termination of the Advisory Agreement by Apple Hospitality Five Advisors will not result in conversion of the Series B convertible preferred shares and will not entitle the Series B convertible preferred shares to dividend distributions and voting rights on an as converted basis. Upon the occurrence of any triggering event and for purposes of determining the liquidation payment due to the holder of a Series B convertible preferred share, each Series B convertible preferred share is convertible into a number of common shares based upon the gross proceeds raised through the date of conversion in the $500 million offering made by this prospectus according to the following formula:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$ 50 million	0.92321
$100 million	1.83239
$150 million	3.19885
$200 million	4.83721
$250 million	6.11068
$300 million	7.29150
$350 million	8.49719
$400 million	9.70287
$450 million	10.90855
$500 million	12.11423

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following summary of material United States federal income tax considerations that may be relevant to a holder of Units is based on current law and is not intended as tax advice. The statements of law and legal conclusions set forth in this summary represents the opinion of McGuireWoods LLP, special tax counsel to Apple Hospitality Five, Inc. The following discussion, which is not exhaustive of all possible tax considerations, does not include a detailed discussion of any state, local or foreign tax considerations. It does not discuss all of the aspects of United States federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances. Nor does it discuss United States federal income tax consequences to certain types of shareholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) who are subject to special treatment under the United States federal income tax laws.

The statements in this discussion are based on current provisions of the Internal Revenue Code; existing, temporary and currently proposed Treasury Regulations under the Code; the legislative history of the Code; existing administrative rulings and practices of the IRS; and judicial decisions. No assurance can be given that legislative, judicial or administrative changes will not affect the accuracy of any statements in this prospectus with respect to transactions entered into or contemplated prior to the effective date of the changes.

This discussion is not intended as a substitute for careful tax planning. Each prospective purchaser of Units is advised to consult with his or her own tax advisor regarding the specific tax consequences to him or her of the purchase, ownership and disposition of units in an entity electing to be taxed as a REIT, including the United States federal, state, local, foreign and other tax consequences of the purchase, ownership, disposition and election, and of potential changes in applicable tax laws.

We will elect to be treated as a REIT for United States federal income tax purposes commencing with our taxable year ended December 31, 2003. Based on certain representations as to factual matters provided by us, McGuireWoods LLP, our legal counsel, is of the opinion that beginning with our taxable year ended December 31, 2003:

—we are organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and

—our proposed method of operations described in this prospectus will enable us to satisfy the requirements for qualification as a REIT.

The rules governing REITs are highly technical and require ongoing compliance with a variety of tests that depend, among other things, on future operations and, in addition, an election under sections 856 through 860 of the Code. McGuireWoods LLP will not monitor our compliance with these requirements. While we expect to satisfy these tests, and will use our best efforts to do so, we cannot ensure we will qualify as a REIT for any particular year, or that the applicable law will not change and adversely affect us and our shareholders. The following is a summary of the material federal income tax considerations affecting us as a REIT and our shareholders.

REIT Qualification

In order to maintain our REIT qualification, we must meet the following criteria:

—We must be organized as an entity that would, if we did not maintain our REIT status, be taxable as a regular corporation;

—We must not be either a financial institution referred to in section 582(c)(2) of the Code or an insurance company to which subchapter L of the Code applies;

—We must be managed by one or more directors;

—Our taxable year must be the calendar year;

—Our beneficial ownership must be evidenced by transferable shares;

—Our capital stock must be held by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months; and

—Not more than 50% of the value of our shares of capital stock may be held, directly or indirectly, applying constructive ownership rules, by five or fewer individuals at any time during the last half of each our taxable years.

To protect against violations of these requirements, our bylaws provide restrictions on transfers of our shares, as well as provisions that automatically convert shares into nonvoting, non-dividend paying excess shares to the extent that the ownership otherwise might jeopardize our REIT status.

To monitor our compliance with the share ownership requirements, we are required to and will maintain records disclosing the actual ownership of common shares. To do so, we will demand written statements each year from the record holders of certain percentages of shares in which the record holders are to disclose the actual owners of the shares. A list of those persons failing or refusing to comply with this demand will be maintained as part of our records. Shareholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of the shares and other information.

We expect to satisfy each of the requirements discussed above. We also expect to satisfy the requirements that are separately described below concerning the nature and amounts of our income and assets and the levels of required annual distributions.

Sources of Gross Income

In order to qualify as a REIT for a particular year, we also must meet two tests governing the sources of our income. These tests are designed to ensure that a REIT derives its income principally from passive real estate investments. In evaluating a REIT’s income, the REIT will be treated as receiving its proportionate share of the income produced by any partnership in which the REIT holds an interest as a partner, and that income will retain the character that it has in the hands of the partnership. The Code allows us to own and operate a number of our properties through wholly-owned subsidiaries which are “qualified REIT subsidiaries.” The Code provides that a qualified REIT subsidiary is not treated as a separate corporation, and all of its assets, liabilities and items of income, deduction and credit are treated as assets, liabilities and items of the REIT.

75% Gross Income Test

At least 75% of a REIT’s gross income for each taxable year must be derived from specified classes of income that principally are real estate related. The permitted categories of principal importance to us are:

—rents from real property;

—interest on loans secured by real property;

—gain from the sale of real property or loans secured by real property (excluding gain from the sale of property held primarily for sale to customers in the ordinary course of a company’s trade or business, referred to below as “dealer property”);

—income from the operation and gain from the sale of property acquired in connection with the foreclosure of a mortgage securing that property (“foreclosure property”);

—distributions on, or gain from the sale of, shares of other qualifying REITs;

—abatements and refunds of real property taxes; and “qualified temporary investment income” (described below).

In evaluating our compliance with the 75% gross income test, as well as the 95% gross income test described below, gross income does not include gross income from “prohibited transactions.” In general, a prohibited transaction is one involving a sale of dealer property, and does not include foreclosure property and dealer property held by us for at least four years.

We expect that substantially all of our operating gross income will be considered rent from real property. Rent from real property is qualifying income for purposes of the gross income tests only if certain conditions are satisfied. Rent from real property includes charges for services customarily rendered to tenants, and rent attributable to personal property leased together with the real property so long as the personal property rent is less than 15% of the total rent. We do not expect to earn material amounts in these categories. Rent from real property generally does not include rent based on the income or profits derived from the property. We do not intend to lease property and receive rentals based on the tenant’s net income or profit. However, rent based on a percentage of gross income is permitted as rent from real property, and we will have leases where rent is based on a percentage of gross income.

With the exception for certain rents received from a taxable REIT subsidiary, “rents from real property” also excludes amounts received from a person or corporation in which we (or any of our 10% or greater owners) directly or indirectly through the constructive ownership rules contained in section 318 of the Code, own a 10% or greater interest. As described below, we expect that amounts received from Apple Hospitality Five Management, our wholly-owned, taxable REIT subsidiary, will satisfy the conditions of the exception for rents received from a taxable REIT subsidiary with the result that such amounts will be considered rents from real property. A third exclusion covers amounts received with respect to real property if we furnish services to the tenants or manage or operate the property, other than through an “independent contractor” from whom we do not derive any income. The obligation to operate through an independent contractor generally does not apply, however, if the services provided by us are usually or customarily rendered in connection with the rental of space for occupancy only and are not considered rendered primarily for the convenience of the tenant. Further, if the value of the non-customary service income with respect to a property (valued at no less than 150% of our direct cost of performing the services) is 1% or less of the total income derived from the property, then all rental income from that property except the non-customary service income will qualify as rents from real property.

A REIT may jointly elect with a corporation, in which the REIT directly or indirectly owns stock, to cause the corporation to be treated as a taxable REIT subsidiary. We expect to make a joint election that would cause Apple Hospitality Five Management to be treated as a taxable REIT subsidiary. In connection with that election, we intend to lease all our hotels to Apple Hospitality Five Management.

Amounts received as rent from a taxable REIT subsidiary are not excluded from rents from real property by reason of the related party rule described above, if the activities of the taxable REIT subsidiary and the nature of the properties it leases meet certain requirements. Generally, amounts received by us from Apple Hospitality Five Management with respect to any hotels we own will be considered rents from real property only if the following conditions are met:

—each hotel must not be managed or operated by Apple Hospitality Five Management, but rather must be managed or operated by an entity that qualifies for federal tax purposes as an independent contractor that is actively engaged in the trade or business of operating lodging facilities for persons not related to us or Apple Hospitality Five Management;

—Apple Hospitality Five Management may not directly or indirectly provide to any person, under a franchise, license or otherwise, rights to any brand name under which the any hotel facility is operated, except with respect to an independent contractor in relation to facilities it owns or leases from us; and

—no wagering activities may be conducted at or in connection with our hotels by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business.

We expect that all our hotels will be operated in accordance with these requirements with the result that amounts received from Apple Hospitality Five Management will be considered rents from real property. Apple Hospitality Five Management, as a taxable REIT subsidiary, will pay regular corporate rates on any income it earns from the lease of our hotels.

Upon the ultimate sale of any of our properties, any gains realized also are expected to constitute qualifying income, as gain from the sale of real property (not involving a prohibited transaction).

95% Gross Income Test

In addition to earning 75% of its gross income from the sources listed above, at least an additional 20% of our gross income for each taxable year must come either from those sources, or from dividends, interest or gains from the sale or other disposition of stock or other securities that do not constitute dealer property. This test permits a REIT to earn a significant portion of its income from traditional “passive” investment sources that are not necessarily real estate related. The term “interest” (under both the 75% and 95% tests) does not include amounts that are based on the income or profits of any person, unless the computation is based only on a fixed percentage of receipts or sales.

Failing the 75% or 95% Tests; Reasonable Cause

As a result of the 75% and 95% tests, REITs generally are not permitted to earn more than 5% of their gross income from active sources such as brokerage commissions or other fees for services rendered. We may receive this type income. This type of income will not qualify for the 75% test or 95% test but is not expected to be significant, and this income, together with other non-qualifying income, is expected to be at all times less than 5% of our annual gross income. While we do not anticipate we will earn substantial amounts of non-qualifying income, if non-qualifying income exceeds 5% of our gross income, we could lose our status as a REIT. As described above, we will establish one or more taxable REIT subsidiaries with whom we will enter into leases for all of our hotels. The gross income generated by these taxable REIT subsidiaries would not be included in our gross income, however, we will realize gross income from these subsidiaries in the form of rents. In addition, any dividends from subsidiaries to us would be included in our gross income and qualify for the 95% income test.

If we fail to meet either the 75% or 95% income tests during a taxable year, we may still qualify as a REIT for that year if

—we report the source and nature of each item of our gross income in our federal income tax return for that year;

—the inclusion of any incorrect information in our return is not due to fraud with intent to evade tax; and

—the failure to meet the tests is due to reasonable cause and not to willful neglect.

However, in that case, we would be subject to a 100% tax based on (i) the greater of (a) the amount by which we fail either the 75% income tests for the year or (b) the amount by which 90% of our gross income exceeds the amount of gross income we derive from sources that count toward satisfying the 95% gross income test (ii) multiplied by a fraction intended to reflect our profitability.

Character of Assets Owned

On the last day of each calendar quarter, we also must meet two tests concerning the nature of our investments. First, at least 75% of the value of our total assets generally must consist of real estate assets, cash, cash items and government securities. For this purpose, real estate assets include interests in real property, interests in loans secured by mortgages on real property or by interests in real property, shares in other REITs and certain options, but excluding mineral, oil or gas royalty interests. The temporary investment of new capital in debt instruments also qualifies under this 75% asset test, but only for the one-year period beginning on the date we receive the new capital.

Second, although the balance of our assets generally may be invested without restriction, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. Also, with exception for securities includible for purposes of the 75% test as well as the securities of a taxable REIT subsidiary and qualified REIT subsidiary, we will not be permitted to own (1) securities of any one issuer that represent more than 5% of the value of our total assets; (2) more than 10% of the outstanding voting securities of any single issuer; or (3) more than 10% of the value of the outstanding securities of any single issuer. As noted, a REIT, however, may own 100% of the stock of a qualified REIT subsidiary, in which case the assets, liabilities and items of income, deduction and credit of the subsidiary are treated as those of the REIT. In evaluating a REIT’s assets, if the REIT invests in a partnership, it is deemed to own its proportionate share of the assets of the partnership. We expect to satisfy these asset tests.

Annual Distributions to Shareholders

To maintain REIT status, we generally must distribute to our shareholders in each taxable year at least 90% of our net ordinary income. More precisely, we must distribute an amount equal to (1) 90% of the sum of (a) our REIT taxable income before deduction of dividends paid and excluding any net capital gain and (b) any net income from foreclosure property less the tax on the income, minus (2) limited categories of excess non-cash income (including, cancellation of indebtedness and original issue discount income).

REIT taxable income is defined to be the taxable income of the REIT, computed as if it were an ordinary corporation, with modifications. For example, the deduction for dividends paid is allowed, but neither net income from foreclosure property, nor net income from prohibited transactions, is included. In addition, the REIT may carry over, but not carry back, a net operating loss for 20 years following the year in which it was incurred.

A REIT may satisfy the 90% distribution test with dividends paid during the taxable year and with dividends paid after the end of the taxable year if the dividends fall within one of the following categories:

—Dividends paid in January that were declared during the last calendar quarter of the prior year and were payable to shareholders of record on a date during the last calendar quarter of that prior year are treated as paid in the prior year for ourselves and our shareholders.

—Dividends declared before the due date of our tax return for the taxable year (including extensions) also will be treated as paid in the prior year for ourselves if they are paid (1) within 12 months of the end of the taxable year and (2) no later than our next regular distribution payment occurring after that declaration.

Dividends that are paid after the close of a taxable year that do not qualify under the rule governing payments made in January (described above) will be taxable to the shareholders in the year paid, even though we may take them into account for a prior year. A nondeductible excise tax equal to 4% will be imposed on a company for each calendar year to the extent that dividends declared and distributed or deemed distributed before December 31 are less than the sum of (a) 85% of a company’s “ordinary income” plus (b) 95% of a company’s capital gain net income plus (c) any undistributed income from prior periods.

We will be taxed at regular corporate rates to the extent we retain any portion of our taxable income. It is possible that we may not have sufficient cash or other liquid assets to meet the distribution requirement. This could arise because of competing demands for our funds, or because of timing differences between tax reporting and cash receipts and disbursements. Although we do not anticipate any difficulty in meeting this requirement, no assurance can be given that necessary funds will be available. In the event this occurs, we may arrange for short-term, or possibly long-term, borrowings to permit the payment of required dividends and meet the 90% distribution requirement.

If we fail to meet the 90% distribution requirement because of an adjustment to our taxable income by the IRS, we may be able to retroactively cure the failure by paying a deficiency dividend, as well as applicable interest and penalties, within a specified period.

Taxation as a REIT

As a REIT, we generally will not be subject to federal corporate income tax to the extent we currently distribute our REIT taxable income to our shareholders. This treatment effectively eliminates the double taxation imposed on investments in most corporations. We generally will be taxed only on the portion of our taxable income which we retain, including any undistributed net capital gain, because we will be entitled to a deduction for dividends paid to shareholders during the taxable year. A dividends paid deduction is not available for dividends that are considered preferential within any given class of shares or as between classes except to the extent a class is entitled to a preference. We do not anticipate we will pay any preferential dividends.

Even as a REIT, we will be subject to tax in the following circumstances:

•	certain income or gain from foreclosure property will be taxed at the highest corporate rate;

•	a tax of 100% applies to any net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than sales of foreclosure property;

•	if we fail to meet either the 75% or 95% source of income tests, a 100% tax would be imposed equal to the amount obtained by multiplying (1) the greater of the amount, if any, by which we failed either the 75% income test or the 95% income test, times (2) the ratio of our REIT taxable income to our gross income (excluding capital gain and other items);

•	items of tax preference, excluding items specifically allocable to our shareholders, will be subject to the alternative minimum tax;

•	if we fail to distribute with respect to each calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed; and

•	under regulations, we also may be taxed at the highest regular corporate tax rate on any built-in gain attributable to assets we acquire in tax-free corporate transactions, to the extent the gain is recognized during the first ten years after we acquire the assets.

Failure to Qualify as a REIT

If we fail to qualify as a REIT and are not successful in seeking relief, we will be taxed at regular corporate rates on all of our taxable income. Distributions to our shareholders would not be deductible in computing that taxable income, and we would no longer be required to make distributions. Any corporate level taxes generally would reduce the amount of cash available for distribution to our shareholders and, because our shareholders would continue to be taxed on any distributions they receive, the net after tax yield to our shareholders likely would be substantially reduced.

As a result, our failure to qualify as a REIT during any taxable year could have a material adverse effect upon us and our shareholders. If we lose our REIT status, unless we are able to obtain relief, we will not be eligible to elect REIT status again until the fifth taxable year which begins after the taxable year during which our election was terminated.

Taxation of U.S. Shareholders

In general, distributions will be taxable to shareholders as ordinary income to the extent of our earnings and profits. Specifically, dividends and distributions will be treated as follows:

•	Dividends declared during the last quarter of a calendar year and actually paid during January of the immediately following calendar year are generally treated as if received by the shareholders on December 31 of the calendar year during which they were declared.

•	Distributions paid to shareholders will not constitute passive activity income, and as a result generally cannot be offset by losses from passive activities of a shareholder who is subject to the passive activity rules.

•	Distributions we designate as capital gains dividends generally will be taxed as long-term capital gains to shareholders to the extent that the distributions do not exceed our actual net capital gain for the taxable year. Corporate shareholders may be required to treat up to 20% of any capital gains dividends as ordinary income.

•	If we elect to retain and pay income tax on any net long-term capital gain, our shareholders would include in their income as long-term capital gain their proportionate share of net long-term capital gain. Our shareholders would receive a credit for the shareholder’s proportionate share of the tax paid by us on retained capital gains and an increase in basis in their shares in an amount equal to the difference between the undistributed long-term capital gains and the amount of tax we paid.

•	Any distributions we make, whether characterized as ordinary income or as capital gains, are not eligible for the dividends received deduction for corporations.

•	Shareholders are not permitted to deduct our losses or loss carry-forwards.

•	Shareholders who elect the Additional Share Option will be taxed as if they had received their distributions that are used to purchase additional Units.

We may generate cash in excess of our net earnings. If we distribute cash to our shareholders in excess of our current and accumulated earnings and profits, other than as a capital gain dividend, the excess cash will be deemed to be a return of capital to each shareholder to the extent of the adjusted tax basis of the shareholder’s shares. Distributions in excess of the adjusted tax basis will be treated as gain from the sale or exchange of the shares. A shareholder who has received a distribution in excess of our current and accumulated earnings and profits may, upon the sale of the shares, realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss.

Generally, gain or loss realized by a shareholder upon the sale of shares will be reportable as capital gain or loss. If a shareholder receives a long-term capital gain dividend and has held the shares for six months or less, any loss incurred on the sale or exchange of the shares is treated as a long-term capital loss to the extent of the corresponding long-term capital gain dividend received.

In any year in which we fail to qualify as a REIT, our shareholders generally will continue to be treated in the same fashion described above, except that none of our dividends will be eligible for treatment as capital gains dividends, corporate shareholders will qualify for the dividends received deduction, and the shareholders will not be required to report any share of our tax preference items.

Backup Withholding

We will report to our shareholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any. Under current law, if a shareholder is subject to backup withholding, we will be required to deduct and withhold from any dividends payable to that shareholder a tax of 30% for taxable years 2002 and 2003, 29% for taxable years 2004 and 2005, and 28% for taxable years 2006 and thereafter. These rules may apply in the following circumstances:

•	when a shareholder fails to supply a correct taxpayer identification number,

•	when the IRS notifies us that the shareholder is subject to the rules or has furnished an incorrect taxpayer identification number, or

•	in the case of corporations or others within exempt categories, when they fail to demonstrate that fact when required.

A shareholder that does not provide a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount withheld as backup withholding may be credited against the shareholder’s federal income tax liability. We also may be required to withhold a portion of capital gain distributions made to shareholders who fail to certify their non-foreign status.

Prospective investors should consult their own tax advisors concerning the adoption of the final withholding and information reporting regulations effective January 1, 2001, and the potential effect on their ownership of Units.

Taxation of Tax Exempt Entities

In general, a tax-exempt entity that is a shareholder will not be subject to tax on distributions with respect to our shares or gain realized on the sale of our shares. In Revenue Ruling 66-106, the IRS confirmed that a REIT’s distributions to a tax-exempt employees’ pension trust did not constitute unrelated business taxable income (“UBTI”). A tax-exempt entity may be subject to UBTI, however, to the extent that it has financed the acquisition of its shares with acquisition indebtedness within the meaning of the Code. The Revenue Reconciliation Act of 1993 has modified the rules for tax exempt employees’ pension and profit sharing trusts which qualify under section 401(a) of the Code and are exempt from tax under section 501(a) of the Code for tax years beginning after December 31, 1993. In determining the number of shareholders a REIT has for purposes of the “50% test” described above, any stock held by a qualified trust will be treated as held directly by its beneficiaries in proportion to their actuarial interests in the trust and will not be treated as held by the trust.

A qualified trust owning more than 10% of a REIT may be required to treat a percentage of dividends from the REIT as UBTI. The percentage is determined by dividing the REIT’s gross income, less direct expenses related thereto, derived from an unrelated trade or business for the year (determined as if the REIT were a qualified trust) by the gross income of the REIT for the year in which the dividends are paid. However, if this percentage is less than 5%, dividends are not treated as UBTI. These UBTI rules apply only if the REIT qualifies as a REIT because of the change in the 50% test discussed above and if the trust is predominantly held by qualified trusts. A REIT is predominantly held by qualified trusts if at least one pension trust owns more than 25% of the value of the REIT or a group of pension trusts each owning more than 10% of the value of the REIT collectively own more than 50% of the value of the REIT.

For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment our securities will constitute UBTI unless the organization is able to deduct an amount properly set aside or placed in reserve for certain purposes so as to offset the unrelated business taxable income generated by the investment our securities. These prospective investors should consult their own tax advisors concerning the set aside and reserve requirements.

Taxation of Foreign Investors

The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders are complex. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in Units, including any withholding and reporting requirements, as well as the tax treatment of an investment under the laws of their home country.

State and Local Taxes

We may be subject to state or local taxation in various state or local jurisdictions, including those in which we transact business. In addition, it is not clear that subsequent to December 31, 2000, all of the states have legislation similar to the federal legislation permitting taxable REIT subsidiaries. In those states where legislation similar to the federal legislation regarding taxable REIT subsidiaries is not in force, the state tax treatment will not conform to the federal treatment described above. If we were to transact business in a state whose tax laws do not conform to the Internal Revenue Code, the rents received from Apple Hospitality Five Management may be treated as related party rents with the result that for state income tax purposes we may not qualify as a REIT. In addition, our shareholders may also be subject to state or local taxation. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

ERISA CONSIDERATIONS

ERISA and the Internal Revenue Code impose requirements on Plans and Plan fiduciaries. The term “Plan” means an employee benefit plan, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA; a plan, as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), that is subject to Section 4975 of the Code, including individual retirement accounts and Keogh plans; and an entity whose underlying assets include plan assets by reason of a plan’s investment in that entity, including insurance company general accounts. A Plan fiduciary considering an investment in the Units should determine, among other factors, whether that investment is permitted under the governing Plan, is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio and is prudent considering the factors discussed in this prospectus.

ERISA and the Internal Revenue Code prohibit various transactions involving the assets of a Plan and persons referred to as parties in interest under ERISA or disqualified persons under the Internal Revenue Code. A prohibited transaction could subject disqualified persons to excise taxes and Plan fiduciaries to other liabilities, unless exemptive relief is available under an applicable statutory or administrative exemption. The administrative exemptions include Prohibited Transaction Class Exemption (“PTCE”) 96-23, for certain transactions effected by in-house asset managers, PTCE 95-60, for certain transactions involving insurance company general accounts, PTCE 91-38, for certain transactions involving bank collective investment funds, PTCE 90-1, for certain transactions involving insurance company pooled separate accounts, and PTCE 84-14, for certain transactions determined by independent qualified professional asset managers. A Plan fiduciary considering an investment in the Units should consider whether that investment might constitute a prohibited transaction under ERISA or the Code and whether exemptive relief is available.

A number of employee benefit plans, such as foreign plans, governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to the restrictions of ERISA. As a result, assets of these plans may be invested in the Units without regard to the ERISA restrictions, subject to the provisions of any other applicable federal or state law. You should note, however, that any governmental plan or church plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.

Prohibited Transaction Considerations

Treatment of REIT Assets as Plan Assets.    A transaction involving the operation of the REIT might constitute a prohibited transaction under ERISA and the Internal Revenue Code if assets of the REIT were deemed to be assets of an investing Plan. The United States Department of Labor has issued regulations, called the plan asset regulations, addressing whether the assets of a Plan would include the assets of an entity in which the Plan has invested for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code. In general, under the plan asset regulations, when a Plan acquires an equity interest in an entity such as a REIT, the assets of the Plan include both the equity interest and an undivided interest in each of the underlying assets of the entity unless the exceptions set forth in the regulations apply. In general, an equity interest is defined under the plan asset regulations as any interest in an entity, other than an instrument that is treated as indebtedness under applicable local law and has no substantial equity features, and includes a beneficial interest in a trust.

If the assets of the REIT are deemed to be the assets of an investing Plan, any person who has discretionary authority or control with respect to the REIT assets, and any person who provides investment advice for a fee with respect to the REIT assets, will be a fiduciary of the investing Plan. This fiduciary status would increase the scope of activities that would constitute prohibited transactions under ERISA and the Code.

Exception for Real Estate Operating Company.    The plan asset regulations provide an exception where a Plan acquires an interest in certain operating companies. In particular, when a Plan acquires an equity interest in a real estate operating company, the assets of the Plan will include the equity interest but not an undivided interest in the assets of the operating company. An entity is a real estate operating company for purposes of the plan asset regulations if (i) at least 50% of its assets are invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate in management or development activities, and (ii) such entity in the ordinary course of its business is engaged directly in real estate management or development activities. If an entity satisfies these requirements on the date it first makes a long-term investment (the “initial investment date”), or at any time during the entity’s first annual valuation period, it will be considered a real estate operating company for the entire period beginning on the initial investment date and ending on the last day of the first annual valuation period. Because the company is a blind pool company, we cannot assure you that it will be a real estate operating company within the meaning of the plan asset regulations.

Exception for Insignificant Participation by Benefit Plan Investors.    The plan asset regulations provide that the assets of an entity such as the REIT will not be deemed to be the assets of an investing Plan if equity participation in the entity by benefit plan investors, such as employee benefit plans or individual retirement accounts, is not significant. An equity participation in an entity is not deemed to be significant if benefit plan investors hold less than 25% of the value of each class of equity interests in that entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. We cannot assure you that benefit plan investors will hold less than 25% of the value of each class of equity interests in the REIT.

Exception for Publicly Offered Securities.    The plan asset regulations provide that the issuer of a publicly-offered security acquired by a Plan will not be deemed to hold Plan assets solely because of that acquisition. A publicly-offered security is a security that is “freely transferable,” part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and either:

•	part of a class of securities registered under the Exchange Act; or

•	sold to the Plan as part of an offering of securities to the public under the Securities Act; provided, however, that the class of securities of which the security is a part must be registered under the Exchange Act within 120 days, or later if allowed by the SEC, after the end of the fiscal year of the issuer during which the offering of the securities to the public occurred.

The plan asset regulations further provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The regulations provide that when a security is part of an offering in which the minimum investment is $10,000 or less, the existence of certain restrictions ordinarily will not, alone or in combination, affect the finding that the securities are freely transferable.

The Units offered are securities that will be registered under the Securities Act and are or will be registered under the Exchange Act. Furthermore, we believe that the restrictions imposed under our bylaws on the transfer of the Units are limited to the restrictions on transfer generally permitted under the plan asset regulation, and are not likely to result in the failure of the Units to be “freely transferable.” We also believe that the restrictions that apply to the Units held by us, or which may be derived from contractual arrangements requested by David Lerner Associates in connection with Units, are unlikely to result in the failure of the Units to be “freely transferable.” Nonetheless, no assurance can be given that the Department of Labor could not reach a contrary conclusion.

In addition, we cannot assure you that the Units will be held by 100 or more independent investors, and no monitoring or other measures will be taken to insure that this requirement of the publicly offered security exception will be satisfied. If the Units do not qualify as publicly offered securities under the plan asset regulations, the assets of the REIT may be deemed the assets of any Plan that invests in the Units. In that event, transactions involving the REIT and either parties in interest or disqualified persons with respect to an investing

Plan might be prohibited under ERISA or the Code and could subject disqualified persons to excise taxes and impose other liabilities on Plan fiduciaries, unless exemptive relief is available under an applicable statutory or administrative exemption.

We suggest that Plan fiduciaries or other persons considering an investment in the Units on behalf of or with the assets of a Plan consult their own counsel regarding the consequences to the Plan of that investment, including the consequence to the Plan if the assets of the REIT were to become subject to the fiduciary and prohibited transaction rules of ERISA and the Code.

Additional Considerations for Insurance Company General Accounts

In John Hancock Mut. Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), the United States Supreme Court held that, under some circumstances, assets held in an insurance company’s general account may be deemed to be assets of Plans that were issued policies supported by that general account.

The Small Business Job Protection Act of 1996 added a new section of ERISA relating to the status of the assets of insurance company general accounts under ERISA and the Internal Revenue Code. This new section provides that assets underlying general account policies issued before December 31, 1998 will not be considered assets of a Plan to the extent the criteria set forth in DOL regulations are satisfied. This new section also requires the DOL to issue regulations establishing those criteria. On January 5, 2000, the DOL issued final regulations, called the general account regulations, for this purpose. The general account regulations became generally applicable July 5, 2001. The general account regulations provide that, when a Plan acquires a policy issued by an insurance company on or before December 31, 1998 which is supported by assets of the insurance company’s general account, the assets of the Plan will include the policy but not the underlying assets of the general account to the extent the requirements set forth in the general account regulations are satisfied. The general account regulations do not apply to any general account policies issued after December 31, 1998.

We suggest that Plan fiduciaries or other persons considering an investment in the Units on behalf of an insurance company general account consult their own counsel regarding the effect of the John Hancock decision and the general account regulations on that investment.

CAPITALIZATION

Our capitalization as of September 20, 2002, and as adjusted to reflect the issuance and sale of the Units offered assuming the minimum offering and maximum offering and after deducting anticipated offering expenses, selling commissions and the marketing expense allowance is as follows:

	As Adjusted
	Actual	Minimum Offering	Maximum Offering
Units; no par value; 10 Units issued, 4,761,905 and 45,670,995 Units issued as adjusted, respectively, and 240,000 Series B preferred shares issued	$24,110	$44,724,110	$447,524,110

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We were organized on September 20, 2002 and have no significant operations to date. In addition, we currently own no properties. We intend to qualify as a REIT under the Internal Revenue Code.

The proceeds of this offering and the cash flow generated from properties we will acquire and any short term investments will be our principal source of liquidity. In addition, we may borrow funds, subject to the approval of our board of directors.

Liquidity and Capital Resources

We have obtained an unsecured line of credit in a principal amount of up to $300,000 to fund our start-up costs. The lender is Wachovia Bank, N.A. The line of credit bears interest at the bank’s prime rate. Interest is payable monthly. Glade M. Knight, our president and Chairman of the Board, will guarantee repayment of the line of credit. Mr. Knight will not receive any consideration in exchange for providing this guarantee. We would expect to repay this debt with proceeds from the sale of Units.

We anticipate that our cash flow will be adequate to cover our operating expenses and to permit us to meet our anticipated liquidity requirements, including distribution requirements. Inflation may increase our operating costs, including our costs on bank borrowings, if any. As of the date of this prospectus, we have no material commitments for capital expenditures.

We intend to establish a working capital reserve of at least 0.5% of the proceeds from this offering. This reserve, in combination with income from our properties and short term investments, is anticipated to satisfy our liquidity requirements.

Critical Accounting Policies

The following contains a discussion of what we believe to be critical accounting policies. These items should be read to gain a further understanding of the principals used to prepare our financial statements. These principals include application of judgment; therefore, changes in judgments may have a significant impact on our reported results of operations and financial condition.

Capitalization Policy

We consider expenditures to be capital in nature based on the following criteria: (1) for a single asset, the cost must be at least $300, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; (2) for group purchases of 10 or more identical assets; the unit cost for each asset must be at least $50, with the aggregate cost of the group purchase being at least $750, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; and (3) for major repairs to buildings, furniture, fixtures and equipment, the repair must be at least $2,000, and the useful life of the asset must be substantially extended. Most repair costs are considered routine repair and replacement costs and are expensed as incurred to hotel operating expenses.

Related Party Transactions

We have significant transactions with related parties. These transactions cannot be construed to be arms length and the results of our operations may be different if these transactions were conducted with non-related parties.

We will contract with Apple Suites Realty to provide brokerage services for the acquisition and disposition of our real estate assets. In accordance with the contract, Apple Suites Realty is to be paid a fee of 2% of the gross purchase price of any acquisitions or gross sale price of any dispositions of real estate investments, subject to certain conditions.

We will contract with Apple Hospitality Five Advisors to advise and provide day-to-day management services for us and due-diligence services on acquisitions. In accordance with the contract, we will pay Apple Hospitality Five Advisors a fee equal to .1% to .25% of total equity contributions received by us in addition to certain reimbursable expenses. Apple Hospitality Five Advisors will also hold a three-year contract for the monthly maintenance and support of accounting software. All of these services will be subcontracted to Apple Suites Advisors.

Apple Hospitality Five Advisors, Apple Suites Realty and Apple Suites Advisors are 100% owned by Mr. Knight. Apple Hospitality Five Advisors, Apple Suites Realty and Apple Suites Advisors may purchase in the “best efforts” offering up to 2.5% of the total number of our shares sold in the “best efforts” offering, once the minimum offering is completed.

We issued 240,000 Series B preferred convertible shares to Mr. Knight. The Series B preferred convertible shares were issued in exchange for payment of $0.10 per Series B preferred convertible share, or an aggregate of $24,000. There are no dividend payable on the Series B preferred convertible shares. On liquidation, the holder of the Series B preferred convertible shares will be entitled to a liquidation payment of $11 per share before any distributions of liquidation proceeds to holders of the common shares. However, the priority liquidation payment of the holder of the Series B preferred convertible shares is junior to the holders of the Series A preferred shares distribution rights. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred share, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares on an as converted basis.

Each holder of outstanding Series B preferred convertible shares has the right to convert any of such shares into common shares upon and for 180 days following the occurrence of either of the following conversion events:

(1) substantially all of our assets, stock or business, is transferred as a going concern, whether through exchange, merger, consolidation, lease, share exchange or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business; or

(2) our common shares are listed on any securities exchange or quotation system or in any established market.

Upon the occurrence of any conversion event, each of the Series B preferred convertible shares may be converted into a maximum of 2,907,415 common shares, based upon the gross proceeds raised through the date of conversion in this $500 million offering made by our prospectus. In addition, upon conversion of the Series B convertible preferred shares into common shares, the Series A preferred shares will terminate and the priority distribution in liquidation associated with the Series A preferred shares will disappear. If we terminate or fail to renew the Advisory Agreement with Apple Hospitality Five Advisors, the Series B convertible preferred shares will be entitled to dividend distributions and voting rights on an as converted basis. In this event, the liquidation preference of the Series A preferred shares will continue.

No additional consideration is due upon the conversion of the Series B preferred convertible shares. Upon the probable occurrence of a conversion event, we will record expense for the difference between the fair value of our common stock and issue price of the Series B preferred convertible shares.

Compensation expense related to issuance of 240,000 Series B convertible preferred shares to Mr. Knight will be recognized at such time when the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering the conversion of the Series B shares to common shares is probable. The expense will be measured as the difference between the fair value of the common stock for which the Series B shares can be converted and the amounts paid for the Series B shares.

PLAN OF DISTRIBUTION

We are selling the Units using the service of David Lerner Associates, Inc. as the managing dealer and other broker-dealers, if any, selected by the managing dealer. The Units are being offered on a “best efforts” basis, meaning that the managing dealer and other broker-dealers are not obligated to purchase any Units. No Units will be sold unless at least a minimum of 4,761,905 Units has been sold no later than one year after the date of this prospectus. Our officers and directors and those of Apple Hospitality Five Advisors, Apple Suites Advisors, Apple Suites Realty and Apple Hospitality Five Management will not be permitted to purchase Units in order to reach the minimum offering of 4,761,905 Units. If the minimum offering of Units is not sold by that date, the offering will terminate and all funds deposited by investors into the interest-bearing escrow account will be promptly refunded in full, with interest. Wachovia Bank, National Association (“Wachovia Bank”) will act as escrow agent for the escrow account until the minimum offering of Units is sold.

The Units are offered at $10.50 per unit until the minimum offering of $50,000,000 in Units is achieved and the minimum 4,761,905 Units have been sold. Thereafter, the Units will be offered at $11 per share.

Neither prospective investors nor shareholders should assume that the per-Unit prices reflect the intrinsic or realizable value of the Units or otherwise reflect our value, earnings or other objective measures of worth. The increase in the per-Unit offering price from $10.50 to $11 once the minimum offering is achieved is also not based upon or reflective of any meaningful measure of our share value or in any increase in the share value. If we were to list the Units on a national securities exchange, the Unit price might drop below our shareholder’s original investment.

The offering of Units is expected to terminate when all Units offered by this prospectus have been sold or one year from the date hereof, unless extended by us for up to an additional year in order to achieve the maximum offering of 45,670,995 Units. The States of Colorado, Delaware, New York and Virginia will allow us to extend the offering without taking any further action. In all of the other states where we plan to sell the Units, we may be required to make certain filings, including the filing of new applications, with the state administrators, to extend the offering.

Purchasers will be sold Units at one or more closings. Following the sale of the minimum offering, additional closings will be held monthly during the offering period as orders are received. The final closing will be held shortly after the termination of the offering period or, if earlier, upon the sale of all the Units. It is expected that after the initial closing of the sale of the minimum offering, purchasers will be sold Units no later than the last day of the calendar month following the month in which their orders are received. Funds received during the offering but after the initial disbursement of funds will be held in purchasers’ accounts with David Lerner Associates, Inc. until the next closing, and then disbursed to us.

In no event are we required to accept the subscription of any prospective investor, and no subscription shall become binding on us until a properly completed subscription agreement prepared and executed by the prospective investor has been accepted by our duly authorized representative. We will either accept or reject each subscription within four business days from the receipt of the subscription by David Lerner Associates, Inc. or other broker-dealer.

We intend to hold investors’ funds in escrow in an interest-bearing account with Wachovia Bank until the minimum offering of 4,761,905 Units is achieved and the initial closing has occurred. The account will pay interest to investors from the date the investor’s funds are received until the date of the initial closing. Wachovia Bank will remit the aggregate interest on escrowed funds to David Lerner Associates, Inc., and David Lerner Associates, Inc. will pay the individual investors their interest. After the initial closing, investors’ funds will be held in each purchaser’s account with David Lerner Associates, Inc. or other broker-dealers pending each applicable closing. Investors’ subscriptions will be revocable by written notice delivered to the escrow agent at least five days before the initial closing.

Each investor who desires to purchase Units will be required to complete and sign a Subscription Agreement in the form attached to this prospectus as Exhibit A. In addition to requesting basic identifying information concerning the investor, such as his or her name and address, the number of Units subscribed for, and the manner in which ownership will be held, the Subscription Agreement requires the investor to make a series of representations to us set forth in paragraphs designated “(a)” through “(h).”

We ask for these representations to help us determine whether you have received the disclosure materials pertaining to the investment, meet certain suitability requirements we have established, and understand what you are investing in. Should a dispute later arise between you and us concerning matters that are the subject of any representation, we would expect to rely upon your making of that representation in the Subscription Agreement if you later claim that that representation is not correct.

Set forth below is a brief summary of the nature of each representation in the lettered paragraphs of the Subscription Agreement. You should, however, carefully review the Subscription Agreement in its entirety.

(a)  You acknowledge that you have received a copy of the prospectus and that you understand that your investment will be governed by the terms of that prospectus.

(b)  You represent that you are of majority age and, therefore, can enter into a binding contract to purchase the Units.

(c)  You represent that you have adequate financial resources, understand the financial risks of an investment in Units, and understand that there is no ready ability to sell or otherwise dispose of your investment in Units.

(d)  You specifically represent that you either have a net worth (excluding home, furnishings and automobiles) of at least $50,000 (higher in certain states) and gross income of $50,000 (higher in certain states), or a net worth (with the same exclusions) of at least $100,000 (higher in certain states). This representation helps us determine that your proposed investment is suitable for you based on your financial condition.

(e)  If you are acting on behalf of an entity, you represent that you have authority to bind the entity.

(f)  You represent that the taxpayer identification number (social security number in the case of an individual) provided is correct and that you are not subject to backup withholding. This representation allows us to make distributions to you without any requirement to withhold for income tax purposes.

(g)  You understand that we have the right, in our sole discretion, to accept or reject your subscription for Units.

(h)  You agree to settle by arbitration any controversy between you and your broker concerning the Subscription Agreement and the investment represented by the Subscription Agreement.

It is expected that shareholders will be able to elect to reinvest any distributions from us in additional Units available in this offering, for as long as this offering continues. This option is referred to as the “Additional Share Option.” Any purchase by reinvestment of distributions would be at the same price per share and on the same terms applicable generally to subscriptions in this offering effective at the time of reinvestment. We reserve the right to establish rules governing reinvestment, as well as the right to modify or terminate the Additional Share Option at any time. We estimate that approximately 500,000 Units offered through this prospectus will be purchased through shareholders’ reinvestment of distributions in Units pursuant to the Additional Share Option, but the number of shares which will be purchased cannot be determined at this time.

Subject to the Additional Share Option being available through the broker-dealer which initially sells a shareholder its Units, a shareholder will be able to elect the option by directing, on its subscription agreement, that cash distributions be reinvested in additional Units. Distributions attributable to any calendar quarter will then be used to purchase Units in this offering. As described under “Federal Income Tax Considerations — Taxation of U.S. Shareholders,” a shareholder who elects the Additional Share Option will be taxed as if it had received its distributions that are used to purchase additional Units. A shareholder may elect to terminate its participation in the Additional Share Option at any time by written notice sent by it to the broker-dealer through which the shareholder initially purchased Units. The notice will be effective with respect to distributions attributable to any calendar quarter if it is sent at least 10 days before the end of that calendar quarter.

We intend to establish at a later date a dividend reinvestment plan, or DRIP, that will allow you to have your dividends otherwise distributable to you invested in additional Units.

Funds not invested in real properties may be invested by us only in:

(a)  bank accounts, including savings accounts and bank money market accounts (as bank is defined in Section 3(a)(6) of the Securities Exchange Act of 1934) (including bank money market accounts managed by the escrow agent and its affiliates);

(b)  short-term direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America; or

(c)  short-term certificates of deposit issued by any bank (as defined in Section 3(a)(6) of the Securities Exchange Act of 1934) (including the escrow agent and its affiliates) located in the United States and having net worth of at least $50,000,000; or

(d)  similar highly liquid investments to the extent permitted by applicable laws and regulations.

We will pay to David Lerner Associates, Inc. selling commissions on all sales made, including shares sold through the Additional Share Option, in an amount equal to 7.5% of the purchase price of the Units or $0.7875 per Unit purchased at $10.50 per Unit and $0.825 per Unit purchased at $11 per Unit. We will also pay to David Lerner Associates, Inc. a marketing expense allowance equal to 2.5% of the purchase price of the Units, as a non-accountable reimbursement for expenses incurred by it in connection with the offer and sale of the Units. The marketing expense allowance will equal $0.2625 per Unit purchased at $10.50 per Unit and $0.275 per Unit purchased at $11 per Unit. The maximum selling commission payable to David Lerner Associates, Inc. is $37,500,000. The maximum marketing expense allowance payable to David Lerner Associates, Inc. is $12,500,000. The selling commissions and marketing expense allowance are payable to David Lerner Associates, Inc. at the times of the issuance of Units to purchasers.

The following table reflects the compensation payable to David Lerner Associates, Inc.

	Price To Public	Commissions	Marketing Expense Allowance
Per Unit Minimum Offering	$10.50	$0.7875	$0.2625
Per Unit Maximum Offering	$11.00	$0.8250	$0.2750
Total Minimum Offering	$50,000,000	$3,750,000	$1,250,000
Total Maximum Offering	$500,000,000	$37,500,000	$12,500,000

Prospective investors are advised that David Lerner Associates, Inc., reserves the right to purchase Units, on the same terms applicable generally to sales pursuant to this prospectus, for its own account, at any time and in any amounts, to the extent not prohibited by relevant law. However, it is not expected that the managing dealer or other broker-dealers will purchase Units.

The Agency Agreement between us and David Lerner Associates, Inc. permits David Lerner Associates, Inc. to use the services of other broker-dealers in offering and selling the Units, subject to our approval. David Lerner Associates, Inc. will pay the compensation owing to the broker-dealers out of the selling commissions or marketing expense allowance payable to it. Sales by the broker-dealers will be carried on in accordance with customary securities distribution procedures. David Lerner Associates, Inc. may be deemed to be an “underwriter” for purposes of the Securities Act of 1933 in connection with this offering. Purchasers’ checks are to be made payable to David Lerner Associates, Inc. unless the investor elects to use a portion of the proceeds in his or her David Lerner brokerage account. David Lerner Associates, Inc. will forward to the escrow agent funds representing subscription payments by noon of the next business day following receipt by David Lerner Associates, Inc. of the subscription payments.

Purchasers are required to purchase a minimum of $5,000 in Units or $2,000 in Units for Plans. After the minimum offering is achieved, Apple Hospitality Five Advisors, Apple Suites Advisors and Apple Suites Realty may purchase in this offering up to 2.5% of the total number of Units sold in the offering, on the same terms and conditions as the public. If Apple Hospitality Five Advisors, Apple Suites Advisors and Apple Suites Realty purchase any Units, they will be permitted to vote on any matters submitted to a vote of holders of the common shares. Any purchase of Units in this offering by Apple Hospitality Five Advisors, Apple Suites Advisors and Apple Suites Realty must be for investment, and not for resale or distribution. The Units described in this paragraph are exclusive of the Units which may be issued under our stock incentive plans.

There has been no previous market for any of our Units. The initial offering price for the Units is arbitrary and was determined on the basis of our proposed capitalization, market conditions and other relevant factors.

We have agreed to indemnify David Lerner Associates, Inc. and other broker-dealers against a limited number of liabilities under the Securities Act. These liabilities include liabilities arising out of untrue statements of a material fact contained in this registration statement or arising out of the omission of a material fact required to be stated in this registration statement. We will also indemnify David Lerner Associates, Inc. for losses from a breach of any warranties made by us in the agency agreement.

DESCRIPTION OF CAPITAL STOCK

The information set forth below is only a summary of the material terms of our common shares, Series A preferred shares, and Series B convertible preferred shares. You should refer to our articles of incorporation, and bylaws for a complete description of the common shares, the Series A preferred shares and the Series B convertible preferred shares.

Our authorized capital stock consists of: (i) 200,000,000 common shares, no par value, (ii) 200,000,000 Series A preferred shares, no par value, (iii) 240,000 Series B convertible preferred shares, no par value, and (iv) 15,000,000 additional preferred shares. Each common share and accompanying Series A preferred share will be fully paid and non-assessable upon issuance and payment therefor. As of the date of this prospectus, there were 10 common shares and accompanying Series A preferred share issued and outstanding and 240,000 Series B convertible preferred shares issued and outstanding. All 240,000 authorized Series B convertible preferred shares are held by Glade M. Knight.

Common Shares

Dividend and Distribution Rights

Our common shares have equal rights in connection with:

—dividends

—distributions, and

—liquidations.

If our board of directors determines, in its sole discretion, to declare a dividend, the right to a dividend is subject to the following restrictions:

—the dividend rights of the common shares may be subordinate to any other of our shares ranking senior to the common shares, and

—the amount of the dividend may be limited by law.

If we liquidate our assets or dissolve entirely, the holders of the common shares will share, on a pro rata basis, in the assets we are legally allowed to distribute. We must pay all of our known debts and liabilities or have made adequate provision for payment of these debts and liabilities before holders of common shares can share in our assets. Upon liquidation, the rights of the holders of the common shares will initially arise out of their rights as holders of the Series A preferred shares. In addition, in the event that the liquidation of our company results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the holders of the common shares and the holder of the Series B convertible preferred shares, on an as converted basis.

Holders of common shares do not have the right to convert or redeem their shares. In addition, they do not have rights to a sinking fund or to subscribe for any of our securities.

Voting Rights

Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. The holders of common shares have exclusive voting power with respect to the election of directors, except as otherwise required by law or except as provided with respect to any other class or series of stock. There is no cumulative voting in the election of directors. Therefore the holders of a majority of the outstanding common shares can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

Our articles state that a majority of common shares outstanding and entitled to vote on a matter may approve our company to take any of the following actions:

—dissolve,

—amend our charter or articles of incorporation,

—merge,

—sell all or substantially all of our assets, or

—engage in a share exchange or similar transactions;

except for amendments to our articles of incorporation relating to the classification of the board of directors. This matter requires the approval of at least two-thirds of the shares entitled to vote.

The transfer agent and registrar for the common shares will be Wachovia Bank.

Series A Preferred Shares

The Series A preferred shares have no voting rights, no distribution rights and no conversion rights. In addition, the Series A preferred shares are not separately tradable from the common shares to which they relate. The only right associated with each Series A preferred share is a priority distribution upon the sale of our assets in liquidation, dissolution or winding up of our business. The priority distribution will be equal to $11.00 per Series A preferred share, and no more, before any distribution will be made to the holders of any other shares. Upon that distribution the Series A preferred shares will have no other distribution rights.

The Series A preferred shares will terminate and have no liquidation preference or any other rights upon the conversion of the Series B convertible preferred shares into common shares, as described below. Once the Series B convertible preferred shares are converted into common shares, a Unit holder will only hold common shares and will no longer have the priority distribution upon the sale of our assets in liquidation associated with the Series A preferred shares.

Series B Convertible Preferred Shares

Our authorized capital stock includes 240,000 Series B convertible preferred shares. Mr. Knight is the sole holder of the Series B convertible preferred shares. There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the Articles of Incorporation that would adversely affect the Series B convertible preferred shares. Except as described in the preceding two sentences, holders of the Series B convertible preferred shares do not have any voting, dividend or other rights with respect to those shares unless and until we terminate or fail to renew the Advisory Agreement with Apple Hospitality Five Advisors. Upon that event the Series B convertible preferred shares will be entitled to dividend distributions and voting rights on an as converted basis, as described below.

Upon our liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment. However the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

The Series B convertible preferred shares are convertible into common shares upon and for 180 days following the occurrence of either of the following events:

(1)  substantially all of our assets, stock or business is transferred as a going concern, whether through exchange, merger, consolidation, lease, share exchange or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business; or

(2) our common shares are listed on any securities exchange or quotation system or in any established market.

Upon the occurrence of any triggering event and for purposes of determining the liquidation payment due to the holder of a Series B convertible preferred share, each Series B convertible preferred share is convertible into a number of common shares based upon the gross proceeds raised through the date of conversion in the offering made by this prospectus according to the following formula:

Gross Proceeds Raised From Sales of Units Through Date of Conversion	Number of Common Shares Through Conversion of One Series B Convertible Preferred Share
$50 million	0.92321
$100 million	1.83239
$150 million	3.19885
$200 million	4.83721
$250 million	6.11068
$300 million	7.29150
$350 million	8.49719
$400 million	9.70287
$450 million	10.90855
$500 million	12.11423

Mr. Knight, as our chief executive officer, can influence whether substantially all of our assets, stock or business is transferred as a going concern or whether our common shares are listed or quoted. Accordingly, Mr. Knight can influence both the conversion of the Series B convertible preferred shares issued to him and the resulting dilution of other shareholders. If we terminate or fail to renew the Advisory Agreement with Apple Hospitality Five Advisors, the Series B convertible preferred shares will be entitled to dividend distributions and voting rights on an as converted basis. In this event, the liquidation preference of the Series A preferred shares will continue. Termination of the Advisory Agreement by Apple Hospitality Five Advisors will not result in conversion of the Series B convertible preferred shares and will not entitle the Series B convertible preferred shares to dividend distributions and voting rights on an as converted basis. Upon the occurrence of any triggering event and for purposes of determining the liquidation payment due to each holder of a Series B convertible preferred share, each Series B convertible preferred share is convertible into potentially 2,907,415 common shares, based upon the gross proceeds raised through the date of conversion in the offering made by this $500 million prospectus. The effect of the conversion of the Series B convertible preferred shares is that Mr. Knight would own approximately 4.45% to 5.99% of the total number of common shares outstanding in exchange for an aggregate payment $24,000.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

Preferred Shares

Our articles of incorporation authorize our issuance of up to 15 million additional preferred shares. No preferred shares other than the Series A preferred shares and the Series B convertible preferred shares have been issued.

We believe that the authorization to issue additional preferred shares benefit us and our shareholders by permitting flexibility in financing additional growth, giving us additional financing options in our corporate planning and in responding to developments in our business, including financing of additional acquisitions and other general corporate purposes. Having authorized preferred shares available for issuance in the future gives us the ability to respond to future developments and allow preferred shares to be issued without the expense and delay of a special shareholders’ meeting.

At present, we have no specific financing or acquisition plans involving the issuance of additional preferred shares and we do not propose to fix the characteristics of any series of preferred shares in anticipation of issuing preferred shares. We cannot now predict whether or to what extent, if any, additional preferred shares will be used or if so used what the characteristics of a particular series may be.

The voting rights and rights to distributions of the holders of common shares will be subject to the prior rights of the holders of any subsequently-issued preferred shares. Unless otherwise required by applicable law or regulation, the preferred shares would be issuable without further authorization by holders of the common shares and on such terms and for such consideration as may be determined by the board of directors. The preferred shares could be issued in one or more series having varying voting rights, redemption and conversion features, distribution (including liquidating distribution) rights and preferences, and other rights, including rights of approval of specified transactions. A series of preferred shares could be given rights that are superior to rights of holders of common shares and a series having preferential distribution rights could limit common share distributions and reduce the amount holders of common shares would otherwise receive on dissolution.

Restrictions On Transfer

To qualify as a REIT under the Internal Revenue Code, our common shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Further, not more than 50% of the value of our issued and outstanding common shares may be owned, directly or indirectly, by five or fewer individuals or, in limited circumstances, entities such as qualified private pension plans, during the last half of a taxable year or during a proportionate part of a shorter taxable year.

Since our board of directors believes it is essential that we maintain our REIT status, our bylaws provide that no person may own or be deemed to own more than 9.8% of the issued and outstanding common shares. The board may exempt a proposed transferee from this ownership limit. The board may require opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our status as a REIT.

Any acquisition or transfer of shares that would: (1) result in the common shares and any other stock being owned by fewer than 100 persons or (2) result in our being “closely-held” within the meaning of section 856(h) of the Code, will be null and void, and the intended transferee will acquire no rights to the shares. These restrictions on transferability and ownership will not apply if the board determines it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT and our articles are amended accordingly.

Any purported transfer of common shares or any other stock that would result in a person owning shares of capital stock in excess of the ownership limit will result in the transfer being declared null and void. The shares subject to the purported transfer will be considered to be “excess shares.” Under our bylaws, excess shares will be deemed to have been acquired and to be held on our behalf. The excess shares will not be considered to be outstanding for quorum and voting purposes. The excess shares will not be entitled to receive dividends or any other distributions. Any dividends or distributions paid to a purported transferee of excess shares prior to our discovery that the shares have been transferred in violation of our bylaws must be repaid to us upon demand.

Our bylaws provide that we may redeem any excess shares. The redemption price for any excess share will be equal to:

—the price paid for the excess shares by the intended transferee, or

—if no consideration was paid, the fair market value of the shares measured on the last business day prior to date on which we elect to redeem the excess shares.

Fair market value means the average daily closing price of a share if listed on a national securities exchange. If the shares are quoted on the NASD National Market System, fair market value will be the average of closing bid prices and closing asked prices. If there have been no sales or published bid and asked quotations with respect to the shares, the fair market value will be as determined in good faith by our board.

In addition, each shareholder shall, upon demand, be required to disclose in writing all information regarding the direct and indirect beneficial ownership of shares of capital stock as our board deems reasonably necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any compliance with those provisions or requirements.

These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of shares of capital stock might receive a premium for their shares over the then-prevailing market price or which these holders might believe to be otherwise in their best interest.

Facilities for Transferring Common Shares

David Lerner Associates may, but is not obligated to, assist shareholders who desire to transfer their Units. In the event David Lerner Associates provides assistance, it will be entitled to receive compensation as specified by it. Any assistance offered by David Lerner Associates may be terminated or modified at any time without notice, and any fee charged for transfer assistance may be modified or terminated at any time and without notice. David Lerner Associates currently has no plans for rendering the type of assistance referred to in this paragraph. This assistance, if offered, would likely consist of informally matching isolated potential buyers and sellers, and would not represent the creation of any “market” for the Units.

No public market for the Units currently exists. We do not plan to cause the common shares nor the Series A preferred shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. While we may cause the Units to be listed or quoted if our board of directors determines that action to be prudent, there can be no assurance that this event will ever occur. In addition, the Units are uncertificated securities, are not represented by stock certificates, and may be difficult to transfer. Prospective shareholders should view the Units as illiquid and must be prepared to hold their investment for an indefinite length of time.

Share Redemption Program

Prior to the time that our Units are listed on a national securities exchange, our shareholders who have held their Units for at least one year may receive the benefit of limited interim liquidity by presenting for redemption all or any portion of their Units to us at any time in accordance with the procedures outline herein. At that time, we may, subject to the conditions and limitations described below, redeem the Units presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption.

If you have held our Units for the required one-year period, you may redeem your Units for a purchase price equal to the lesser of (1) $11 per Unit, or (2) the purchase price per Unit that you actually paid for your Units. In the event that you are redeeming all of your Units, Units purchased pursuant to our Additional Share Option plan may be excluded from the foregoing one-year holding period requirement, in the discretion of the board of directors. The board of directors reserves the right in its sole discretion at any time and from time to time to (1) waive the one-year holding period in the event of the death or bankruptcy of a shareholder or other exigent circumstances, (2) reject any request for redemption, (3) change the purchase price for redemption’s, or (4) otherwise amend the terms of, suspend, or terminate our share redemption program.

Redemption of Units, when requested, will be made quarterly on a first-come, first-served basis. Subject to funds being available, we will limit the number of Units redeemed pursuant to our share redemption program to the lesser of as follows:  (1) during any calendar year, we will not redeem in excess of three percent (3.0%) of the weighted average numbered Units outstanding during the prior calendar year; and (2) funding for the redemption of shares will come exclusively from the net proceeds we receive from the sale of Units under our Additional Share Option plan so that in no event will the aggregate amount of redemption’s under our share redemption program exceed aggregate net proceeds received by us from the sale of Units (after commissions), pursuant to our Additional Share Option plan. The board of directors, in its sole discretion, may choose to suspend or terminate the share redemption program or to reduce the number of Units purchased under the share redemption program if it determines the funds otherwise available to fund our share redemption program are needed for other purposes.

We cannot guarantee that the funds set aside for the share redemption program will be sufficient to accommodate all requests made in any year. If we do not have such funds available, at the time when redemption is requested, you can (1) withdraw your request for redemption, or (2) ask that we honor your request at such time, if any, when sufficient funds become available. Such pending requests will be honored on a first-come, first-served basis.

The shares redemption program is only intended to provide limited interim liquidity for shareholders until a secondary market develops for the Units. No such market presently exists, and we cannot assure you that any market for your Units will ever develop. If you redeem Units under the share redemption program you will not be permitted to purchase additional Units in this offering for a period of one year from the date of redemption.

The Units we purchase under the share redemption program will be cancelled, and will have the status of authorized, but unissued shares. We will not reissue such Units unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws.

If we terminate, suspend, reduce the scope of or otherwise change the share redemption program, we will discloses the changes in reports filed with the Commission.

We intend to establish at a later date a dividend reinvestment plan, or DRIP, that will allow you to have your dividends otherwise distributable to you invested in additional Units. Once the DRIP is established, funding for the redemption of shares will come from the proceeds we receive from the sale of shares under our DRIP. At that time, subject to funds being available, we will limit the number of shares redeemed pursuant to our share redemption program to the lesser of as follows: (1) during any calendar year, we will not redeem in excess of three percent (3.0%) of the weighted average number of shares outstanding during the prior calendar year; and (2) funding for the redemption of shares will come exclusively from the proceeds we receive from the sale of shares under our dividend reinvestment plan provided that in no event will the aggregate amount of redemption’s under our share redemption program exceed aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan. Not withstanding the foregoing, we may consider other sources of funding other than the DRIP to fund the redemption of shares under the share redemption program. No commissions will be payable under the dividend reinvestment plan.

SUMMARY OF ORGANIZATIONAL DOCUMENTS

The following is a summary of the material provisions of our articles of incorporation and bylaws, some of which may be described or referred to elsewhere in this prospectus. Neither this summary nor the descriptions appearing elsewhere in this prospectus purport to be, or should be considered, a complete statement of the terms and conditions of the articles of incorporation or bylaws or any specific provision thereof, and this summary and all the descriptions are qualified in their entirety by reference to, and the provisions of, the articles of incorporation and bylaws, which have been filed as exhibits to the registration statement of which this prospectus is a part. Our articles of incorporation have been reviewed and approved unanimously by the board of directors.

Board of Directors

The board of directors, subject to specific limitations in the articles of incorporation and those imposed by law, has full, exclusive, and absolute power, control and authority over our property and business. The board of directors, without approval of the shareholders, may alter our investment policies in view of changes in economic circumstances and other relevant factors, subject to the investment restrictions set forth in the bylaws.

A director may be removed if the director is declared of unsound mind by an order of court or if the director has pled guilty to or been convicted of a felony involving moral turpitude. In addition, a director may be removed (1) for cause by the vote or written consent of all directors other than the director whose removal is being considered, or (2) with or without cause at a special meeting of the shareholders by vote of a majority of the outstanding common shares. “For cause” is defined as willful violations of the articles of incorporation or bylaws, or gross negligence in the performance of a director’s duties. Any vacancies in the office of director may be filled by a majority of the directors continuing in office or at a special meeting of shareholders by vote of a majority of the common shares present at a meeting at which there is a quorum. Any director so elected shall hold office for the remainder of his predecessor’s term. The number of directors shall not be less than three nor more than 15. At the time of initial closing, there will be five directors. The holders of the common shares are entitled to vote on the election or removal of the board of directors, with each common share entitled to one vote.

The board of directors is empowered to fix the compensation of all officers and the board of directors. Under the bylaws, directors may receive reasonable compensation for their services as directors and officers and reimbursement of their expenses, and we may pay a director such compensation for special services, including legal and accounting services, as the board of directors deems reasonable. The board of directors may delegate some of its powers to one or more committees, each comprised of at least two directors.

Responsibility of Board of Directors, Apple Hospitality Five Advisors, Inc., Apple Suites Advisors, Inc., Officers and Employees

Our articles of incorporation provide that the directors and officers shall have no liability to us or our shareholders in actions by or in the right of the company unless the officer or director has engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities laws. The advisory agreement provides that Apple Hospitality Five Advisors shall have no liability to us or our shareholders unless it has engaged in gross negligence or willful misconduct. Under the subcontract with Apple Hospitality Five Advisors, Apple Suites Advisors will be similarly indemnified by us. Generally, claimants must look solely to our property for satisfaction of claims arising in connection with our affairs. The articles of incorporation and the advisory agreement, respectively, provide that we shall indemnify any present or former director, officer, employee or agent, Apple Hospitality Five Advisors, and Apple Suites Advisors against any expense or liability in an action brought against the person if the directors, excluding the indemnified party, determine in good faith that the director, officer, employee or agent, Apple Hospitality Five Advisors, or Apple Suites Advisors was acting in good faith within what he or it reasonably believed to be the scope of his or its employment or authority and for a purpose which he or it reasonably believed to be in our best interests or of our shareholders, and that the liability was not the result of willful misconduct, bad faith, reckless disregard of duties or violation of the criminal law. Indemnification is not allowed for any liability imposed by judgment, and costs associated therewith, including attorneys’ fees, arising from or out of a violation of federal or state securities laws associated with the public offering of the Units unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnity, or (2) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnity, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnity. To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Securities and Exchange Commission, the indemnification is contrary to public policy and therefore unenforceable.

The exculpation and indemnification provisions in the articles of incorporation and the advisory agreement have been adopted to help induce the beneficiaries of these provisions to agree to serve on our behalf or the behalf of Apple Hospitality Five Advisors and Apple Suites Advisors by providing a degree of protection from liability for alleged mistakes in making decisions and taking actions. The exculpation and indemnification provisions have been adopted, in part, in response to a perceived increase generally in shareholders’ litigation alleging director and officer misconduct. The exculpation and indemnification provisions in the articles of incorporation and the advisory agreement may result in a shareholder or our company having a more limited right of action against a director, Apple Hospitality Five Advisors, Apple Suites Advisors or its affiliates than he or it would otherwise have had in the absence of the provisions. Conversely, the presence of these provisions may have the effect of conferring greater discretion upon the directors, Apple Hospitality Five Advisors, Apple Suites Advisors and its affiliates in making decisions and taking actions with respect to us. Subject to the exculpation and indemnification provisions in the articles of incorporation, the advisory agreement, and as otherwise provided by law, Apple Hospitality Five Advisors, Apple Suites Advisors and the directors and officers are accountable to us and our shareholders as fiduciaries and must exercise good faith and integrity in handling our affairs. As noted above, however, the exculpation and indemnification provisions in the articles of incorporation and the advisory agreement represent a material change from the accountability which would be imposed upon the directors, officers, Apple Hospitality Five Advisors, Apple Suites Advisors and its affiliates in the absence of the contractual provisions. Thus, the fiduciary duties will be materially different from the fiduciary duties as they would exist in the absence of the provisions of the articles of incorporation and the advisory agreement.

Issuance of Securities

The board of directors may in its discretion issue additional common shares, preferred shares, or other equity or debt securities, including options, warrants, and other rights, on such terms and for such consideration as it may deem advisable. The board of directors may, in its sole discretion, issue shares of stock or other equity or debt securities, (1) to persons from whom we purchases property, as part or all of the purchase price of the property, or (2) to Apple Hospitality Five Advisors, Apple Suites Advisors and Apple Suites Realty in lieu of cash payments required under the advisory agreement or other contract or obligation. The board of directors, in its sole discretion, may determine the value of any shares or other equity or debt securities issued in consideration of property or services provided, or to be provided, to us, except that while Units are offered by us to the public, the public offering price of the Units shall be deemed their value.

We have adopted two stock incentive plans for the benefit of our directors and employees.

Redemption and Restrictions on Transfer

For us to qualify as a REIT under the Internal Revenue Code, not more than 50% of our outstanding shares may be owned directly or indirectly by five or fewer individuals during the last half of any year other than the first year, and after the first year all shares must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. As a means of attempting to ensure compliance with these requirements, the bylaws provide that we may prohibit any person from directly or indirectly acquiring ownership, beneficial or otherwise, of more than 9.8% of the issued and outstanding shares.

Amendment

The articles of incorporation and the bylaws may be amended or altered or we may be dissolved by the affirmative vote of the holders of a majority of the outstanding common shares, with each shareholder entitled to cast one vote per common share held. Our articles and bylaws may not be amended unless approved by the vote of the holders of a majority of the common shares except that the directors may amend the bylaws if they determine the amendment to be necessary to comply with the REIT provisions of the Internal Revenue Code or other applicable laws and regulations or the requirements of any state securities regulator or similar official. The bylaws can also be amended by the board of directors to: correct any ambiguity in the bylaws or resolve inconsistencies between the bylaws and the Articles; make changes that are not materially adverse to the rights of shareholders; or allow us to take any action or fulfill any obligation which we are legally obligated or permitted to take. No amendment that would change any rights with respect to any outstanding common shares, or diminish or eliminate any voting rights pertaining thereto, may be made unless approved by the vote of the holders of two-thirds of the outstanding common shares so affected.

Shareholder Liability

The holders of our shares shall not be liable personally on account of any of our obligations.

SALES LITERATURE

The offering is made only by means of this prospectus. We have not authorized the use of other supplemental literature in connection with the offering.

REPORTS TO SHAREHOLDERS

Financial information contained in all reports to shareholders will be prepared in accordance with generally accepted accounting principles. The annual report, which will contain financial statements audited by a nationally recognized accounting firm, will be furnished within 120 days following the close of each fiscal year. The annual report will contain a complete statement of compensation and fees paid or accrued by us to Apple Hospitality Five Advisors, Apple Suites Advisors and Apple Suites Realty together with a description of any new agreements. Under the bylaws, we are also obligated to send to our shareholders quarterly reports after the end of the first three calendar quarters of each year. Quarterly reports will include un-audited financial statements prepared in accordance with generally accepted accounting principles, a statement of fees paid during the quarter to Apple Hospitality Five Advisors, Apple Suites Advisors and Apple Suites Realty and a reasonable summary of our activities during the quarter. The shareholders also have the right under applicable law to obtain other information about us.

We will file a report meeting the requirements of Form 8-K under the Securities Exchange Act of 1934 if, after the termination of the offering, a commitment is made involving the use of 10 percent or more of the net proceeds of the offering and will provide the information contained in the report to the shareholders at least once each quarter after the termination of this offering.

LEGAL MATTERS

Certain legal matters in connection with the Units will be passed upon for us by McGuireWoods LLP, Richmond, Virginia.

EXPERTS

Ernst & Young LLP, independent auditors, have audited our balance sheet at September 20, 2002, as set forth in their report. We’ve included our balance sheet in the prospectus and in the registration statement in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

EXPERIENCE OF PRIOR PROGRAMS

The tables following this introduction set forth information with respect to prior real estate programs sponsored by Glade M. Knight, who is sometimes referred to as the “prior program sponsor.” These tables provide information for use in evaluating the programs, the results of the operations of the programs, and compensation paid by the programs. Information in the tables is current as of December 31, 2001. The tables are furnished solely to provide prospective investors with information concerning the past performance of entities formed by Glade M. Knight. Regulatory filings and annual reports of Cornerstone, Apple Hospitality Two and Apple Suites will be provided upon request for no cost (except for exhibits, for which there is a minimal charge). In addition, Part II of our Registration Statement contains detailed information on the property acquisitions of Cornerstone, Apple Hospitality, and Apple Suites and is available without charge upon request of any investor or prospective investor. Please send all requests to Cornerstone Realty Income Trust, Inc., 306 East Main Street, Richmond, VA 23219; telephone: 804-643-1761.

In the five years ending December 31, 2001, Glade M. Knight sponsored only Cornerstone, Apple Residential, Apple Hospitality, and Apple Suites, which have investment objectives similar to ours. Cornerstone, Apple Residential, Apple Hospitality, and Apple Suites were formed to invest in existing residential rental properties and extended-stay hotels for the purpose of providing regular quarterly distributions to shareholders and the possibility of long-term appreciation in the value of properties and shares.

The information in the following tables should not be considered as indicative of our capitalization or operations. Purchasers of shares offered by our offering will not have any interest in the entities referred to in the following tables or in any of the properties owned by those entities as a result of the acquisition of shares in us.

See, “Apple Hospitality Five Advisors, Inc., and Apple Suites Realty Group, Inc.—Prior Performance of Programs Sponsored by Glade M. Knight” in the prospectus for additional information on certain prior real estate programs sponsored by Mr. Knight, including a description of the investment objectives which are deemed by Mr. Knight to be similar and dissimilar to those of the Company.

The following tables use certain financial terms. The following paragraphs briefly describe the meanings of these terms.

•	“Acquisition Costs” means fees related to the purchase of property, cash down payments, acquisition fees, and legal and other costs related to property acquisitions.

•	“Cash Generated From Operations” means the excess (or the deficiency in the case of a negative number) of operating cash receipts, including interest on investments, over operating cash expenditures, including debt service payments.

•	“GAAP” refers to “Generally Accepted Accounting Principles” in the United States.

•	“Recapture” means the portion of taxable income from property sales or other dispositions that is taxed as ordinary income.

•	“Reserves” refers to offering proceeds designated for repairs and renovations to properties and offering proceeds not committed for expenditure and held for potential unforeseen cash requirements.

•	“Return of Capital” refers to distributions to investors in excess of net income.

TABLE I:    EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I presents a summary of the funds raised and the use of those funds by Apple Hospitality, Apple Suites, Inc., Cornerstone and Apple Residential Income Trust, Inc. whose investment objectives are similar to those of the Company and whose offering closed within three years ending December 31, 2001.

	Apple Hospitality	Apple Suites	Cornerstone	Apple Residential
Dollar Amount Offered	$200,000,000	$300,000,000	$432,309,058	$316,043,668
Dollar Amount Raised	$137,498,266	$125,000,000	$432,309,058	$316,043,668

LESS OFFERING EXPENSES:
Selling Commissions and Discounts	10.00%	10.00%	8.45%	10.00%
Organizational Expenses	1.50%	1.13%	0.75%	1.00%
Other	2.00%	0.00%	0.00%	0.00%
Reserves	0.50%	0.50%	3.00%	0.50%
Percent Available from Investment	86.00%	88.37%	87.79%	88.50%

ACQUISITION COSTS:
Prepaid items and fees to purchase property	85.29%	85.29%	86.79%	86.50%
Cash down payment	0.00%	0.00%	0.00%	0.00%
Acquisition fees	2.00%	3.08%	1.06%	2.00%
Other	0.00%	0.00%	0.00%	0.00%
Total Acquisition Costs	87.29%	88.37%	87.79%	88.50%
Percentage Leverage (excluding unsecured debt)	43.7%	45.49%	57.48%	0.00%
Date offering began	May 2001	August 1999	May 1993	January 1997
Length of offering (in months)	8	21	104	31
Months to investment amount available for investment	8	29	104	31

TABLE II:    COMPENSATION TO SPONSOR AND ITS AFFILIATES

Table II summarizes the compensation paid to the Prior Program Sponsor and its Affiliates (i) by programs organized by it and closed within three years ended December 31, 2001, and (ii) by all other programs during the three years ended December 31, 2001.

	Apple Hospitality	Apple Suites	Cornerstone		Apple Residential
Date offering commenced	May 2001	August 1999	May 1993		January 1997
Dollar amount raised	$137,498,266	$125,000,000	$432,309,058		$316,043,668

Amounts Paid To Prior Program Sponsor For Proceeds Of Offering:
Acquisition fees
Real Estate commission	$2,380,000	$3,389,000	$4,075,337		$4,882,032
Advisory fees	$157,350	$456,423	$515,689		$1,140,874
Other	$0.00	$—	$—		$—
Cash generated from operations before deducting payments to Prior Program Sponsor	$15,468,841	$17,574,799	$300,536,373		$21,265,581

Aggregate Compensation To Prior Program Sponsor
Management and accounting fees	—	$(1)	$3,088,348		$3,859,448
Reimbursements	—	$572,284	$2,717,655		$—
Leasing fees	—	$—	$—		$—
Other fees	—	$—	$13,266,402	(2)	$—

There have been no fees from property sales or refinancings

(1)	Effective January 1, 2001, Apple Suites acquired Apple Suites Management and its subsidiaries. In 2000, Apple Suites paid Mr. Glade M. Knight, its President and Chairman, a deposit of $900,000 in exchange for all of the issued and outstanding stock of Apple Suites Management. For financial reporting purposes, Apple Suites recorded the $900,000 of cash plus the fair value of net liabilities assumed of $513,520 from Apple Suites Management and its subsidiaries as a management termination fee (total of $1,413,520) in 2001. Effective January 1, 2001, all inter-company transactions, including lease revenue and rental expenses, between Apple Suites and Apple Suites Management were eliminated in consolidation.
(2)	Upon the merger transaction in which Cornerstone acquired Apple Residential, the Class B convertible shares of Apple Residential, all of which were held by management of Cornerstone, were converted into Series A convertible preferred shares of Cornerstone. The amount shown is the expense that resulted upon conversion.

TABLE III:    OPERATING RESULTS OF PRIOR PROGRAMS

Table III presents a summary of the annual operating results for Apple Hospitality Two, Apple Suites, Cornerstone and Apple Residential Income Trust, Inc. of the offerings closed in the five years ending December 31, 2001. Table III is shown on both an income tax basis as well as in accordance with generally accepted accounting principles, the only significant difference being the methods of calculating depreciation.

	2001 Apple Hospitality Two	2001 Apple Suites	2001 Cornerstone	2000 Apple Suites	2000 Cornerstone	1999 Apple Suites	1999 Cornerstone	1999 Apple Residential	1998 Cornerstone	1998 Apple Residential	1997 Cornerstone	1997 Apple Residential
Capital contributions by year	$122,888,957	$35,862,615	$6,468,580	$46,631,958	$6,108,737	$28,591,160	$9,168,728	$32,497,218	$38,905,636	$142,800,094	$63,485,868	$109,090,359
Gross revenue	$10,436,765	$45,861,995	$152,667,698	$16,202,929	$146,555,033	$2,687,117	$125,041,524	$26,243,431	$93,637,948	$30,764,904	$71,970,624	$12,005,968
Operating expenses	$2,262,543	$28,886,841	$62,171,562	$2,083,533	$56,105,776	$426,592	$46,940,388	$15,307,051	$33,797,439	$14,958,699	$27,339,955	$5,993,492
Interest income (expense)	$633,466	$(5,833,448)	$(30,454,911)	$(6,611,716)	$(17,125,452)	$(1,245,044)	$(14,953,613)	$(302,919)	$(12,175,940)	$900,669	$(7,230,205)	$(235,708)
Depreciation	$1,084,933	$4,787,486	$39,998,916	$2,990,381	$36,295,408	$496,209	$29,310,325	$5,893,349	$20,741,130	$5,788,476	$15,163,593	$1,898,003
Net income (loss) GAAP basis	$3,316,719	$4,030,649	$17,989,530	$3,469,087	$58,144,303	$365,465	$30,037,102	$(16,328,050)	$23,210,642	$10,079,908	$19,225,553	$3,499,194
Taxable income	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Cash generated from operations	$4,694,360	$9,118,278	$50,826,085	$5,512,154	$53,726,841	$548,015	$62,310,895	$10,680,641	$45,027,655	$17,122,276	$34,973,533	$7,075,025
Less cash distributions to investors	$2,767,054	$10,719,530	$45,905,786	$4,099,158	$40,251,087	$169,990	$42,050,415	$19,346,455	$38,317,602	$13,040,936	$31,324,870	$3,249,098
Cash generated after cash distribution	$1,927,276	$(1,601,252)	$4,920,299	$1,412,996	$13,475,754	$378,025	$20,260,480	$(8,665,814)	$6,710,053	$4,081,340	$3,648,663	$3,825,927
Special items
Capital contributions, net	$122,888,957	$35,862,615	$6,468,580	$46,631,958	$6,108,737	$28,591,160	$9,168,728	$32,497,218	$38,905,636	$142,800,094	$63,485,868	$109,090,359
Fixed asset additions	$121,078,235	$34,148,451	$79,956,049	$11,195,756	$77,213,771	$26,509,326	$332,558,553	$44,755,816	$97,863,162	$125,017,627	$157,859,343	$88,753,814
Line of credit-change in	$—	$—	$—	$—	$—	$—	$(44,392,999)	$—	$50,323,852	$—	$96,166,147	$—
Cash generated	$15,468,741	$5,678,833	$4,515,431	$2,071,714	$(12,127,695)	$581,244	$13,677,972	$(21,366,155)	$(1,923,622)	$15,910,626	$1,331,335	$24,162,472
End of period cash	$15,468,841	$8,331,891	$8,656,072	$2,653,058	$4,140,641	$581,344	$16,268,336	$18,707,044	$2,590,364	$40,073,198	$4,513,986	$24,162,572
Tax and distribution data per $1,000 invested
Federal income tax results
Cornerstone Realty Income Trust, is a REIT and thus is not taxed at the corporate level
Cash distributions to investors
Source (on GAAP basis)
Investment income	$41	$52	$76	$71	$46	$22	$95	$46	$82	$—	$77	$—
Long-term capital gain		$—	$—	$—	$19	$—	$—	$—	$—	$—	$—	$—
Return of capital	$34	$25	$36	$31	$45	$11	$12	$21	$21	$82	$23	$60
Source (on Cash basis)
Sales		$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Refinancings		$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Operations	$75	$77	$112	$102	$110	$33	$107	$67	$103	$82	$100	$60
Other		$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

TABLE IV:    RESULTS OF COMPLETED PROGRAMS

Table IV shows the results of programs sponsored by our Affiliates, which completed operations in the five years ending December 31, 2001. All of these programs other than Apple Residential had investment objectives dissimilar to those of the Company.

Program Name	Teal Point	Apple Residential*
Dollar amount raised	$3,310,620	$316,043,668
Number of properties	1	29
Date of closing of offering	Dec 1989	Jan 1997
Date of first sale of property	Dec 1997	July 1999
Date of final sale of property	Dec 1997	July 1999
Tax and Distribution data per $1,000 investment through—Federal income tax results:
Ordinary income
From operations	$(4)	$46
From recapture	$—	$21
Capital gain	$2,126	$—
Deferred gain
Capital	$—	$—
Ordinary	$—	$—
Cash distributions to investors
Source (On GAAP basis)
Investment income	$(4)	$46
Return of capital	$—	$21
Source (On cash basis)
Sales	$2,126	$—
Refinancings	$—	$—
Operations	$(4)	$67
Other	$—	$—
Receivable on net purchase money financing	$—	$—

*	On July 23, 1999, Apple Residential merged into a subsidiary of Cornerstone Realty Income Trust, Inc. Information provided for Apple Residential is only through the date of the merger.

TABLE V:    SALES OR DISPOSALS OF PROPERTIES

On July 23, 1999, Apple Residential merged with Cornerstone. Prior to the merger, Apple Residential owned 29 apartment communities containing 7,503 apartment homes. The aggregate purchase price of these communities was $311 million. In addition, Apple Residential’s debt of approximately $32 million was assumed by Cornerstone.

Sale of 16 Cornerstone apartment communities:

Selling Price, Net of Closing Costs and GAAP Adjustments

Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
Polo Club	Jun-93	Mar-00	$6,981,271	—	—	—	$6,981,271	—	$6,316,249	$6,316,249	$665,022
The Hollows	Jun-93	Mar-00	9,022,300	—	—	—	9,022,300	—	5,399,048	5,399,048	3,623,252
County Green	Dec-93	Mar-00	6,968,193	—	—	—	6,968,193	—	4,513,698	4,513,698	2,454,495
Wimbledon Chase	Feb-94	Mar-00	9,642,424	—	—	—	9,642,424	—	4,921,443	4,921,443	4,720,981
Chase Mooring	Aug-94	Mar-00	9,708,525	—	—	—	9,708,525	—	6,349,566	6,349,566	3,358,959
Wind Lake	Apr-95	Mar-00	11,719,900	—	—	—	11,719,900	—	10,034,679	10,034,679	1,685,221
Magnolia Run	Jun-95	Mar-00	7,083,707	—	—	—	7,083,707	—	6,062,839	6,062,839	1,020,868
Breckinridge	Jun-95	Mar-00	7,087,026	—	—	—	7,087,026	—	6,482,929	6,482,929	604,097
Bay Watch Pointe	Jul-95	Mar-00	5,202,102	—	—	—	5,202,102	—	4,629,336	4,629,336	572,766
Hanover Landing	Aug-95	Mar-00	7,844,760	—	—	—	7,844,760	—	6,912,569	6,912,569	932,191
Osprey Landing	Nov-95	Mar-00	7,117,989	—	—	—	7,117,989	—	5,187,648	5,187,648	1,930,341
Sailboat Bay	Nov-95	Mar-00	14,033,626	—	—	—	14,033,626	—	13,618,785	13,618,785	414,841
West Eagle Green	Mar-96	Mar-00	6,270,754	—	—	—	6,270,754	—	5,681,319	5,681,319	589,435
Savannah West	Jul-96	Mar-00	12,477,233	—	—	—	12,477,233	—	12,738,393	12,738,393	(261,160)
Paces Arbor	Mar-97	Mar-00	6,135,943	—	—	—	6,135,943	—	5,894,202	5,894,202	241,741
Paces Forest	Mar-97	Mar-00	7,158,690	—	—	—	7,158,690	—	6,781,827	6,781,827	376,863

			$134,454,443				$134,454,443		$111,524,530	$111,524,530	$22,929,913

APPLE HOSPITALITY FIVE, INC.

INDEX TO BALANCE SHEET

September 20, 2002

F-1

REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholder of Apple Hospitality Five, Inc.

We have audited the accompanying balance sheet of Apple Hospitality Five, Inc. as of September 20, 2002. This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Apple Hospitality Five, Inc. at September 20, 2002 in conformity with accounting principles generally accepted in the United States.

/s/    ERNST & YOUNG LLP

Richmond, Virginia

September 20, 2002

F-2

APPLE HOSPITALITY FIVE, INC.

BALANCE SHEET

September 20, 2002

ASSETS
Cash	$24,110

Total Assets	$24,110

STOCKHOLDER’S EQUITY
Preferred stock, authorized 15,000,000 shares; none issued and outstanding	—
Series A preferred stock, no par value, authorized 200,000,000 shares; issued and outstanding 10 shares	—
Series B preferred convertible stock, no par value, authorized 240,000 shares; issued and outstanding 240,000 shares	$24,000
Common stock, no par value, authorized 200,000,000 shares; issued and outstanding 10 shares	110

Total Stockholder’s Equity	$24,110

See accompanying notes to balance sheet.

F-3

APPLE HOSPITALITY FIVE, INC.

NOTES TO BALANCE SHEETS

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Apple Hospitality Five, Inc. (the “Company”) is a Virginia corporation that intends to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company, which has no operating history, was formed to invest in upper-end, extended-stay and other limited-service hotels. Initial capitalization occurred on September 20, 2002, when 10 shares of common stock and Series A preferred stock were purchased by Apple Suites Advisors, Inc. (see Notes 2 and 3). The Company’s fiscal year end is December 31.

Significant Accounting Policies

Income Taxes

The Company intends to make an election to be treated, and expects to qualify, as a REIT under the Internal Revenue Code of 1986, as amended. As a REIT, the Company will be allowed a deduction for the amount of dividends paid to its shareholders, thereby subjecting the distributed net income of the Company to taxation only at the shareholder level. The Company’s continued qualification as a REIT will depend on its compliance with numerous requirements, including requirements as to the nature of its income and distribution of dividends.

The Company has established Apple Hospitality Five Management, Inc. as a 100% owned taxable REIT subsidiary (“TRS”). The TRS will lease all hotel properties from the Company and be subject to income tax at regular corporate rates on any income that it would earn.

Start Up costs

Start up costs incurred other than offering costs will be expensed upon the successful completion of the minimum offering (see Note 3).

Stock Based Compensation

As permitted under Statement of Financial Accounting Standards Statement No. 123 Accounting for Stock Based Compensation, for stock awards issued to employees, the Company has elected to follow Accounting Principles Board opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”) and related interpretations. For awards granted to employees, compensation expense, if any, is measured as the difference between the award price and market price of the shares at the date in which both the number of shares and price are known.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2.    OFFERING OF SHARES

The Company intends to raise capital through a “best-efforts” offering of shares by David Lerner Associates, Inc. (the “Managing Dealer”), which will receive selling commissions and a marketing expense allowance based on proceeds of the shares sold.

The minimum offering must be sold within one year from the beginning of this offering or the offering will terminate and investors’ subscription payments, with interest, will be refunded to investors. Pending sale of such

F-4

APPLE HOSPITALITY FIVE, INC.

NOTES TO BALANCE SHEETS—(Continued)

minimum offering amount, investors’ subscription payments will be placed in an escrow account with Wachovia Bank.

With each purchase of one common share the Company will issue one Series A preferred share. The Series A preferred shares will have no voting rights, no conversion rights and no distribution rights. The only right associated with the Series A preferred shares will be a priority distribution upon the sale of the Company’s assets. The priority would be equal to $11.00 per Series A preferred share, and no more, before any distributions are made to the holders of any other shares. The Series A preferred shares will not be separately tradable from the common shares to which they relate.

3.    RELATED PARTIES

The Company has negotiated, but not signed, a Property Acquisition and Disposition Agreement with Apple Suites Realty Group, Inc. (“ASRG”), to acquire and dispose of real estate assets for the Company. A fee of 2% of the gross purchase price or gross sale price in addition to certain reimbursable expenses will be payable for these services.

The Company has negotiated, but not signed, an Advisory Agreement with Apple Hospitality Five Advisors, Inc. (“AHFA”) to provide management of the Company and its assets. An annual fee ranging from .1% to .25% of total equity proceeds received by the Company in addition to certain reimbursable expenses will be payable for these services.

ASRG and AHFA are 100% owned by Glade M. Knight, Chairman and President of the Company. ASRG and AHFA may purchase in the “best efforts” offering up to 2.5% of the total number of shares sold in the offering.

Affiliates of the Company have incurred certain organization and offering costs on behalf of the Company. Upon successful completion of the minimum offering (see Note 2), the Company will reimburse the affiliates for these organizational and offering costs. The Company is not responsible for these costs in the event that the offering is not successfully completed.

4.    STOCK INCENTIVE PLANS

The Company intends to adopt two stock incentive plans (the “Incentive Plan” and “Directors’ Plan”) to provide incentives to attract and retain directors, officers and key employees. The plans provide for the grant of options to purchase a specified number of shares of common stock (“Options”) or grants of restricted shares of common stock (“Restricted Stock”) to selected employees and directors of the Company. Following consummation of the offering, a Compensation Committee (“Committee”) will be established to implement and administer the plans. The Committee will be responsible for granting Options and shares of Restricted Stock and for establishing the exercise price of Options and the terms and conditions of Restricted Stock.

5.    SERIES B PREFERRED CONVERTIBLE STOCK

The Company has authorized 240,000 shares of Series B preferred convertible stock. The Company has issued 240,000 Series B preferred convertible shares to Mr. Glade M. Knight, Chairman and President of the Company, in exchange for the payment by him of $0.10 per Series B preferred convertible share, or an aggregate

F-5

APPLE HOSPITALITY FIVE, INC.

NOTES TO BALANCE SHEETS—(Continued)

of $24,000. The Series B preferred convertible shares are convertible into common shares pursuant to the formula and on the terms and conditions set forth below.

There are no dividends payable on the Series B preferred convertible shares. Holders of more than two-thirds of the Series B preferred convertible shares must approve any proposed amendment to the Articles of Incorporation that would adversely affect the Series B preferred convertible shares.

Upon our liquidation, the holder of the Series B preferred convertible shares is entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, the priority liquidation payment of the holder of the Series B preferred convertible shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B preferred convertible share is entitled to a liquidation payment of $11 per number of common shares each Series B preferred convertible share would be convertible into according to the formula described below. In the event that the liquidation of the Company’s assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B preferred convertible shares, the remaining proceeds will be distributed between the common shares and the Series B preferred convertible shares, on an as converted basis.

Each holder of outstanding Series B preferred convertible shares shall have the right to convert any of such shares into Common Shares of the Company upon and for 180 days following the occurrence of any of the following events:

(1)  substantially all of the Company’s assets, stock or business is transferred as a going concern, whether through exchange, merger, consolidation, lease, share exchange or otherwise, other than a sale of assets in liquidation, dissolution or winding up of the Company; or

(2) the Company’s common shares are listed on any securities exchange or quotation system or in any established market.

Upon the occurrence of any conversion event, each Series B preferred convertible share may be converted into a number of common shares based upon the gross proceeds raised through the date of conversion in the current $500 million public offering of the Company’s Common Shares made by the Company’s prospectus and according to the following formula:

Number of Units Through
Gross Proceeds Raised From Sales of Units Through Date of Conversion	Conversion of One Series B Preferred Convertible Share (The Initial “Conversion Ratio”)
$50 million	0.92321
$100 million	1.83239
$150 million	3.19885
$200 million	4.83721
$250 million	6.11068
$300 million	7.29150
$350 million	8.49719
$400 million	9.70287
$450 million	10.90855
$500 million	12.11423

No additional consideration is due upon the conversion of the Series B preferred convertible shares.

Compensation expense related to issuance of 240,000 Series B Convertible Preferred shares to Mr. Knight will be recognized at such time when the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering the conversion of the Series B shares to common shares is probable. The expense will be measured as the difference between the fair value of the common stock for which the Series B shares can be converted and the amounts paid for the Series B shares.

F-6

APPENDIX A

SUBSCRIPTION AGREEMENT

To: Apple Hospitality Five, Inc.

10 South Third Street

Richmond, VA 23219

Gentlemen:

By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) hereby subscribe for the number of Units set forth on the reverse hereof in Apple Hospitality Five, Inc. (“REIT”) at the purchase price set forth on the reverse hereof. By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) further:

(a)  acknowledge receipt of a copy of the Prospectus of Apple Hospitality Five, Inc., of which this Subscription Agreement is a part, and understand that the shares being acquired will be governed by the terms of such Prospectus and any amendments and supplements thereto;

(b)  represent that I am (we are) of majority age;

(c)  represent that I (we) have adequate means of providing for my (our) current needs and personal contingencies; have no need for liquidity from this investment; and through employment experience, educational level attained, access to advice from qualified advisors, prior experience with similar investments, or a combination thereof, understand the financial risks and lack of liquidity of an investment in the REIT;

(d)  represent that I (we) have either: (i) a net worth (excluding home, home furnishings and automobiles) of at least $50,000 ($30,000 in the case of Pennsylvania purchasers, $60,000 in the case of North Carolina purchasers and $125,000 in the case of New Hampshire purchasers) and estimate that (without regard to investment in the REIT) I (we) will have gross income during the current year of $50,000 ($30,000 in the case of Pennsylvania purchasers, $60,000 in the case of North Carolina purchasers), or (ii) a net worth (excluding home, home furnishings and automobiles) of at least $100,000 ($75,000 in the case of Pennsylvania purchasers, $225,000 in the case of North Carolina purchasers and $250,000 in the case of New Hampshire purchasers);

(e)  represent (if purchasing in a fiduciary or other representative capacity) that I (we) have due authority to execute the Subscription Agreement and to thereby legally bind the trust or other entity of which I am (we are) trustee(s), legal representative(s) or authorized agent(s); and agree to fully indemnify and hold the REIT, its officers and directors, its affiliates and employees, harmless from any and all claims, actions and causes of action whatsoever which may result by a breach or an alleged breach of the representations contained in this paragraph;

(f)  certify, under penalties of perjury, (i) that the taxpayer identification number shown on the signature page of this Subscription Agreement is true, correct and complete (or I am (we are) waiting for a number to be issued to me (us)), and (ii) that I am (we are) not subject to backup withholding either because (a) I am (we are) exempt from backup withholding, or (b) I (we) have not been notified by the Internal Revenue Service that I am (we are) subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me (us) that I am (we are) no longer subject to backup withholding; and

(g)  it is understood that the REIT shall have the right to accept or reject this subscription in whole or in part in its sole and absolute discretion. The REIT will either accept or reject this subscription within four business days from the receipt of the subscription by the Managing Dealer or Selected Dealer.

To the extent permitted by applicable law, the REIT intends to assert the foregoing representations as a defense to any claim based on factual assertions contrary to those set forth above.

(h)	PRE-DISPUTE ARBITRATION CLAUSE. REGULATORY AUTHORITIES REQUIRE THAT ANY BROKERAGE AGREEMENT CONTAINING A PRE-DISPUTE ARBITRATION AGREEMENT DISCLOSE THE FOLLOWING:

1.	ARBITRATION IS FINAL AND BINDING BETWEEN THE PARTIES.

2.	THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

3.	PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

4.	THE ARBITRATOR’S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY’S RIGHT TO APPEAL OR SEEK MODIFICATION OR RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

5.	THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

6.	NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION, OR WHO IS A MEMBER OF A PUTATIVE CLASS ACTION WHO HAS OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (I) THE CLASS CERTIFICATION IS DENIED; OR (II) THE CLASS IS DECERTIFIED; OR (III) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

THE CUSTOMER AGREES TO SETTLE BY ARBITRATION ANY CONTROVERSY BETWEEN HIM/HER AND THE BROKER CONCERNING THIS AGREEMENT, HIS/HER ACCOUNTS(S), OR ACCOUNT TRANSACTIONS, OR IN ANY WAY ARISING FROM HIS/HER RELATIONSHIP WITH BROKER WHETHER ENTERED INTO PRIOR, ON OR SUBSEQUENT TO THIS DATE. SUCH ARBITRATION WILL BE CONDUCTED BEFORE AND ACCORDING TO THE ARBITRATION RULES OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. (NASD) OR ANY OTHER SELF-REGULATORY ORGANIZATION OF WHICH BROKER IS A MEMBER. EITHER THE BROKER OR THE CUSTOMER MAY INITIATE ARBITRATION BY MAILING A WRITTEN NOTICE. IF THE CUSTOMER DOES NOT DESIGNATE THE ARBITRATION FORUM IN HIS/HER NOTICE, OR RESPOND IN WRITING WITHIN 5 DAYS AFTER RECEIPT OF BROKER’S NOTICE, CUSTOMER AUTHORIZES BROKER TO DESIGNATE THE ARBITRATION FORUM ON CUSTOMER’S BEHALF. JUDGMENT ON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION, AND CUSTOMER SUBMITS HIMSELF/HERSELF AND PERSONAL REPRESENTATIVES TO THE JURISDICTION OF SUCH COURT.

APPLE HOSPITALITY FIVE, INC.

Signature Page of the Subscription Agreement

1.	SocialSecurity Number(s)

Tax ID Number(s)

Account# (If applicable)

2.	Name(s)in which Units are to be registered:

3.	Mannerin which title is to be held (Please check one).

☐ Individual	☐ Joint Tenants WROS	☐ Corporation	☐ Community Property
☐ Tenants in Common	☐ Partnership	☐ Trust

☐	As Custodian for

☐	For Estate of

☐	Other

4.	Address for correspondence

5.	Are you a non-resident alien individual (other than a non-resident alien who has elected to be taxed as a resident), a foreign corporation, a foreign partnership, a foreign trust, a foreign estate, or otherwise not qualified as a United States person? If so, transaction will not be executed without a completed W-8BEN Form. ☐ Yes ☐ No

6.	Amount of Investment $ for Units (Investment must be for a minimum of $5,000 in Units or $2,000 in Units for qualified plans). Make check payable to: David Lerner Associates, Inc. (or as otherwise instructed). ☐ Liquidate funds from money market ☐ Check enclosed

7.	Instructions for cash distributions ☐ Deposit to money market ☐ Reinvest in additional Units

8.	I (WE) UNDERSTAND THAT THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT PARAGRAPH (H).

9.	Signature(s) of Investor(s) (Please sign in same manner in which shares are to be registered. Read Subscription Agreement, an important legal document, before signing.)

By executing this Subscription Agreement, the Investor is not waiving any rights under the Federal Securities Laws.

X

Signature                                                                                                               Date

X

Signature                                                                                                               Date

X

Signature                                                                                                               Date

10.	Broker/Dealer Information:

X	Registered Representative’s Name and Number	Second Registered Representative’s Name and Number

X	Broker/Dealer Firm	Registered Representative’s Office Address

X	City/State/Zip	Telephone Number

11.   To substantiate compliance with Rule 2810 of the NASD Conduct Rules, the undersigned Registered Representative hereby certifies: I have reasonable grounds to believe, based on information obtained from the investor(s) concerning investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the REIT is suitable for such investor(s) in light of financial position, net worth and other suitability characteristics.

Registered Representative                                                                                  Date

General Securities Principal                                                                               Date

Apple Use Only

SUBSCRIPTION AGREEMENT

To: Apple Hospitality Five, Inc.

10 South Third Street

Richmond, VA 23219

Gentlemen:

By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) hereby subscribe for the number of Units set forth on the reverse hereof in Apple Hospitality Five, Inc. (“REIT”) at the purchase price set forth on the reverse hereof. By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) further:

(a) acknowledge receipt of a copy of the Prospectus of Apple Hospitality Five, Inc., of which this Subscription Agreement is a part, and understand that the shares being acquired will be governed by the terms of such Prospectus and any amendments and supplements thereto;

(b) represent that I am (we are) of majority age;

(c) represent that I (we) have adequate means of providing for my (our) current needs and personal contingencies; have no need for liquidity from this investment; and through employment experience, educational level attained, access to advice from qualified advisors, prior experience with similar investments, or a combination thereof, understand the financial risks and lack of liquidity of an investment in the REIT;

(d) represent that I (we) have either: (i) a net worth (excluding home, home furnishings and automobiles) of at least $50,000 ($30,000 in the case of Pennsylvania purchasers, $60,000 in the case of North Carolina purchasers and $125,000 in the case of New Hampshire purchasers) and estimate that (without regard to investment in the REIT) I (we) will have gross income during the current year of $50,000 ($30,000 in the case of Pennsylvania purchasers, $60,000 in the case of North Carolina purchasers), or (ii) a net worth (excluding home, home furnishings and automobiles) of at least $100,000 ($75,000 in the case of Pennsylvania purchasers, $225,000 in the case of North Carolina purchasers, and $250,000 in the case of New Hampshire purchasers);

(e) represent (if purchasing in a fiduciary or other representative capacity) that I (we) have due authority to execute the Subscription Agreement and to thereby legally bind the trust or other entity of which I am (we are) trustee(s), legal representative(s) or authorized agent(s); and agree to fully indemnify and hold the REIT, its officers and directors, its affiliates and employees, harmless from any and all claims, actions and causes of action whatsoever which may result by a breach or an alleged breach of the representations contained in this paragraph;

(f) certify, under penalties of perjury, (i) that the taxpayer identification number shown on the signature page of this Subscription Agreement is true, correct and complete (or I am (we are) waiting for a number to be issued to me (us)), and (ii) that I am (we are) not subject to backup withholding either because (a) I am (we are) exempt from backup withholding, or (b) I (we) have not been notified by the Internal Revenue Service that I am (we are) subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me (us) that I am (we are) no longer subject to backup withholding; and

(g) it is understood that the REIT shall have the right to accept or reject this subscription in whole or in part in its sole and absolute discretion. The REIT will either accept or reject this subscription within four business days from the receipt of the subscription by the Managing Dealer or Selected Dealer.

To the extent permitted by applicable law, the REIT intends to assert the foregoing representations as a defense to any claim based on factual assertions contrary to those set forth above.

(h)	PRE-DISPUTE ARBITRATION CLAUSE. REGULATORY AUTHORITIES REQUIRE THAT ANY BROKERAGE AGREEMENT CONTAINING A PRE-DISPUTE ARBITRATION AGREEMENT DISCLOSE THE FOLLOWING:

1.	ARBITRATION IS FINAL AND BINDING BETWEEN THE PARTIES.

2.	THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

3.	PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

4.	THE ARBITRATOR’S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY’S RIGHT TO APPEAL OR SEEK MODIFICATION OR RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

5.	THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

6.	NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION, OR WHO IS A MEMBER OF A PUTATIVE CLASS ACTION WHO HAS OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (I) THE CLASS CERTIFICATION IS DENIED; OR (II) THE CLASS IS DECERTIFIED; OR (III) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

THE CUSTOMER AGREES TO SETTLE BY ARBITRATION ANY CONTROVERSY BETWEEN HIM/HER AND THE BROKER CONCERNING THIS AGREEMENT, HIS/HER ACCOUNTS(S), OR ACCOUNT TRANSACTIONS, OR IN ANY WAY ARISING FROM HIS/HER RELATIONSHIP WITH BROKER WHETHER ENTERED INTO PRIOR, ON OR SUBSEQUENT TO THIS DATE. SUCH ARBITRATION WILL BE CONDUCTED BEFORE AND ACCORDING TO THE ARBITRATION RULES OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. (NASD) OR ANY OTHER SELF-REGULATORY ORGANIZATION OF WHICH BROKER IS A MEMBER. EITHER THE BROKER OR THE CUSTOMER MAY INITIATE ARBITRATION BY MAILING A WRITTEN NOTICE. IF THE CUSTOMER DOES NOT DESIGNATE THE ARBITRATION FORUM IN HIS/HER NOTICE, OR RESPOND IN WRITING WITHIN 5 DAYS AFTER RECEIPT OF BROKER’S NOTICE, CUSTOMER AUTHORIZES BROKER TO DESIGNATE THE ARBITRATION FORUM ON CUSTOMER’S BEHALF. JUDGMENT ON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION, AND CUSTOMER SUBMITS HIMSELF/HERSELF AND PERSONAL REPRESENTATIVES TO THE JURISDICTION OF SUCH COURT.

APPLE HOSPITALITY FIVE, INC.

Signature Page of the Subscription Agreement

1.	Social Security Number(s)

Tax ID Number(s)

Account # (If applicable)

2.	Name(s) in which Units are to be registered:

3.	Manner in which title is to be held (Please check one).

☐ Individual	☐ Joint Tenants WROS	☐ Corporation	☐ Community Property
☐ Tenants in Common	☐ Partnership	☐ Trust

☐	As Custodian for

☐	For Estate of

☐	Other

4.	Address for correspondence

5.	Are you a non-resident alien individual (other than a non-resident alien who has elected to be taxed as a resident), a foreign corporation, a foreign partnership, a foreign trust, a foreign estate, or otherwise not qualified as a United States person? If so, transaction will not be executed without a completed W-8BEN Form. ☐ Yes ☐ No

6.	Amount of Investment $ for Units (Investment must be for a minimum of $5,000 in Units or $2,000 in Units for qualified plans). Make check payable to: David Lerner Associates, Inc. (or as otherwise instructed). ☐ Liquidate funds from money market ☐ Check enclosed

7.	Instructions for cash distributions ☐ Deposit to money market ☐ Reinvest in additional Units.

8.	I (WE) UNDERSTAND THAT THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT PARAGRAPH (H).

9.	Signature(s) of Investor(s) (Please sign in same manner in which shares are to be registered. Read Subscription Agreement, an important legal document, before signing.)

By executing this Subscription Agreement, the Investor is not waiving any rights under the Federal Securities Laws.

X

Signature                                                                                                               Date

X

Signature                                                                                                               Date

10.	Broker/Dealer Information:

X	Registered Representative’s Name and Number	Second Registered Representative’s Name and Number

X	Broker/Dealer Firm	Registered Representative’s Office Address

X	City/State/Zip	Telephone Number

11.	To substantiate compliance with Rule 2810 of the NASD Conduct Rules, the undersigned Registered Representative hereby certifies: I have reasonable grounds to believe, based on information obtained from the investor(s) concerning investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the REIT is suitable for such investor(s) in light of financial position, net worth and other suitability characteristics.

Registered Representative                                                                                  Date

General Securities Principal                                                                               Date

Apple Use Only

APPLE HOSPITALITY FIVE, INC.

PROSPECTUS

DAVID LERNER ASSOCIATES, INC.

as Managing Dealer

December 11, 2002

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made by this Prospectus, and, if given or made, any other information or representations must not be relied upon. This Prospectus does not constitute an offer in any state in which an offer may not legally be made. The delivery of this Prospectus at any time does not imply that information contained in this Prospectus has not changed as of any time after its date.

SUPPLEMENT NO. 1 DATED JANUARY 22, 2003

TO PROSPECTUS DATED DECEMBER 11, 2002

APPLE HOSPITALITY FIVE, INC.

The following information supplements the prospectus of Apple Hospitality Five, Inc. dated December 11, 2002 and is part of the prospectus. Prospective investors should carefully review the prospectus and this Supplement.

TABLE OF CONTENTS FOR SUPPLEMENT NO. 1

Status of the Offering	S-2
Recent Developments	S-2
Acquisition and Related Matters	S-2
Summary of Material Contracts	S-3
Our Property	S-4

The prospectus, and this supplement, each may contain forward-looking statements within the meaning of the federal securities laws, and such statements are intended to be covered by the safe harbors created by those laws. These forward-looking statements may involve our plans and objectives for future operations, including future growth and availability of funds. These forward-looking statements are based on current expectations, which are subject to numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, the continuation of our offering of units, future economic, competitive and market conditions and future business decisions, together with local, national and international events (including, without limitation, acts of terrorism or war, and their direct and indirect effects on travel and the economy). All of these matters are difficult or impossible to predict accurately and many of them are beyond our control. Although we believe the assumptions relating to the forward-looking statements, and the statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

S-1

STATUS OF THE OFFERING

We completed the minimum offering of units (with each unit consisting of one Common Share and one Series A Preferred Share) at $10.50 per unit on January 3, 2003. We are continuing the offering at $11 per unit in accordance with the prospectus.

As of January 3, 2003, we had closed on the following sales of units in the offering:

Price Per Unit	Number of Units Sold	Gross Proceeds	Proceeds Net of Selling Commissions and Marketing Expense Allowance
$10.50	4,761,905	$50,000,000	$45,000,000

RECENT DEVELOPMENTS

Effective as of January 3, 2003, we acquired the Residence Inn – Houston Westchase extended-stay hotel in Texas for a gross purchase price of $14.3 million. (The Residence Inn® and Marriott® trademarks are the property of Marriott International, Inc. or one of its affiliates). The hotel is described in a following section.

Our purchase of the hotel was funded by our ongoing offering of units. In addition, the proceeds of this offering were used to fully repay our borrowing of $218,143 from Wachovia Bank, N.A. under our unsecured line of credit for start-up costs. We also used the proceeds of our ongoing offering to pay 2% of the gross purchase price for the hotel, which equals $286,000, as a commission to Apple Suites Realty Group, Inc. This entity is owned by Glade M. Knight, who is one of our directors and our Chief Executive Officer.

ACQUISITION AND RELATED MATTERS

We formed three new subsidiaries to acquire the hotel, based on business and tax planning considerations. The owner of the hotel is one of our subsidiaries, AHF Houston Westchase Limited Partnership. For simplicity, the owner will be referred to as the “Partnership.” We formed two direct wholly-owned subsidiaries to serve as the sole general partner and sole limited partner of the Partnership. The sole general partner is AHF Houston Westchase GP, Inc., which holds a one percent partnership interest. The sole limited partner is AHF Houston Westchase LP, Inc., which holds a ninety-nine percent partnership interest.

We also formed new subsidiaries in connection with the leasing of the hotel by the Partnership under a hotel lease agreement, which is one of the material contracts described in the next section. Specifically, we formed AHF Services General, Inc. and AHF Services Limited, Inc., to serve as the 1% sole general partner and 99% sole limited partner, respectively, of AHF Services Limited Partnership. This limited partnership was formed as one of our indirect, wholly-owned subsidiaries to lease the hotel from the Partnership and will be referred to as the “Lessee.”

The hotel is being managed by Residence Inn By Marriott, Inc., which will be referred to, for simplicity, as the “Manager.” Such management is being undertaken in accordance with an amended management agreement, which is one of the material contracts described in the next section. Neither the Manager, Marriott International, Inc., nor any of their affiliates will be deemed an issuer, obligor or guarantor in respect of any securities described in our prospectus, nor will they have any responsibility or liability for any statement or omission in our prospectus or for such securities.

S-2

SUMMARY OF MATERIAL CONTRACTS

Hotel Lease Agreement

The Lessee is one of our indirect, wholly-owned subsidiaries and is leasing the hotel from the Partnership under a hotel lease agreement dated as of January 3, 2003. For simplicity, this agreement will be referred to as the “Lease.” The Lease provides for an initial term of 10 years. The Lessee has the option to extend the Lease term for two additional five-year periods, provided it is not in default at the end of the prior term or at the time the option is exercised. The Lease provides that the Lessee will pay an annual base rent, a quarterly percentage rent and a quarterly sundry rent. Each type of rent is described below.

The annual base rent is $1,483,772 and is payable in advance in equal monthly installments. The base rent will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). The lease commencement date for the hotel is January 3, 2003. The quarterly percentage rent depends on a formula that compares fixed “suite revenue breakpoints” with a portion of “suite revenue,” which is equal to gross revenue from suite rentals less sales and room taxes, credit card fees and sundry rent (as described below). The suite revenue breakpoints will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). Specifically, the percentage rent is equal to the sum of (a) 17% of all year-to-date suite revenue, up to the applicable suite revenue breakpoint; plus (b) 55% of the year-to-date suite revenue in excess of the applicable suite revenue breakpoint, as reduced by base rent and the percentage rent paid year to date. The quarterly sundry rent equals 55% of all sundry revenue, which consists of revenue other than suite revenue, less the amount of sundry rent paid year-to-date.

Amended Management Agreement

Prior to the acquisition of the hotel by the Partnership, the hotel was managed by the Manager under an existing management agreement, as amended. The Lessee accepted an assignment of the existing management agreement in accordance with an assignment, assumption and amendment of management agreement dated as of January 3, 2003. For simplicity, the management agreement, as currently amended, will be referred to as the “Management Agreement.”

The Management Agreement provides that the Manager will supervise the operation of the hotel and collect revenues from its operation for the benefit of the Lessee. The initial term of the Management Agreement continues until the 20th anniversary of the hotel’s opening date, which was February 24, 1999. The Manager may renew the Management Agreement for an additional ten-year period. The Lessee may terminate the Management Agreement if the annual operating profit for the hotel is less than $800,928 for two consecutive years (excluding any year in which the Manager is unable to operate the hotel due to a force majeure or in which the average annual effective rate for suites at the hotel is at least 90% of the rate for comparable hotels). The Manager may elect to avoid such termination by paying a cure amount to the Lessee that compensates for the deficiency in operating profit, but this remedy may not be exercised by the Manager more than twice. Termination is also permitted as a remedy for material breach if a court determines that monetary damages alone are inadequate. If termination occurs for any reason other than default by the Manager or expiration of the term, the Manager is entitled to a termination fee equal to at least three times the average annual management fees (described in the next paragraph).

For managing the hotel, the Manager will receive management fees consisting of a base management fee generally equal to 2% of gross revenues, a Residence Inn® system fee generally equal to 5% of suite revenues and an incentive management fee generally equal to 25% of operating profit minus the priority amount (described below). In each fiscal year, the operating profit from the hotel will be distributed in the following order of priority: (a) a priority amount equal to $1,198,940 will be paid to the Lessee, (b) the incentive management fee will be paid to the Manager and (c) any remaining balance will be paid to the Lessee.

S-3

Each party is generally prohibited from assigning or transferring its interest in the Management Agreement without the prior written consent of the other party. There are certain exceptions that permit an assignment without such consent. The Manager, for example, may make an assignment to Marriott or any affiliate or in connection with a merger, consolidation or sale of all (or substantially all) assets of the Manager or Marriott. The Lessee may make an assignment as security for a mortgage or in connection with a permitted sale of the hotel. (For this purpose, the definition of sale generally does not include any transfer of the hotel to an affiliate of the Partnership). The Manager is entitled to approve any mortgage indebtedness or refinancing relating to the hotel based on the Manager’s good faith judgment that projected operating profit will be adequate to pay all debt service.

Before any sale of the hotel to a third party, the Manager must be given forty-five days in which to negotiate a mutually satisfactory agreement for the purchase of the hotel. If such an agreement is not reached, the Manager may consent to a sale of the hotel to a third party and a corresponding assignment of the Management Agreement or elect to terminate the Management Agreement. The definition of a sale of the hotel includes the transfer of a controlling interest in the Lessee or the Partnership.

Owner Agreement

In an owner agreement dated as of January 3, 2003, the Manager granted its consent to the Lease. In return, the Partnership, as the direct owner of the hotel, agreed to guarantee the performance of the obligations, including monetary obligations, of the Lessee under the Management Agreement.

OUR PROPERTY

The hotel we acquired in Houston, Texas is part of the Residence Inn® by Marriott franchise system, and was in operation when acquired. The hotel offers one and two room suites with the amenities generally offered by upscale extended-stay hotels. It is located in a developed area and in a competitive market. We believe the hotel is well-positioned to compete in its market based on location, amenities, rate structure and franchise affiliation. In the opinion of management, the hotel is adequately covered by insurance.

The hotel opened in February 1999 under prior ownership and has 120 suites. On the date hereof, the average standard daily rate per suite is $102.72. Discounts are offered to corporate and frequent customers. Further information about the hotel is presented in the tables below:

Table 1.    Operating Information (a)

Avg. Daily Occupancy Rates (%)				Revenue per Available Suite ($)
1999	2000	2001	2002	1999	2000	2001	2002
61.7%	85.8%	89.6%	92.2%	$54.84	$73.84	$83.30	$88.81

Notes for Table 1:

(a)	Figures for each year presented are based on the period beginning on January 3 of such year and ending on January 2 of the following year (except 1999, for which the beginning date was the opening date of the hotel). Results of operations for periods before the effective date of our ownership were provided by the seller or the Manager.

S-4

Table 2.    Tax and Related Information

2002 Real Property Tax Rate (a)	2002 Real Property Tax	2003 Budgeted Improvement Cost	2003 Budgeted Prop. Tax on Improvement (b)	Depreciation- Federal Tax Basis (c)
3.06627%	$167,240	$173,800	$5,329	$12,283,995

Notes for Table 2:

(a)	Property tax rate is an aggregate figure for county, city and other local taxing authorities (to the extent applicable).
(b)	Tax amount shown is based on the taxable portion of the indicated improvement.
(c)	Amounts are for the depreciable real property component of the hotel. The depreciable life is 39 years (or less, as may be permitted by federal tax laws) using the straight-line method. The modified accelerated cost recovery system will be used for the personal property component of the hotel.

S-5

SUPPLEMENT NO. 2 DATED APRIL 4, 2003

TO PROSPECTUS DATED DECEMBER 11, 2002

APPLE HOSPITALITY FIVE, INC.

The following information supplements the prospectus of Apple Hospitality Five, Inc. dated December 11, 2002 and is part of the prospectus. This Supplement No. 2 updates the information presented in the prospectus and Supplement No. 1. Prospective investors should carefully review the prospectus, Supplement No. 1 and this Supplement.

TABLE OF CONTENTS FOR SUPPLEMENT NO. 2

The prospectus, and each supplement, contains forward-looking statements within the meaning of the federal securities laws, and such statements are intended to be covered by the safe harbors created by those laws. These forward-looking statements may involve our plans and objectives for future operations, including future growth and availability of funds. These forward-looking statements are based on current expectations, which are subject to numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, the continuation of our offering of units, future economic, competitive and market conditions and future business decisions, together with local, national and international events (including, without limitation, acts of terrorism or war, and their direct and indirect effects on travel and the economy). All of these matters are difficult or impossible to predict accurately and many of them are beyond our control. Although we believe the assumptions relating to the forward-looking statements, and the statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

S-1

STATUS OF THE OFFERING

We completed the minimum offering of units (with each unit consisting of one Common Share and one Series A Preferred Share) at $10.50 per unit on January 3, 2003. We are continuing the offering at $11 per unit in accordance with the prospectus.

As of March 24, 2003, we had closed on the following sales of units in the offering:

Price Per Unit	Number of Units Sold	Gross Proceeds	Proceeds Net of Selling Commissions and Marketing Expense Allowance
$10.50	4,761,905	$50,000,000	$45,000,000
$11.00	5,655,896	62,214,856	55,993,370

Total	10,417,801	$112,214,856	$100,993,370

RECENT DEVELOPMENTS

Effective as of February 26, 2003, we acquired three hotels that operate as part of the franchise system for Homewood Suites® by Hilton. (Homewood Suites® by Hilton is a registered trademark and is the property of Hilton Hospitality, Inc.) These hotels were acquired from affiliates of Hilton Hotels Corporation, including Promus Hotels, Inc.

The combined gross purchase price for these hotels was $32.2 million. The purchase price was funded by our ongoing offering.

We also used the proceeds of our ongoing offering to pay 2% of the gross purchase price for these hotels, which equals $644,000, as a commission to Apple Suites Realty Group, Inc. This entity is owned by Glade M. Knight, who is one of our directors and our Chief Executive Officer. We have also reimbursed a related party, Apple Hospitality Five Advisors, Inc., for due diligence costs of $36,000 in connection with these acquisitions.

As a result of our recent acquisitions, we now own a total of four extended-stay hotels in four states, as illustrated in the map below:

S-2

ACQUISITIONS AND RELATED MATTERS

Our recent acquisition of three extended-stay hotels is described below. We directly acquired the Homewood Suites®—Colorado Springs in Colorado for a gross purchase price of $12.3 million and the Homewood Suites®—Albuquerque in New Mexico for a gross purchase price of $12.9 million. We have leased these hotels to Apple Hospitality Five Management, Inc. (as lessee) under a master hotel lease agreement, which is one of the material contracts described in the next section.

Based on business and tax planning considerations, we formed new subsidiaries to acquire the Homewood Suites®—Baton Rouge in Louisiana for a gross purchase price of $7 million. The owner of this hotel is one of our subsidiaries, AHF Baton Rouge Limited Partnership. We formed two direct wholly-owned subsidiaries to serve as the sole general partner and sole limited partner of this partnership. The sole general partner is AHF Baton Rouge GP, Inc., which holds a one percent partnership interest. The sole limited partner is AHF Baton Rouge LP, Inc., which holds a ninety-nine percent partnership interest. We have leased this hotel to AHF Services Limited Partnership (as lessee) under a hotel lease agreement, which is one of the material contracts described in the next section.

The three hotels are being managed by Promus Hotels, Inc., which is a subsidiary of Hilton Hotels Corporation and will be referred to, for simplicity, as the “Manager.” Such management is being undertaken in accordance with separate management agreements for each hotel. In addition, the hotels are licensed to operate as part of the franchise system for Homewood Suites® by Hilton under separate franchise license agreements for each hotel. These management agreements and franchise license agreements are included among the material contracts described in the next section. Neither the Manager, Hilton Hospitality, Inc. nor any of their affiliates or any other hotel company or franchise will be deemed an issuer, sponsor, obligor or guarantor with respect to any securities described in our prospectus, nor will they have any responsibility or liability for any statement or omission in our prospectus or for such securities.

SUMMARY OF MATERIAL CONTRACTS

Hotel Lease Agreements for Recent Acquisitions

Our master hotel lease agreement with Apple Hospitality Five Management, Inc. (our wholly-owned subsidiary, as lessee) and our hotel lease agreement with AHF Services Limited Partnership (as lessee) are each dated as of February 26, 2003. For simplicity, each agreement will be referred to as a “Lease.” Each Lease provides for an initial term of 10 years. Each lessee has the option to extend the Lease term for two additional five-year periods, provided it is not in default at the end of the prior term or at the time the option is exercised. Each Lease provides for the payment of an annual base rent, a quarterly percentage rent and a quarterly sundry rent. Each type of rent is described below.

The annual base rents for the hotels range from $703,881 to $856,130 and are payable in advance in equal monthly installments. Each base rent will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). The lease commencement date for each hotel is February 26, 2003. The quarterly percentage rent depends on a formula that compares fixed “suite revenue breakpoints” with a portion of “suite revenue,” which is equal to gross revenue from suite rentals less sales and room taxes, credit card fees and sundry rent (as described below). The suite revenue breakpoints will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). Specifically, the percentage rent is equal to the sum of (a) 17% of all year-to-date suite revenue, up to the applicable suite revenue breakpoint; plus (b) 55% of the year-to-date suite revenue in excess of the applicable suite revenue breakpoint, as reduced by base rent and the percentage rent paid year to date. The quarterly sundry rent equals 55% of all sundry revenue, which consists of revenue other than suite revenue, less the amount of sundry rent paid year-to-date.

Management Agreements for Recent Acquisitions

The three hotels we recently purchased are being managed under separate and substantially similar management agreements dated as of February 26, 2003. The parties to the management agreements are the

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Manager and our lessee for the applicable hotel (which is either Apple Hospitality Five Management, Inc. or AHF Services Limited Partnership).

Under each management agreement, the Manager will supervise the operation of the hotel and collect revenues from its operation for the benefit of the lessee. The Manager is entitled to receive a monthly management fee, which equals a percentage of gross revenues from operation of the applicable hotel. This percentage is 2% during the first two years of the management agreement, 2.5% during the third such year and 3% thereafter.

Each management agreement has an initial term of 20 years. The Manager has the option to renew the term for two additional periods of 5 years each. Termination of a management agreement is permitted as a remedy for an uncured default by either party.

The Manager may terminate the management agreement for a hotel if the corresponding franchise license agreement for the hotel is terminated for any reason. In such an event, the Manager is entitled to receive a termination fee based on the number of years the management agreement has been in effect (unless the franchise license agreement was terminated because of the Manager’s failure to perform under the management agreement and such failure was not caused by the lessee). The termination fee during the first two years is $1,268,830. Otherwise, the termination fee is based on a multiple (which varies with the year of termination, but is not higher than three) of the average annual management fees earned during the preceding twenty-four months. The Manager also may terminate a management agreement upon a change in ownership of the applicable hotel. Unless the new owner obtains a new franchise license agreement and enters into an assumption agreement that continues the management agreement, the Manager has a right to receive a termination fee as described above.

Our lessee may terminate the management agreement for a hotel if (a) the Manager fails to achieve, in any two consecutive calendar years, a gross operating profit for the hotel that is at least 85% of the budgeted gross operating profit, and (b) during each of the two preceding calendar years, the hotel’s yield index (as reported by an industry source) is below an agreed upon base yield index. For this purpose, gross operating profit means the amount, if any, by which gross revenues exceed operating costs for any calendar year. The Manager may elect to avoid such termination by paying a cure amount to the lessee that compensates for the deficiency (equal to the difference between the achieved gross operating profit and 85% of the budgeted amount) for the second of the two calendar years in which a deficiency existed. Termination as described above is not permitted if the operations of the hotel are significantly disrupted by casualty loss, strike, eminent domain or similar events beyond the reasonable control of the Manager. Our lessee also may terminate a management agreement after ten years if the lessee is not in default and pays a cancellation fee to the Manager. In general, the cancellation fee equals a factor of two times the average annual management fees earned during the preceding twenty-four months.

Under each management agreement, the Manager has the right to approve any mortgage on the applicable hotel. Such approval is not to be unreasonably withheld, provided that certain conditions are met. Among these conditions are requirements that the mortgage not exceed 75% of the appraised value of the hotel (or, if greater, the principal amount under any current mortgage), and that the related financing be obtained from an institution lender.

Under each management agreement, if the lessee receives a bona fide written offer from a third party to purchase or lease the applicable hotel, the Manager may elect to (a) purchase or lease the hotel on the same terms and conditions (instead of such third party), or (b) reasonably grant consent or withhold consent to such sale or lease. The Manager has the right to disapprove such sale or lease if the third party is a competitor, has a poor reputation, does not have the ability to fulfill financial obligation sunder the management agreement, or has maintained a prior unsatisfactory business relationship with the Manager or its affiliates.

Franchise License Agreements for Recent Acquisitions

The three hotels we recently purchased are licensed as part of the franchise system for Homewood Suites® by Hilton under separate and substantially similar franchise license agreements dated as of February 26, 2003.

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The parties to the franchise license agreements are Promus Hotels, Inc. (who is the Manager under the corresponding management agreements for each hotel) and our lessee for the applicable hotel (which is either Apple Hospitality Five Management, Inc. or AHF Services Limited Partnership).

Under each franchise license agreement, the applicable hotel must be operated in accordance with the standards and requirements established by Promus Hotels, Inc. These requirements cover, among other matters, the types of services and products that may be offered at the hotel, the appearance and condition of the hotel and the use of national reservation services.

Each franchise license agreement provides for both a monthly royalty fee and a monthly program fee. The monthly royalty fee equals a percentage of gross rooms revenue from operation of the applicable hotel. This percentage is 2% during the first two years of the franchise license agreement, 2.5% during the third such year, 3% during the fourth such year, and 4% thereafter. The monthly program fee is 4%, and may be changed by Promus Hotels, Inc. from time to time, but such increase will not exceed 1% of gross rooms revenue in any calendar year and the cumulative increases will not exceed 5% of gross rooms revenue.

Each franchise license agreement has an initial term of 20 years. Promus Hotels, Inc. has the option to renew the term for two additional periods of 5 years each.

The license agreements are subject to early termination for various reasons, including default by our lessee. If any such default results in termination, Promus Hotels, Inc. would be entitled to receive a termination fee. In general, this fee equals (a) all amounts owed for periods prior to termination, plus (b) the average monthly fees for the preceding twenty-four months multiplied by thirty-six. Upon termination, the hotel must immediately cease to identify itself as having a license with Homewood Suites® by Hilton.

We have entered into separate and substantially similar guarantees in which we guarantee the payment and performance of our lessee under the franchise license agreements.

OUR PROPERTIES

The three hotels we recently acquired are part of the franchise system for Homewood Suites® by Hilton. We have one other hotel, acquired in January 2003, that operates as a Residence Inn® by Marriott® hotel. All of our hotels were in operation when acquired. The hotels offer one and two bedroom suites with the amenities generally offered by upscale extended-stay hotels. They are located in developed or developing areas and in competitive markets. We believe the hotels are well-positioned to compete in their respective markets based on location, amenities, rate structure and franchise affiliation. In the opinion of management, each hotel is adequately covered by insurance. Further information about our hotels is presented in the tables below:

Table 1.    General Information

Location of Hotel	Number of Suites	Standard Daily Rate (Price) per Suite(a)
Colorado Springs, Colorado	127	$ 69 to $189
Baton Rouge, Louisiana	115	$109 to $120
Albuquerque, New Mexico	151	$ 79 to $115
Houston, Texas	120	$ 96 to $189

Total	513	—

Note for Table 1:

(a)	As of date of this Supplement. Amounts shown exclude discounts that may be offered to corporate and frequent customers.

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Table 2.    Operating Information(a)

	Avg. Daily Occupancy Rates					Revenue per Available Suite
Location of Hotel	1999	2000	2001	2002	2003	1999	2000	2001	2002	2003
Colorado Springs, Colorado	—	—	58%	73%	74%	—	—	$48	$56	$50
Baton Rouge, Louisiana	72%	76%	76%	81%	92%	$63	$69	68	69	74
Albuquerque, New Mexico	—	—	65%	77%	89%	—	—	51	60	67
Houston, Texas	62%	86%	90%	92%	82%	55	74	83	89	85

Note for Table 2:

(a)	The periods presented begin with the opening year of the hotel. Results of operations for periods before the effective date of our ownership were provided by the seller or the applicable manager. Amounts shown for 2003 are for the period ending February 28, 2003, and are not necessarily indicative of a full year of operations due to seasonality.

Table 3. Tax and Related Information
Location of Hotel	2002 Real Property Tax Rate (a)	2002 Real Property Tax	2003 Budgeted Improvement Cost	2003 Budgeted Prop. Tax on Improvement(b)	Depreciation- Federal Tax Basis(c)
Colorado Springs, Colorado	7.75821%	$181,345	$50,000	$3,879	$10,909,904
Baton Rouge, Louisiana	1.04230%	86,769	250,000	2,606	5,525,603
Albuquerque, New Mexico	4.25250%	61,090	50,000	2,126	11,859,888
Houston, Texas	3.06627%	167,240	173,800	5,329	12,283,995

Notes for Table 3:

(a)	Property tax rate is an aggregate figure for county, city and other local taxing authorities (to the extent applicable).
(b)	Tax amount shown is based on the taxable portion of the indicated improvement.
(c)	Amounts are for the depreciable real property component of the hotel. The depreciable life is 39 years (or less, as may be permitted by federal tax laws) using the straight-line method. The modified accelerated cost recovery system will be used for the personal property component of the hotel.

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SELECTED FINANCIAL DATA

For the period September 20, 2002, (initial capitalization) through December 31, 2002
REVENUES:
Suite revenue	—

Total revenues	—

EXPENSES:
Taxes, insurance and other	$2,525
General and administrative	2,343
Interest	282
Total expenses	5,150

Net income	$(5,150)

PER SHARE:
Loss per common share	$(515)
Distributions per common share	—

	At December 31, 2002	At September 20, 2002 (initial capitalization)
BALANCE SHEET DATA
Cash and cash equivalents	$3,033	$24,110
Total assets	564,774	24,110
Notes payable—unsecured	218,143	—
Shareholders’ equity	18,960	24,110
Units outstanding	10	10

The selected financial data should be read in conjunction with the financial statements and related notes of Apple Hospitality Five, Inc. See Index to Financial Statements on page F-1.

S-7

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

(For the period ending December 31, 2002)

Results of Operation

We were organized and initially capitalized on September 20, 2002. During the period from September 20, 2002 to December 31, 2002, we owned no properties, had no revenue and were engaged in initial capital-raising activities. During this period, we incurred miscellaneous start-up costs and interest expense under our unsecured line of credit. We commenced operations in January 2003 upon the purchase of our first hotel property. Information on our first hotel purchase is discussed below in further detail under the “Subsequent Events” section below.

Liquidity and Capital Resources

The proceeds of the offering, the cash flow generated from properties we will acquire and any short term investments will be our principal source of liquidity. In addition, we may borrow funds, subject to the approval of our board of directors.

We obtained an unsecured line of credit in a principal amount of up to $300,000 to fund our start-up costs. The lender is Wachovia Bank, N.A. The line of credit bears interest at the bank’s prime rate. Interest is payable monthly. We borrowed a total of $218,143 as of December 31, 2002 against the line of credit. Glade M. Knight, our President and Chairman of the Board, guaranteed repayment of the line of credit. Mr. Knight does not receive any consideration in exchange for providing this guarantee. We repaid this debt in January 2003 with proceeds from the sale of units.

We anticipate that our cash flow and the proceeds of our offering will be adequate to cover our operating expenses and to permit us to meet our anticipated liquidity requirements, including distribution requirements. Inflation may increase our operating costs, including our costs on bank borrowings. As of December 31, 2002, we had no material commitments for capital expenditures.

We intend to establish a working capital reserve of at least 0.5% of the proceeds from our offering. This reserve, in combination with income from our properties and short term investments, is anticipated to satisfy our liquidity requirements.

Critical Accounting Policies

The following contains a discussion of what we believe to be critical accounting policies. These items should be read to gain a further understanding of the principles used to prepare our financial statements. These principals include application of judgment; therefore, changes in judgments may have a significant impact on our reported results of operations and financial condition.

Related Party Transactions

We have significant transactions with related parties. These transactions cannot be construed to be arms length and the results of our operations may be different if these transactions were conducted with non-related parties.

We have contracted with Apple Suites Realty Group, Inc., a Virginia corporation (“ASRG”) to provide brokerage services for the acquisition and disposition of our real estate assets. In accordance with the contract, ASRG is paid a fee of 2% of the gross purchase price of any acquisitions or gross sale price of any dispositions of real estate investments, subject to certain conditions.

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We also contracted with Apple Hospitality Five Advisors, Inc. (“AFA”) to advise and provide day-to-day management services for us and due-diligence services on acquisitions. In accordance with the contract, we pay AFA a fee equal to .1% to .25% of total equity contributions received by us in addition to certain reimbursable expenses. AFA will also hold a three-year contract for the monthly maintenance and support of accounting software. All of AFA’s services have been subcontracted to Apple Suites Advisors, Inc. (“ASA”) as of January 31, 2002, a wholly owned subsidiary of Apple Hospitality Two, Inc.

As of December 31, 2002, AFA, ASRG and ASA were 100% owned by Mr. Knight. As of January 31, 2003, the outstanding shares of ASA owned by Mr. Glade M. Knight were purchased by Apple Hospitality Two, Inc. and ASA is now a wholly-owned subsidiary of Apple Hospitality Two, Inc. AFA and ASRG may purchase in the “best efforts” offering up to 2.5% of the total number of our shares sold in the “best efforts” offering, once the minimum offering is completed.

We issued 240,000 Series B convertible preferred shares to Mr. Knight. The Series B convertible preferred shares were issued in exchange for payment of $0.10 per Series B convertible preferred share, or an aggregate of $24,000. There is no dividend payable on the Series B preferred convertible shares. On liquidation, the holder of the Series B preferred convertible shares will be entitled to a liquidation payment of $11 per share before any distributions of liquidation proceeds to holders of the common shares. However, the priority liquidation payment of the holder of the Series B preferred convertible shares is junior to the holders of the Series A preferred shares distribution rights. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred share, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares on an as converted basis.

Each holder of outstanding Series B preferred convertible shares has the right to convert any of such shares into common shares upon and for 180 days following the occurrence of any of the following conversion events:

(1)    substantially all of our assets, stock or business, is transferred as a going concern, whether through exchange, merger, consolidation, lease, share exchange or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business; or

(2)    our common shares are listed on any securities exchange or quotation system or in any established market (“Conversion Event”).

Upon the occurrence of any conversion event, the Series B preferred convertible shares may be converted into a maximum of 2,907,415 common shares, based upon the gross proceeds raised through the date of conversion in this $500 million offering made by our prospectus. In addition, upon conversion of the Series B convertible preferred shares into common shares, the Series A preferred shares will terminate and the priority distribution in liquidation associated with the Series A preferred shares will disappear. If we terminate or fail to renew the Advisory Agreement with AFA, the Series B convertible preferred shares will be entitled to dividend distributions and voting rights on an as converted basis. In this event, the liquidation preference of the Series A preferred shares will continue.

No additional consideration is due upon the conversion of the Series B preferred convertible shares. Upon the probable occurrence of a conversion event, we will record expense for the difference between the fair value of our common stock and issue price of the Series B preferred convertible shares.

Compensation expense related to issuance of 240,000 Series B convertible preferred shares to Mr. Knight will be recognized at such time when the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering the conversion of the Series B shares to common shares is probable. The expense will be measured as the difference between the fair value of the common stock for which the Series B shares can be converted and the amounts paid for the Series B shares.

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Subsequent Events

Effective January 3, 2003, we acquired Marriott Residence Inn Houston-Westchase, which contains 120 suites and was in operation when acquired. The hotel offers one and two room suites with the amenities generally offered by upscale extended-stay hotels. The gross purchase price for the hotel was $14,300,000.

Effective February 26, 2003, we acquired three hotels that operate as part of the franchise system for Homewood Suites® by Hilton. The combined gross purchase price for these hotels was $32.2 million. The properties are located in Colorado Springs, CO; Baton Rouge, LA and Albuquerque, NM and contain a combined total of 393 suites. Each hotel was in operation at the time of purchase and offers one and two room suites with the amenities generally offered by upscale extended-stay hotels.

The purchase price for all of the hotels was funded by our ongoing offering of units. We have leased these hotels to Apple Hospitality Five Management, Inc. (as lessee) or its subsidiaries under master hotel lease agreements. We also used the proceeds of our ongoing offering to pay 2% of the gross purchase price for these hotels, which equals $644,000, as a commission to Apple Suites Realty Group, Inc. This entity is owned by Glade M. Knight, who is one of our directors and our Chief Executive Officer.

We are raising equity through a “best efforts” offering by David Lerner and Associates, Inc. (the “Managing Dealer”). We achieved the minimum offering of 4,761,905 units at a price of $10.50 per unit as of January 3, 2003. As of March 14, 2003, we had sold 8,352,684 units with net proceeds totaling $80,548,718. We are continuing the offering at $11.00 per unit in accordance with the prospectus for our offering.

EXPERTS

Ernst & Young LLP, independent auditors, have audited our consolidated financial statements at December 31, 2002 and September 20, 2002 (initial capitalization), and for the period from September 20, 2002 (initial capitalization) through December 31, 2002, as set forth in their report. We have included our financial statements in this Supplement and elsewhere in the registration statement for our offering of units in reliance on Ernst & Young LLP’s report, given their authority as experts in accounting and auditing.

Ernst & Young LLP, independent auditors, have also audited the financial statements of Westel Properties II, LTD at December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002, as set forth in their report. We have included these financial statements in this Supplement in reliance on Ernst & Young LLP’s report, given their authority as experts in accounting and auditing.

Ernst & Young LLP, independent auditors, have also audited the combined financial statements of Three Homewood Suites at December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002, as set forth in their report. We have included these financial statements in this Supplement in reliance on Ernst & Young LLP’s report, given their authority as experts in accounting and auditing.

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INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements

F-1

Report of Independent Auditors

The Board of Directors and Shareholders

Apple Hospitality Five, Inc.

We have audited the accompanying consolidated balance sheets of Apple Hospitality Five, Inc. (the “Company”) as of December 31, 2002 and September 20, 2002 (initial capitalization), and the related consolidated statements of income, shareholders’ equity, and cash flows for the period from September 20, 2002 (initial capitalization) through December 31, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Apple Hospitality Five, Inc. at December 31, 2002 and September 20, 2002 (initial capitalization), and the consolidated results of its operations and its cash flows for the period from September 20, 2002 (initial capitalization) through December 31, 2002, in conformity with accounting principles generally accepted in the United States.

/s/    ERNST & YOUNG LLP

Richmond, Virginia

March 11, 2003

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APPLE HOSPITALITY FIVE, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2002	September 20, 2002
ASSETS
Cash and cash equivalents	$3,033	$24,110
Prepaid offering costs	504,733	—
Deferred acquisition costs	57,008	—

Total Assets	$564,774	$24,110

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Notes payable—unsecured	$218,143	—
Accounts payable and accrued expenses	327,389	—
Interest payable	282	—

Total Liabilities	545,814	—
SHAREHOLDERS’ EQUITY
Class B convertible stock, no par value, authorized 240,000 shares; issued and outstanding 240,000 shares	24,000	24,000
Common stock, no par value, authorized 200,000,000 shares; ten shares issued and outstanding	110	110
Retained loss	(5,150)	—

Total Shareholders’ Equity	18,960	24,110

Total Liabilities and Shareholders’ Equity	$564,774	$24,110

See accompanying notes to consolidated financial statements.

F-3

APPLE HOSPITALITY FIVE, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

For the period September 20, 2002, (initial capitalization) through December 31, 2002
REVENUES:
Suite revenue	—

Total revenues	—

EXPENSES:
Taxes, insurance and other	$2,525
General and administrative	2,343
Interest	282

Total expenses	5,150

Net loss before income taxes	(5,150)
Income taxes	—

Net loss	$(5,150)

Loss per common share	$(515)

See accompanying notes to consolidated financial statements.

F-4

APPLE HOSPITALITY FIVE, INC.

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

	Common Stock		Class B Convertible Stock
	Number of Shares	Amount	Number of Shares	Amount	Retained Loss	Total Shareholders’ Equity
Initial capitalization at
September 20, 2002	10	$110	—	—	—	$110
Net proceeds from the sale of
preferred shares	—	—	240,000	$24,000	—	24,000
Net loss	—	—	—	—	(5,150)	(5,150)

Balance at December 31, 2002	10	$110	240,000	$24,000	$(5,150)	$18,960

See accompanying notes to consolidated financial statements.

F-5

APPLE HOSPITALITY FIVE, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

For the period September 20, 2002, (initial capitalization) through December 31, 2002
Cash flow from operating activities:
Net income	$(5,150)
Changes in operating assets and liabilities
Interest payable	282

Net cash used in operating activities	(4,868)
Cash flow from investing activities:
Cash paid for potential acquisitions	(2,617)

Net cash used in investing activities	(2,617)
Cash flow from financing activities:
Cash paid for offering costs	(231,735)
Proceeds from draws on lines of credit	218,143

Net cash used in financing activities	(13,592)

Decrease in cash and cash equivalents	(21,077)
Cash and cash equivalents, beginning of period	24,110

Cash and cash equivalents, end of period	$3,033

See accompanying notes to consolidated financial statements.

F-6

APPLE HOSPITALITY FIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1    General Information and Summary of Significant Accounting Policies

Organization

Apple Hospitality Five, Inc., together with its subsidiaries, (the “Company”), is a Virginia corporation, formed on September 20, 2002, with the first investor closing under its ongoing offering commencing on January 3, 2003. The accompanying consolidated financial statements include the accounts of the Company along with its subsidiaries. All significant intercompany transactions and balances have been eliminated.

We intend to elect to be treated as a real estate investment trust (“REIT”) for federal income tax purposes. The REIT Modernization Act, effective January 1, 2001, permits REIT’s to establish taxable businesses to conduct certain previously disallowed business activities. The Act also reduces the REIT distribution requirement from 95% to 90% of its taxable income.

Our primary business objective is to maximize shareholder value by achieving long-term growth in cash distributions to its shareholders. We intend to pursue this objective by acquiring a fee simple interest in upper-end, extended-stay hotel properties and other limited-service hotels for long-term ownership. We seek to maximize current and long-term net income and the value of its assets. Our policy is to acquire assets where we believe opportunities exist for acceptable investment returns.

We expect to pursue our objectives primarily through the direct ownership of upper-end, extended-stay hotel and other limited-service hotel properties located in selected metropolitan areas throughout the United States. However, future investment activities will not be limited to any geographic area or product type or to a specified percentage of assets.

Cash and Cash Equivalents

Cash equivalents include highly liquid investments with original maturities of three months or less. The fair market value of cash and cash equivalents approximate their carrying value. Cash equivalents are placed with high credit quality institutions and the balances may at times exceed federal depository insurance limits.

Prepaid Offering Costs

During 2002, the Company incurred $504,733 in costs related to its “best-efforts” offering of common shares. The first closing of common shares occurred on January 3, 2003 with the sale of 4,761,905 shares with net proceeds totaling $44,999,999.

Deferred Acquisition Costs

The Company incurred costs during 2002, related to the potential acquisition of one extended-stay hotel located in Houston, Texas that operates as part of the Residence Inn® by Marriott® franchise. The acquisition was completed in January 2003. The deferred acquisition costs of $57,008, incurred during 2002, will be applied to land and building costs as of the January acquisition date.

Earnings Per Common Share

Basic earnings per common share is computed based upon the weighted average number of shares outstanding during the year. Diluted earnings per share is calculated after giving effect to all potential common shares that were dilutive and outstanding for the year. Series B preferred convertible shares are not included in

F-7

APPLE HOSPITALITY FIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

earnings per common share calculations until such time it becomes probable that such shares can be converted to common shares (see Note 4). Weighted Average Common Shares outstanding during the period September 20, 2002 (inception) through December 31, 2002 was ten.

Federal Income Taxes

The Company intends to elect to be operated as, and will annually elect to be taxed as, a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). Generally, a real estate investment trust which complies with the provisions of the Code and distributes at least 90% of its taxable income to its shareholders does not pay federal income taxes on its distributed income. For 2002, the Company is a taxable entity under the Internal Revenue Code. No tax benefit has been recorded as its realization is not probable.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

Note 2    Notes Payable

On November 21, 2002, we obtained an unsecured credit line in a principal amount up to $300,000 to fund start-up costs. The lender is Wachovia Bank, N.A. The line of credit bears interest at the bank’s prime rate and interest is payable monthly. We borrowed a total of $218,143 as of December 31, 2002 and Glade M. Knight, our president and Chairman of the Board, guaranteed repayment of the line of credit. Mr. Knight does not receive any consideration in exchange for providing this guarantee. We repaid this debt in January 2003 with proceeds from the sale of Units.

Note 3    Shareholders’ Equity

We are currently conducting an on-going offering. We registered our Units (each unit consists of one common share and one Series A preferred share) on Registration Statement Form S-11 (File No. 333-77055) filed December 3, 2002. The Company began its best-efforts offering (the “Offering”) of its Units, no par value on January 3, 2003, the same day the Registration Statement was declared effective by the Securities and Exchange Commission. The managing underwriter is David Lerner Associates, Inc. The Offering is continuing as of the date of filing this Report on Form 10-K. All of the Units are being sold for our account. There were no Units outstanding under the Offering as of December 31, 2002.

The Series A preferred shares have no voting rights, no distribution rights and no conversion rights. In addition, the Series A preferred shares are not separately tradable from the common shares to which they relate. The only right associated with each Series A preferred share is a priority distribution upon the sale of the company’s assets. The priority distribution will be equal to $11.00 per Series A preferred share, and no more, before any distribution will be made to the holders of any other shares. Upon that distribution the Series A preferred shares will have no other distribution rights.

The Company currently has 240,000 Series B convertible preferred shares issued and outstanding. There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the Articles of Incorporation that would adversely affect the Series B convertible preferred shares. Upon our liquidation, the holder of the Series B

F-8

APPLE HOSPITALITY FIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

convertible preferred shares is entitled to a priority liquidation payment. However the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares into which each Series B convertible preferred share would convert. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis. The Series B convertible preferred shares are convertible into Units upon and for 180 days following the occurrence of either of the following events: (1) the transfer of substantially all of its assets, stock or business, whether through exchange, merger, consolidation, lease, share exchange or otherwise, or (2) the Advisory Agreement with Apple Hospitality Five Advisors, Inc. is terminated or expires without renewal. Mr. Knight, as the chief executive officer of each party to the advisory agreement, can influence or control its termination or non-renewal. Accordingly, Mr. Knight can influence or control both the conversion of the Series B convertible preferred shares issued to him and the resulting dilution of other shareholders.

Upon the occurrence of either triggering event and for purposes of determining the liquidation payment due to each holder of a Series B convertible preferred share, each Series B convertible preferred share is convertible into a number of Units based upon the gross proceeds raised through the date of the conversion in the current $500 million public offering of the Company’s common shares made by the Company’s prospectus and according to the following formula:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$ 50 million	0.92321
$100 million	1.83239
$150 million	3.19885
$200 million	4.83721
$250 million	6.11068
$300 million	7.29150
$350 million	8.49719
$400 million	9.70287
$450 million	10.90855
$500 million	12.11423

No additional consideration is due upon the conversion of the Series B convertible preferred shares.

Compensation expense related to issuance of 240,000 Series B convertible preferred shares to Mr. Knight will be recognized at such time when the number of common shares to be issued for conversion of the Series B convertible preferred shares can be reasonably estimated and the event triggering the conversion of the Series B convertible preferred shares to common shares is probable. The expense will be measured as the difference between the fair value of the common stock for which the Series B convertible preferred shares can be converted and the amounts paid for the Series B convertible preferred shares.

Note 4    Related Parties

The Company has contracted with Apple Suites Realty Group, Inc. (“ASRG”) to provide brokerage services for the acquisition and disposition of real estate assets for the Company. In accordance with the contract, ASRG is to be paid a fee of 2% of the purchase price of any acquisitions or sale price of any dispositions of real estate

F-9

APPLE HOSPITALITY FIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

investments, subject to certain conditions. During 2002, ASRG did not earn income from the Company under the agreement.

Effective January 3, 2003, the Company contracted with Apple Hospitality Five Advisors, Inc. (“AFA”) to advise and provide the Company with day-to-day management services and due-diligence services on acquisitions. On the same date, AFA entered into a subcontract and assignment agreement with ASA assigning all of its rights, responsibilities and duties under its agreement with the Company. In accordance with the contract and the subcontract and assignment agreement, the Company will pay ASA a fee equal to .1% to .25% of total equity contributions received by the Company in addition to certain reimbursable expenses. During 2002, neither AFA nor ASA earned income under this agreement. ASRG and AFA are 100% owned by Mr. Knight.

ASRG and AFA may purchase up to 2.5% of the total number of shares of the Company sold in the “best efforts” offering.

Mr. Knight also serves as the Chairman and Chief Executive Officer of Cornerstone Realty Income Trust, Inc., an apartment REIT, and Apple Hospitality Two, Inc., a hospitality REIT.

Note 5    Subsequent Events

During the first three months of 2003, the Managing Dealer sold 8,352,684 Units, representing net proceeds of $80,548,718.

Effective January 3, 2003, we acquired Marriott Residence Inn Houston-Westchase, which contains 120 suites and was in operation when acquired. The hotel offers one and two room suites with the amenities generally offered by upscale extended-stay hotels. The gross purchase price for the hotel was $14,300,000.

Effective February 26, 2003, we acquired three hotels that operate as part of the franchise system for Homewood Suites® by Hilton. The combined gross purchase price for these hotels was $32.2 million. The properties are located in Colorado Springs, CO; Baton Rouge, LA and Albuquerque, NM and contain a combined total of 393 suites. Each hotel was in operation at the time of purchase and offers one and two room suites with the amenities generally offered by upscale extended-stay hotels.

The purchase price for all of the hotels was funded by our ongoing offering of Units. We have leased these hotels to Apple Hospitality Five Management, Inc. (as lessee) or its subsidiaries under master hotel lease agreements. We also used the proceeds of our ongoing offering to pay 2% of the gross purchase price for these hotels, which equals $644,000, as a commission to Apple Suites Realty Group, Inc. This entity is owned by Glade M. Knight, who is one of our directors and our Chief Executive Officer.

F-10

Report of Independent Auditors

Westel Associates II, LC, General Partner

Westel Properties II, LTD

We have audited the accompanying balance sheets of Westel Properties II, LTD (“the Partnership”) as of December 31, 2002 and 2001, and the related statements of operations, partners’ capital, and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Westel Properties II, LTD as of December 31, 2002 and 2001 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

/s/    ERNST & YOUNG LLP

Richmond, Virginia

March 21, 2003

F-11

Westel Properties II, LTD

Balance Sheets

	December 31
	2002	2001
Assets
Investment in hotel, net of accumulated depreciation of $1,288,331 and $942,889, respectively	$6,728,225	$6,963,658
Cash and cash equivalents	323,128	364,967
Restricted cash	436,045	270,044
Due from third party manager	97,417	79,428
Deferred loan costs, net of accumulated amortization of $128,748 and $95,282, respectively	39,396	72,862
Other assets	60,000	60,000

Total assets	$7,684,211	$7,810,959

Liabilities and partners’ capital
Liabilities:
Notes payable—secured	$7,154,993	$7,332,830
Accounts payable and accrued expenses	12,418	11,392
Interest payable	25,808	30,744
Other liabilities	60,000	60,000

Total liabilities	7,253,219	7,434,966
Partners’ capital	430,992	375,993

Total liabilities and partners’ capital	$7,684,211	$7,810,959

See accompanying notes.

F-12

Westel Properties II, LTD

Statements of Operations

	Year ended December 31
	2002	2001	2000
Revenues:
Suite revenue	$3,840,688	$3,638,237	$3,224,820
Other revenue	220,574	204,095	212,175

Total revenues	4,061,262	3,842,332	3,436,995
Expenses:
Operating expenses	730,856	722,174	736,867
Hotel administrative expenses	383,183	356,210	374,045
Sales and marketing	179,508	173,945	172,848
Utilities	150,500	155,915	137,864
Repair and maintenance	136,008	123,580	110,774
Franchise fees	192,035	176,719	128,993
Management fees	224,411	204,449	151,748
Taxes, insurance, and other	210,135	198,361	205,361
General and administrative	46,023	50,382	61,974
Depreciation of real estate owned	345,442	331,989	330,782

Total expenses	2,598,101	2,493,724	2,411,256
Operating income	1,463,161	1,348,608	1,025,739
Interest income	9,029	12,140	31,574
Interest expense	(367,301)	(546,549)	(728,582)

Net income	$1,104,889	$814,199	$328,731

See accompanying notes.

F-13

Westel Properties II, LTD

Statements of Partners’ Capital

Balance, December 31 1999	$1,007,215
Distributions	(1,043,700)
Net income	328,731

Balance, December 31, 2000	292,246
Distributions	(730,452)
Net income	814,199

Balance, December 31, 2001	375,993
Distributions	(1,049,890)
Net income	1,104,889

Balance, December 31, 2002	$430,992

See accompanying notes.

F-14

Westel Properties II, LTD

Statements of Cash Flows

	Year ended December 31
	2002	2001	2000
Operating activities
Net income	$1,104,889	$814,199	$328,731
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of hotel assets	345,442	331,989	330,782
Amortization of deferred loan costs	33,466	33,629	33,629
Change in operating assets and liabilities:
Due from third-party manager	(17,989)	9,805	(43,279)
Prepaid expenses and other	—	—	5,063
Accounts payable	1,026	1,036	61,291
Interest payable	(4,936)	(30,547)	69,384

Net cash provided by operating activities	1,461,898	1,160,111	785,601

Investing activities
Capital expenditures	(110,009)	(8,180)	(6,421)
Restricted cash	(166,001)	(172,745)	(14,135)

Net cash used in investing activities	(276,010)	(180,925)	(20,556)

Financing activities
Distributions to Partners	(1,049,890)	(730,452)	(1,043,700)
Repayment of principal on notes payable	(177,837)	(117,047)	(50,123)

Net cash used in financing activities	(1,227,727)	(847,499)	(1,093,823)

Decrease (increase) in cash and equivalents	(41,839)	131,687	(328,778)
Cash and equivalents at beginning of year	364,967	233,280	562,058

Cash and equivalents at end of year	$323,128	$364,967	$233,280

Supplemental cash flow information:
Interest paid, no amounts capitalized	$338,790	$543,466	$693,291

See accompanying notes.

F-15

Westel Properties II, LTD

Notes to Financial Statements

December 31, 2002 and 2001

1.	Organization

Westel Properties II, LTD (“the Partnership”) is a Texas Limited Partnership which was formed on September 9, 1996, for the purpose of acquiring land and developing a Residence Inn by Marriott and operating the hotel under a management agreement with Residence Inn by Marriott (“Marriott). The hotel, located in Houston, Texas, became operational in February 1999, when the management agreement with Marriott International, Inc. became effective and the hotel commenced operations.

The Partnership consists of a general partner, Westel Associates II, L.C. (“WA II”) who has a 30% interest in the Partnership and a limited partner MRIW, LTD who has a 70% interest in the Partnership. Profits and losses are shared on a pro rata basis.

2.	Significant Accounting Policies

Cash and Equivalents

Cash and equivalents include cash as well as investments in short-term money market securities.

Restricted Cash

The Partnership is also required to fund the Manager with sufficient funds, generally 5% of revenue, to cover the cost of replacements and renewals to the hotel’s property and improvements. The Manager holds these funds in escrow on behalf of the hotel until the funds are spent on capital improvements.

Investment in Hotel

The investment in hotel is stated at cost. Interest and property taxes incurred during construction of facilities is capitalized and depreciated over the life of the asset. Costs of improvements are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. The useful lives of assets are 39 years for buildings and five years for furniture, fixtures, and equipment.

The Partnership records impairment losses on hotel properties used in the operations if indicators of impairment are present, and the undiscounted cash flows estimated to be generated by the respective properties are less than their carrying amount. Impairment losses are measured as the difference between the asset’s fair value less cost to sell, and its carrying value. No impairment losses have been recorded to date.

Deferred Loan Costs

Deferred loan costs consist of loan fees paid in connection with the issuance of notes payable which are amortized on a straight-line basis that approximates the interest method over the term of the note payable. Amortization is included in interest expense in the statement of operations.

F-16

Westel Properties II, LTD

Notes to Financial Statements (continued)

Income Taxes

No federal or state income taxes are payable by the Partnership, and therefore, no tax provision has been reflected in the accompanying financial statements. The partners are required to included their respective share of Partnership profits or losses in their individual tax returns. The tax returns, the status of the Partnership as such for tax purposes, and the amount of allocable Partnership income or loss, are subject to examinations by the Internal Revenue Service. If such examinations result in changes with respect to the partnership status, or in changes to allocable Partnership income or loss, the tax liability of the partners would be changed accordingly.

Revenue Recognition

Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or utilizes the hotel’s services.

Sales and Marketing

Sales and marketing costs are expensed when incurred. These costs represent the expense for franchise advertising and reservation systems under the terms of the hotel management agreements and general and administrative expenses that are directly attributable to advertising and promotion.

Fair Value of Financial Instruments

The fair value of the Partnership’s cash, restricted cash, receivables, and notes payable approximate their carrying amounts.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

3.	Investment in Hotel

The hotel began construction in January 1998 and was completed and began operations in February 1999. The following is a reconciliation of the carrying value of investment in hotels at December 31, 2002 and 2001:

	December 31
	2002	2001
Land	$1,392,670	$1,392,670
Building and improvements	5,549,978	5,549,978
Furniture, fixtures, and equipment	1,073,908	963,899

Total	8,016,556	7,906,547
Less: accumulated depreciation	(1,288,331)	(942,889)

Investment in hotel, net	$6,728,225	$6,963,658

F-17

Westel Properties II, LTD

Notes to Financial Statements (continued)

4.	Notes Payable

On March 2, 1999, the Partnership entered into a mortgage note payable with GMAC Commercial Mortgage Corporation for $7,500,000 which is secured by the Partnership’s hotel. The mortgage note payable has a term of five years and is payable on April 1, 2004. The interest rate on the note is one month LIBOR plus 275 basis points. Principal payments were not required until April 1, 2000 and are based on an amount sufficient to fully amortize the loan over a 25-year period. The loan was repaid in full with proceeds from the sale of the hotel in January 2003 to Apple Hospitality Five, Inc. (see Note 7).

5.	Management Agreements

The Company’s hotel is subject to a management agreement under which Residence Inn by Marriott, Inc. (the “Manager”) manages the Partnership’s hotel. The management agreement covers an initial term of 20 years with renewal terms at the option of the Manager of up to an additional 10 years. The agreement provides for payment of base management fees, which are calculated annually and are 2% of sales, and incentive management fees, which are generally equal to 25% of operating profit (as defined in the management agreement) over a priority return (as defined in the management agreement) to the Partnership. Incentive management fees are payable only if and to the extent there is sufficient cash flow from the hotel after consideration of a priority return on investment and consideration of the funding of property improvements. Amounts not currently payable are deferred and are payable in future years only if and to the extent there is sufficient cash flow from future operations. All management incentive fees were paid during 2002, 2001, and 2000.

6.	Related Parties

The Partnership has contracted with Westel Associates II, L.C. (“WA II”), the general partner, to advise and provide day to day management services to the Partnership. In accordance with the contract, the Partnership will pay WA II an annual fee equal to 1% of the gross revenues generated by the operation of the hotel. The fee is to be paid quarterly in arrears out of net cash flow after payment of all debt service and other expenses. WA II earned $40,844, $38,423 and $34,370 for the years ended December 31, 2002, 2001 and 2000, respectively.

The Partnership contracted with WA II to be the developer of the hotel during its construction. The Partnership paid WA II $310,000 in connection for these services which was capitalized to investment in hotel.

7.	Subsequent Event

In January 2003, the Partnership sold its hotel investment to Apple Hospitality Five, Inc. for $14.3 million.

F-18

Report of Independent Auditors

Board of Directors

Hilton Hotels Corporation

We have audited the accompanying combined balance sheets of the Albuquerque, New Mexico Homewood Suites Hotel, the Baton Rouge, Louisiana Homewood Suites Hotel, and the Colorado Springs, Colorado Homewood Suites Hotel (collectively, the Three Homewood Suites) as of December 31, 2002 and 2001, and the related combined statements of income, equity and cash flows for each of the three years in the period ended December 31, 2002. These combined financial statements are the responsibility of the management of Hilton Hotels Corporation. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Three Homewood Suites as of December 31, 2002 and 2001 and the results of their combined operations and their combined cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

/s/    Ernst & Young LLP

Richmond, Virginia

April 1, 2003

F-19

Three Homewood Suites

Combined Balance Sheets

	December 31
	2002	2001
Assets
Investment in hotels:
Land	$4,084,735	$4,084,735
Buildings and improvements	25,493,948	25,505,025
Furniture and equipment	6,686,244	6,236,616

	36,264,927	35,826,376
Less: accumulated depreciation	(4,174,599)	(2,429,050)

Investment in hotels, net	32,090,328	33,397,326
Cash and equivalents	220,533	201,359
Accounts receivable, net of an allowance for doubtful accounts of $10,230 in 2002 and $5,543 in 2001	210,164	137,884
Prepaid expenses and other	24,912	22,458

Total assets	$32,545,937	$33,759,027

Liabilities and equity
Due to Hilton	$2,855,786	$5,751,235
Accounts payable	35,043	11,094
Accrued compensation and benefits	155,287	125,162
Accrued property taxes	242,932	232,731
Other accrued expenses	295,252	124,262

Total liabilities	3,584,300	6,244,484
Equity	28,961,637	27,514,543

Total liabilities and equity	$32,545,937	$33,759,027

See accompanying notes.

F-20

Three Homewood Suites

Combined Statements of Income

	Year ended December 31
	2002	2001	2000
Revenues:
Rooms	$8,757,599	$7,042,434	$2,912,237
Banquets/Audio Visual	68,158	39,979	7,634
Telephone	159,828	173,504	81,467
Other operating departments	92,579	76,721	45,047
Non-operating departments	142,956	108,965	35,150

Total revenues	9,221,120	7,441,603	3,081,535

Expenses:
Rooms	1,533,935	1,337,456	506,982
Banquets/Audio Visual	16,547	15,642	4,421
Telephone	137,629	102,608	39,694
Other	581,094	439,629	182,902
General and administrative	751,752	610,303	276,703
Marketing and pre-opening	934,858	1,230,593	454,967
Property operations and energy	822,344	719,022	245,516
Property taxes, insurance and other	443,792	443,847	141,065
Depreciation of hotel assets	1,745,549	1,640,356	788,694
Management & franchise fees to Hilton	626,938	504,945	208,935

Total expenses	7,594,438	7,044,401	2,849,879

Income before income taxes	1,626,682	397,202	231,656
Income taxes	618,139	150,937	88,028

Net income	$1,008,543	$246,265	$143,628

See accompanying notes.

F-21

Three Homewood Suites

Combined Statements of Equity

Balance, December 31, 1999	$4,984,611
Capital contributions	11,556,686
Net income	143,628

Balance, December 31, 2000	16,684,925
Capital contributions	10,583,353
Net income	246,265

Balance, December 31, 2001	27,514,543
Capital contributions	438,551
Net income	1,008,543

Balance, December 31, 2002	$28,961,637

See accompanying notes.

F-22

Three Homewood Suites

Combined Statements of Cash Flows

	Year ended December 31
	2002	2001	2000
Operating activities
Net income	$1,008,543	$246,265	$143,628
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of hotel assets	1,745,549	1,640,356	788,694
Change in operating assets and liabilities:
Accounts receivable	(72,280)	(20,212)	(72,427)
Prepaid expenses and other	(2,454)	(14,983)	(7,476)
Accounts payable	23,949	9,754	(9)
Accrued expenses and other	211,316	105,439	994

Net cash provided by (used in) operating activities	2,914,623	1,966,619	853,404

Financing activities
Net change in due to Hilton	(2,895,449)	(1,844,159)	(864,354)

Net cash used in financing activities	(2,895,449)	(1,844,159)	(764,354)

Increase (decrease) in cash and equivalents	19,174	122,460	(10,950)
Cash and equivalents at beginning of year	201,359	78,899	89,849

Cash and equivalents at end of year	$220,533	$201,359	$78,899

Supplemental Disclosure of Cash Flow Information:

During the years ended December 31, 2002, 2001 and 2000, Hilton paid for capital expenditures and construction costs of the hotels in the amounts of $438,551, $10,583,353 and $11,556,686, respectively. These amounts have been recorded as capital contributions in the accompanying combined statements of equity.

See accompanying notes.

F-23

Three Homewood Suites

Notes to Combined Financial Statements

December 31, 2002 and 2001

1.    Organization and Basis of Presentation

The accompanying combined financial statements present the financial information of the Albuquerque, New Mexico Homewood Suites Hotel (Albuquerque), the Baton Rouge, Louisiana Homewood Suites Hotel (Baton Rouge) and the Colorado Springs, Colorado Homewood Suites Hotel (Colorado Springs) (collectively, the Three Homewood Suites) as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002.

Albuquerque is a 151-suite Homewood Suites Hotel located in Albuquerque, New Mexico, and is owned by Promus Hotels Florida, Inc. Baton Rogue is a 115-suite Homewood Suites Hotel located in Baton Rouge, Louisiana. Colorado Springs is a 127-suite Homewood Suites Hotel located in Colorado Springs, Colorado. Both the Baton Rouge and Colorado Springs properties are owned by Promus Hotels, Inc. Hilton Hotels Corporation (Hilton) acquired Promus Hotels, Inc. in November 1999. Both Promus Hotels, Inc. and Promus Hotels Florida, Inc. are, in effect, wholly owned subsidiaries of Hilton. Baton Rouge commenced operations in January 1999. Albuquerque commenced operations in February 2001. Colorado Springs commenced operations in April 2001.

The Three Homewood Suites utilize Hilton’s centralized systems for cash management, payroll, purchasing and distribution, employee benefit plans, insurance and administrative services. As a result, substantially all cash received by the Three Homewood Suites is deposited in and commingled with Hilton’s general corporate funds. General and administrative expenses are allocated by Hilton to the Three Homewood Suites. The assets of the Three Homewood Suites are not encumbered. Accordingly, management has not allocated any debt to the Three Homewood Suites. In the opinion of management, the allocation methods are reasonable.

F-24

2.    Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

Principles of Combination

The combined financial statements include the account balances and transactions of Albuquerque, Baton Rouge and Colorado Springs. All material intercompany account balances and transactions have been eliminated in combination.

Cash and Equivalents

Cash and equivalents includes short-term interest bearing accounts with original maturities of 90 days or less.

Accounts Receivable

Accounts receivable is comprised primarily of trade receivables due from hotel guests. The allowance for doubtful accounts is based on management’s estimate of the expected collectibility of these trade receivables.

Investment in Hotels

Land, buildings and leasehold improvements and furniture and equipment are stated at Hilton’s cost. Costs of improvements are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, if included in income.

Buildings and improvements are depreciated using straight-line methods between 10-40 years. Depreciation and amortization of furniture and equipment is calculated using straight-line methods over the average estimated useful lives of the related assets, ranging from three to 10 years.

F-25

2.    Summary of Significant Accounting Policies (continued)

Asset Impairment

Long-lived assets are evaluated for impairment based on undiscounted future cash flows, and, if impaired, are carried at fair value. No impairment losses have been recorded to date.

Revenue Recognition

Room revenue represents revenue derived from the rental of suites. Revenues are recognized as room stays occur.

Income Taxes

The individual properties included in the Three Homewood Suites are owned by either Promus Hotels, Inc. or Promus Hotels Florida, Inc. but do not constitute all of the assets of Promus Hotels, Inc. or Promus Hotels Florida, Inc. These combined financial statements have been prepared assuming these properties were the only assets of a stand-alone C-corporation taxed at a 35% federal income tax rate and an assumed 3% state income tax rate (net of a federal benefit).

3.     Related Party Transactions

Management Fees and Franchise Fees

The Three Homewood Suites are managed by Hilton and are allocated a management fee equal to 3% of adjusted gross revenue, and a franchise fee equal to 4% of net suites revenue to Hilton. Total management and franchise fees incurred in 2002, 2001 and 2000 were $626,938, $504,945 and $208,935, respectively.

Marketing and Reservation Assessment

The Three Homewood Suites are allocated a combined marketing and reservation assessment to Hilton equal to 4% of net suites revenue in 2002, 2001 and 2000. Total marketing and reservation assessments were $350,304, $285,888 and $116,489 in 2002, 2001 and 2000, respectively, and are included in marketing and pre-opening in the accompanying combined statements of income.

F-26

3.    Related Party Transactions (continued)

Operating Services

The Three Homewood Suites are allocated expenses by Hilton for certain costs related to insurance, maintenance and guest loyalty programs. Total amounts allocated in 2002, 2001 and 2000 were $537,960, $391,329 and $138,901, respectively.

Due To/From Hilton

In addition to the fees and services discussed above, Hilton pays payroll and other operating costs, including income taxes, on behalf of the Three Homewood Suites. These amounts are generally included on Due to Hilton on the accompanying combined balance sheets. These amounts do not bear interest.

4.    Subsequent Event

Pursuant to an Agreement of Sale, executed on February 26, 2003, by and between Promus Hotels, Inc., Promus Hotels Florida, Inc. and Apple Hospitality Five, Inc. (Apple), Apple purchased the property and equipment and certain related assets, net of liabilities, of the Three Homewood Suites for a combined purchase price of $32,200,000.

F-27

Apple Hospitality Five, Inc.

Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2002 (unaudited)

Basis of Presentation

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple Hospitality Five, Inc. ("Hospitality") gives effect to the purchase of a Residence Inn by Marriott ("Residence Inn Houston") on January 3, 2003, containing 120 suites and the purchase of three Homewood Suites by Hilton on January 26, 2003, containing a combined total of 393 suites as if the transactions had occurred on December 31, 2002. The Company purchased the Houston property from Westel Properties II, LTD for approximately $14.3 million and the three Homewood Suites from Hilton for $32.2 million.

This pro forma Balance Sheet also assumes all of the hotels had been leased to our wholly owned taxable REIT subsidiaries pursuant to master hotel lease agreements. Residence Inn by Marriott and Promus Hotels, Inc. (a wholly-owned subsidiary of Hilton Hotels Corporation) will continue to manage the hotels owned by Hospitality under agreements not materially different from historical contractual arrangements.

Such pro forma information is based in part upon the historical Consolidated Balance Sheet of Hospitality, the historical balance sheet of Westel Properties II, LTD, (Residence Inn Houston) and the historical balance sheet of Three Homewood Suites.

The following unaudited Pro Forma Condensed Combined Consolidated Balance Sheet of Hospitality is not necessarily indicative of what actual financial condition Hospitality would have been assuming such transactions had been completed on December 31, 2002, nor does it purport to represent the future combined financial position of Hospitality.

These unaudited pro forma condensed combined financial statements should be read in conjunction with, and are qualified in their entirety by, the historical consolidated financial statements of Hospitality, financial statements of Westel Properties II, LTD, and combined financial statements of Three Homewood Suites incorporated by reference into this prospectus.

	Historical Company Balance Sheet	Historical Marriott Residence Inn Houston	Historical Three Homewood Suites	Acquisition Adjustments		Total Pro forma
ASSETS
Investment in hotel properties, net	$—	$6,728,225	32,090,328	$47,341,416	(B)	$47,341,416
				(38,818,553	)(C)
Cash and cash equivalents	3,033	323,128	220,533	(457,853	)(H)	88,841
Prepaid offering costs	504,733	—	0	—		504,733
FF&E reserve	—	436,045	—			436,045
Deferred acquisition costs	57,008	—	0			57,008
Accounts receivable	—	97,417	210,164	(307,581	)(D)	—
Other assets	—	99,396	24,912	(124,308)		—

Total Assets	$564,774	$7,684,211	$32,545,937	$7,633,121		$48,428,043

LIABILITIES and SHAREHOLDERS' EQUITY

Liabilities
Mortgage notes payable	$—	$7,154,993	$—	$(7,154,993)		$—
Notes payable	218,143	—	—	—		218,143
Accounts payable and accrued expenses	327,389	12,418	35,043	—		374,850
Accounts payable affiliate	—	—	2,855,786	(2,855,786	)(E)	—
Interest payable	282	25,808				26,090
Distributions payable	—	—				—
Other accrued expenses	—	60,000	693,471	(693,471	)(E)	60,000

Total Liabilities	545,814	7,253,219	3,584,300	(10,704,250)		679,083

Shareholders' equity/Partners' Capital		430,992	28,961,637	(29,392,629	)(F)	—
Class B convertible stock, authorized 240,000 shares	24,000					24,000
Common stock, no par value, authorized 200,000,000	110			47,730,000	(A,G)	47,730,110
Net income greater than distributions	(5,150)	—	—	—		(5,150)

Total Shareholders' Equity	18,960	430,992	28,961,637	18,337,371		47,748,960

Total Liabilities and Shareholders' Equity	$564,774	$7,684,211	$32,545,937	$7,633,121		$48,428,043

F-28

Notes to Pro Forma Condensed Consolidated Balance Sheet (unaudited):

(A)	Capital raised represents net proceeds from equity offering needed to fund the total purchase price (net of assumed escrows and liabilities) of $47,730,000, which, when divided by the estimated net raised percentage of 88% (10% commission and other offering costs of 2%) represents gross proceeds of $54,238,636
(B)	Total purchase price consists of the following:

	Houston	3 Homewood Suites	Total Combined
Purchase price per contract	$14,300,000	$32,200,000	$46,500,000
Escrows assumed	(436,045)	—	(436,045)
Liabilities assumed	12,418	35,043	47,461

Sub-total	13,876,373	32,235,043	46,111,416
Acquisition fee payable to Apple Suites Realty Group	286,000	644,000	930,000
Additional estimated closing costs	100,000	200,000	300,000

Total purchase price	$14,262,373	$33,079,043	$47,341,416

Purchase Price, net of assumed escrows and liabilities	$14,686,000	$33,044,000	$47,730,000
Net Raise Percentage	0.88	0.88	.88
Gross dollars needed to fund acquisitions	$16,688,636	$37,550,000	$54,238,636
Gross dollars needed from initial offering	$16,688,636	$33,311,364	$50,000,000
Cost per share under initial offering	$10.50	$10.50	10.50

Shares from initial offering at $10.50 per share	1,589,394	3,172,511	4,761,905
Gross dollars needed after initial offering		$4,238,636	$4,238,636
Cost per share after initial offering		$11.00

Shares after initial offering at $11 per share		385,331	385,331

Total shares needed to fund acquisitions	1,589,394	3,557,841	5,147,235

(C)	Represents elimination of historical net carrying value of real estate under prior owner.

(D)	Represents elimination of net deferred loan costs and other intangible assets associated with prior owner.

(E)	Represents elimination of liabilities associated with prior owner, not assumed by the Company.

(F)	Represents elimination of equity associated with the prior owner.

(G)	Represents additional capital raised in 2002 necessary to fund the cash portion of the acquisition.

(H)	Represents elimination of 80% of cash held by prior owners, with remaining estimated 20% at hotel levels transfering to the Company per terms of the purchase agreement.

F-29

Apple Hospitality Five, Inc.

Pro Forma Condensed Consolidated Statements of Operations (unaudited)

For the year ended December 31, 2002

The following unaudited Pro Forma Condensed Consolidated Statement of Operations of Apple Hospitality Five, Inc. ("Hospitality") gives effect to the purchase of a Residence Inn by Marriott ("Residence Inn Houston") on January 3, 2003, containing 120 suites and the purchase of three Homewood Suites by Hilton on January 26, 2003, containing a combined total of 393 suites as if the transactions had occurred on January 1, 2002. The Company purchased the Houston property from Westel Properties II, LTD for approximately $14.3 million and the three Homewood Suites from Hilton for $32.2 million.

This pro forma Statement of Operations also assumes all of the hotels had been leased to our wholly owned subsidiaries pursuant to master hotel lease agreements. Residence Inn by Marriott and Promus Hotels, Inc. (a wholly-owned subsidiary of Hilton Hotels Corporation) will continue to manage the hotels owned by Hospitality under agreements not materially different from historical contractual arrangements.

Such pro forma information is based in part upon the historical Consolidated Statements of Operations of the Company, the historical Statements of Operations of Westel Properties II, LTD, and the combined historical Statement of Operations of Three Homewood Suites. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

The following unaudited Pro Forma Condensed Consolidated Statement of Operations of the Company are not necessarily indicative of what actual results of operations of the Company would have been assuming such transactions had been completed on January 1, 2002 for the twelve month Statement of Operations, nor does it purport to represent the results of operations for future periods.

These unaudited pro forma condensed combined financial statements should be read in conjunction with, and are qualified in their entirety by, the historical consolidated financial statements of Hospitality, financial statements of Westel Properties II, LTD, and combined financial statements of Three Homewood Suites incorporated by reference into this prospectus.

For the year ended December 31, 2002 (unaudited)

	Historical Company Statement of Operations	Historical Residence Inn Houston (A)	Pro Forma Adjustments		Pro Forma before acquisition of Three Homewood Suites	Historical Three Homewood Suites (A)	Pro Forma Adjustments		Total Pro Forma
Revenue:
Suite revenue	$—	$3,840,688	$—		$3,840,688	$8,757,599	—		$12,598,287
Other operating revenue	—	220,574	—		220,574	463,521	—		684,095
Interest income	—	9,029	—		9,029	—	$—		9,029

Total revenue	—	4,070,291	—		4,070,291	9,221,120	—		13,291,411

Expenses:
Operating expenses	—	1,580,075			1,580,055	4,778,159			6,358,214
General and administrative	2,343	46,003	125,000	(B)	173,346	—	200,000	(B)	373,346
Franchise fees	—	192,035	—		192,035	313,469	—		505,504
Management fees	—	224,411	—		224,411	313,469	—		537,880
Permits, Licenses & Lease Payments	—	—	—		—	—	—		—
Taxes, insurance and other	2,525	210,135	—		212,660	443,792	—		656,452
Depreciation of real estate owned	—	345,442	(345,442	)(C)	—	1,745,549	(1,745,549	)(C)	1,266,969
			386,966	(D)	386,966		880,003	(D)
Interest	282	367,301	(367,301	)(E)	282	—	—		282

Total expenses	5,150	2,965,402	(200,797)		2,769,755	7,594,438	(665,596	)(F)	9,698,647

Income tax expense	—	—	—	(F)	—	618,139	(618,139	)(G)	—

Net income	$(5,150)	$1,104,889	$200,797		$1,300,536	$1,008,543	$1,283,685		$3,592,764

Earnings per common share:
Basic and diluted	$(515.00)				$0.82				$0.70

Basic and diluted weighted average common shares outstanding	10		1,589,394	(H)	1,589,404		3,557,841	(H)	5,147,245

F-30

Notes to Pro Forma Condensed Consolidated Statements of Operations (unaudited):

(A)	Represents results of operations for the hotels acquired on a pro forma basis as if the hotels were owned by the Company at January 1, 2002 for the respective periods prior to acquisition by the Company in 2003.
(B)	Represents the advisory fee of .25% of accumulated capital contributions under the "best efforts" offering for the period of time not owned by the Company plus anticipated legal and accounting fees, and other costs associated with being a public company.
(C)	Represents removal of historical depreciation and amortization expense.
(D)	Represents the depreciation on the hotels acquired based on the purchase price allocation to depreciable property. The weighted average lives of the depreciable assets are 39 years for building and 7 years for FF&E. The estimated useful lives are based on management's knowledge of the properties and the hotel industry in general. Depreciable assets are $12,283,995 for the Houston hotel and $28,295,395 for the Three Homewood Suites hotels.
(E)	The Hotels were purchased for all cash, therefore, the interest related to prior owners debt was removed.
(F)	Represents the combined state and federal income tax expense of our wholly owned taxable REIT subsidiary estimated based on the contractual agreements put in place between the Company and our lessee based on a combined rate of 40%. Based on the terms of the lease agreements our taxable subsidiary would have incurred a loss. No operating loss benefit has been recorded as realization is not certain.
(G)	Represents elimination of income taxes of prior owner (see note F)
(H)	Represents the number of shares assuming Residence Inn III LLC was acquired at the beginning of the period presented. See note B to the pro forma condensed consolidated balance sheet.

F-31

SUPPLEMENT NO. 3 DATED JULY 7, 2003

TO PROSPECTUS DATED DECEMBER 11, 2002

APPLE HOSPITALITY FIVE, INC.

The following information supplements the prospectus of Apple Hospitality Five, Inc. dated December 11, 2002 and is part of the prospectus. This Supplement No. 3 updates the information presented in the prospectus and Supplement Nos. 1 and 2. Prospective investors should carefully review the prospectus, Supplement No. 1, Supplement No. 2 and this Supplement.

TABLE OF CONTENTS FOR SUPPLEMENT NO. 3

The prospectus, and each supplement, contains forward-looking statements within the meaning of the federal securities laws, and such statements are intended to be covered by the safe harbors created by those laws. These forward-looking statements may involve our plans and objectives for future operations, including future growth and availability of funds. These forward-looking statements are based on current expectations, which are subject to numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, the continuation of our offering of units, future economic, competitive and market conditions and future business decisions, together with local, national and international events (including, without limitation, acts of terrorism or war, and their direct and indirect effects on travel and the economy). All of these matters are difficult or impossible to predict accurately and many of them are beyond our control. Although we believe the assumptions relating to the forward-looking statements, and the statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

STATUS OF THE OFFERING

We completed the minimum offering of units (with each unit consisting of one Common Share and one Series A Preferred Share) at $10.50 per unit on January 3, 2003. We are continuing the offering at $11 per unit in accordance with the prospectus.

As of June 23, 2003, we had closed on the following sales of units in the offering:

Price Per Unit	Number of Units Sold	Gross Proceeds	Proceeds Net of Selling Commissions and Marketing Expense Allowance
$10.50	4,761,905	$50,000,000	$45,000,000
$11.00	13,463,064	148,093,699	133,284,329

Total	18,224,969	$198,093,699	$178,284,329

RECENT DEVELOPMENTS

Effective as of May 23, 2003, we acquired the Residence Inn® by Marriott® in Cypress, California for a gross purchase price of $19 million. For simplicity, this acquisition is referred to below as the Cypress acquisition. (The Residence Inn® and Marriott® trademarks are the property of Marriott International, Inc. or one of its affiliates.)

Effective as of May 31, 2003, we acquired three additional Residence Inn® by Marriott® hotels (located in Somerset and Cranbury, New Jersey and Hauppage, New York) for an aggregate gross purchase price of $42.5 million. For simplicity, this acquisition is referred to below as the Briad acquisition.

Effective as of June 20, 2003, we acquired a Residence Inn ® by Marriott® in Nashville, Tennessee for a gross purchase price of $8.8 million. For simplicity, this acquisition is referred to below as the Nashville acquisition.

Further information about our hotels is described in a following section. The aggregate purchase price of $70.3 million for these acquisitions was funded by our ongoing offering of units.

We also used the proceeds of our ongoing best efforts offering to pay 2% of the gross purchase price for these five hotels, which equals $1,406,000, as a commission to Apple Suites Realty Group, Inc. This entity is owned by Glade M. Knight, who is one of our directors and our Chief Executive Officer.

As a result of our recent acquisitions, we now own a total of nine extended-stay hotels, which are located in the states indicated in the map below:

ACQUISITIONS AND RELATED MATTERS

We directly acquired the hotels in California, New Jersey, New York and Tennessee. We have leased these hotels to Apple Hospitality Five Management, Inc. (as lessee) under a master hotel lease agreement, which is one of the material contracts described in the next section.

These hotels are being managed by Residence Inn by Marriott, Inc., which will be referred to, for simplicity, as the “Manager.” Such management is being undertaken in accordance with separate management agreements for each hotel, which are included among the material contracts described in the next section. Neither the Manager, nor any hotel corporation (including Marriott International, Inc. and Hilton Hospitality, Inc.) or any of their affiliates will be deemed an issuer, obligor, sponsor or guarantor in respect of any securities described in our prospectus, nor will they have any responsibility or liability for any statement or omission in our prospectus or for such securities.

In connection with the Briad acquisition, the seller requested that we enter into an escrow agreement containing a six month exclusive right, beginning on the April 1, 2003, to negotiate a purchase of up to six additional hotels. Three of the hotel possibilities are Residence Inn® by Marriott® hotels, two are Homewood Suites® by Hilton® hotels and one is a Courtyard® by Marriott® hotel. All of the hotel possibilities are in either New Jersey or Connecticut. We have deposited $500,000 in escrow with respect to three of these possible hotels, which are located in Somerset and Mt. Olive, New Jersey and in Wallingford, Connecticut. In the event we enter into a definitive written agreement to purchase these three hotels within four months after the date of the escrow agreement, our deposit will be credited toward the purchase price of the hotels. If we do not execute a definitive agreement through no fault of the seller, the seller will be entitled to receive the deposit.

SUMMARY OF MATERIAL CONTRACTS

Hotel Lease Agreements for Recent Acquisitions

Our master hotel lease agreement with Apple Hospitality Five Management, Inc. (our wholly-owned taxable REIT subsidiary, as lessee) is dated as of February 26, 2003. For simplicity, the master hotel lease agreement and all of its schedules, as amended, will be referred to as the “lease.” On May 23, 2003, the schedules to the lease were amended to include the hotel in California. On May 31, 2003, the schedules to the lease were amended to include the hotels in New Jersey and New York. On June 20, 2003, the schedules to the lease were amended to include the hotel in Tennessee. The lease provides for an initial term of 10 years. The lessee has the option to extend the lease term for two additional five-year periods, provided it is not in default at the end of the prior term or at the time the option is exercised. The lease provides for the payment of an annual base rent, a quarterly percentage rent and a quarterly sundry rent. Each type of rent is described below.

The annual base rents are as follows: Cypress, California: $1,503,563; Somerset, New Jersey: $1,280,868; Cranbury, New Jersey: $1,135,885; Hauppage, New York: $2,028,399; and Nashville, Tennessee: $1,276,114. The annual base rent is payable in advance in equal monthly installments and will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). The commencement date of the lease is May 23, 2003 for the California hotel, is May 31, 2003 for the New Jersey and New York hotels and is June 20, 2003 for the Tennessee hotel. The quarterly percentage rent depends on a formula that compares fixed “suite revenue breakpoints” with a portion of “suite revenue,” which is equal to gross revenue from suite rentals less sales and room taxes, credit card fees and sundry rent (as described below). The suite revenue breakpoints will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). Specifically, the percentage rent is equal to the sum of (a) 17% of all year-to-date suite revenue, up to the applicable suite revenue breakpoint; plus (b) 55% of the year-to-date suite revenue in excess of the applicable suite revenue breakpoint, as reduced by base rent and the percentage rent paid year to date. The quarterly sundry rent equals 55% of all sundry revenue, which consists of revenue other than suite revenue, less the amount of sundry rent paid year-to-date.

Management Agreements for Recent Acquisitions

The five hotels we recently purchased are being managed under separate and substantially similar management agreements. The parties to the management agreements are the Manager and our lessee for the applicable hotel.

Under each management agreement, the Manager will supervise the operation of the hotel and collect revenues from its operation for the benefit of the lessee. The Manager is entitled to receive a base management fee, which equals a percentage of gross revenues from operation of the applicable hotel, plus an incentive management fee, which equals a percentage of cash flow after certain deductions. Operating profits in excess of the fees payable to the Manager are required to be remitted to our lessee.

Each management agreement (other than the management agreement pertaining to the Nashville, Tennessee hotel) has an initial term of 30 years, and will automatically renew for three successive periods of 10 years unless either we or the Manager elects not to renew. The management agreement pertaining to the Nashville hotel has an initial term of 20 years, and will automatically renew for one additional 10-year period unless the Manager elects not to renew. Termination of a management agreement is permitted as a remedy for an uncured default by a party that has a material adverse impact on the non-defaulting party.

Our lessee may terminate the management agreement for a hotel if the Manager fails to achieve certain performance criteria specified in the management agreement. The Manager may elect to avoid such termination by paying a cure amount to the lessee that compensates for the deficiency between actual hotel operating results and the performance criteria in the management agreement. The Manager may also fund the cure amount by waiving its base management fee to the extent required. Termination as described in this paragraph is not permitted if the operations of the hotel are significantly disrupted by acts of nature, casualty loss, strike, governmental action or similar events beyond the reasonable control of the Manager.

Under each management agreement, our lessee has the right to encumber the hotel with a mortgage, provided that certain conditions are met. Among these conditions are requirements that the mortgage not exceed an amount determined under a formula set forth in the management agreement, and that the financing be obtained from an institutional lender.

Under each management agreement, the Manager has the right to disapprove a sale of the hotel if the proposed purchaser is a competitor (as such concept is defined in the management agreement), is of bad moral character, has been convicted of a felony or does not have the ability to fulfill financial obligations under the management agreement.

Other Agreements

In an owner agreement dated as of May 23, 2003 regarding the Cypress acquisition, three separate owner agreements dated as of May 23, 2003 regarding the Briad acquisition, and an owner agreement dated as of June 20, 2003 regarding the Nashville acquisition, the Manager granted its consent to the lease. In return, we agreed, as the direct owner of the hotels, to guarantee the performance of the obligations, including monetary obligations, of the lessee under the management agreements. We also have entered into an escrow agreement in connection with the Briad acquisition (as described in a preceding section).

OUR PROPERTIES

The hotels we recently acquired are part of the franchise system for Residence Inn® by Marriott®. All of our hotels were in operation when acquired. Our hotels offer one and two room suites with the amenities generally offered by upscale extended-stay hotels. They are located in developed or developing areas and in competitive markets. We believe the hotels are well-positioned to compete in their respective markets based on location, amenities, rate structure and franchise affiliation. In the opinion of management, our hotels are adequately covered by insurance. Further information about our hotels is presented in the tables below:

Table 1.    General Information

Location of Hotel	No. of Suites	Standard Daily Rate (Price) per Suite(a)
Cypress, California(b)	155	$129-159
Colorado Springs, Colorado(c)	127	119-139
Baton Rouge, Louisiana(c)	115	129-189
Cranbury, New Jersey(b)	108	159-189
Somerset, New Jersey(b)	108	149-179
Albuquerque, New Mexico(c)	151	124-149
Hauppage, New York(b)	100	189-299
Nashville, Tennessee(b)	168	109-139
Houston, Texas(b)	120	139-189

Total	1,152

Note for Table 1:

(a)	As of the date of this Supplement. Amounts shown exclude discounts that may be offered to corporate and frequent customers.

(b)	Franchised with Residence Inn® by Marriott®.

(c)	Franchised with Homewood Suites® by Hilton®.

Table 2.    Operating Information(a)

Location of Hotel	Avg. Daily Occupancy Rates(%)					Revenue per Available Suite($)
	1999	2000	2001	2002	2003	1999	2000	2001	2002	2003
Cypress, California	—	—	—	69%	91%	—	—	—	$66	$96
Colorado Springs, Colorado	—	—	58%	73%	67%	—	—	$48	56	45
Baton Rouge, Louisiana	—	76%	76%	81%	95%	—	$69	68	69	76
Somerset, New Jersey	—	—	—	51%	65%	—	—	—	53	73
Cranbury, New Jersey	—	—	—	36%	58%	—	—	—	36	64
Albuquerque, New Mexico	—	—	65%	77%	85%	—	—	51	60	65
Hauppage, New York	—	—	—	78%	78%	—	—	—	113	103
Nashville, Tennessee	78%	68%	68%	67%	66%	$67	59	59	56	52
Houston, Texas	—	86%	90%	92%	79%	—	74	83	89	81

Note for Table 2:

(a)	The periods presented begin with the opening year of each hotel. Results of operations for periods before the effective date of our ownership were provided by the applicable seller or manager.

Table 3.    Tax and Related Information

Location of Hotel	2002 Real Property Tax Rate(a)	2002 Real Property Tax	2003 Budgeted Improvement Cost	2003 Budgeted Prop. Tax on Improvement(b)	Depreciation- Federal Tax Basis(c)
Cypress, California	1.273%	$92,264	$85,800	$1,092	$15,522,906
Colorado Springs, Colorado	7.758%	181,345	50,000	3,879	10,909,904
Baton Rouge, Louisiana	1.042%	86,769	250,000	2,606	5,525,603
Somerset, New Jersey	2.215%	170,535	90,000	1,994	10,574,039
Cranbury, New Jersey	4.058%	37,008	90,000	3,652	8,915,895
Albuquerque, New Mexico	4.253%	61,090	50,000	2,126	11,859,888
Hauppage, New York	2.654%	169,104	90,000	2,389	15,792,162
Nashville, Tennessee	1.832%	126,630	90,000	1,649	6,319,600
Houston, Texas	3.066%	167,240	173,800	5,329	12,283,995

Notes for Table 3:

(a)	Property tax rate is an aggregate figure for county, city and other local taxing authorities (to the extent applicable).
(b)	Tax amount shown is based on the taxable portion of the indicated improvement.
(c)	Amounts are for the depreciable real property component of each hotel. The depreciable life is 39 years (or less, as may be permitted by federal tax laws) using the straight-line method. The modified accelerated cost recovery system will be used for the personal property component of each hotel.

SELECTED FINANCIAL DATA

	For the period September 20, 2002 (initial capitalization) through December 31, 2002	For the three months ended March 31, 2003
Revenues:
Suite revenue	—	$1,634,279
Interest income and other revenue	—	170,762

Total revenue	—	1,805,041
Expenses:
Hotel expenses	—	830,743
Taxes, insurance and other	$2,525	76,361
General and administrative	2,343	105,064
Depreciation	—	254,262
Interest and other expenses	282	112,054

Total expenses	5,150	1,378,484

Net income	$(5,150)	$426,557

Per Share
Earnings per common share	$(515)	$0.07
Distributions paid to common shareholders	—	$0.22
Weighted-average common shares outstanding—basic	10	6,460,815

Balance Sheet Data (at period end)
Cash and cash equivalents	$3,033	$51,148,497
Investment in hotels, net	—	47,598,422
Total assets	564,774	99,879,983
Shareholders’ equity	18,960	99,496,750
Common shares outstanding	10	10,417,801
Number of hotels owned at end of period	—	4

Other Data
Cash flow from:
Operating activities	$(4,868)	$73,686
Investing activities	(2,617)	(48,236,115)
Financing activities	(13,592)	99,307,893

Funds From Operations Calculation
Net income	$(5,150)	$426,557
Depreciation	—	254,262
Funds from operations(a)	(5,150)	680,819
FFO per share	$(515)	$0.11

(a)	Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles—GAAP) excluding gains and losses from sales of depreciable property, plus depreciation, amortization and certain start-up costs. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

(For the quarter ended March 31, 2003)

General

The Company intends to be treated as a Real Estate Investment Trust (“REIT”) for federal income tax purposes. The Company was formed on September 20, 2002, with the first investor closing on January 3, 2003. The Company owns four hotels within different markets in the United States.

Results of Operations

We were organized and initially capitalized on September 20, 2002. During the period from September 20, 2002 to December 31, 2002, we owned no properties, had no revenue and were engaged in initial capital-raising activities. During this period, we incurred miscellaneous start-up costs and interest expense under our unsecured line of credit. We commenced operations in January 2003 upon the purchase of our first hotel property. We purchased three hotel properties on February 26, 2003. The results of operations from these three hotel properties have been included in our operations only from February 26, 2003 through March 31, 2003.

Revenues

The Company’s principal source of revenue is hotel suites revenue and related other revenue. Hotel operations started during the quarter were for the four hotels acquired. For the quarter, the hotels achieved average occupancy of 80%, ADR of $87 and RevPAR of $70. For the quarter, the Company had interest income of $94,067 from its short term cash investments in money market instruments.

Expenses

Expenses for the quarter represented the expenses related to the four hotels purchased and the period owned. Depreciation expense of $254,262 represents the expense of the four hotels acquired during the quarter. General and administrative expenses for the quarter were $105,064 or 6% of the Company’s suite revenue.

Liquidity and Capital Resources

The cash flow generated from properties we will acquire and any short term investments will be our principal source of liquidity. In addition, we may borrow funds, subject to the approval of our board of directors.

Our dividend distribution policy is at the discretion of the board of directors and depends on several factors. The distribution rate for the quarter ended March 31, 2003 was at an annual rate of $.88 per unit outstanding (or $.22 per quarter).

In general, we expect capital resources to be adequate to meet our cash requirements in 2003.

We intend to use our cash, currently $51 million, and proceeds from our on-going offering to purchase extended stay hotel properties. Currently, we are in the process of conducting due diligence on several extended stay hotel properties.

We have ongoing capital commitments to fund our capital improvements. Through the lessee, we are required, under all three management agreements with the Manager, to make available to the lessee, for the repair, replacement, refurbishing of furniture, fixtures, and equipment, an amount of 5% of gross revenues provided that such amount may be used for our capital expenditures with respect to the hotels. We expect that this amount will be adequate to fund required repair, replacement, and refurbishments and to maintain our hotels in a competitive condition.

We obtained an unsecured line of credit in a principal amount of up to $300,000 to fund our start-up costs. The lender was Wachovia Bank, N.A. The line of credit bore interest at the bank’s prime rate. Interest was payable monthly. We borrowed a total of $218,143 as of December 31, 2002 against the line of credit. Glade M. Knight, our Chief Executive Officer and Chairman of the Board or Directors, guaranteed repayment of the line of credit. Mr. Knight did not receive any consideration in exchange for providing this guarantee. We repaid this debt in January 2003 with proceeds from the sale of Units and canceled the line of credit.

We anticipate that our cash flow will be adequate to cover our operating expenses and to permit us to meet our anticipated liquidity requirements, including distribution requirements. Inflation may increase our operating costs. As of March 31, 2003, we had no material commitments for capital expenditures.

We are raising equity through a “best efforts” offering of shares by David Lerner and Associates, Inc. (the “Managing Dealer”). We achieved the minimum offering of 4,761,905 Units at a price of $10.50 per Unit as of January 3, 2003. As of March 31, 2003, we had sold 10,417,801 Units with net proceeds totaling $100,467,461. We are continuing the offering at $11.00 per Unit in accordance with the prospectus for our offering.

We intend to establish a working capital reserve of at least 0.5% of the proceeds from our offering. This reserve, in combination with income from our properties and short term investments, is anticipated to satisfy our liquidity requirements.

Impact of Inflation

Operators of hotels, in general, possess the ability to adjust room rates daily to reflect the effects of inflation. Competitive pressures may, however, limit the operators’ ability to raise room rates. Currently we are not experiencing any material impact from inflation.

Seasonality

The hotel industry historically has been seasonal in nature. Seasonal variations in occupancy at our hotels may cause quarterly fluctuations in our revenues. To the extent that cash flow from operations is insufficient during any quarter, due to temporary or seasonal fluctuations in revenue, we expect to utilize cash on hand to make distributions.

Critical Accounting Policies

The following contains a discussion of what we believe to be critical accounting policies. These items should be read to gain a further understanding of the principles used to prepare our financial statements. These principles include application of judgment; therefore, changes in judgments may have a significant impact on our reported results of operations and financial condition.

Related Party Transactions

We have significant transactions with related parties. These transactions cannot be construed to be arms length and the results of our operations may be different if these transactions were conducted with non-related parties.

We have contracted with Apple Suites Realty Group, Inc., a Virginia corporation (“ASRG”) to provide brokerage services for the acquisition and disposition of our real estate assets. In accordance with the contract, ASRG is paid a fee of 2% of the gross purchase price of any acquisitions or gross sale price of any dispositions of real estate investments, subject to certain conditions.

We also contracted with Apple Hospitality Five Advisors, Inc. (“AFA”) to advise and provide day-to-day management services for us and due-diligence services on acquisitions. In accordance with the contract, we pay

AFA a fee equal to .1% to .25% of total equity contributions received by us in addition to certain reimbursable expenses. AFA will also hold a three-year contract for the monthly maintenance and support of accounting software.

As of December 31, 2002, AFA, ASRG and ASA were 100% owned by Mr. Knight. As of January 31, 2003, the outstanding shares of ASA owned by Mr. Glade M. Knight were purchased by Apple Hospitality Two, Inc. and ASA is now a wholly-owned subsidiary of Apple Hospitality Two, Inc. AFA and ASRG may purchase in the “best efforts” offering up to 2.5% of the total number of our shares sold in the “best efforts” offering, once the minimum offering is completed.

We issued 240,000 Series B convertible preferred shares to Mr. Knight. The Series B convertible preferred shares were issued in exchange for payment of $0.10 per Series B convertible preferred share, or an aggregate of $24,000. There is no dividend payable on the Series B preferred convertible shares. On liquidation, the holder of the Series B preferred convertible shares will be entitled to a liquidation payment of $11 per share before any distributions of liquidation proceeds to holders of the common shares. However, the priority liquidation payment of the holder of the Series B preferred convertible shares is junior to the holders of the Series A preferred shares distribution rights. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred share, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares on an as converted basis.

Each holder of outstanding Series B preferred convertible shares has the right to convert any of such shares into common shares upon and for 180 days following the occurrence of any of the following conversion events:

(1)    substantially all of our assets, stock or business, is transferred as a going concern, whether through exchange, merger, consolidation, lease, share exchange or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business; or

(2)    our common shares are listed on any securities exchange or quotation system or in any established market (“Conversion Event”).

Upon the occurrence of any Conversion Event, the Series B preferred convertible shares may be converted into a maximum of 2,907,415 common shares, based upon the gross proceeds raised through the date of conversion in this $500 million offering made by our prospectus. In addition, upon conversion of the Series B convertible preferred shares into common shares, the Series A preferred shares will terminate and the priority distribution in liquidation associated with the Series A preferred shares will disappear. If we terminate or fail to renew the Advisory Agreement with AFA, the Series B convertible preferred shares will be entitled to dividend distributions and voting rights on an as converted basis. In this event, the liquidation preference of the Series A preferred shares will continue.

No additional consideration is due upon the conversion of the Series B preferred convertible shares. Upon the probable occurrence of a conversion event, we will record expense for the difference between the fair value of our common stock and issue price of the Series B preferred convertible shares.

Compensation expense related to issuance of 240,000 Series B convertible preferred shares to Mr. Knight will be recognized at such time when the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering the conversion of the Series B shares to common shares is probable. The expense will be measured as the difference between the fair value of the common stock for which the Series B shares can be converted and the amounts paid for the Series B shares. In addition, the converted shares would increase the number of common shares and would effect earnings per share.

Recent Acquisitions

Effective January 3, 2003, the Company acquired Marriott Residence Inn Houston-Westchase, which contains 120 suites and was in operation when acquired. The hotel offers one and two room suites with the amenities generally offered by upscale extended-stay hotels. The gross purchase price for the hotel was $14,300,000.

Effective February 26, 2003, the Company acquired three hotels that operate as part of the franchise system for Homewood Suites® by Hilton. The combined gross purchase price for these hotels was $32,200,200. The properties are located in Colorado Springs, CO; Baton Rouge, LA and Albuquerque, NM and contain a combined total of 393 suites. Each hotel was in operation at the time of purchase and offers one and two room suites with the amenities generally offered by upscale extended-stay hotels.

The purchase price for all of the hotels was funded by the Company’s ongoing offering of Units. We have leased these hotels to Apple Hospitality Five Management, Inc. (as lessee) or its subsidiaries under master hotel lease agreements. The Company also used the proceeds for its ongoing offering to pay 2% of the gross purchase price for these hotels, which equals $930,000, as a commission to Apple Suites Realty Group, Inc.

Subsequent Events

Subsequent to March 31, 2003, the Company raised through its “best efforts” offering of units an additional $21.6 million of net proceeds from sales of 2,186,299 units.

EXPERTS

The financial statements for the California hotel and the combined financial statements for the three hotels in New Jersey and New York are set forth below. These financial statements have been included herein in reliance on the reports of L.P. Martin & Company, P.C., independent certified public accountants, which are also included herein, and upon the authority of that firm as an expert in accounting and auditing.

INDEX TO FINANCIAL STATEMENTS

Financial Statements of Businesses Acquired

Cypress Marriott-Residence Inn® Hotel

Independent Auditors’ Report

To the Board of Directors

Apple Hospitality Five, Inc.

Richmond, Virginia

We have audited the accompanying balance sheets of the Cypress Marriott-Residence Inn Hotel, (the Hotel) as of January 3, 2003 and December 28, 2001, and the related statements of income, owners’ equity and cash flows for the years then ended. These financial statements are the responsibility of the management of the Hotel. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Cypress Marriott-Residence Inn Hotel as of January 3, 2003 and December 28, 2001, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

/s/    L.P. Martin & Company, P.C.

June 23, 2003

CYPRESS MARRIOTT-RESIDENCE INN HOTEL

BALANCE SHEETS

JANUARY 3, 2003 AND DECEMBER 28, 2001

	2002	2001
ASSETS
INVESTMENT IN HOTEL PROPERTY:
Land	$3,017,237	$3,017,237
Building and Improvements	13,314,636	1,714,656
Furnishings and Equipment	1,726,941	—

TOTAL	18,058,814	4,731,893
Less: Accumulated Depreciation	(95,477)	—

NET INVESTMENT IN HOTEL PROPERTY	17,963,337	4,731,893

Cash and Cash Equivalents	7,078	—
Accounts Receivable—Trade	126,711	—
Prepaids and Other	938	—
Due from Marriott International, Inc.	359,426	—

	494,153	—

TOTAL ASSETS	$18,457,490	$4,731,893

LIABILITIES AND OWNERS’ EQUITY
LIABILITIES:
Accounts Payable	$118,322	$—
Accrued Compensation and Benefits	7,925	—
Accrued Property Taxes	9,941	—
Other Accrued Expenses	30,589	—
Capital Lease Obligation	104,151	—

TOTAL LIABILITIES	270,928	—
OWNERS’ EQUITY	18,186,562	4,731,893

TOTAL LIABILITIES AND OWNERS’ EQUITY	$18,457,490	$4,731,893

The accompanying notes are an integral part of these financial statements.

CYPRESS MARRIOTT-RESIDENCE INN HOTEL

STATEMENTS OF OWNERS’ EQUITY

YEARS ENDED JANUARY 3, 2003 AND DECEMBER 28, 2001

Balance, December 29, 2000	$—
Equity Contributions	4,731,893
Net Income	—

Balance, December 28, 2001	4,731,893
Equity Contributions	13,442,168
Net Income	12,501

Balance, January 3, 2003	$18,186,562

STATEMENTS OF INCOME

YEARS ENDED JANUARY 3, 2003 AND DECEMBER 28, 2001

	2002	2001
REVENUES:
Rooms	$661,259	$—
Banquet/Audio Visual	31,171	—
Telephone	9,260	—
Other Operating Departments	4,805	—

TOTAL REVENUES	706,495	—

EXPENSES:
Rooms	142,336	—
Banquets/Audio Visual	36,440	—
Telephone	2,063	—
General and Administrative	118,691	—
Marketing and Pre-Opening	242,905	—
Property Operations and Energy	30,393	—
Property Taxes and Insurance	25,689	—
Depreciation and Amortization	95,477	—

TOTAL EXPENSES	693,994	—

NET INCOME	$12,501	$—

The accompanying notes are an integral part of these financial statements.

CYPRESS MARRIOTT-RESIDENCE INN HOTEL

STATEMENTS OF CASH FLOWS

YEARS ENDED JANUARY 3, 2003 AND DECEMBER 28, 2001

	2002	2001
CASH FLOWS FROM (TO) OPERATING ACTIVITIES:
Net Income	$12,501	$—
Adjustments to Reconcile Net Income to Net Cash
Used by Operating Activities:
Depreciation	95,477	—
Change in:
Accounts Receivable—Trade	(126,711)	—
Prepaids and Other	(938)	—
Due from Marriott International, Inc.	(359,426)	—
Accounts Payable	118,323	—
Accrued Expenses	48,455	—

NET CASH FLOWS TO OPERATING ACTIVITIES	(212,319)	—

CASH FLOWS FROM (TO) INVESTING ACTIVITIES:
Purchase of Hotel Property	(13,220,935)	(4,731,893)

CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
Curtailment of Capital Lease Obligations	(1,836)	—
Equity Contributions	13,442,168	4,731,893

NET CASH FLOWS FROM FINANCING ACTIVITIES	13,440,332	4,731,893

NET INCREASE IN CASH	7,078	—
CASH, BEGINNING OF YEAR	—	—

CASH, END OF YEAR	$7,078	$—

SUPPLEMENTAL DISCLOSURES
Interest Paid:
Capitalized to Investment in Hotel Property	$701,036	$152,122
Noncash Financing and Investing Activities:
During 2002, furnishings and equipment in the amount of $105,987 were financed with capital lease obligation proceeds.

The accompanying notes are an integral part of these financial statements.

CYPRESS MARRIOTT-RESIDENCE INN HOTEL

NOTES TO THE FINANCIAL STATEMENTS

January 3, 2003 and December 28, 2001

Note 1—Organization and Basis of Presentation

The accompanying financial statements present the financial information of the Cypress, California Marriott-Residence Inn (the Hotel) as of January 3, 2003 and December 28, 2001 and for the years then ended. The Hotel is a 155 suite hotel, which opened for business in November 2002. Throughout the financial statement periods, the Hotel property was owned by Residence Inn by Marriott, Inc. and managed by Marriott International, Inc., an affiliate.

The Hotel specializes in providing extended stay lodging to business or leisure travelers. While customers may rent rooms for a night, terms of up to a month or longer are available. Economic conditions in the Hotel locality impact the Hotel’s revenues and ability to collect accounts receivable. During 2002, approximately sixty four percent of hotel revenues were from three customers.

The Hotel utilizes Marriott International, Inc.’s. centralized systems for cash management, payroll, purchasing and distribution, employee benefit plans, insurance and administrative services. As a result, substantially all cash received by the Hotel is deposited in and commingled with Marriott International Inc.’s general corporate funds. General and administrative expenses are allocated by Marriott International, Inc. The assets of the Hotel are not encumbered. Accordingly, management has not allocated any debt to the Hotel. In the opinion of management, the allocation methods are reasonable.

Note 2—Summary of Significant Accounting Policies

52/53 Week Year—The Hotel operates on a 52/53 week year ending on the Friday closest to December 31. The financial statements presented encompass the 53 week period ended January 3, 2003 and the 52 week period ended December 28, 2001.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Equivalents—Cash and equivalents include short-term interest bearing accounts with original maturities of 90 days or less.

Accounts Receivable—Accounts receivable is comprised primarily of trade receivables due from hotel guests. An allowance for doubtful accounts is based on management’s estimate of the expected collectibility of these trade receivables.

Investment in Hotel Property—Land, building and improvements and furnishings and equipment are stated at the Owners’ cost. Costs of improvements including interest and real estate taxes during the construction period are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of hotel property, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

Building and improvements are depreciated using straight-line methods over lives ranging from ten to forty years. Depreciation and amortization of furnishings and equipment is calculated using straight-line methods over lives ranging from two to ten years.

Asset Impairment—Long-lived assets are evaluated for impairment based on undiscounted future cash flows, and, if impaired, are carried at fair value. No impairment losses have been recorded to date.

Revenue Recognition—Room revenue represents revenue derived from the rental of suites. Revenues are recognized as room stays occur.

Income Taxes—The corporate owner pays income taxes on taxable income of the company as a whole and does not allocate income taxes to individual properties. Accordingly, the financial statements have been presented on a pretax basis.

Advertising—Advertising costs are expensed in the period incurred.

Inventories—The Hotel maintains supplies of room linens and food and beverages. Due to the ongoing routine replacement of these items and the difficulty in establishing market values, management has chosen to expense these items at point of purchase.

Note 3—Related Party Transactions

The Hotel pays Marriott International, Inc. a marketing fee equal to 2.5% of room revenue. Fees expensed in 2002 total $16,531.

The acquisition cost of the property and related furnishings and equipment was financed by the Owner. The Owner allocated interest to the property on monies advanced to fund the construction costs. The interest costs have been capitalized and depreciated in accordance with the Hotel’s normal depreciation policy.

The Hotel maintains a depository bank account into which customer revenues have been deposited. The bulk of the Hotel’s operating expenditures are paid through the Owners’ corporate accounts. Funds are transferred from the Hotel’s depository bank account to the Owner periodically. The transfers to the Owner and expenditures made on behalf of the Hotel by the Owner are accounted for through various intercompany accounts. No interest has been charged on these intercompany advances from ongoing operations.

Note 4—Capital Lease

Effective December 1, 2002, the Hotel began leasing telephone system equipment under a 60 month lease requiring monthly payments of $1,836. The lease has been classified as a capital lease with the present value of the lease payments in the amount of $105,987 being capitalized and included in furnishings and equipment. The unpaid balance of the payments, net of interest is shown as a capital lease obligation in the accompanying financial statements. Below is a summary of future minimum lease payments:

2003	$22,028
2004	22,028
2005	22,028
2006	22,028
2007	20,193

$108,305
Less Portion Representing Interest	(4,154)

Capital Lease Obligation	$104,151

Note 5—Subsequent Event

Pursuant to an agreement of sale, by and between Residence Inn by Marriott, Inc. and Apple Hospitality Five, Inc. (Apple), Apple purchased the property and equipment and certain related assets, net of liabilities, of the Cypress Marriott-Residence Inn Hotel on May 23, 2003 for a purchase price of $19,000,000.

CYPRESS MARRIOTT—RESIDENCE INN HOTEL

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

January 3, 2003 and December 28, 2001

Note 6—Contingent Liabilities

A specialty concrete contractor, who was involved in the construction of the Cypress Residence Inn Hotel, has filed suit against Marriott International Design and Construction, Inc., an affiliate of the owner, seeding to obtain an additional $170,625 through foreclosure on a Mechanics Lien Release Bond. Marriott International Design and Construction, Inc. is contesting the suit. The probable outcome cannot be determined at this time. Accordingly, no liability has been recorded and the amount has not been included in the cost of the Hotel property.

Independent Auditors’ Report

To the Board of Directors

Apple Hospitality Five, Inc.

Richmond, Virginia

We have audited the accompanying combined balance sheets of the Cranbury, New Jersey Marriott-Residence Inn Hotel, the Hauppauge, New York Marriott-Residence Inn Hotel and the Franklin, New Jersey Marriott-Residence Inn Hotel (collectively, the Three Marriott-Residence Inn Hotels) as of December 31, 2002 and 2001, and the related combined statements of operations, member’s equity and cash flows for the years then ended. These combined financial statements are the responsibility of the management of the hotels. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Three Marriott-Residence Inn Hotels as of December 31, 2002 and 2001, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

/s/    L.P. Martin & Company, P.C.

June 6, 2003

THREE MARRIOTT-RESIDENCE INN HOTELS

COMBINED BALANCE SHEETS

ASSETS

	December 31,
	2002	2001
INVESTMENT IN HOTEL PROPERTIES:
Land	$5,095,000	$5,095,000
Buildings and Improvements	25,641,363	10,969,957
Furnishings and Equipment	3,407,512	261,681

TOTAL	34,143,875	16,326,638
Less: Accumulated Depreciation	(600,845)	—

NET INVESTMENT IN HOTEL
PROPERTIES	33,543,030	16,326,638

Cash and Cash Equivalents	196,560	—
Accounts Receivable—Trade	136,407	—
Prepaids and Other	23,453	—
Loan Costs, Net	212,807	—
Franchise Fees, Net	147,292	150,000

	716,519	150,000

TOTAL ASSETS	$34,259,549	$16,476,638

LIABILITIES AND MEMBER’S EQUITY

	December 31,
	2002	2001
LIABILITIES:
Mortgages Payable	$26,608,839	$8,850,665
Accounts Payable	60,069	—
Accrued Compensation and Benefits	86,122	—
Accrued Property Taxes	14,092	—
Accrued Interest Payable	92,464	28,308
Accrued Management Fees	33,062	—
Other Accrued Expenses	164,911	—
Due to Marriott International, Inc.	46,410	—

TOTAL LIABILITIES	27,105,969	8,878,973
MEMBER’S EQUITY	7,153,580	7,597,665

TOTAL LIABILITIES AND MEMBER’S EQUITY	$34,259,549	$16,476,638

The accompanying notes are an integral part of these financial statements.

THREE MARRIOTT-RESIDENCE INN HOTELS

COMBINED STATEMENTS OF MEMBER’S EQUITY

YEAR ENDED DECEMBER 31, 2002 AND 2001

Balance, January 1, 2001	$—
Equity Contributions	7,597,665
Net Income	—

Balance, December 31, 2001	7,597,665
Equity Distributions	(225,112)
Net Loss	(218,973)

Balance, December 31, 2002	$7,153,580

The accompanying notes are an integral part of these financial statements.

THREE MARRIOTT-RESIDENCE INN HOTELS

COMBINED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2002	2001
REVENUES:
Rooms	$3,678,868	$—
Banquet/Audio Visual	20,705	—
Telephone	69,439	—
Other Operating Departments	22,062	—

TOTAL REVENUES	3,791,074	—

EXPENSES:
Rooms	758,481	—
Banquets/Audio Visual	22,230	—
Telephone	28,689	—
General and Administrative	269,406	—
Marketing and Pre-Opening	1,167,281	—
Property Operations and Energy	377,977	—
Property Taxes and Insurance	103,785	—
Depreciation and Amortization	607,161	—
Management and Royalty Fees	310,135	—
Mortgage Interest	364,902	—

TOTAL EXPENSES	4,010,047	—

NET LOSS	$(218,973)	$—

The accompanying notes are an integral part of these financial statements.

THREE MARRIOTT-RESIDENCE INN HOTELS

COMBINED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2002 AND 2001

	Years Ended December 31,
	2002	2001
CASH FLOWS FROM (TO) OPERATING ACTIVITIES:
Net Loss	$(218,973)	$—
Adjustments to Reconcile Net Loss to Net Cash
Provided by Operating Activities:
Depreciation	600,845	—
Amortization	6,316	—
Change in:
Accounts Receivable—Trade	(136,407)	—
Prepaids and Other	(23,453)	—
Accounts Payable	60,069	—
Accrued Expenses	390,650	—
Due to Marriott International, Inc.	46,410	—

NET CASH FLOWS FROM OPERATING ACTIVITIES	725,457	—

CASH FLOWS FROM (TO) INVESTING ACTIVITIES:
Purchase of Hotel Properties	(17,817,237)	(16,326,638)
Payment of Franchise Fees	—	(150,000)
Accrued Interest Capitalized	(28,308)	28,308

NET CASH FLOWS TO INVESTING ACTIVITIES	(17,845,545)	(16,448,330)

CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
Payment of Loan Costs	(216,414)	—
Mortgage Loan Proceeds	17,929,335	8,850,665
Mortgage Loan Curtailments	(171,161)	—
Equity Contributions	—	7,597,665
Equity Distributions	(225,112)	—

NET CASH FLOWS FROM FINANCING ACTIVITIES	17,316,648	16,448,330

NET INCREASE IN CASH	196,560	—
CASH, BEGINNING OF YEAR	—	—

CASH, END OF YEAR	$196,560	$—

SUPPLEMENTAL DISCLOSURES
Interest Paid:
Capitalized to Investment in Hotel Properties	$756,791	$191,843
Expensed	300,746	—
Noncash Financing and Investing Activities:
During 2002 construction loans payable in the amount of $10,000,000 were curtailed with proceeds from permanent mortgage financing.

The accompanying notes are an integral part of these financial statements.

THREE MARRIOTT-RESIDENCE INN HOTELS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

December 31, 2002 and 2001

Note 1—Organization and Basis of Presentation

The accompanying combined financial statements present the financial information of the Cranbury, New Jersey Marriott-Residence Inn Hotel (Cranbury), the Hauppauge, New York Marriott-Residence Inn Hotel (Hauppauge) and the Franklin, New Jersey Marriott-Residence Inn Hotel (Franklin) (collectively, the Three Marriott-Residence Inn Hotels) as of December 31, 2002 and 2001 and for the years then ended.

Cranbury is a 108 suite hotel, which opened for business in October 2002, Hauppauge is a 100 suite hotel, which opened for business in April 2002, and Franklin is a 108 suite hotel which opened for business in September, 2002. Throughout the financial statement periods, the Cranbury hotel property was owned by Briad Lodging Group Cranbury, LLC, the Hauppauge hotel property was owned by Briad Lodging Group Hauppauge, LLC and the Franklin hotel property was owned by Briad Lodging Group Franklin, LLC (The Owners).

The hotels specialize in providing extended stay lodging to business or leisure travelers. While customers may rent rooms for a night, terms of up to a month or longer are available. Economic conditions in the hotel localities impact the Hotels’ revenues and ability to collect accounts receivable.

Note 2—Summary of Significant Accounting Policies

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Combination—The combined financial statements include the account balances and transactions of Cranbury, Hauppauge and Franklin. All material intercompany account balances and transactions have been eliminated in combination.

Cash and Equivalents—Cash and equivalents includes short-term interest bearing accounts with original maturities of 90 days or less.

Accounts Receivable—Accounts receivable is comprised primarily of trade receivables due from hotel guests. An allowance for doubtful accounts is based on management’s estimate of the expected collectibility of these trade receivables.

Investment in Hotels—Land, buildings and improvements and furnishings and equipment are stated at the Owners’ cost. Costs of improvements including interest, financing costs and real estate taxes during the construction period are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

Buildings and improvements are depreciated using straight-line methods over lives ranging from seven to thirty-nine years. Depreciation and amortization of furnishings and equipment is calculated using straight-line methods over lives ranging from five to seven years.

THREE MARRIOTT-RESIDENCE INN HOTELS

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

December 31, 2002 and 2001

Asset Impairment—Long-lived assets are evaluated for impairment based on undiscounted future cash flows, and, if impaired, are carried at fair value. No impairment losses have been recorded to date.

Revenue Recognition—Room revenue represents revenue derived from the rental of suites. Revenues are recognized as room stays occur.

Income Taxes—All three hotels were owned by limited liability companies during the financial statement periods. Income and losses of a limited liability company are passed through to the owners and taxed on their individual income tax returns. Accordingly, the financial statements do not reflect an income tax provision.

Advertising—Advertising costs are expensed in the period incurred.

Inventories—The Hotel maintains supplies of room linens and food and beverages. Due to the ongoing routine replacement of these items and the difficulty in establishing market values, management has chosen to expense these items at point of purchase.

Loan Costs—Permanent loan costs are amortized by the straight-line method over the terms of the applicable loans. Construction loan costs are capitalized to investment in hotel property and are depreciated in accordance with the hotels’ normal depreciation policies.

Note 3—Related Party Transactions

During 2002 the following affiliate fees were expensed:

Fee Type	Management	Accounting	Royalty	Marketing
Payee	Crossroads Hospitality Management Company		Marriott International, Inc.

Method of Determination	>$8,000 per month or 3% suite revenue	$1,000 per hotel per month	5.0% of Suite Revenue	2.5% of Suite Revenue

Expense	$126,193	$13,764	$183,942	$91,970

In addition to the above, management fees of $66,340 paid to Crossroads Hospitality Management Company prior to the initial openings of the hotels, are included in Marketing and Pre-Opening expense. The Owners of the three hotels also have each paid a $50,000 franchise fee to Marriott International, Inc. to obtain a twenty year franchise commencing with the opening of the respective hotels. These fees are amortized straight-line over the twenty year terms. In 2002, amortization expense totaled $3,607.

Note 4—Mortgage Loans Payable

Below is a summary of the mortgage loan activity for the respective hotel properties during the financial statement periods:

Cranbury:

Obtained a $7,680,000 construction loan with Sun National Bank dated August 16, 2001, which bore interest at prime plus one percent and was payable interest only monthly throughout the construction term. The

THREE MARRIOTT-RESIDENCE INN HOTELS

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

December 31, 2002 and 2001

construction loan was converted to a five year permanent loan effective November, 2002. The permanent loan requires monthly payments of principal based on a twenty year amortization term plus interest at 4.75%, fixed. Secured by all real and personal property, tangible and intangible assets of the limited liability company and the personal guarantee of the managing member. Paid May 30, 2003 (See Note 5).

Franklin:

Obtained a $7,850,000 construction loan with M & T Real Estate Inc. dated May 1, 2001. Originally requiring monthly payments of interest only at libor plus 2.75% throughout the construction term. Converted to a 48 month permanent loan December, 2002, requiring monthly payments of interest at libor plus 2.75% (4.13% at December 31, 2002) plus principal curtailment based on a twenty year amortization. Secured by all real and personal property, tangible and intangible assets of the limited liability company and the personal guarantee of the managing member. Paid May 30, 2003 (See Note 5).

Hauppauge:

Obtained a $10,000,000 construction loan with Bank of America dated March, 2001. Originally requiring monthly payments of interest only at prime plus ¼% until maturity. Secured by hotel property and assignment of rents and leases. Paid June, 2002 with proceeds from an $11,250,000 GE Capital Business Asset Funding Corp loan, bearing interest at libor plus 2.95% (4.33% at December 31, 2002 ). The note required 119 payments of principal plus interest beginning August 1, 2002 with all unpaid balances due in full July 1, 2012. Secured by all real and personal property, tangible and intangible assets of the limited liability company and the personal guarantee of the managing member. Paid May 30, 2003 (See Note 5).

Note 5—Subsequent Event

Pursuant to an agreement of sale, executed on April 1, 2003, by and between Briad Lodging Group Cranbury, LLC, Briad Lodging Group Hauppauge, LLC, Briad Lodging Group Franklin, LLC and Apple Hospitality Five, Inc. (Apple), Apple purchased the property and equipment and certain related assets, net of liabilities, of the Three Marriott-Residence Inn Hotels on May 30, 2003 for a combined purchase price of $42,500,000.

APPLE HOSPITALITY FIVE, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31, 2003	December 31, 2002
ASSETS
Investment in hotels, net of accumulated depreciation of $254,261 and $0, respectively	$47,598,422	$—
Cash and cash equivalents	51,148,497	3,033
Prepaid offering costs	—	504,733
Due from third party manager, net	629,621	—
Restricted cash—furniture, fixtures and equipment escrow	443,385	—
Other assets	60,058	57,008

Total assets	$99,879,983	$564,774

LIABILITIES and SHAREHOLDERS’ EQUITY
LIABILITIES
Notes payable—unsecured	$—	$218,143
Accrued expenses	383,233	327,389
Interest payable	—	282

Total liabilities	383,233	545,814
SHAREHOLDERS’ EQUITY
Class B convertible stock, no par value, authorized 240,000 shares; issued and outstanding 240,000 shares	24,000	24,000
Common stock, no par value, authorized 200,000,000 shares; 10,417,801 and ten shares issued and outstanding respectively	100,467,461	110
Distributions greater than net income	(994,711)	(5,150)

Total shareholders’ equity	99,496,750	18,960

Total liabilities and shareholders’ equity	$99,879,983	$564,774

APPLE HOSPITALITY FIVE, INC.

CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

Three months ended March 31, 2003
REVENUES:
Suite revenue	$1,634,279
Other revenue	76,695

Total revenues	1,710,974
EXPENSES:
Operating expense	390,223
Hotel administrative expense	131,058
Sales and marketing	141,390
Utilities	88,873
Repair and maintenance expense	79,199
Franchise fees	57,495
Management fees	54,559
Taxes, insurance and other	76,361
General and administrative	105,064
Depreciation of real estate owned	254,262

Total expenses	1,378,484

Operating income	332,490
Interest income	94,067

Net income	$426,557

Weighted average shares outstanding	6,460,815

Net income per common share-basic and diluted	$0.07

Distributions per common share	$0.22

Note: The Company was formed on September 20, 2002 and commenced operations January 4, 2003.

See accompanying notes to consolidated financial statements.

APPLE HOSPITALITY FIVE, INC.

CONSOLIDATED STATEMENT OF SHAREHOLDER’S EQUITY (UNAUDITED)

	Common Stock		Class B Convertible Stock
	Number of Shares	Amount	Number of Shares	Amount	Distributions Greater than Net Income	Total Shareholders’ Equity
Initial capitalization at September 20, 2002	10	$110	—	—	—	$110
Issuance of Series B Preferred Convertible	—	—	240,000	$24,000	—	24,000
Net income (loss)	—	—	—	—	$(5,150)	(5,150)

Balance at December 31, 2002	10	110	240,000	24,000	(5,150)	18,960
Net proceeds from sale of common shares	10,345,904	99,755,667				99,755,667
Common shares issued through reinvestment of distributions	71,887	711,684				711,684
Net income					426,557	426,557
Cash distributions declared to shareholders ($0.22 per share)					(1,416,118)	(1,416,118)

Balance at March 31, 2003	10,417,801	$100,467,461	240,000	$24,000	$(994,711)	$99,496,750

See accompanying notes to consolidated financial statements.

APPLE HOSPITALITY FIVE, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

Three months ended March 31, 2003
Cash flow from operating activities:
Net income	$426,557
Depreciation of real estate owned	254,262
Changes in operating assets and liabilities
Funds due from third party manager	(627,005)
Other assets	12,689
Accrued expenses	7,465
Interest payable	(282)

Net cash provided by operating activities	73,686
Cash flow from investing activities:
Cash paid in the acquisition of hotels	(47,792,730)
Increase in cash restricted for capital improvements	(443,385)

Net cash used in investing activities	(48,236,115)
Cash flow from financing activities:
Net proceeds from issuance of common stock	100,942,154
Principal payments on line of credit	(218,143)
Cash distributions paid to shareholders	(1,416,118)

Net cash provided by financing activities	99,307,893
Increase in cash and cash equivalents	51,145,464
Cash and cash equivalents, beginning of period	3,033

Cash and cash equivalents, end of period	$51,148,497

Non-cash transaction:
Assumption of liabilities in acquisition of hotels	$75,693

Note: The Company was formed on September 20, 2002 and commenced operations on January 4, 2003.

See accompanying notes to consolidated financial statements.

APPLE HOSPITALITY FIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions for Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information required by generally accepted accounting principles. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. These unaudited financials should be read in conjunction with the Company’s audited consolidated financial statements.

Note 1

General Information and Summary of Significant Accounting Policies

Organization

Apple Hospitality Five, Inc., (the “Company”), is a Virginia corporation, formed on September 20, 2002, with the first investor closing under its ongoing offering commencing on January 4, 2003. Therefore, no comparative statement of operations or cash flows for prior periods can be presented. The accompanying consolidated financial statements include the accounts of the Company along with its subsidiaries. All significant intercompany transactions and balances have been eliminated.

The Company intends to elect to be treated as a real estate investment trust (“REIT”) for federal income tax purposes. The REIT Modernization Act, effective January 1, 2001, permits REIT’s to establish taxable businesses to conduct certain previously disallowed business activities. The Company has formed a wholly-owned taxable REIT subsidiary, Apple Hospitality Five Management, Inc., and has and will continue to lease all of its hotels to Apple Hospitality Five Management, Inc. or its subsidiaries (collectively, the “lessee”).

The Company’s primary business objective is to maximize shareholder value by achieving long-term growth in cash distributions to its shareholders. The Company intends to pursue this objective by acquiring a fee simple interest in upper-end, extended-stay hotels and limited-service hotels for long-term ownership. The Company seeks to maximize current and long-term net income and the value of its assets. The Company’s policy is to acquire assets where it believes opportunities exist for acceptable investment returns.

The Company expects to pursue its objectives primarily through the direct ownership of upper-end, extended-stay hotel and limited-service hotels located in selected metropolitan areas throughout the United States. However, future investment activities will not be limited to any geographic area or product type or to a specified percentage of assets.

Cash and Cash Equivalents

Cash equivalents include highly liquid investments with original maturities of three months or less. The fair market value of cash and cash equivalents approximate their carrying value. Cash equivalents are placed with high credit quality institutions and the balances may at times exceed federal depository insurance limits.

Investment in Hotels

The hotels are stated at cost, net of depreciation, and including real estate brokerage commissions paid to Apple Suites Realty Group, Inc. (a related party owned by Glade M. Knight, Chairman of the Board of Directors of the Company) and other due-diligence costs reimbursed to Apple Hospitality Two, Inc. (also a related party, of which Glade M. Knight serves as the Chairman of the Board of Directors and Chief Executive Officer). Repair and maintenance costs are expensed as incurred while significant improvements, renovations, and replacements are capitalized. Depreciation is computed using the straight-line method over estimated useful lives of the assets, which are 39 years for buildings and major improvements and three to seven years for furniture and equipment.

APPLE HOSPITALITY FIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company considers expenditures to be capital in nature based on the following criteria: 1) for a single asset, the cost must be at least $300, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; (2) for group purchases of 10 or more identical assets, the unit cost for each asset must be at least $50, with the aggregate cost of the group purchase being at least $750, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; and (3) for major repairs to buildings, furniture, fixtures and equipment, the repair must be at least $2,000, and the useful life of the asset must be substantially extended.

The Company records impairment losses on hotel properties used in the operations if indicators of impairment are present, and the undiscounted cash flows estimated to be generated by the respective properties are less than their carrying amount. Impairment losses are measured as the difference between the asset’s fair value less cost to sell, and its carrying value. No impairment losses have been recorded to date.

Revenue Recognition

Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or utilizes the hotel’s services.

Prepaid Offering Costs

During 2002, the Company incurred $504,733 in costs related to its “best-efforts” offering of common shares. The first closing of common shares occurred on January 3, 2003 with the sale of 4,761,905 shares with net proceeds totaling $44,999,999.

Deferred Acquisition Costs

The Company incurred costs during 2002, related to the potential acquisition of one extended-stay hotel located in Houston, Texas that operates as part of the Residence Inn® by Marriott® franchise. The acquisition was completed in January 2003. The deferred acquisition costs of $57,008, incurred during 2002, was applied to land and building costs as of the January acquisition date.

Earnings Per Common Share

Basic earnings per common share is computed based upon the weighted average number of shares outstanding during the year. Diluted earnings per share is calculated after giving effect to all potential common shares that were dilutive and outstanding for the year. Series B preferred convertible shares are not included in earnings per common share calculations until such time it becomes probable that such shares can be converted to common shares (see Note 4). Weighted average common shares outstanding for the first quarter 2003 was 6,460,815.

Federal Income Taxes

The Company intends to elect to be operated as, and will annually elect to be taxed as, a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). Earnings and profits, which will determine the taxability of distributions to shareholders, will differ from income reported for financial reporting purposes primarily due to the differences for federal income tax purposes in the estimated useful lives used to compute depreciation.

APPLE HOSPITALITY FIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The lessee, as a taxable REIT subsidiary of the Company, is subject to federal and state income taxes. The lessee has a taxable loss during the three months ended March 31, 2003. No benefit has been recorded since realization of such benefit is not probable.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

Stock Incentive Plans

On January 2, 2003, the Board of Directors approved a Non-Employee Directors Stock Option Plan (the “Directors Plan”) whereby Directors, who are not employees of the Company or affiliates, automatically receive options to purchase stock for five years from the adoption of the plan. Under the Directors Plan, the number of shares to be issued is equal to 22,000 plus .08% of the number of Units sold in excess of 5,000,000 Units. This plan currently relates to the initial public offering of 45,670,995 Units; therefore, the maximum number of shares to be issued under the Directors Plan is currently 54,536. The options expire 10 years from the date of grant. As of March 31, 2003, 26,389 Units have been reserved for issuance.

On January 2, 2003, the Board of Directors approved an Incentive Stock Option Plan (the “Incentive Plan”) whereby incentive awards may be granted to certain employees of the Company or affiliates. Under the Incentive Plan, the number of Units to be issued is equal to 35,000 plus 5% of the number of shares sold in the initial offering in excess of 5,000,000. This plan also currently relates to the initial public offering of 45,670,995 Units; therefore, the maximum number of Units that can be issued under the Incentive Plan is currently 2,068,549. As of March 31, 2003, 308,900 Units have been reserved for issuance.

Both plans generally provide, among other things, that options be granted at exercise prices not lower than the market value of the Units on the date of grant. Under the Incentive Plan, at the earliest, options become exercisable at the date of grant. The optionee has up to 10 years from the date on which the options first become exercisable to exercise the options. In the first quarter of 2003, the Company granted 22,000 options to purchase shares under the Directors Plan and granted no options under the Incentive Plan.

The Company elected to follow Accounting Principals Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”) and related interpretations in accounting for its employee stock options. The alternative fair value accounting provided for under FASB Statement No. 123, “Accounting for Stock-Based Compensation” (“FASB 123”), requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company’s stock options equal the market price of the underlying stock on the date of grant and other criteria are met, no compensation expense is recognized.

APPLE HOSPITALITY FIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following information about stock-based employee compensation costs reconciles the difference of accounting for employee stock-based compensation under the intrinsic value method of APB No. 25 and related interpretations and the fair value method prescribed under SFAS No. 123.

3 Months ended March 31, 2003
Net income, as reported	$426,557
Add: Stock-based employee compensation expense included in reported net income, net of related tax effects	0
Deduct: Stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(17,160)

Pro forma net income as if the fair value method had been applied to all option grants	$409,397

Earnings per share
Basic-as reported	$0.07
Basic-pro forma	$0.06
Diluted-as reported	$0.07
Diluted-pro forma	$0.06

Note 2

Investments in Hotels

At March 31, 2003, the Company owned 4 hotels which were all acquired during 2003. Investment in these hotels consisted of the following:

Land	$6,407,842
Building and Improvements	39,022,341
Furniture, Fixtures and Equipment	2,422,500

47,852,683
Less Accumulated Depreciation	(254,261)

Investments in Hotels, net	$47,598,422

Recent Acquisitions

Effective January 3, 2003, we acquired Marriott Residence Inn Houston-Westchase, which contains 120 suites and was in operation when acquired. The hotel offers one and two room suites with the amenities generally offered by upscale extended-stay hotels. The gross purchase price for the hotel was $14,300,000.

Effective February 26, 2003, we acquired three hotels that operate as part of the franchise system for Homewood Suites® by Hilton. The combined gross purchase price for these hotels was $32,200,000. The properties are located in Colorado Springs, CO, Baton Rouge, LA and Albuquerque, NM and contain a combined total of 393 suites. Each hotel was in operation at the time of purchase and offers one and two room suites with the amenities generally offered by upscale extended-stay hotels.

The purchase price for all of the hotels was funded by our ongoing offering of Units. We have leased these hotels to Apple Hospitality Five Management, Inc. (as lessee) or its subsidiaries under master hotel lease

APPLE HOSPITALITY FIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

agreements. We also used the proceeds of our ongoing offering to pay 2% of the gross purchase price for these hotels, which equals $930,000, as a commission to Apple Suites Realty Group, Inc.

Note 3

Notes Payable

On November 21, 2002, the Company obtained an unsecured credit line in a principal amount up to $300,000 to fund start-up costs. The lender was Wachovia Bank, N.A. The line of credit bears interest at the bank’s prime rate and interest is payable monthly. The Company borrowed a total of $218,143 as of December 31, 2002 and Glade M. Knight, the Company’s president and Chairman of the Board of Directors, guaranteed repayment of the line of credit. Mr. Knight does not receive any consideration in exchange for providing this guarantee. The Company repaid this debt in January 2003 with proceeds from the sale of Units and extinguished the line of credit.

Note 4

Shareholders’ Equity

The Company is currently conducting an on-going best efforts offering. The Company registered its Units (each unit consists of one common share and one Series A preferred share) on Registration Statement Form S-11 (File No. 333-77055) filed December 3, 2002. The Company began its best-efforts offering (the “Offering”) of its Units, no par value, on January 3, 2003, the same day the Registration Statement was declared effective by the Securities and Exchange Commission. The managing underwriter is David Lerner Associates, Inc. The Offering is continuing as of the date of filing this Report on Form 10-Q. All of the Units are being sold for our account.

The Series A preferred shares have no voting rights, no distribution rights and no conversion rights. In addition, the Series A preferred shares are not separately tradable from the common shares to which they relate. The only right associated with each Series A preferred share is a priority distribution upon the sale of the Company’s assets. The priority distribution will be equal to $11.00 per Series A preferred share, and no more, before any distribution will be made to the holders of any other shares. Upon that distribution the Series A preferred shares will have no other distribution rights.

The Company currently has 240,000 Series B convertible preferred shares issued and outstanding. There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the Articles of Incorporation that would adversely affect the Series B convertible preferred shares. Upon our liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares into which each Series B convertible preferred share would convert. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis. The Series B convertible preferred shares are convertible into Units upon and for 180 days following the occurrence of either of the following events: (1) the transfer of substantially all of its assets, stock or business, whether through exchange, merger, consolidation, lease, share exchange or otherwise; or (2) the Advisory Agreement with Apple Hospitality Five Advisors, Inc. is terminated or expires without renewal. Mr. Knight, as

APPLE HOSPITALITY FIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

the chief executive officer of each party to the advisory agreement, can influence its termination or non-renewal. Accordingly, Mr. Knight can influence both the conversion of the Series B convertible preferred shares issued to him and the resulting dilution of other shareholders.

Upon the occurrence of either triggering event and for purposes of determining the liquidation payment due to each holder of a Series B convertible preferred share, each Series B convertible preferred share is convertible into a number of Units based upon the gross proceeds raised through the date of the conversion in the current $500 million public offering of the Company’s common shares made by the Company’s prospectus and according to the following formula:

Gross Proceeds Raised from Sales of Units Through Date of Conversion	Number of Common Shares Through Conversion of One Series B Convertible Preferred Share
$100 million	1.83239
$150 million	3.19885
$200 million	4.83721
$250 million	6.11068
$300 million	7.29150
$350 million	8.49719
$400 million	9.70287
$450 million	10.90855
$500 million	12.11423

Upon the occurrence of either triggering event, the Series B convertible preferred shares will be entitled to dividend distributions and voting rights on an as converted basis. No additional consideration is due upon the conversion of the Series B convertible preferred shares.

Compensation expense related to issuance of 240,000 Series B convertible preferred shares to Mr. Knight will be recognized at such time when the number of common shares to be issued for conversion of the Series B convertible preferred shares can be reasonably estimated and the event triggering the conversion of the Series B convertible preferred shares to common shares is probable. The expense will be measured as the difference between the fair value of the common stock for which the Series B convertible preferred shares can be converted and the amounts paid for the Series B convertible preferred shares.

Note 5

Related Parties

The Company has contracted with Apple Suites Realty Group, Inc. (“ASRG”), a company owned by Glade M. Knight, to provide brokerage services for the acquisition and disposition of real estate assets for the Company. In accordance with the contract, ASRG is to be paid a fee of 2% of the purchase price of any acquisitions or sale price of any dispositions of real estate investments, subject to certain conditions. During the first quarter ASRG was paid $930,000 by the Company under the agreement.

Effective January 3, 2003, the Company contracted with Apple Hospitality Five Advisors, Inc. (“AFA”), a company owned by Glade M. Knight, to advise and provide the Company with day-to-day management services and due-diligence services on acquisitions. On the same date, AFA entered into a subcontract and assignment agreement with Apple Suites Advisors, Inc. (“ASA”), wholly-owned subsidiary of Apple Hospitality Two, Inc.,

APPLE HOSPITALITY FIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

another related party, assigning all of its rights, responsibilities and duties under its agreement with the Company. In accordance with the contract and the subcontract and assignment agreement, the Company will pay ASA a fee equal to .1% to .25% of total equity contributions received by the Company in addition to certain reimbursable expenses. During 2002, the Company did not incur any expense under this agreement. During the first quarter of 2003, the Company incurred advisory expenses of $71,000 under this agreement.

ASRG and AFA are 100% owned by Glade M. Knight, the Company’s Chief Executive Officer and Chairman of its Board of Directors. ASRG and AFA may purchase up to 2.5% of the total number of shares of the Company sold in the “best efforts” offering.

Mr. Knight also serves as the Chairman and Chief Executive Officer of Cornerstone Realty Income Trust, Inc., an apartment REIT, and Apple Hospitality Two, Inc., a hospitality REIT.

Note 6

Pro Forma Information

The following unaudited pro forma information for the three months ended March 31, 2003, is presented as if the acquisitions of the four hotels occurred on January 1, 2003. The pro forma information does not purport to represent what the Company’s results of operations would actually have been if such transactions, in fact, had occurred on January 1, 2003, nor does it purport to represent the results of operations for future periods.

Three months ended March 31, 2003
Hotel revenues	$3,987,872
Net income	$728,473
Net income pershare-basic and diluted	$0.11

The pro forma information reflects adjustments for actual revenues and expenses of the 4 hotels acquired in 2003 for the respective period in 2003 prior to acquisition by the Company. Net income has been adjusted as follows: (1) depreciation has been adjusted based on the Company’s basis in the hotels; (2) advisory expenses have been adjusted based on the Company’s contractual arrangements; (3) common stock raised during 2003 to purchase these hotels has been adjusted to reflect issuances as if they had been raised as of January 1, 2003.

Management Agreements

Residence Inn Hotel

The Company’s one Residence Inn hotel is subject to a management agreement under which Residence Inn® by Marriott®, Inc. manages the hotel. The management agreement provides that the Manager will supervise the operation of the hotel and collect revenues from its operation for the benefit of the Lessee. The initial term of the Management Agreement continues until the 20th anniversary of the hotel’s opening date, which was February 24, 1999. The Manager may renew the Management Agreement for an additional ten-year period. The Lessee may terminate the Management Agreement if the annual operating profit for the hotel is less than $800,928 for two consecutive years (excluding any year in which the Manager is unable to operate the hotel due to a force majeure or in which the average annual effective rate for suites at the hotel is at least 90% of the rate for comparable hotels). The Manager may elect to avoid such termination by paying a cure amount to the Lessee that

APPLE HOSPITALITY FIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

compensates for the deficiency in operating profit, but this remedy may not be exercised by the Manager more than twice. Termination is also permitted as a remedy for material breach if a court determines that monetary damages alone are inadequate. If termination occurs for any reason other than default by the Manager or expiration of the term, the Manager is entitled to a termination fee equal to at least three times the average annual management fees (described in the next paragraph).

For managing the hotel, the Manager will receive management fees consisting of a base management fee generally equal to 2% gross revenues, a Residence Inn® system fee generally equal to 5% of suite revenues and an incentive management fee generally equal to 25% of operating profit minus the priority amount (described below). In each fiscal year, the operating profit from the hotel will be distributed in the following order of priority: (a) a priority amount equal to $1,198,940 will be paid to the Lessee; (b) the incentive management fee will be paid to the Manager; and (c) any remaining balance will be paid to the Lessee.

Pursuant to the terms of the management agreement, the Manager also furnishes the hotel with certain chain services which are generally provided on a central or regional basis to all hotels in the Marriott International system. Chain services include central training, advertising and promotion, a national reservation system, computerized payroll and accounting services, and such additional services as needed which may be more efficiently performed on a centralized basis. Costs and expenses incurred in providing such services are allocated among all domestic hotels managed, owned or leased by Marriott International or its subsidiaries on a fair and equitable basis. In addition, the Company’s Residence Inn hotel participates in the Marriott Rewards® program. The cost of this program is charged to all hotels in the Marriott International hotel system.

Homewood Suites Hotels

The Company’s three Homewood Suites hotels are being managed under separate and substantially similar management agreements dated as of February 26, 2003. The parties to the management agreements are the Manager and our lessee for the applicable hotel (which is either Apple Hospitality Five Management, Inc. or AHF Services Limited Partnership).

Under each management agreement, the Manager will supervise the operation of the hotel and collect revenues from its operation for the benefit of the lessee. The Manager is entitled to receive a monthly management fee, which equals a percentage of gross revenues from operation of the applicable hotel. This percentage is 2% during the first two years of the management agreement, 2.5% during the third such year and 3% thereafter.

Each management agreement has an initial term of 20 years. The Manager has the option to renew the term for two additional periods of 5 years each. Termination of a management agreement is permitted as a remedy for an uncured default by either property.

The three Homewood Suites hotels are licensed as part of the franchise system for Homewood Suites® by Hilton® under separate and substantially similar franchise license agreements dated as of February 26, 2003. The parties to the franchise agreements are Promus Hotels, Inc. (who is the Manager under the corresponding management agreements for each hotel) and our lessee for the applicable hotel.

Under each franchise license agreement, the applicable hotel must be operated in accordance with the standards and requirements established by Promus Hotels, Inc. These requirements cover, among other matters, the types of services and products that may be offered at the hotel, the appearance and condition of the hotel and the use of national reservation services.

APPLE HOSPITALITY FIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Each franchise license agreement provides for both a monthly royalty fee and a monthly program fee. The monthly royalty fee equals a percentage of gross rooms revenue from operation of the applicable hotel. This percentage is 2% during the first two years of the franchise license agreement, 2.5% during the third such year, 3% during the fourth such year, and 4% thereafter. The monthly program fee is 4%, and may be changed by Promus Hotels, Inc. from time to time, but such increase will not exceed 1% of gross rooms revenue in any calendar year and the cumulative increases will not exceed 5% of gross rooms revenue.

Each franchise license agreement has an initial term of 20 years. Promus Hotels, Inc. has the option to renew the term for two periods of 5 years each.

Note 7

Subsequent Events

During April and May of 2003, the Managing Underwriter sold 2,186,300 Units consisting of one common share and one Series A preferred share, resulting in net proceeds to the Company of $21,644,370.

APPLE HOSPITALITY FIVE, INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

as of March 31, 2003 (unaudited)

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple Hospitality Five, Inc. (“Hospitality”) gives effect to the purchase of a Marriott Residence Inn® hotel in Cypress, California (“Marriott Residence Inn Cypress”) and the purchase of three Marriott Residence Inn® hotels located in Hauppage, New York, Somerset, New Jersey, and Cranbury, New Jersey (“BRIAD Properties”), as if the transactions had occurred on March 31, 2003. Hospitality purchased the Marriott Residence Inn Cypress for an approximate aggregate purchase price of $19.5 million and the BRIAD Properties for an approximate aggregate purcase price of $43.6 million.

This pro forma Balance Sheet also assumes all of the hotels had been leased to our wholly owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. Residence Inn by Marriott and Homewood Suites® by Hilton® will continue to manage the hotels owned by Hospitality under agreements not materially different from historical contractual arrangements.

Such pro forma information is based in part upon the historical Consolidated Balance Sheet of Hospitality, the historical balance sheet of the Marriott Residence Inn Cypress, and the historical balance sheet of the BRIAD Properties.

The following unaudited Pro Forma Condensed Combined Consolidated Balance Sheet of Hospitality is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of March 31, 2003, nor does it purport to represent the future financial position of Hospitality.

The unaudited pro forma condensed combined financial statements should be read in conjunction with, and are qualified in their entirety by, the historical consolidated financial statements of Hospitality, financial statements of Cypress Marriott Residence Inn Hotel, and the financial statements of Three Marriott Residence Inn Hotels (BRIAD Properties), incorporated in this prospectus.

Balance Sheet as of March 31, 2003 (unaudited)

	Company Historical Balance Sheet	Historical Marriott Residence Inn Cypress	Historical BRIAD Properties	Acquisition Adjustments		Total Pro forma
ASSETS
Investment in hotel properties, net	$47,598,422	$17,767,472	$33,142,981	$63,096,849	(B)	$110,695,271
				(50,910,453)	(C)
Cash and cash equivalents	51,148,497	12,057	200,849	(42,712,906)	(G)	8,648,497
FF&E reserve	443,385	—	—	—		443,385
Accounts receivable	629,621	1,303,889	167,322	(1,471,211)	(H)	629,621
Other assets	60,058	—	383,454	(383,454)	(D)	60,058

Total Assets	$99,879,983	$19,083,418	$33,894,606	$(32,381,175)		$120,476,832

LIABILITIES and SHAREHOLDERS’ EQUITY
Liabilities
Mortgage notes payable	$—	$—	$26,400,196	$(26,400,196)	(E)	$—
Notes Payable	—	—	—	—		—
Accounts payable and accrued expenses	383,233	53,194	309,239	(362,433)	(E)	383,233
Interest payable	—	—	88,205	(88,205)	(E)	—
Capital lease obligation	—	97,342	—	—		97,342
Other accrued expenses	—	64,565	250,718	(315,283)	(E)	—

Total Liabilities	383,233	215,101	27,048,358	(27,166,117)		480,575
Shareholders’ equity/Partners’ Capital	—	—	—			—
Class B Convertible Stock, Authorized 240,000 shares	24,000	—	—			24,000
Partnership capital	—	—	—	—		—
Member’s equity		18,868,317	6,846,248	(25,714,565)	(F)
Common stock, no par value, authorized 200,000,000	100,467,461			20,499,507	(A)	120,966,968
Net income greater than distributions	(994,711)	—	—	—		(994,711)

Total Shareholders’ Equity	99,496,750	18,868,317	6,846,248	(5,215,058)		119,996,257

Total Liabilities and Shareholders’ Equity	$99,879,983	$19,083,418	$33,894,606	$(32,381,175)		$120,476,832

Notes to Pro Forma Condensed Consolidated Balance Sheet (unaudited)

(A)	Represents incremental net proceeds of $20,570,490 from sale of 2,117,718 units subsequent to March 31, 2003 used to fund acquisitions (see Note B)

(B) Total purchase price for the properties purchased after March 31, 2003 consists of the following:	Cypress	BRIAD Properties	Total combined
Purchase price per contract	$19,000,000	$42,500,000	$61,500,000
Escrows assumed	—	—	—
Liabilities assumed	97,342	—	97,342

Sub-total	19,097,342	42,500,000	61,597,342
Acquisition fee payable to Apple Suites Realty Group (2%)	380,000	850,000	1,230,000
Additional estimated closing costs	67,904	201,603	269,507

Total purchase price	$19,545,246	$43,551,603	$63,096,849

Total purchase price less liabilities assumed			$62,999,507
Less: Cash on hand to fund acquisitions			$(42,500,000)

Net equity proceeds needed for acquisitions			$20,499,507

Purchase Price, cash required to pay seller			$20,499,507
Net Raise Percentage			88%

Gross dollars needed to fund acquisitions			$23,294,895
Price per share			$11

Units required			$2,117,718

(C)	Represents elimination of historical net carrying value of real estate under prior owner.
(D)	Represents elimination of net deferred loan costs and other intangible assets associated with prior owner.
(E)	Represents elimination of liabilities associated with prior owner, not assumed by the Company.
(F)	Represents elimination of partnership equity associated with the prior owner.
(G)	Represents elimination of cash held by prior owners of $212,906 not acquired by the Company and use of cash on hand at March 31, 2003 of $42,429,018 used to fund acquisitions.
(H)	Represents elimination of historical accounts receivable that will be paid to prior owners, as part of the respective purchase agreements.

APPLE HOSPITALITY FIVE, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

For the year ended December 31, 2002 and the three months ended March 31, 2003

The following unaudited Pro Forma Condensed Consolidated Statement of Operations of Apple Hospitality Five, Inc. (“Hospitality”) gives effect to the purchase of a Residence Inn by Marriott (“Marriott Residence Inn Houston”) located in Houston TX on January 3, 2003, a Residence Inn by Marriott (“Marriott Residence Inn Cypress”) in Cypress, CA on May 3, 2003, the purchase of three Hilton Homewood Suites located in Colorado Springs, CO, Baton Rouge, LA, and Albuquerque, NM on February 26, 2003, and the purchase of three Marriott Residence Inn hotels (“BRIAD Properties”) located in Hauppage, NY, Somerset, NJ, and Cranbury, NJ on May 30, 2003, as if the transactions had occurred on January 1, 2002. Hospitality purchased the Marriott Residence Inn Houston and the three Homewood Suites by Hilton during the first quarter of 2003 for an approximate aggregate purchase price of $46.5 million and the Marriott Residence Inn Cypress and the BRIAD Properties during the second quarter of 2003 for an approximate aggregate purcase price of $61.5 million.

This pro forma Statement of Operations also assumes all of the hotels had been leased to our wholly owned subsidiaries pursuant to master hotel lease arrangements. Residence Inn by Marriott and Homewood Suites by Hilton will continue to manage the hotels owned by Hospitality under agreements not materially different from historical contractual arrangements.

Such pro forma information is based in part upon the historical Consolidated Statements of Operations of the Company, and the historical Statements of Operations of the Hotels. In management’s opinion, all adjustments necessary to reflect the effects of these transactions have been made.

The following unaudited Pro Forma Condensed Consolidated Statement of Operations of the Company are not necessarily indicative of what actual results of operations of the Company would have been assuming such transactions had been completed on January 1, 2002, nor does it purport to represent the results of operations for future periods.

The unaudited pro forma condensed combined financial statements should be read in conjunction with, and are qualified in their entirety by, the historical consolidated financial statements of Hospitality, financial statements of Westel Properties II, LTD, financial statements of Cypress Marriott Residence Inn Hotel, financial statements of Three Homewood Suites by Hilton, and the financial statements of Three Marriott Residence Inn Hotels, incorporated in this prospectus.

For the year ended December 31, 2002 (unaudited)

	Company Historical Statement of Operations (Sept. 20- Dec. 31)	Historical Marriott Residence Inn Houston (A)	Pro Forma Adjustments		Total after Acquisition of Marriott Residence Inn Houston	Historical 3 Hilton Homewood Suites (A)	Pro Forma Adjustments		Total after Acquisition of Marriott Residence Inn Houston and 3 Hilton Homewood Suites	Historical Marriott Residence Inn Cypress (A)	Pro forma Adjustments		Total before Acquisition of BRIAD Properties	Historical BRIAD Properties (A)	Pro forma Adjustments		Total Pro Forma
Revenue:
Suite revenue	$—	$3,840,688	$—		$3,840,688	$8,757,599	$—		$12,598,287	$661,259	$—		$13,259,546	$3,678,868	$—		$16,938,414
Other operating revenue	—	220,574	—		220,574	463,521	—		684,095	45,236	—		729,331	112,206	—		841,537
Interest income	—	9,029	—		9,029	—	—		9,029	—	—		9,029	—	—		9,029

Total revenue	—	4,070,291	—		4,070,291	9,221,120	—		13,291,411	706,495	—		13,997,906	3,791,074	—		17,788,980
Expenses:
Operating expenses	—	1,580,055	—		1,580,055	4,778,159	—		6,358,214	454,137	—		6,812,351	2,354,658	—		9,167,009
General and administrative	2,343	46,003	125,000	(B)	173,346	—	200,000	(B)	373,346	118,691	85,912	(B)	577,949	269,406	291,098	(B)	1,138,453
Franchise fees	—	192,035	—		192,035	313,469	—		505,504	—	—		505,504	—	—		505,504
Management fees	—	224,411	—		224,411	313,469	—		537,880	—	—		537,880	310,135	—		848,015
Permits, licenses & lease payments	—	—	—		—	—	—		—	—	—		—	—	—		—
Amortization Expense	—	—	—		—	—	—		—	—	—		—	—	—		—
Taxes, insurance and other	2,525	210,135	—		212,660	443,792	—		656,452	25,689	—		682,141	103,785	—		785,926
Depreciation of real estate owned	—	345,442	(345,442	)(C)		1,745,549	(1,745,549	)(C)		95,477	(95,477	)(C)		607,161	(607,161)	(C)
			386,966	(D)	386,966		880,003	(D)	1,266,969		87,885	(D)	1,354,854		511,005	(D)	1,865,859
Interest	282	367,301	(367,301	)(E)	282	—	—		282	—	—		282	364,902	(364,902)	(E)	282

Total expenses	5,150	2,965,382	(200,777)		2,769,755	7,594,438	(665,546)		9,698,647	693,994	78,320		10,470,961	4,010,047	(169,960)		14,311,048
Income tax expense	—	—	—		—	618,139	(618,139	)(F)	—	—	—		—	—	—		—

Net income	$(5,150)	$1,104,909	$200,777		$1,300,536	$1,008,543	$1,283,685		$3,592,764	$12,501	$(78,320)		$3,526,945	$(218,973)	$169,960		$3,477,932

Earnings per common share:
Basic and diluted	$(515)				$0.82				$0.70				$0.64				$0.45

Basic and diluted weighted average common shares outstanding	10		1,589,394	(G)	1,589,404		3,557,841		5,147,245		334,847	(G)	5,482,092		2,217,676	(G)	7,699,768

For the three months ended March 31, 2003 (unaudited)

	Company Historical Statement of Operations	Acquisition of 3 Hilton Homewood Suites (A)	Pro Forma Adjustments		Total after Acquisition of 3 Hilton Homewood Suites	Historical Marriott Residence Inn Cypress (A)	Pro Forma Adjustments		Total before Acquisition of BRIAD Properties	Historical BRIAD Properties (A)	Pro forma Adjustments		Total Pro Forma
Revenue:
Suite revenue	$1,634,279	$1,322,133	$—		$2,956,412	$1,254,124	$—		$4,210,536	$2,147,190	$—		$6,357,726
Other operating revenue	76,695	63,152	—		139,847	33,773	—		173,620	77,573	—		251,193
Interest income	94,067	—	(49,067)		45,000	—	—		45,000	—	—		45,000

Total revenue	1,805,041	1,385,285	(49,067)		3,141,259	1,287,897	—		4,429,156	2,224,763	—		6,653,919
Expenses:
Operating expenses	830,743	339,801	—		1,170,544	315,117	—		1,485,661	994,974	—		2,480,635
General and administrative	105,064	401,522	57,528	(B)	564,114	238,478	23,213	(B)	825,805	188,500	84,622	(B)	1,098,927
Franchise fees	57,495	52,885	—		110,380	—	—		110,380	—	—		110,380
Management fees	54,559	41,558	—		96,117	—	—		96,117	188,759	—		284,876
Permits, licenses & lease payments	—	—	—		—	—	—		—	—	—		—
Amortization expense	—	—			—	—	—		—	—	—		—
Taxes, insurance and other	76,361	99,560	—		175,921	75,935	—		251,856	137,004	—		388,860
Depreciation of real estate owned	254,262	147,281	(147,281	)(C)		146,899	(146,899	)(C)		403,727	(403,727	)(C)
			156,994	(D)	411,256		131,828	(D)	543,084		260,453	(D)	803,537
Interest	—	—	—		—	401	(401	)(E)	—	286,878	(286,878	)(E)	—

Total expenses	1,378,484	1,082,607	67,241		2,528,332	776,830	7,741		3,312,903	2,199,842	(345,530)		5,167,215
Income tax expense	—	—	—		—	—	—		—	—	—		—

Net income	$426,557	$302,678	$(116,308)		$612,927	$511,067	$(7,741)		$1,116,253	$24,921	$345,530		$1,486,704

Earnings per common share:
Basic and diluted	$0.07				$0.09				$0.14				$0.12

Basic and diluted weighted average common shares outstanding	6,460,815		256,887	(G)	6,717,702		1,339,387	(G)	8,057,089		4,478,430	(G)	12,535,519

Notes to Pro Forma Condensed Consolidated Statements of Operations (unaudited):

(A)	Represents results of operations for the hotels acquired on a pro forma basis as if the hotels were owned by the Company at January 1, 2002 for the respective periods prior to acquisition by the Company in 2003.

Note that for properties whose construction was completed during 2002, operations were only included for the time since completion to December 31, 2002.

(B)	Represents the advisory fee of .25% of accumulated capital contributions under the “best efforts” offering for the period of time not owned by the Company plus anticipated legal and accounting fees, and other costs associated with being a public company, broken out as follows:

Year ended December 31, 2002	Houston	3 Homewood Suites	Cypress	BRIAD
Advisory fees	41,722	93,875	9,208	60,986
Other fees	83,278	106,125	76,704	230,112

Total	125,000	200,000	85,912	291,098

Three months ended March 31, 2003
Advisory fees	—	—	4,038	27,094
Other fees	—	57,528	19,176	57,528

Total	—	57,528	23,213	84,622

(C)	Represents elimination of historical depreciation and amortization expense.
(D)	Represents the depreciation on the hotels acquired based on the purchase price allocation to depreciable property and the dates the hotels began operations. The Houston hotel and the three Homewood Suites began operations before January 1, 2002. The Cypress hotel began operations in November of 2002, Hauppage in April of 2002, Cranbury in October 2002, and Franklin in September 2002.

The weighted average lives of the depreciable assets are 39 years for building and 7 years for FF&E. The estimated useful lives are based on management’s knowledge of the properties and the hotel industry in general. Depreciable assets are $12,283,995 for the Houston Residence Inn, $28,295,395 for the Three Homewood Suites hotels, $15,522,906 for the Cypress Residence Inn, and $35,282,096 for the BRIAD Properties.

(E)	The Hotels were purchased for all cash therefore the interest related to prior owners debt was removed.
(F)	Represents the elimination of income taxes of prior owner.

Estimated income tax expense of our wholly owned taxable REIT subsidiary is zero based on the contractual agreements put in place between the Company and our lessee based on a combined rate of 40%. Based on the terms of the lease agreements our taxable subsidiary would have incurred a loss. No operating loss benefit has been recorded as realization is not certain.

(G)	Represents the number of shares assuming all properties were acquired at the beginning of the period presented, calculated as follows:

Total purchase price consists of the following:	Houston	3 Homewood Suites	Total Houston and 3 Homewood Suites	Cypress	Hauppage	Franklin	Cranbury	Total combined Cypress and Briad	Total All Properties
Purchase price per contract	$14,300,000	$32,200,000	$46,500,000	$19,000,000	$18,500,000	$13,000,000	$11,000,000	$61,500,000	$108,000,000
Escrows assumed	(436,045)	—	(436,045)	—	—	—	—	—	(436,045)
Liabilities assumed	—	—	—	104,151	—	—	—	104,151	104,151

Sub-total	13,863,955	32,200,000	46,063,955	19,104,151	18,500,000	13,000,000	11,000,000	61,604,151	107,668,106
Acquisition fee payable to Apple Suites Realty Group	286,000	644,000	930,000	380,000	370,000	260,000	220,000	1,230,000	2,160,000
Additional estimated closing costs	100,000	200,000	300,000	67,904	67,201	67,201	67,201	269,507	569,507

Total purchase price	$14,249,955	$33,044,000	$47,293,955	$19,552,055	$18,937,201	$13,327,201	$11,287,201	$63,103,658	$110,397,613

Purchase Price, cash required to pay seller	$14,686,000	$33,044,000	$47,730,000	$19,447,904	$18,937,201	$13,327,201	$11,287,201	$62,999,507	$110,729,507
Net Raise Percentage	88%	88%	88%	88%	88%	88%	88%	88%	88%
Gross dollars needed to fund acquisitions	$16,688,636	$37,550,000	$54,238,636	$22,099,891	$21,519,547	$15,144,547	$12,826,365	$71,590,349	$125,828,985
Gross dollars needed from initial offering	$16,688,636	$33,311,364	$50,000,000	$—	$—	$—	$—	$—	$50,000,000
Cost per share under initial offering	$10.50	$10.50	$10.50	$10.50	$10.50	$10.50	$10.50	$10.50	$10.50

Shares from initial offering at $10.50 per share	1,589,394	3,172,511	4,761,905	—	—	—	—	—	4,761,905
Gross dollars needed after initial offering	—	$4,238,636	$4,238,636	$22,099,891	$21,519,547	$15,144,547	$12,826,365	$71,590,349	$75,828,985
Cost per share after initial offering	$11.00	$11.00	$11.00	$11.00	$11.00	$11.00	$11.00	$11.00	$11.00

Shares after initial offering at $11 per share		385,331	385,331	2,009,081	1,956,322	1,376,777	1,166,033	6,508,214	6,893,544

Total shares needed to fund acquisitions	1,589,394	3,557,841	5,147,235	2,009,081	1,956,322	1,376,777	1,166,033	6,508,214	11,655,449
Portion of 2002 hotel was in operation	100.0%	100.0%		16.7%	75.0%	33.3%	25.0%
Weighted average share adjustment for year ended December 31, 2002	1,589,394	3,557,841	5,147,235	334,847	1,467,242	458,926	291,508	2,552,523	7,699,758
Weighted average share adjustment for three months ended March 31, 2003
Number of units outstanding at March 31, 2003									10,417,801
Number of units required to fund acquisitions (see Note B to pro forma balance sheet)									2,117,718

Total units outstanding									12,535,519
Less: historical weighted average units at March 31, 2003									(6,460,815)

Pro forma adjustment to units outstanding	—	256,887	256,887	1,339,387	1,492,810	1,492,810	1,492,810	5,817,817	6,074,704

(H)	Represents elimination of interest income on cash used to fund acquisitions.

The following tables (I through V) have been updated to report experience from prior programs and replace similar tables (beginning on page 82 of the prospectus) in their entirety.

TABLE I:    EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I presents a summary of the funds raised and the use of those funds by Apple Hospitality, Apple Suites, Inc., Cornerstone and Apple Residential Income Trust, Inc. whose investment objectives are similar to those of the Company and whose offering closed within three years ending December 31, 2002.

	Apple Hospitality	Apple Suites	Cornerstone
Dollar Amount Offered	$300,000,000	$300,000,000	$432,309,058
Dollar Amount Raised	$300,000,000	$125,000,000	$432,309,058

LESS OFFERING EXPENSES:
Selling Commissions and Discounts	10.00%	10.00%	8.45%
Organizational Expenses	1.50%	1.13%	0.75%
Other	2.00%	0.00%	0.00%
Reserves	0.50%	0.50%	3.00%
Percent Available from Investment	86.00%	88.37%	87.79%

ACQUISITION COSTS:
Prepaid items and fees to purchase property	85.29%	85.29%	86.79%
Cash down payment	0.00%	0.00%	0.00%
Acquisition fees	2.00%	3.08%	1.06%
Other	0.00%	0.00%	0.00%
Total Acquisition Costs	87.29%	88.37%	87.79%
Percentage Leverage (excluding unsecured debt)	43.7%	45.49%	57.48%
Date offering began	May 2001	August 1999	May 1993
Length of offering (in months)	20	21	104
Months to investment amount available for investment	20	29	104

TABLE II:    COMPENSATION TO SPONSOR AND ITS AFFILIATES

Table II summarizes the compensation paid to the Prior Program Sponsor and its Affiliates (i) by programs organized by it and closed within three years ended December 31, 2002, and (ii) by all other programs during the three years ended December 31, 2002.

	Apple Hospitality	Apple Suites	Cornerstone
Date offering commenced	May 2001	August 1999	May 1993
Dollar amount raised	$300,000,000	$125,000,000	$432,309,058

Amounts Paid To Prior Program Sponsor For Proceeds Of Offering:
Acquisition fees	$—	$—	$—
Real Estate commission	$8,246,784	$3,389,000	$4,075,337
Advisory fees	$678,850	$706,425	$515,689
Other	$—	$—	$—
Cash generated from operations before deducting payments to Prior Program Sponsor	$125,521,805	$3,842,301	$300,536,373

Aggregate Compensation To Prior Program Sponsor
Management and accounting fees	$—	$(1)	$3,088,348
Reimbursements	$—	$572,284	$2,717,655
Leasing fees	$—	$—	$—
Other fees	$—	$—	$13,266,402	(2)

There have been no fees from property sales or refinancings

(1)	Effective January 1, 2001, Apple Suites acquired Apple Suites Management and its subsidiaries. In 2000, Apple Suites paid Mr. Glade M. Knight, its President and Chairman, a deposit of $900,000 in exchange for all of the issued and outstanding stock of Apple Suites Management. For financial reporting purposes, Apple Suites recorded the $900,000 of cash plus the fair value of net liabilities assumed of $513,520 from Apple Suites Management and its subsidiaries as a management termination fee (total of $1,413,520) in 2001. Effective January 1, 2001, all inter-company transactions, including lease revenue and rental expenses, between Apple Suites and Apple Suites Management were eliminated in consolidation.
(2)	Upon the merger transaction in which Cornerstone acquired Apple Residential, the Class B convertible shares of Apple Residential, all of which were held by management of Cornerstone, were converted into Series A convertible preferred shares of Cornerstone. The amount shown is the expense that resulted upon conversion.

TABLE III:    OPERATING RESULTS OF PRIOR PROGRAMS

Table III presents a summary of the annual operating results for Apple Hospitality Two, Apple Suites, Cornerstone and Apple Residential Income Trust, Inc. of the offerings closed in the five years ending December 31, 2002. Table III is shown on both an income tax basis as well as in accordance with generally accepted accounting principles, the only significant difference being the methods of calculating depreciation.

	2002 Apple Hospitality Two	2002 Apple Suites	2002 Cornerstone	2001 Apple Hospitality Two	2001 Apple Suites	2001 Cornerstone	2000 Apple Suites	2000 Cornerstone	1999 Apple Suites	1999 Cornerstone	1999 Apple Residential	1998 Cornerstone	1998 Apple Residential
Capital contributions by year	268,131,398	111,099,353	6,757,000	$122,889,057	$35,862,615	$6,468,580	$46,631,958	$6,108,737	$28,591,160	$9,168,728	$32,497,218	$38,905,636	$142,800,094
Gross revenue	106,219,804	48,724,590	162,718,000	$10,436,765	$45,861,995	$152,667,698	$16,202,929	$146,555,033	$2,687,117	$125,041,524	$26,243,431	$93,637,948	$30,764,904
Operating expenses	65,739,145	31,909,874	74,860,000	$6,177,560	$28,886,841	$62,171,562	$2,083,533	$56,105,776	$426,592	$46,940,388	$15,307,051	$33,797,439	$14,958,699
Interest income (expense)	(11,835,429)	(6,907,362)	(41,653,000)	$633,466	$(5,833,448)	$(30,454,911)	$(6,611,716)	$(17,125,452)	$(1,245,044)	$(14,953,613)	$(302,919)	$(12,175,940)	$900,669
Depreciation	7,561,545	5,555,431	46,021,000	$1,084,933	$4,787,486	$39,998,916	$2,990,381	$36,295,408	$496,209	$29,310,325	$5,893,349	$20,741,130	$5,788,476
Net income (loss) GAAP basis	18,866,639	3,303,601	184,000	$3,316,719	$4,030,649	$17,989,530	$3,469,087	$58,144,303	$365,465	$30,037,102	$(16,328,050)	$23,210,642	$10,079,908
Taxable income	—	—	—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Cash generated from operations	24,002,069	7,237,462	46,815,000	$4,694,360	$9,118,278	$50,826,085	$5,512,154	$53,726,841	$548,015	$62,310,895	$10,680,641	$45,027,655	$17,122,276
Less cash distributions to investors	77,330,704	10,887,004	53,482,000	$2,767,054	$10,719,530	$45,905,786	$4,099,158	$40,251,087	$169,990	$42,050,415	$19,346,455	$38,317,602	$13,040,936
Cash generated after cash distribution	6,671,365	(3,649,542)	(7,276,000)	$1,927,276	$(1,601,252)	$4,920,299	$1,412,996	$13,475,754	$378,025	$20,260,480	$(8,665,814)	$6,710,053	$4,081,340
Special items
Capital contributions, net	268,131,348	111,099,353	6,757,000	$122,889,057	$35,862,615	$6,468,580	$46,631,958	$6,108,737	$28,591,160	$9,168,728	$32,497,218	$38,905,636	$142,800,094
Fixed asset additions	5,591,354	1,834,362	36,471,000	$121,078,235	$34,148,451	$79,956,049	$11,195,756	$77,213,771	$26,509,326	$332,558,553	$44,755,816	$97,863,162	$125,017,627
Line of credit-change in	—	—	—	$—	$—	$—	$—	$—	$—	$(44,392,999)	$—	$50,323,852	$—
Cash generated	15,468,841	8,331,891	(7,276,000)	$15,468,741	$5,678,833	$4,515,431	$2,071,714	$(12,127,695)	$581,244	$13,677,972	$(21,366,155)	$(1,923,622)	$15,910,626
End of period cash	125,521,805	3,842,301	1,380,000	$15,468,841	$8,331,891	$8,656,072	$2,653,058	$4,140,641	$581,344	$16,268,336	$18,707,044	$2,590,364	$40,073,198
Tax and distribution data per $1,000 invested
Federal income tax results
Cornerstone Realty Income Trust, is a REIT and thus is not taxed at the corporate level
Cash distributions to investors
Source (on GAAP basis)
Investment income	$62	$37	$33	$41	$52	$76	$71	$46	$22	$95	$46	$82	$—
Long-term capital gain					$—	$—	$—	$19	$—	$—	$—	$—	$—
Return of capital	$38	$49	$79	$34	$25	$36	$31	$45	$11	$12	$21	$21	$82
Source (on Cash basis)
Sales					$—	$—	$—	$—	$—	$—	$—	$—	$—
Refinancings					$—	$—	$—	$—	$—	$—	$—	$—	$—
Operations	$100	$86	$112	$75	$77	$112	$102	$110	$33	$107	$67	$103	$82
Other					$—	$—	$—	$—	$—	$—	$—	$—	$—

TABLE IV:    RESULTS OF COMPLETED PROGRAMS

Table IV shows the results of programs sponsored by our Affiliates, which completed operations in the five years ending December 31, 2002. Apple Residential had investment objectives similar to those of the Company.

Program Name	Apple Residential*
Dollar amount raised	$316,043,668
Number of properties	29
Date of closing of offering	Jan 1997
Date of first sale of property	July 1999
Date of final sale of property	July 1999
Tax and Distribution data per $1,000 investment through—Federal income tax results:
Ordinary income
From operations	$46
From recapture	$21
Capital gain	$—
Deferred gain
Capital	$—
Ordinary	$—
Cash distributions to investors
Source (On GAAP basis)
Investment income	$46
Return of capital	$21
Source (On cash basis)
Sales	$—
Refinancings	$—
Operations	$67
Other	$—
Receivable on net purchase money financing	$—

*	On July 23, 1999, Apple Residential merged into a subsidiary of Cornerstone Realty Income Trust, Inc. Information provided for Apple Residential is only through the date of the merger.

TABLE V:    SALES OR DISPOSALS OF PROPERTIES

On July 23, 1999, Apple Residential merged with Cornerstone. Prior to the merger, Apple Residential owned 29 apartment communities containing 7,503 apartment homes. The aggregate purchase price of these communities was $311 million. In addition, Apple Residential’s debt of approximately $32 million was assumed by Cornerstone.

Sale of 16 Cornerstone apartment communities:

Selling Price, Net of Closing Costs and GAAP Adjustments

Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
Polo Club	Jun-93	Mar-00	$6,981,271	—	—	—	$6,981,271	—	$6,316,249	$6,316,249	$665,022
The Hollows	Jun-93	Mar-00	9,022,300	—	—	—	9,022,300	—	5,399,048	5,399,048	3,623,252
County Green	Dec-93	Mar-00	6,968,193	—	—	—	6,968,193	—	4,513,698	4,513,698	2,454,495
Wimbledon Chase	Feb-94	Mar-00	9,642,424	—	—	—	9,642,424	—	4,921,443	4,921,443	4,720,981
Chase Mooring	Aug-94	Mar-00	9,708,525	—	—	—	9,708,525	—	6,349,566	6,349,566	3,358,959
Wind Lake	Apr-95	Mar-00	11,719,900	—	—	—	11,719,900	—	10,034,679	10,034,679	1,685,221
Magnolia Run	Jun-95	Mar-00	7,083,707	—	—	—	7,083,707	—	6,062,839	6,062,839	1,020,868
Breckinridge	Jun-95	Mar-00	7,087,026	—	—	—	7,087,026	—	6,482,929	6,482,929	604,097
Bay Watch Pointe	Jul-95	Mar-00	5,202,102	—	—	—	5,202,102	—	4,629,336	4,629,336	572,766
Hanover Landing	Aug-95	Mar-00	7,844,760	—	—	—	7,844,760	—	6,912,569	6,912,569	932,191
Osprey Landing	Nov-95	Mar-00	7,117,989	—	—	—	7,117,989	—	5,187,648	5,187,648	1,930,341
Sailboat Bay	Nov-95	Mar-00	14,033,626	—	—	—	14,033,626	—	13,618,785	13,618,785	414,841
West Eagle Green	Mar-96	Mar-00	6,270,754	—	—	—	6,270,754	—	5,681,319	5,681,319	589,435
Savannah West	Jul-96	Mar-00	12,477,233	—	—	—	12,477,233	—	12,738,393	12,738,393	(261,160)
Paces Arbor	Mar-97	Mar-00	6,135,943	—	—	—	6,135,943	—	5,894,202	5,894,202	241,741
Paces Forest	Mar-97	Mar-00	7,158,690	—	—	—	7,158,690	—	6,781,827	6,781,827	376,863

			$134,454,443				$134,454,443		$111,524,530	$111,524,530	$22,929,913

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.    Other Expenses of Issuance and Distribution

The following are estimates of the expenses to be incurred in connection with the issuance and distribution of the securities to be registered:

SEC registration fee	$46,000
NASD filing fee	30,500
Printing and engraving fees	400,000
Legal fees and expenses	500,000
Accounting fees and expenses	250,000
Blue Sky fees and expense	45,000
Transfer Agent and Registrar fees	10,000
Registrant travel expense	10,000
Marketing Expense Allowance	12,500,000
Expense reserve	1,208,500

Total	$15,000,000

Item 32.    Sales to Special Parties

On September 20, 2002, the Registrant sold 10 Units to Apple Suites Advisors for $110 cash.

On September 20, 2002, Glade M. Knight subscribed to purchase an aggregate of 240,000 Series B convertible preferred shares from the Registrant in exchange for an agreed upon subscription price of $24,000 cash.

Item 33.    Recent Sales of Unregistered Securities

On September 20, 2002, the Registrant sold 10 Units to Apple Suites Advisors for $110 cash, in a transaction that was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

On September 20, 2002, Glade M. Knight subscribed to purchase an aggregate of 240,000 Series B convertible preferred shares from the Registrant in exchange for an agreed upon subscription price of $24,000 cash. The transactions with respect to the Class B convertible preferred shares were also exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

The following tables set forth information concerning the Offering and the use of proceeds from the Offering as of March 31, 2003:

Units Registered:
	4,761,905	Units	$10.50 per Unit	$ 49,999,999
	40,909,091	Units	$11 per Unit	$ 450,000,001
Totals:	45,670,996	Units		$ 500,000,000

Units Sold:
	4,761,905	Units	$10.50 per Unit	$49,999,999
	5,655,897	Units	$11 per Unit	62,214,867

Totals:	10,417,802	Units		$112,214,866

Expenses of Issuance and Distribution of Units

1. Underwriting discounts and commission	$11,221,486
2. Expenses of underwriters	—
3. Direct or indirect payments to directors or officers of the Company or -- their associates, to ten percent shareholders, or to affiliates of the Company	—

4. Fees and expenses of third parties	525,919

Total Expenses of Issuance and Distribution of Common Shares	$11,747,405

Net Proceeds to the Company	$100,467,461

1. Purchase of real estate (including repayment of indebtedness incurred -- to purchase real estate)	47,852,683

2. Interest on indebtedness	—
3. Working capital	51,081,862
4. Fees to the following (all affiliates of officers of the Company):
a. Apple Suites Advisors, Inc.	71,000
b. Apple Suites Realty Group, Inc.	930,000
5. Fees and expenses of third parties	525,916
6. Other	—

Total of Application of Net Proceeds to the Company	$100,467,461

Item 34.    Indemnification of Directors and Officers

The Company will obtain, and pay the cost of, directors’ and officers’ liability insurance coverage which insures (i) the directors and officers of the Company from any claim arising out of an alleged wrongful act by the directors and officers of the Company in their respective capacities as directors and officers of the Company, and (ii) the Company to the extent that the Company has indemnified the directors and officers for such loss.

The Virginia Stock Corporation Act (the Virginia Act) permits, and the Registrant’s Articles of Incorporation and Bylaws require, indemnification of the Registrant’s directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. Under Section 13.1-697 of the Virginia Act, a Virginia corporation generally is authorized to indemnify its directors in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Registrant’s Articles of Incorporation and Bylaws require indemnification of officers and directors with respect to any action except in the case of willful misconduct, bad faith, reckless disregard of duties or violations of the criminal law. In addition, the Registrant may carry insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act of 1933. The Registrant’s Articles of Incorporation, as permitted by the Virginia Act, eliminate the damages that may be assessed against a director or officer of the Registrant in a shareholder or derivative proceeding. This limit on liability will not apply in the event of willful misconduct or a knowing violation of the criminal law or of federal or state securities laws. Reference also is made to the indemnification provisions set forth in the form of Agency Agreement filed as Exhibit 1 hereto.

Item 35.    Treatment of Proceeds from Stock Being Registered

None of the proceeds will be credited to an account other than the appropriate capital share account.

1

Item 36.    Financial Statements and Exhibits

(a) Financial Statements. See “Index to Balance Sheet” in the Prospectus and “Index to Financial Statements” in each of Supplement No. 2 and Supplement No. 3.

(b) Financial Statement Schedules. All financial statement schedules have been omitted because they are not applicable.

(c) Exhibits. Except as expressly noted, Exhibits were previously filed in connection with this Registration Statement.

Exhibit Index

Exhibit Number	Description
1.1	Agency Agreement dated as of December 11, 2002 by and between David Lerner Associates, Inc. and Apple Hospitality Five, Inc. (Incorporated by reference to Exhibit 1.1 to the registrant’s Current Report on Form 8-K (SEC File No. 333-100044) filed January 17, 2003).
1.2	Escrow Agreement dated as of December 11, 2002 by and among David Lerner Associates, Inc., Wachovia Bank, National Association and Apple Hospitality Five, Inc. (Incorporated by reference to Exhibit 1.2 to the registrant’s Current Report on Form 8-K (SEC File No. 333-100044) filed January 17, 2003).
2.1	Purchase Contact dated as of December 18, 2002 by and between Westel Properties II, Ltd., Apple Suites Realty Group, Inc., and, to the extent provided therein, joined in by W. I. Realty I, L.P. (as subsequently assigned by Apple Suites Realty Group, Inc. to AHF Houston Westchase Limited Partnership). (Incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K (SEC File No. 333-100044) filed January 17, 2003).
2.2	Agreement of Sale dated as of February 26, 2003 between Promus Hotels, Inc., Promus Hotels Florida, Inc. and Apple Suites Realty Group, Inc. (Incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K (SEC File No. 333-100044) filed March 13, 2003).
2.3	Assignment (regarding Agreement of Sale) dated as of February 26, 2003 between Apple Suites Realty Group, Inc., Apple Hospitality Five, Inc. and AHF Baton Rouge Limited Partnership. (Incorporated by reference to Exhibit 2.2 to the registrant’s Current Report on Form 8-K (SEC File No. 333-100044) filed March 13, 2003).

Exhibit Number	Description
2.4	Purchase And Sale Agreement dated as of May 23, 2003 between Residence Inn By Marriott, Inc. and Apple Hospitality Five, Inc. regarding a hotel in Cypress (Los Alamitos), California. (FILED HEREWITH).
2.5	Purchase Contract dated as of April 1, 2003 between Briad Lodging Group Hauppauge, L.L.C., Briad Lodging Group Franklin, L.L.C., and Briad Lodging Group Cranbury, L.L.C. (as Seller) and Apple Hospitality Five, Inc. (as Buyer) regarding hotels in Somerset and Cranbury, New Jersey and Hauppage, New York. (FILED HEREWITH).
2.6	Agreement of Purchase and Sale and Joint Escrow Instructions dated as of June 17, 2003 between WBL II Real Estate Limited Partnership and Apple Hospitality Five, Inc. regarding a hotel in Nashville, Tennessee. (FILED HEREWITH).
3.1	Articles of Incorporation, as amended, of Apple Hospitality Five, Inc.
3.2	Bylaws of Apple Hospitality Five, Inc. (Incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K (SEC File No. 333-100044) filed January 17, 2003).
4.1	Promissory Note to Wachovia Bank, N.A.
4.2	Guaranty of Glade M. Knight.
5	Opinion of McGuireWoods LLP as to the legality of the securities being registered.
8	Opinion of McGuireWoods LLP as to certain tax matters.
10.1	Advisory Agreement dated as of January 3, 2003 by and between Apple Hospitality Five Advisors, Inc. and Apple Hospitality Five, Inc. (Incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K (SEC File No. 333-100044) filed January 17, 2003).
10.2	Subcontract and Assignment Agreement dated as of January 3, 2003 by and between Apple Hospitality Five Advisors, Inc. and Apple Suites Advisors, Inc. (Incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K (SEC File No. 333-100044) filed January 17, 2003).
10.3	Property Acquisition/Disposition Agreement dated as of January 3, 2003 between Apple Suites Realty Group, Inc. and Apple Hospitality Five, Inc. (Incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K (SEC File No. 333-100044) filed January 17, 2003).
10.4	2003 Incentive Plan of Apple Hospitality Five, Inc. (Incorporated by reference to Exhibit 10.6 to the registrant’s Current Report on Form 8-K (SEC File No. 333-100044) filed January 17, 2003).

Exhibit Number	Description
10.5	2003 Non-employee Directors Stock Option Plan of Apple Hospitality Five, Inc. (Incorporated by reference to Exhibit 10.7 to the registrant’s Current Report on Form 8-K (SEC File No. 333-100044) filed January 17, 2003).
10.6	Hotel Lease Agreement effective as of January 3, 2003 between AHF Houston Westchase Limited Partnership, as Lessor, and AHF Services Limited Partnership, as Lessee. (Incorporated by reference to Exhibit 10.8 to the registrant’s Current Report on Form 8-K (SEC File No. 333-100044) filed January 17, 2003).
10.7	Management Agreement dated as of April 8, 1996 by and between Westel Properties II, Ltd., as Owner, and Residence Inn by Marriott, Inc., as Manager (as amended). (Incorporated by reference to Exhibit 10.9 to the registrant’s Current Report on Form 8-K (SEC File No. 333-100044) filed January 17, 2003).
10.8	First Amendment to Management Agreement dated as of October 8, 1997 by and between Westel Properties II, Ltd., as Owner, and Residence Inn by Marriott, Inc., as Manager. (Incorporated by reference to Exhibit 10.10 to the registrant’s Current Report on Form 8-K (SEC File No. 333-100044) filed January 17, 2003).
10.9	Assignment, Assumption and Amendment of Management Agreement dated as of January 3, 2003 by and among Westel Properties II, Ltd., as Assignor, AHF Services Limited Partnership, as Assignee, and Residence Inn by Marriott, Inc., as Manager. (Incorporated by reference to Exhibit 10.11 to the registrant’s Current Report on Form 8-K (SEC File No. 333-100044) filed January 17, 2003).
10.10	Owner Agreement dated as of January 3, 2003 between AHF Houston Westchase Limited Partnership, as Lessor, AHF Services Limited Partnership, as Lessee, and Residence Inn by Marriott, Inc., as Manager. (Incorporated by reference to Exhibit 10.12 to the registrant’s Current Report on Form 8-K (SEC File No. 333-100044) filed January 17, 2003).
10.11	Management Agreement dated as of February 26, 2003 between Apple Hospitality Five Management, Inc. and Promus Hotels, Inc. regarding Homewood Suites® hotel in Colorado. (Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K (SEC File No. 333-100044) filed March 13, 2003).
10.12	Franchise License Agreement dated as of February 26, 2003 between Apple Hospitality Five Management, Inc. and Promus Hotels, Inc. regarding Homewood Suites® hotel in Colorado. (Incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K (SEC File No. 333-100044) filed March 13, 2003).
10.13	Guarantee of Franchise License Agreement dated as of February 26, 2003 between Apple Hospitality Five, Inc. for the benefit of Promus Hotels, Inc. regarding Homewood Suites® hotel in Colorado. (Incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K (SEC File No. 333-100044) filed March 13, 2003).

Exhibit Number	Description
10.14	Master Hotel Lease Agreement dated as of February 26, 2003 between Apple Hospitality Five, Inc. and Apple Hospitality Five Management, Inc. regarding Homewood Suites® hotels in Colorado and New Mexico. (Incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K (SEC File No. 333-100044) filed March 13, 2003).
10.15	Schedule setting forth information on two substantially identical Management Agreements (substantially identical to Exhibit 10.1 of the filing specified immediately below). (Incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K (SEC File No. 333-100044) filed March 13, 2003).
10.16	Schedule setting forth information on two substantially identical Franchise License Agreements (substantially identical to Exhibit 10.2 of the filing specified immediately below). (Incorporated by reference to Exhibit 10.6 to the registrant’s Current Report on Form 8-K (SEC File No. 333-100044) filed March 13, 2003).
10.17	Schedule setting forth information on two substantially identical Guarantees of Franchise License Agreements (substantially identical to Exhibit 10.3 of the filing specified immediately below). (Incorporated by reference to Exhibit 10.7 to the registrant’s Current Report on Form 8-K (SEC File No. 333-100044) filed March 13, 2003).
10.18	Schedule setting forth information on a substantially identical Hotel Lease Agreement regarding Homewood Suites® hotel in Louisiana (substantially identical to Exhibit 10.4 of the filing specified immediately below). (Incorporated by reference to Exhibit 10.8 to the registrant’s Current Report on Form 8-K (SEC File No. 333-100044) filed March 13, 2003).
10.19	Owner Agreement dated as of May 23, 2003 between Apple Hospitality Five, Inc., Apple Hospitality Five Management, Inc. and Residence Inn By Marriott, Inc. regarding a hotel in Cypress (Los Alamitos) California. (FILED HEREWITH).
10.20-A	Owner Agreement dated as of May 23, 2003 between Apple Hospitality Five, Inc., Apple Hospitality Five Management, Inc. and Residence Inn By Marriott, Inc. regarding a hotel in Cranbury, New Jersey. (FILED HEREWITH).
10.20-B	Owner Agreement dated as of May 23, 2003 between Apple Hospitality Five, Inc., Apple Hospitality Five Management, Inc., and Residence Inn By Marriott, Inc. regarding a hotel in Somerset, New Jersey. (FILED HEREWITH).
10.20-C	Owner Agreement dated as of May 23, 2003 between Apple Hospitality Five, Inc., Apple Hospitality Five Management, Inc., and Residence Inn By Marriott, Inc. regarding a hotel in Hauppage, New York. (FILED HEREWITH).
10.21	Escrow Agreement dated as of April 1, 2003 among Briad Lodging Group Somerset, LLC, Briad Lodging Group Wallingford, LLC, Briad Development West, LLC, Briad Development East, LLC, Briad Restaurant Group, LLC, Apple Hospitality Five, Inc. and LandAmerica—Dallas National Division. (FILED HEREWITH).
10.22	Owner Agreement June 21, 2003 between Apple Hospitality Five, Inc., Apple Hospitality Five Management, Inc. and Residence Inn By Marriott, Inc. regarding a hotel in Nashville, Tennessee. (FILED HEREWITH).

Exhibit Number	Description
10.23	Schedule setting forth information on five hotels (located in California, New Jersey, New York and Tennessee) subject to previously filed Master Hotel Lease Agreement (Exhibit 10.4 to the registrant’s Current Report on Form 8-K (SEC File No. 333-100044) filed March 13, 2003). (FILED HEREWITH).
10.24	Management Agreement dated as of May 23, 2003 between Apple Hospitality Five, Inc., Apple Hospitality Five Management, Inc. and Residence Inn By Marriott, Inc. regarding a hotel in Cypress (Los Alamitos) California. (FILED HEREWITH).
10.25	Management Agreement dated as of May 31, 2003 between Apple Hospitality Five, Inc., Apple Hospitality Five Management, Inc. and Residence Inn By Marriott, Inc. regarding a hotel in Cranbury, New Jersey. (FILED HEREWITH).
10.26	Management Agreement dated as of May 31, 2003 between Apple Hospitality Five, Inc., Apple Hospitality Five Management, Inc. and Residence Inn By Marriott, Inc. regarding a hotel in Somerset, New Jersey. (FILED HEREWITH).
10.27	Management Agreement dated as of May 31, 2003 between Apple Hospitality Five, Inc., Apple Hospitality Five Management, Inc. and Residence Inn By Marriott, Inc. regarding a hotel in Hauppage, New York. (FILED HEREWITH).
10.28	Amended and Restated Management Agreement June 21, 2003 between Apple Hospitality Five, Inc., Apple Hospitality Five Management, Inc. and Residence Inn By Marriott, Inc. regarding a hotel in Nashville, Tennessee. (FILED HEREWITH).
23.1	Consent of McGuireWoods LLP (included in Exhibit 5 and 8).
23.2	Consent of Ernst & Young LLP. (regarding prospectus).
23.3	Consent of Ernst & Young LLP. (FILED HEREWITH).
23.4	Consent of L.P. Martin & Company, P.C. (FILED HEREWITH).
24.1	Power of Attorney of Lisa B. Kern, Director.
24.2	Power of Attorney of Bruce H. Matson, Director.
24.3	Power of Attorney of Michael S. Waters, Director.
24.4	Power of Attorney of Robert M. Wily, Director.

Item 37.    Undertakings

The undersigned registrant hereby undertakes:

(a)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 42(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  That all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.

(d)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Registrant undertakes to send to each Shareholder at least on an annual basis a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The Registrant undertakes to provide to the Shareholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Registrant.

The Registrant undertakes to file during the offering period a sticker supplement pursuant to Rule 424(b)(3) under the Act describing each property not identified in the Prospectus at such time as there arises a reasonable probability of investment in such property by the Registrant and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing Shareholders. Each sticker supplement will also disclose all compensation and fees received by the Advisor or its Affiliates in connection with any such investment. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

The Registrant undertakes to file, after the end of the offering period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment not previously disclosed in the Prospectus or a supplement thereto involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Shareholders at least once each quarter after the end of the offering period.

Offers and sales of the interests may continue after the filing of a post-effective amendment containing information previously disclosed in sticker supplements to the prospectus, as long as the information disclosed in a current sticker supplement accompanying the prospectus is as complete as the information contained in the most recently field post-effective amendment.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, directors and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for expenses incurred in a successful defense) is asserted by such officer, director or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

7

TABLE VI:    ACQUISITIONS OF PROPERTIES BY PROGRAMS

The following is a summary of acquisitions by Apple Hospitality Two, Apple Suites and Cornerstone at December 31, 2002. Apple Hospitality Two and Apple Suites acquired extended stay-hotels and Cornerstone acquired residential communities. Purchasers of our shares will not have any interest in these properties.

Apple Hospitality Two

Description	Initial Acquisition Cost	Total Investment *	Date Acquired	Number of Rooms
Montgomery, Alabama	$5,989,632	$6,163,302	Sep-01	94
Bakersfield, California	9,436,951	9,659,795	Sep-01	114
Concord, California	21,741,476	21,921,644	Sep-01	126
San Ramon, California	18,989,429	19,131,473	Sep-01	106
Meriden, Connecticut	9,092,070	8,848,059	Sep-01	106
Atlanta/Hapeville, Georgia	12,177,063	12,388,857	Sep-01	126
Boston/Tewksbury, Massachusetts	17,437,874	17,820,411	Sep-01	130
Cincinnati/Blue Ash, Ohio	7,045,269	7,261,039	Sep-01	118
Las Colinas, Texas	9,667,593	9,909,158	Sep-01	120
Houston, Texas	9,862,641	10,018,145	Sep-01	110
Costa Mesa, California	10,598,294	10,695,872	Mar-02	144
La Jolla, California	29,109,048	29,398,664	Mar-02	288
Long Beach, California	18,921,646	19,081,634	Mar-02	216
Boulder, Colorado	9,716,561	10,145,352	Mar-02	152
Buckhead, Georgia	7,497,935	7,614,920	Mar-02	128
Cumberland, Georgia	5,560,402	5,908,374	Mar-02	136
Dunwoody, Georgia	6,713,355	6,856,243	Mar-02	130
Lombard, Illinois	6,905,956	7,190,032	Mar-02	144
Southfield, Michigan	5,607,789	5,737,884	Mar-02	96
Chesterfield, Missouri	4,626,497	4,784,287	Mar-02	64
Galleria, Missouri	7,523,617	7,733,072	Mar-02	96
Columbus, Ohio	4,167,340	4,379,698	Mar-02	144
Dayton North, Ohio	2,859,423	2,941,230	Mar-02	144
Dayton South, Ohio	4,795,675	4,892,102	Mar-02	104
Sharonville, Ohio	5,876,575	5,979,971	Mar-02	144
Birmingham, Alabama	5,575,645	5,644,708	Aug-02	128
Arcadia, California	8,663,965	8,835,053	Aug-02	120
Irvine, California	8,953,103	9,125,855	Aug-02	112
Placentia, California	8,060,161	8,228,915	Aug-02	112
Boca Raton, Florida	5,230,956	5,273,264	Aug-02	120
Clearwater, Florida	5,025,148	5,066,188	Aug-02	88
Jacksonville, Florida	4,566,828	4,641,862	Aug-02	112
Pensacola, Florida	2,632,523	2,658,624	Aug-02	64
Deerfield, Illinois	8,107,160	8,174,839	Aug-02	128
Shreveport, Louisiana	2,800,448	2,816,442	Aug-02	72
Boston, Massachusetts	5,967,051	6,057,424	Aug-02	96
Kalamazoo, Michigan	5,209,910	5,244,716	Aug-02	83
Jackson, Mississippi	4,910,255	4,980,582	Aug-02	120
Las Vegas, Nevada	12,470,948	12,613,191	Aug-02	192
Santa Fe, New Mexico	6,251,135	6,390,359	Aug-02	120
Charlotte, North Carolina	6,306,692	6,369,214	Aug-02	91
Greensboro, North Carolina	6,728,400	6,788,155	Aug-02	128
Akron, Ohio	4,261,278	4,310,814	Aug-02	112
Philadelphia, Pennsylvania	7,044,049	7,127,775	Aug-02	88
Columbia, South Carolina	6,206,946	6,253,025	Aug-02	128
Spartanburg, South Carolina	3,515,080	3,543,517	Aug-02	88
Memphis, Tennessee	6,792,793	6,834,566	Aug-02	105
Lubbock, Texas	3,164,078	3,239,879	Aug-02	80

	$390,305,663	$396,680,185		5,767

Apple Suites

Description	Initial Acquisition Cost	Total Investment *	Date Acquired	Number of Rooms
Dallas/Addison, Texas	$9,500,000	$10,570,252	Sep-99	120
Dallas/Las Colinas, Texas	11,200,000	12,362,975	Sep-99	136
Dallas/Plano, Texas	5,400,000	5,140,565	Sep-99	99
Richmond, Virginia	9,400,000	9,825,379	Sep-99	123
Atlanta/Cumberland, Georgia	9,800,000	10,811,741	Oct-99	124
Atlanta/Peachtree, Georgia	4,033,000	4,582,024	Nov-99	92
Baltimore, Maryland	16,348,000	17,153,011	Nov-99	147
Clearwater, Florida	10,416,000	10,794,907	Nov-99	112
Detroit, Michigan	4,330,000	5,049,126	Nov-99	76
Salt Lake City, Utah	5,153,000	5,504,124	Nov-99	98
Jackson, Mississippi	5,846,000	6,168,803	Dec-99	91
Malvern, Pennsylvania	15,489,000	16,276,131	May-00	123
Boulder, Colorado	14,885,000	15,936,283	Jun-00	112
Atlanta/Buckhead, Georgia	12,800,000	13,643,747	Apr-01	92
St. Louis, Missouri	11,500,000	11,811,307	Jun-01	145
Portland, Oregon	10,500,000	10,800,875	Jun-01	123
Dulles/Washington, D.C.	12,750,000	13,498,885	Jun-01	109

	$169,350,000	$180,540,135		1,922

*	Includes real estate commissions, closing costs, and improvements capitalized since the date of acquisition for hotels acquired to date

8

Cornerstone Realty Income Trust, Inc.

Description	Initial Acquisition Cost	Total Investment **	Date Acquired	Number of Units	Average Square Ft. of Units
North Carolina
Raleigh/Durham, North Carolina
The Trestles	$10,350,000	$12,158,378	Dec-94	280	776
The Landing	8,345,000	10,621,149	May-96	200	960
Highland Hills	12,100,000	15,928,857	Sep-96	264	1,000
Parkside at Woodlake	14,663,886	15,956,438	Sep-96	266	865
Deerfield	10,675,000	11,917,526	Nov-96	204	888
Clarion Crossing	10,600,000	15,023,387	Sep-97	228	769
St. Regis	9,800,000	11,256,464	Oct-97	180	840
Remington Place	7,900,000	9,110,213	Oct-97	136	1,098
The Timbers	8,100,000	9,267,526	Jun-98	176	745
Trinity Commons	22,088,181	38,858,177	Oct-01	288	962
Charlotte, North Carolina
Bridgetown Bay	5,025,000	6,358,991	Apr-96	120	867
Meadow Creek	11,100,000	13,851,671	May-96	250	860
Beacon Hill	13,579,203	16,856,362	May-96	349	734
Summerwalk	5,660,000	8,125,758	May-96	160	963
Paces Glen	7,425,000	8,795,957	Jul-96	172	907
Heatherwood	17,630,457	27,355,887	***	476	1,186
Charleston Place	9,475,000	10,902,635	May-97	214	806
Stone Point	9,700,000	10,656,745	Jan-98	192	848
Greystone Crossing	26,800,000	27,839,862	May-00	408	927
Legacy Park	21,888,522	22,510,915	Oct-01	288	1,004
Timber Crest	19,076,149	19,915,600	Oct-01	282	983
Enclave	16,100,000	16,207,126	Dec-02	216	1,093
Winston-Salem, North Carolina
Mill Creek	8,550,000	10,234,083	Sep-95	220	897
Glen Eagles	16,887,653	18,663,811	******	310	978
Greensville, North Carolina
Autumn Park	20,074,327	20,615,796	Oct-01	264	983
Wilmington, North Carolina
St. Andrews	17,068,136	28,321,464	Oct-01	276	900
Other North Carolina
The Meadows	17,836,000	19,695,485	******	392	1,033
Signature Place	5,462,948	7,792,617	Aug-96	171	1,037
Pinnacle Ridge	5,731,150	7,330,320	Apr-98	168	885

Georgia
Atlanta, Georgia
Ashley Run	18,000,000	21,415,794	Apr-97	348	1,150
Carlyle Club	11,580,000	14,525,388	Apr-97	243	1,089
Dunwoody Springs	15,200,000	21,485,391	Jul-97	350	948
Stone Brooke	7,850,000	9,687,862	Oct-97	188	937
Spring Lake	9,000,000	10,524,725	Aug-98	188	1,009
Poplar Place	34,650,000	38,133,315	Sept-01	524	1,079

Virginia
Richmond, Virginia
Ashley Park	12,205,000	13,847,715	Mar-96	272	765
Trolley Square	10,242,575	14,407,103	****	325	589
Hampton Glen	11,599,931	13,748,351	Aug-96	232	788
The Gables	11,500,000	13,418,181	Jul-98	224	700
Chase Gayton	21,175,000	21,951,892	Jun-01	328	949
Waterford	22,500,000	23,488,236	Dec-01	312	995
Virginia Beach, Virginia
Mayflower Seaside	7,634,144	12,605,145	Oct-93	263	698
Harbour Club	5,250,000	7,281,422	May-94	214	813
Tradewinds	10,200,000	12,447,063	Nov-95	284	930
Arbor Trace	5,000,000	6,348,484	Mar-96	148	850
Other Virginia
Trophy Chase	12,628,991	18,952,592	*****	425	803
Greenbrier	11,099,525	12,827,709	Oct-96	258	251

South Carolina
Columbia, South Carolina
Stone Ridge	3,325,000	6,574,950	Dec-93	191	1,047
The Arbors at Windsor Lake	10,875,000	12,235,264	Jan-97	228	966
Other South Carolina
Westchase	11,000,000	14,247,123	Jan-97	352	806
Hampton Pointe	12,225,000	16,309,580	Mar-98	304	1,035
Cape Landing	17,100,000	21,094,910	Oct-98	288	933

Texas
Dallas, Texas
Brookfield	8,014,533	8,032,215	Jul-99	232	714
Toscana	7,334,023	7,585,703	Jul-99	192	601
Pace Cove	11,712,879	12,522,792	Jul-99	328	670
Timberglen	13,220,605	14,211,159	Jul-99	304	728
Summertree	7,724,156	8,714,178	Jul-99	232	575
Devonshire	7,564,892	8,339,295	Jul-99	144	876
Courts at Pear Ridge	11,843,691	12,250,347	Jul-99	242	774
Windsor Heights	29,000,000	29,239,938	Dec-02	396	1,167
Irving, Texas
Eagle Crest	21,566,317	22,690,023	Jul-99	484	887
Remington Hills	20,921,219	26,203,409	Jul-99	362	957
Estrada Oaks	10,786,882	11,525,977	Jul-99	248	771
Arlington, Texas
Aspen Hills	7,223,722	7,932,095	Jul-99	240	671
Mill Crossing	5,269,792	5,722,453	Jul-99	184	691
Polo Run	7,556,647	9,156,166	Jul-99	224	854
Cottonwood	6,271,756	7,390,949	Jul-99	200	751
Burney Oaks	9,965,236	10,957,214	Jul-99	240	794
Fort Worth, Texas
Copper Crossing	11,776,983	12,992,244	Jul-99	400	739
Bedford, Texas
The Arbors	9,573,954	10,032,884	Jul-99	210	804
Park Village	8,224,541	9,006,480	Jul-99	238	647
Euless, Texas
Wildwood	4,471,294	4,829,325	Jul-99	120	755
Duncanville, Texas
Main Park	9,082,967	9,613,209	Jul-99	192	939
Lewisville, Texas
Paces Point	12,980,245	13,728,832	Jul-99	300	762
Grand Prairie, Texas
Silverbrook I	15,709,893	17,919,947	Jul-99	472	842
Silverbrook II	5,808,250	6,447,201	Jul-99	170	741
Grapevine, Texas
Grayson Square I	9,948,959	12,126,919	Jul-99	200	840
Grayson Square II	12,210,121	12,905,231	Jul-99	250	850
Austin, Texas
The Meridian	7,539,224	8,621,023	Jul-99	200	741
Canyon Hills	12,512,502	12,982,928	Jul-99	229	799
Richardson, Texas
Cutters Point	9,859,840	11,284,174	Jul-99	196	1,010
San Antonio, Texas
Sierra Ridge	6,624,666	8,530,908	Jul-99	230	751

	$1,009,850,425	$1,162,592,613		21,618

**	Includes real estate commissions, closing costs, and improvements capitalized since the date of acquisition for properties acquired to date, excluding the properties of Apple Residential Income Trust, Inc., which was acquired by Cornerstone in a merger transaction effective July 23, 1999. The Apple Residential properties include the allocated purchase price at the time of the merger and improvements capitalized since the merger.
***	Heatherwood Apartments is comprised of Heatherwood and Italian Village/Villa Marina Apartments acquired in September 1996 and August 1997, respectively, at a cost of $10,205,457 and $7,425,000. They are adjoining properties and are operated as one apartment community.
****	Trolley Square Apartments is comprised of Trolley Square East and Trolley Square West Apartments acquired in June 1996 and December 1996, respectively, at a cost of $6,000,000 and $4,242,575. They are adjacent properties and are operated as one apartment community.
*****	Trophy Chase Apartments is comprised of Trophy Chase and Hunter’s Creek acquired in April 1996 and July 1999, respectively, at a cost of $3,710,000 and $8,918,991. They are adjacent properties and are operated as one apartment community.
******	Glen Eagles Apartments is comprised of Glen Eagles and Prestwick acquired in October 1995 and September 2000, respectively, at a cost of $7,300,000 and $9,587,653. They are adjoining properties and are operated as one apartment community.
*******	The Meadows Apartments is comprised of The Meadows, the Enclave and 48 additional units acquired in January 1996, March 2000 and May 2001, respectively, at a cost of $6,200,000, $8,786,000 and $2,850,000. They are adjoining properties and are operated as one apartment community.

9

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on July 7, 2003.

APPLE HOSPITALITY FIVE, INC.

By:	/s/ Glade M. Knight
Glade M. Knight
President, and as President, the Registrant’s Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to this Registration Statement has been signed by the following person on behalf of the Registrant and in the capacities and on the date indicated.

Signature	Capacities	Date
/s/ Glade M. Knight Glade M. Knight	Director and President, and As President, the Registrant’s Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer	July 7, 2003

* Lisa B. Kern	Director	July 7, 2003

* Bruce H. Matson	Director	July 7, 2003

* Michael S. Waters	Director	July 7, 2003

* Robert M. Wily	Director	July 7, 2003

* By:	/s/ Glade M. Knight
Glade M. Knight Glade M. Knight, as attorney-in-fact for the above-named persons

10